As filed with the United States Securities and Exchange Commission on June 3, 2026.

Registration No. 333-290841

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________________________

AMENDMENT NO. 2
TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

______________________________________________

Boundless Group
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

______________________________________________

Cayman Islands	3827	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification number)

Room 2001, Building 1, Xincheng Science Park
69 Aoti Avenue, Jianye District
Nanjing City, Jiangsu Province, China 210000
Tel: +86 2558715810
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive office)

______________________________________________

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, DE 19711
Tel: (302) 738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

______________________________________________

With a copy to:

Wei Wang, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, NY 10105 Tel: (212) 370-1300	Fang Liu, Esq. VCL Law LLP 1945 Old Gallows Road Suite 260 Vienna, Virginia 22182 Tel: (703) 919-7285

______________________________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

____________

†          The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses, as set forth below:

•        Public Offering Prospectus.    A prospectus to be used for the initial public offering of 6,650,000 Class A ordinary shares of Boundless Group, a Cayman Islands exempted company (the “Public Offering Prospectus”), with such shares to be sold in an underwritten offering through the underwriters named on the cover page of the Public Offering Prospectus.

•        Resale Prospectus.    A prospectus to be used for the resale from time to time by the selling shareholder named therein of 1,909,313 Class A ordinary shares held by such selling shareholder, as set forth in the resale prospectus (the “Resale Prospectus”).

The Resale Prospectus is substantially identical to the Public Offering Prospectus, except for the following principal differences:

•        they contain different outside and inside front cover and back cover pages;

•        they contain different “Summary of the Resale Offering” section on page Alt-1;

•        they contain different “Use of Proceeds” section on page Alt-2;

•        no “Dilution” section in the Resale Prospectus;

•        a “Selling Shareholders” section is included in the Resale Prospectus;

•        a selling shareholders’ “Plan of Distribution” is included in the Resale Prospectus in lieu of the section “Underwriting” in the Public Offering Prospectus; and

•        the “Legal Matters” section in the Resale Prospectus on page Alt-6 deletes the reference to counsel for the underwriters.

The registrant has included in this registration statement a set of alternate pages after the back cover page of the Public Offering Prospectus (the “Alternate Pages”) to reflect the foregoing differences in the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages and will be used for the initial public offering by the registrant. The Resale Prospectus will be substantially identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the selling shareholder.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion, DATED JUNE 3, 2026

6,650,000 Class A Ordinary Shares

Boundless Group

This is the initial public offering of Class A ordinary shares of Boundless Group, a Cayman Islands exempted company. Boundless Group is a holding company with no material operations of its own, which conducts substantially all of its operations through its operating subsidiaries established in the People’s Republic of China (the “PRC” or “China”), including Nanjing Boundless Technology Development Co., Ltd., Nanjing Boundless Technology Co., Ltd., Zhangjiagang Baituo Technology Development Co., Ltd. and Beijing Ningtuo Technology Co., Ltd. (collectively, the “PRC Subsidiaries”). Throughout this prospectus, unless the context indicates otherwise, references to “Boundless” are to Boundless Group, our Cayman Islands holding company, and references to “our company,” the “Company,” “we,” “us,” “our,” “ourselves” or similar terms are to Boundless Group and its subsidiaries.

We are offering 6,650,000 Class A ordinary shares, par value $0.0001 per share, on a firm commitment basis. We expect the initial public offering price of our Class A ordinary shares to be $4.00. Prior to this offering, there has been no public market for our Class A ordinary shares. We have applied to list our Class A ordinary shares on the Nasdaq Capital Market, or Nasdaq, under the symbol “BLTG.” We cannot guarantee that we will be successful in listing our Class A ordinary shares on the Nasdaq; however, we will not complete this offering unless we are so listed.

We currently have two classes of ordinary shares outstanding: Class A ordinary shares and Class B ordinary shares. The rights of the holders of our Class A ordinary shares and Class B ordinary shares are identical, except with respect to voting and conversion. Each Class A ordinary share is entitled to one (1) vote and each Class B ordinary share is entitled to twenty (20) votes. Each Class B ordinary share is convertible into one Class A ordinary share at the option of the holder of such Class B ordinary share at any time, provided that the foregoing conversion rate will be adjusted to account for any subdivision or combination (or similar reclassification or recapitalization of the Class A ordinary shares in issue into a greater or lesser number of shares) without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalization of the Class B ordinary shares in issue (such adjusted conversion rate being the “Conversion Rate”). Class A ordinary shares shall not be convertible into Class B ordinary shares under any circumstances. Upon any transfer of Class B ordinary shares by a holder to any person or entity other than holders of Class B ordinary shares or their affiliates, such Class B ordinary shares shall be automatically and immediately converted into a corresponding number of Class A ordinary share(s) calculated at the Conversion Rate. Holders of Class A ordinary shares and Class B ordinary shares will vote together as a single class on all matters submitted to a vote of our shareholders, unless otherwise required by law or our amended and restated memorandum and articles of association.

Investors are cautioned that Boundless is not a PRC operating company but a Cayman Islands holding company with operations conducted by our PRC Subsidiaries in China, and that you are purchasing shares of Boundless Group, a Cayman Islands holding company in this initial public offering instead of purchasing equity securities of our PRC Subsidiaries that have business operations in China and you may never hold any equity interests in our PRC Subsidiaries in China. We do not have, nor have we ever had, a variable interest entity (“VIE”) structure. Our corporate structure, i.e., a Cayman Islands holding company with operations conducted by our PRC Subsidiaries, involves unique risks to investors. The PRC regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including a significant decline in the value of such securities or such securities becoming worthless.

There are significant legal and operational risks associated with having substantially all of operations conducted by our PRC Subsidiaries in China, including changes in the legal, political and economic policies of the PRC government, the relations between China and the United States, or Chinese or United States regulations, which risks could result in a material change in our operations and/or the value of the securities we are registering for sale, or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

The PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. In the opinion of our PRC counsel, Grandall Law Firm (Nanjing), as of the date of this prospectus, we are not directly subject to the regulatory actions or statements related to anti-monopoly enforcement or cybersecurity review, as we have not implemented any monopolistic behavior and neither Boundless Group nor any of its PRC Subsidiaries qualifies as a critical information infrastructure operator or has conducted any data processing activities that affect or may affect national security or holds personal information of more than one million users. We cannot assure you that regulators in China will not take a contrary view or will not subsequently require us to undergo the anti-monopoly investigation or cybersecurity review and subject us to fines or penalties for non-compliance.

We are, however, subject to the regulatory actions related to the PRC government’s oversight on offshore securities offerings.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) with five interpretive guidelines (together with the Trial Measures, collectively, the “New Overseas Listing Rules”), effective on March 31, 2023, which requires the filing of the overseas offering and listing plan by PRC domestic companies with the CSRC under certain conditions, and the filing with the CSRC by their underwriters associated with such companies’ overseas securities offering and listing. In the opinion of our PRC counsel, Grandall Law Firm (Nanjing), we are subject to the filing requirements of the New Overseas Listing Rules in connection with this offering. We submitted our filings with CSRC on March 18, 2025. However, we cannot assure you that we will be able to get the clearance on our filing under the New Overseas Listing Rules on a timely basis, or at all.

As of the date of this prospectus, these new laws and guidelines have not impacted the Company’s ability to conduct its business, accept foreign investments, or continue to list on a U.S. or other foreign exchange. We may be required to obtain approval from any other PRC governmental authorities besides the CSRC in the future, such as the National Financial Regulatory Administration. In addition, any actions by the PRC government to exert more control over offerings that are conducted overseas and foreign investment in China-based issuers or any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our securities, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Class A ordinary shares to significantly decline in value or become worthless. See “Risks Related to Doing Business in China — The CSRC released the New Overseas Listing Rules for China-based companies seeking to conduct overseas offering and listing in foreign markets, effective as of March 31, 2023. Under the New Overseas Listing Rules, the PRC government exerts more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer our Class A ordinary shares to investors and could cause the value of our Class A ordinary shares to significantly decline or such shares to become worthless” beginning on page 32 for a description of the New Overseas Listing Rules and how they may impact our company and this offering.

Given the PRC government’s authority, oversight may also extend to Boundless Technology (Hong Kong) Co., Limited (“Boundless HK”), and Boundless Vision Holding Limited, each a subsidiary in Hong Kong (“HK Holding”), and the legal and operational risks associated with operating in mainland China could also apply to Boundless HK and HK Holding. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” We cannot assure you that there will not be any changes in the economic, political and legal environment in Hong Kong. We may be subject to uncertainty about any future actions of the PRC government and it is possible that most of the legal and operational risks associated with operating in the PRC may also apply to our operations in Hong Kong. The PRC government may intervene or influence our operations in Hong Kong at any time and exert more influence over the manner in which the PRC Subsidiaries must conduct their business activities. Such government actions, if and when they occur, could result in a material change in their operations in Hong Kong. As of the date of this prospectus, HK Holding is only a holding company with no business operations since its incorporation in Hong Kong; however, Boundless HK is engaged in the business of importing and exporting various commodities and technologies. We believe the Hong Kong laws and ordinances have no impact on our ability to conduct our business, accept foreign investment or listing on an U.S. exchange. For a description of our corporate structure as well as related risks, see “Corporate History and Structure” beginning on page 68, and “Risk Factors — The PRC government exerts substantial influence over the manner in which we conduct our business activities. The PRC government may also intervene or influence our operations and this offering at any time, which could result in a material change in our operations and our Class A ordinary shares could decline in value or become worthless” beginning on page 25.

We rely on dividends and other distributions on equity paid by our PRC Subsidiaries for our cash and financing requirements and we expect that our distribution of earnings or settlement of amounts owed will be done through our PRC Subsidiaries. If any of our PRC Subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to us. For the six months ended December 31, 2025, Boundless Nanjing provided capital contributions of $1,500,000 to Boundless HK. For the years ended June 30, 2025 and 2024, Boundless Nanjing provided capital contributions of $1,001,004 and $996,936, respectively, to Boundless HK. For the year ended June 30, 2025, Boundless Nanjing provided capital contributions of RMB 1,000,000 (approximately $138,614) to Beijing Ningtuo. See “Prospectus Summary — Dividend and Other Distributions or Assets Transfer among Boundless and Its Subsidiaries.” Other than that, as of the date of this prospectus, no transfers, loans, or capital contributions have been made from our Cayman Islands holding company to any of our subsidiaries, and no transfers, dividends or other distributions have been made from our subsidiaries to our Cayman Islands holding company or the investors out of the PRC, including U.S. investors. We are currently in the process of adopting our formal cash management policies. We intend to keep any future earnings to re-invest in and finance the expansion of our business, and we do not anticipate that any cash dividends will be paid or any assets will be transferred in the foreseeable future.

Based on the advice of our Cayman counsel, Mourant Ozannes (Cayman) LLP, there are currently no limitations imposed by Cayman Islands law on Boundless’ ability to declare and pay dividends and distributions to its investors, other than as set out under “Dividend Policy,” and we do not expect that there are any additional limitations on Boundless’ ability to declare and pay dividends and distributions to its investors going forward. However, there is no assurance that the Cayman Islands government will not intervene or impose restrictions in future on Boundless’ ability to declare and pay dividends and distributions to its investors. We have not been notified of any restriction which could limit our PRC Subsidiaries’ ability to transfer cash between PRC Subsidiaries within the PRC. We believe that as of the date of this prospectus, there is no restriction imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except transfer of funds involving money laundering and criminal activities. To the extent cash or assets in our business are in mainland China or Hong Kong or a mainland China or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of mainland China or Hong Kong in the event of any interventions in or the imposition of restrictions and limitations on the ability of our company and our subsidiaries by the PRC government to transfer cash or assets.

The PRC government also imposes limitations on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to transfer cash out of mainland China, and pay dividends in foreign currencies to our shareholders. There can be no assurance that the PRC government will not intervene or impose restrictions on our ability to transfer or distribute cash within our organization or to foreign investors, which could result in an inability or prohibition on making transfers or distributions outside of China and may adversely affect our business, financial condition and results of operations. For a description of factors that may affect the ability of our PRC subsidiaries to make divisions or other distributions or transfer cash or assets to us, see “Prospectus Summary — Dividend and Other Distributions or Assets Transfer among Boundless and Its Subsidiaries” on page 8. See “Risk Factors — Risks Related to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC Subsidiaries to fund any cash and financing requirements we may have, and the restrictions on the ability of our PRC Subsidiaries to pay dividends or make other payments to us could restrict our ability to satisfy our liquidity requirements and have a material and adverse effect on our ability to conduct our business” on page 31.

Our officers and directors have, and will continue to have, significant influence over the Company following the completion of this offering due to their significant shareholding and voting power in the Company. Upon the closing of this offering, Mr. Senlin Chen, our Chairman of the board of directors and our Chief Executive Officer beneficially holding 12,681,842 Class B ordinary shares, will beneficially own approximately 28.8% of our issued and outstanding ordinary shares (including Class A ordinary shares and Class B ordinary shares) and will be able to exercise approximately 89.0% of the total voting power of our issued and outstanding ordinary shares, assuming that Mr. Chen does not purchase any shares in this offering and that the underwriters do not exercise their over-allotment option. For more information regarding Mr. Chen’s beneficial ownership, see “Principal Shareholders” and “Risk Factors — Risks Related to Offering and Ownership of Class A Ordinary Shares — Our Chief Executive Officer and Chairman of the board of directors, Mr. Senlin Chen, has a significant influence over our company. His interests may not be aligned with the interests of our other shareholders and he could prevent or cause a change of control or other transactions, which may cause a material decline in the value of our Class A ordinary shares” on page 50. As a result of Mr. Chen’s significant ownership, we will be deemed a “controlled company” under Nasdaq rules. However, we do not intend to avail ourselves of the corporate governance exemptions offered to a “controlled company” under the Nasdaq rules. See “Prospectus Summary — Implications of Being a Controlled Company.”

Furthermore, as more stringent criteria have been imposed by the SEC and the Public Company Accounting Oversight Board (the “PCAOB”) recently, our securities may be prohibited from trading if our auditor cannot be fully inspected. On December 16, 2021, the PCAOB issued its determination that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong.

This list did not include ZH CPA, LLC, our independent registered public accounting firm that issues the audit report included elsewhere in this prospectus and has its headquarters in Denver, CO. ZH CPA, LLC, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspection to assess its compliance with the applicable professional standards.

On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. On December 29, 2022, the Consolidated Appropriations Act, 2023, was signed into law, which amended the Holding Foreign Companies Accountable Act (the “HFCA Act”) (i) to reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two, and (ii) so that any foreign jurisdiction could be the reason why the PCAOB does not have complete access to inspect or investigate a company’s auditor. As it was originally enacted, the HFCA Act applied only if the PCAOB’s inability to inspect or investigate was due to a position taken by an authority in the foreign jurisdiction where the relevant public accounting firm is located. As a result of the Consolidated Appropriations Act, 2023, the HFCA Act now also applies if the PCAOB’s inability to inspect or investigate the relevant accounting firm is due to a position taken by an authority in any foreign jurisdiction. The denying jurisdiction does not need to be where the accounting firm is located. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCA Act. See “Risk Factors — Risks Related to Doing Business in China — Our Class A ordinary shares may be delisted under the HFCA Act if the PCAOB is unable to inspect our auditor. The delisting of our Class A ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment” on page 20.

We are both an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company,” and “Prospectus Summary — Implications of Being a Foreign Private Issuer.”

Investing in our securities involves a high degree of risk. Before buying any Class A ordinary shares, you should carefully read the discussion of the material risks of investing in our Class A ordinary shares under the heading “Risk Factors” beginning on page 20 of this prospectus.

	Per Share	Total
Public offering price	$	$
Underwriting discounts(1)(2)	$	$
Proceeds to us, before expenses	$	$

____________

(1)      Represents underwriting discounts equal to seven percent (7.0%) (or $__ per share) of the gross proceeds of this offering.

(2)      Does not include a non-accountable expense allowance equal to one percent (1.0%) of the gross proceeds of this offering, payable to the underwriters, or the reimbursement of certain expenses of the underwriters. For a complete description of the compensation to be received by the underwriters, see “Underwriting.”

We have granted a 45-day option to the representative of the underwriters to purchase up to an additional 997,500 Class A ordinary shares at the initial public offering price less the underwriting discounts, solely to cover over-allotments, if any.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Class A ordinary shares to purchasers against payment therefor on or about _____, 2026.

Sole Book-Running Manager

US Tiger Securities, Inc.

The date of this prospectus is _____, 2026.

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with information different from what is contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We and the underwriters are not making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date on the front of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside of the United States of America (the “United States” or the “U.S.”): Neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our Class A ordinary shares and the distribution of this prospectus outside of the United States.

i

ABOUT THIS PROSPECTUS

Unless otherwise indicated, in this prospectus, the following terms shall have the meaning set out below:

“AR”	Augmented reality.
“Beijing Ningtuo”	Beijing Ningtuo Technology Co., Ltd., a limited liability company organized under the laws of China and a wholly-owned subsidiary of Boundless Nanjing.
“Boundless”	Boundless Group, an exempted company limited by shares incorporated under the laws of Cayman Islands.
“Boundless BVI”	Boundless Vision Limited, a limited company incorporated under the laws of British Virgin Islands and a wholly-owned subsidiary of Boundless.
“Boundless Development”	Nanjing Boundless Technology Development Co., Ltd., a limited liability company organized under the laws of China and a wholly-owned subsidiary of HK Holding.
“Boundless HK”	Boundless Technology (Hong Kong) Co., Limited, a limited company organized under the laws of Hong Kong and a wholly-owned subsidiary of Boundless Nanjing.
“Boundless Nanjing”	Nanjing Boundless Technology Co., Ltd., a limited liability company organized under the laws of China and a wholly-owned subsidiary of Boundless Development.
“BVI”	British Virgin Islands.
“China” or the “PRC”

The People’s Republic of China, and only in the context of describing the PRC laws, rules, regulations, regulatory authorities, and any PRC entities or citizens under such rules, laws and regulations and other legal or tax matters in this prospectus, excludes, Taiwan, the Hong Kong Special Administrative Region and the Macau Special Administrative Region;

“Class A ordinary shares”	Class A ordinary shares, par value $0.0001 per share, of Boundless Group.
“Class B ordinary shares”	Class B ordinary shares, par value $0.0001 per share, of Boundless Group.
“Code”	The Internal Revenue Code of 1986, as amended.
“Exchange Act”	The Securities Exchange Act of 1934, as amended.
“Hong Kong”	The Hong Kong Special Administrative Region of the People’s Republic of China.
“HK Holding”	Boundless Vision Holding Limited, a limited company organized under the laws of Hong Kong and a wholly owned subsidiary of Boundless BVI.
“mainland China”	The People’s Republic of China, excluding Taiwan, Hong Kong and Macau for the purpose of this prospectus.
“MR”	Mixed reality.
“Nasdaq”	The Nasdaq Stock Market LLC
“ordinary shares”	Ordinary shares, par value $0.0001 per share, of Boundless, including Class A ordinary shares and Class B ordinary shares.
“our company,” “Company,” “we,” “us,” “our,” or “ourselves”	Boundless and its subsidiaries.
“PCAOB”	Public Company Accounting Oversight Board.

“PRC Subsidiaries”	Boundless Nanjing, Boundless Development, Zhangjiagang Baituo and Beijing Ningtuo.
“RMB”, “Chinese Yuan” or “Renminbi”	Legal currency of mainland China.
“SEC”	The United States Securities and Exchange Commission.
“Securities Act”	The Securities Act of 1933, as amended.
“US”, “U.S.” or “USA”	The United States of America.
“US$,” “U.S. dollars,” “$,” or “dollars”	Legal currency of the United States.
“VR”	Virtual reality.
“Zhangjiagang Baituo”	Zhangjiagang Baituo Technology Development Co., Ltd., a limited company incorporated under the laws of China and a wholly-owned subsidiary of Boundless HK.

Our reporting currency is the US$. The functional currency of our PRC Subsidiaries is RMB. This prospectus contains conversion of certain RMB amounts into U.S. dollar amounts at specified rates solely for the convenience of the reader. The conversion of RMB into U.S. dollars in this prospectus is based on the exchange rate set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System. Monetary assets and liabilities denominated in RMB are translated into U.S. dollars at the rates of exchange as of the balance sheet date. Equity accounts are translated at historical exchange rates, and revenues, expenses, gains and losses are translated using the average rate for the period. Amounts relating to future periods or general information presented in RMB are translated into U.S. dollars at the exchange rate as of December 31, 2025. Unless otherwise noted, all translation from RMB to U.S. dollars and from U.S. dollars to RMB in this prospectus were calculated with reference to the table below. Notwithstanding the foregoing, we make no representation that any RMB or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or RMB, as the case may be, at any particular rate, or at all. The PRC government imposes control over its foreign currency reserves in part through direct regulation of the conversion of RMB into foreign exchange.

	December 31, 2025	June 30, 2025	December 31, 2024
Balance sheet items, except for equity accounts	6.9931	7.1636	7.2993
Items in the statements of operations and comprehensive income (loss), and statements of cash flows	7.1235	7.2143	7.1767

Numerical figures included in this registration statement may be subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.

For the sake of clarity, this prospectus follows the English naming convention of first name followed by last name, regardless of whether an individual’s name is Chinese or English. For example, the name of our Chairman will be presented as “Senlin Chen,” even though, in Chinese, Mr. Chen’s name is presented as “Chen Senlin.”

Our fiscal year end is June 30. References to a particular “fiscal year” are to our fiscal year ended June 30 of that calendar year. References to a particular “year” are also to our fiscal year ended June 30 of that calendar year unless the text indicates otherwise. Our audited consolidated financial statements have been prepared in accordance with the generally accepted accounting principles in the United States (the “U.S. GAAP”).

Except where indicated or where the context otherwise requires, all information in this prospectus assumes no exercise by the underwriters of their over-allotment option.

We obtained the industry, market and competitive position data in this prospectus from our own internal estimates, surveys, and research as well as from publicly available information, industry and general publications and research, surveys and studies conducted by third parties, including, but not limited to, an industry report (the “Industry Report”) issued in September 2024 that was commissioned by us and prepared by CINNO Research, a third-party industry research firm, to provide information regarding our industry and market position in China. The information disclosed in the Industry Report reflects estimates of market conditions based on publicly available sources and trade opinion surveys, and is prepared primarily as a market research tool. Industry publications, research, surveys, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus, and to risks due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these forecasts and other forward-looking information.

We have proprietary rights to trademarks used in this prospectus that are important to our business, many of which are registered under applicable intellectual property laws. Solely for convenience, some of the trademarks, service marks and trade names referred to in this prospectus are without the ®, ™ and other similar symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, their rights to these trademarks, service marks and trade names.

This prospectus contains additional trademarks, service marks and trade names of others. All trademarks, service marks and trade names appearing in this prospectus are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other person.

PROSPECTUS SUMMARY

Investors are cautioned that Boundless is not a PRC operating company but a Cayman Islands holding company with operations conducted by our PRC Subsidiaries in China, and that you are not buying shares of a China-based operating company but instead are buying shares of Boundless, a Cayman Islands holding company. Our corporate structure, i.e., a Cayman Islands holding company with operations conducted by our PRC Subsidiaries, involves unique risks to investors. The PRC regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including a significant decline in the value of such securities or such securities becoming worthless.

This summary highlights certain information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before buying shares in this offering. You should read the entire prospectus carefully, including our financial statements and related notes and the risks described under “Risk Factors.” This summary contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Overview

Boundless is a holding company incorporated as an exempted company on October 3, 2024 under the laws of the Cayman Islands. It operates substantially all of its business through its PRC Subsidiaries.

We are an optical display technology company in China, specializing in designing and providing optical display modules and whole sets of optical display products. We currently offer near-eye optical display products and provide modular design services and comprehensive technical support throughout the product life cycle — from initial design consultation to final customer use. In addition, we plan to launch camera monitoring system (“CMS”) solutions, color electronic paper (“e-paper”) display products, customized optical solutions, and other industry-specific display solutions in the near future. We outsource the production of our products to third-party original equipment manufacturers (“OEMs”) who manufacture products based on our design specifications and generate income primarily through product sales. Most of our VR optical modules are manufactured, assembled, tested and packaged by one OEM manufacturer, Wuxi Sharp Display Technology Co., Ltd. (“Wuxi Sharp”), a subsidiary of Sharp Corporation, with whom we have entered into a sales agreement, which renews automatically unless terminated upon written notice by either party. We have maintained a long-term cooperative relationship with Wuxi Sharp since 2022. Based on the long-term contractual agreement, our company places purchase orders with Wuxi Sharp as needed, detailing the product specifications to facilitate Wuxi Sharp’s customized supply to our company.

For the six months ended December 31, 2025 and 2024, we had revenues of approximately $11.90 million and $15.09 million, respectively. For the six months ended December 31, 2025 and 2024, our net loss was approximately $0.95 million and $1.02 million, respectively. For the years ended June 30, 2025 and 2024, we had revenues of approximately $26.20 million and $10.92 million, respectively. For the years ended June 30, 2025 and 2024, our net loss was approximately $1.79 million and $1.69 million, respectively.

We have high customer and supplier concentrations. Our sales revenue from our top two customers accounted for approximately 69.6% of our total revenues for the six months ended December 31, 2025, and our top two customers accounted for approximately 97.9% of our total revenues for the six months ended December 31, 2024. Our sales revenue from our top three customers accounted for approximately 95.2% of our total revenues for the year ended June 30, 2025, and our top three customers accounted for approximately 74.9% of our total revenues for the year ended June 30, 2024.

Our top two suppliers accounted for approximately 89.5% of our purchases, including 65.1% from our largest supplier, Wuxi Sharp, for the six months ended December 31, 2025. Our top one supplier, Wuxi Sharp, accounted for approximately 92.1% of our purchases for the six months ended December 31, 2024. Our top two suppliers accounted for approximately 89.7% of our purchases, including 63.6% from our largest supplier, Wuxi Sharp, for the year ended June 30, 2025. Our top three suppliers accounted for approximately 73.5% of our purchases, including 35.1% from our largest supplier, Wuxi Sharp, for the year ended June 30, 2024.

Strengths

We believe that the following strengths contribute to our growth and differentiate us from our competitors:

•        Market Recognition.    We have achieved significant market acceptance in the optical display industry, particularly in the VR display solutions market segment. Our products are also widely recognized for their quality and innovation, which has led to our continued partnership with well-known brands in the industry. Our strong market presence is further demonstrated by our ability to actively participate in setting industry standards and anticipating market trends.

•        Proprietary Advanced Technologies.    We have a highly experienced research and development (“R&D”) team consisting of top experts in the field of optical displays and are committed to independent R&D and innovation. Our R&D team members come from top academic institutions and famous enterprises, with an average of 20 years’ experience, across different fields including optical display, mobile communications, artificial intelligence and big data. We have made a number of breakthroughs in cutting-edge areas, such as Micro LED, Mini LED and OLED technologies, and own a number of patents for our core technologies. Specifically, we have developed China’s first automotive-grade 7-inch AMOLED display, specifically designed for CMS products. The display has achieved the industry’s highest response speed, as well as the fastest start-up and response speeds in low-temperature environments, ensuring the safety of the CMS system. In addition, we have established a comprehensive R&D process, including fundamental research, application development, product testing and other stages, to ensure that each technology is thoroughly verified before being applied to products.

•        Experienced Leadership Team.    Our management team is led by our founder and CEO, Mr. Senlin Chen, who has 20 years of experience in operation and management of Fortune 500 companies and a wide range of head customer resources in the domestic and international augmented reality (“AR”) and VR fields. Our leadership team also has an international vision with the plan to enter into the overseas market in 2027.

•        Efficient Supply Chain Management.    We have established a sound supplier evaluation system and collaboration mechanism and have established long-term cooperative relationships with well-known domestic and foreign suppliers. By optimizing the supply chain management process, we have achieved a refined management of the entire chain from procurement to finished product delivery, effectively reducing production costs and delivery time, while enhancing customer satisfaction and competitiveness.

•        Diversified Product Lines and Efficient and Flexible Customized Services.    In order to meet the diversified needs of different customers, we are constantly expanding our product lines and providing customized services to meet specific requirements. Our product lines fall into the following five main categories: near-eye display product line, display components product line, VR-dedicated LCD product line, in-vehicle display product line (to be launched) and color e-paper product line. As of the date of this prospectus, the near-eye display product line, display components product line, VR-dedicated LCD product line and color e-paper product line have generated revenue, while the in-vehicle display product line is in the pre-commercialization stage and has not generated revenue. We expect the launch of in-vehicle display product line in 2027 to provide us with new business scale and profit growth. Our product lines cover a wide range of industries, with specialized products designed to meet the needs of different customers. In addition, we provide targeted product solutions to meet specific functional requirements as well as customer support throughout the whole industry chain to ensure that our products match customer needs.

Growth Strategies

We intend to grow our business by pursuing the following key strategies:

•        Innovations in Technological Development and Continuous Investment in Research and Development.    We will increase R&D investment in optical display technologies such as Micro LED, Mini LED, OLED, and Pancake optical engine. Pancake technology is an optical solution for VR/AR devices that folds the light path using polarized light and multiple reflections, significantly reducing headset thickness and weight. This method compresses the optical path to half the length of traditional lenses, leading to a thinner, lighter design. Benefits include reduced module thickness, improved image quality with less distortion and glare, diopter adjustment for nearsighted users, and enhanced user comfort. Our plans include expanding the R&D team, collaborating with top research institutions, and developing advanced intelligent optical display systems.

•        Product Design Innovations.    We aim to launch a new generation of integrated Pancake optical engine, exploring “Pancake Optics” in Mixed Reality (“MR”) devices. VR creates a fully virtual world where users are immersed and cannot interact with the real environment, while MR blends virtual and real worlds, allowing users to interact with both at the same time; the main hardware difference is that MR devices have more cameras for interaction. Our focus will be on modular design, customization services, and developing specialized display products for various industries and the high-end market. At the same time, we continue to carry out the development of CMSs and color e-paper display, which we believe will help our rapid development in the future.

•        Brand Promotion and Market Expansion to Increase Market Presence.    We will enhance brand awareness through participation in domestic and international exhibitions and industry seminars. Our marketing plans include expanding domestic customer base and establishing sales offices in the U.S., Europe, and Japan to expand our international presence.

•        Client Base Expansion and Overseas Customer Development.    We aim to strengthen cooperation with AR/VR device manufacturers, automotive companies, educational institutions, and medical equipment manufacturers. Our strategy includes setting up sales and service centers in the U.S., expanding into European markets, and focusing on consumer electronics and automotive markets in the Asia-Pacific region.

Market Opportunity

The optical display industry presents significant market opportunities across three key segments: VR optical modules, automotive CMS, and color e-paper display solutions. The global VR market is projected to grow substantially, with shipments expected to reach 32.17 million units by 2028. In the automotive sector, CMS adoption in China is forecasted to increase from less than 0.1% in 2023 to nearly 7% by 2028, driven by regulatory changes and technological advancements. The color e-paper display market is also evolving rapidly, with color e-paper penetration expected to rise from 10% in 2024 to 49% in 2028 globally. Our company is well-positioned to capitalize on these opportunities, leveraging our advanced technologies such as the second-generation Pancake 3-piece optical engine for VR, OLED automotive CMS for automotive applications, and partnerships for large-size and high-resolution e-paper development. With our expertise in optical design, display technologies, and system integration, coupled with established partnerships across various industries, we are poised to capture a significant share of these growing markets and drive innovation in visual display technologies.

Our Corporate History and Structure

Boundless is a Cayman Islands exempted company incorporated on October 3, 2024. Structured as a holding company with no material operations, Boundless conducts its operations in China through its PRC Subsidiaries.

Boundless BVI, incorporated on October 8, 2024 under the laws of BVI, is our wholly-owned subsidiary in BVI and a holding company with no business operations, which, in turn, wholly owns all of the equity interest of HK Holding, a limited company incorporated on October 18, 2024 under the laws of Hong Kong.

Boundless Development, a wholly foreign-owned enterprise formed on December 4, 2024 under the laws of China and a wholly-owned subsidiary of HK Holding, is a holding company with no business operations.

Nanjing Boundless, incorporated on June 23, 2022 under the laws of China, is a wholly-owned subsidiary of Boundless Development. Nanjing Boundless is primarily engaged in the design and sales of optical display modules and whole sets of optical display products.

Boundless HK, incorporated on September 2, 2022 under the laws of Hong Kong, is a wholly-owned subsidiary of Nanjing Boundless. Boundless HK primarily provides same products as Nanjing Boundless to customers in different regions.

Beijing Ningtuo, incorporated on August 19, 2024 under the laws of China, is a wholly-owned subsidiary of Nanjing Boundless. Beijing Ningtuo is primarily engaged in the business of research and development and sales of optical display modules and whole sets of optical display products.

Zhangjiagang Baituo, incorporated on July 31, 2024 under the laws of China, is a wholly-owned subsidiary of Boundless HK. Zhangjiagang Baituo intends to provide automotive application development services. As of the date of this prospectus, it has not commenced operation yet.

The chart below shows our corporate structure as of the date of this prospectus:

For more details regarding our corporate structure, see “Corporate History and Structure” on page 68.

As of the date of this prospectus, we and our PRC Subsidiaries have received all requisite licenses, permissions or approvals needed to engage in the businesses currently conducted in China, and no permission or approval has been denied. The following table provides details on the licenses and permissions held by our PRC Subsidiaries.

Company	License/Permission	Issuing Authority	Validity
Nanjing Boundless Technology Co., Ltd.	Customs registration	Jinling Customs	November 20, 2023 – December 31, 2099
Nanjing Boundless Technology Co., Ltd.	Business license	Market Supervision Administration of Jianye District, Nanjing City	Long-term
Nanjing Boundless Technology Development Co., Ltd.	Business license	Market Supervision Administration of Nanjing City	Long-term
Boundless Technology (Hong Kong) Co., Limited	Business registration certificate and Record Registration Form for Foreign Trade Business Operators	Hong Kong Registry	September 2, 2022 – Long-term
Zhangjiagang Baituo Technology Development Co., Ltd.	Business license	Zhangjiagang Market Supervision Administration	Long-term
Beijing Ningtuo Technology Co., Ltd.	Business license	Market Supervision and Administration Bureau of Shijingshan District, Beijing	Long-term

Regulatory Developments in China

In recent years, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement.

Among other things, the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”) and the Anti-Monopoly Law of the People’s Republic of China promulgated by the Standing Committee of the National People’s Congress (the “SCNPC”) which became effective in 2008 (“Anti-Monopoly Law”), established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. Such regulation requires, among other things, that the Ministry of Commerce of the People’s Republic of China (the “MOFCOM”) be notified in advance of any change-of-control transaction in which a foreign investor acquires control of a PRC domestic enterprise or a foreign company with substantial PRC operations, if certain thresholds under the Provisions of the State Council on the Standard for Declaration of Concentration of Business Operators, issued by the State Council in 2008, are triggered. Moreover, the Anti-Monopoly Law requires that transactions which involve national security, the examination on the national security shall also be conducted according to the relevant provisions of the Measures for the Safety Examination of Foreign Investment. In addition, the PRC Measures for the Security Review of Foreign Investment which became effective in January 2021 require acquisitions by foreign investors of PRC companies engaged in military-related or certain other industries that are crucial to national security be subject to security review before consummation of any such acquisition.

On July 6, 2021, the relevant PRC government authorities made public the Opinions on Strictly Cracking Down on Illegal Securities Activities in Accordance with the Law (the “Opinions”). These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. Pursuant to the Opinions, Chinese regulators are required to accelerate rulemaking related to the overseas issuance and listing of securities, and update the existing laws and regulations related to data security, cross-border data flow, and management of confidential information. Numerous regulations, guidelines and other measures are expected to be adopted under the umbrella of or in addition to the Cybersecurity Law of the PRC (the “Cybersecurity Law”) and the Data Security Law. As of the date of this prospectus, no official guidance or related implementation rules have been issued yet and the interpretation of these opinions remains unclear at this stage. See “Risk Factors — Risks Related to Doing Business in China — Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us” on page 22.

On December 28, 2021, the Cybersecurity Review Measures (2021 version) was promulgated in the PRC and became effective on February 15, 2022, which iterates that any “online platform operators” possessing personal information of more than one million users which seeks to list in a foreign stock exchange should be subject to cybersecurity review. The Cybersecurity Review Measures (2021 version) elaborates the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. The Cyberspace Administration of China (“CAC”) requires that under the new rules, companies possessing personal information of more than 1,000,000 users must now apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.” The cybersecurity review will also look into the potential national security risks from overseas securities offerings. As advised by our PRC counsel, Grandall Law Firm (Nanjing), as of the date of this prospectus, we are not directly subject to these regulatory actions or statements other than the Trial Measures as described below, as we have not implemented any monopolistic behavior and our business does not involve the collection of user data, implicate cybersecurity, or involve any other type of restricted industry. Should these statements or regulatory actions apply to us, our ability to conduct our business in China or list on a U.S. or other overseas exchange may be restricted. We also face uncertainties regarding the interpretation and implementation of these laws and regulations in the future and if the recent PRC regulatory actions on data security or other data-related laws and regulations were to apply to us, we could become subject to certain cybersecurity and data privacy obligations, including the potential requirement to conduct a cybersecurity review for our public offerings at a foreign stock exchange, and the failure to meet such obligations could result in penalties and other regulatory actions against us and may materially and adversely affect our ability to conduct its business, accept foreign investments, or list on an U.S. or other foreign exchange. See “Risk Factors — Risks Related to Doing Business in China — Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us” beginning on page 22.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) with five interpretive guidelines (together with the Trial Measures, collectively, the “New Overseas Listing Rules”), which came into effect on March 31, 2023. The New Overseas Listing Rules apply to overseas securities offerings and/or listings conducted by (i) companies incorporated in the PRC, or PRC domestic companies, directly and (ii) companies incorporated overseas with operations primarily in the PRC and valued on the basis of interests in PRC domestic companies, or indirect offerings. The New Overseas Listing Rules requires (1) the filings of the overseas offering and listing plan by the PRC domestic companies with the CSRC under certain conditions, and (2) the filing of their underwriters with the CSRC under certain conditions and the submission of an annual report to of such filed underwriters the CSRC within the required timeline. The required filing scope is not limited to the initial public offering, but also includes subsequent overseas securities offerings, single or multiple acquisition(s), share swap, transfer of shares or other means to seek an overseas direct or indirect listing, a secondary listing or dual listing.

On the same day, the CSRC also held a press conference for the release of the New Overseas Listing Rules and issued the Overseas Listing Notice. Under the Overseas Listing Notice, a company that (i) has already completed overseas listing or (ii) has already obtained the approval for the offering or listing from overseas securities regulators or exchanges but has not completed such offering or listing before effective date of the New Overseas Listing Rules and also completes the offering or listing before September 30, 2023 will be considered as an existing listed company and is not required to make any filing until it conducts a new offering in the future. For the company that has already submitted offering and listing applications but not yet obtained the approvals from overseas securities regulators or exchanges shall choose to make its filing with the CSRC at a reasonable time but before the completion of the offering/listing. For the company that has already obtained CSRC approval, which was substituted by the filing requirements upon the effectiveness of the Trial Measures, for overseas listing or offering can continue its process during the valid term of the CSRC approval without additional filing and it shall make the CSRC filing pursuant to the New Overseas Listing Rules if it does not complete the offering or listing before the expiration of the original approval from CSRC.

Based on the advice of our PRC counsel, Grandall Law Firm (Nanjing), as Nanjing Boundless accounted for more than 50% of our consolidated revenues, profit, total assets or net assets for the fiscal year ended June 30, 2025, and the key components of our operations are carried out in the PRC, this offering is considered an indirect offering and we are subject to the filing requirements for this offering under the Trial Measures, and this offering and our listing on Nasdaq are therefore contingent on our completion of the filing procedures with the CSRC prior to our listing on Nasdaq. As of the date of this prospectus, we have not completed the filing procedures with the CSRC. There can be no assurance that we can complete the filing procedures in a timely manner or at all. In addition, any future securities offerings and listings outside of mainland China by our Company, including but not limited to follow-on offerings, secondary listings and going private transactions, will be subject to the filing requirements with the CSRC under the New Overseas Listing Rules. Additionally, upon completion of this offering, we shall report the offering information to the CSRC within 15 business days. If a violation of the foregoing and related regulations occurs, the CSRC may order rectification, issue warnings, and impose a fine between RMB 1 million and RMB 10 million on our PRC Subsidiaries, which could adversely and materially affect our business operations and financial outlook, and significantly limit or completely hinder our ability to offer or continue to offer our Class A ordinary shares to investors and could cause the value of our Class A ordinary shares to significantly decline or such shares to become worthless. Additionally, if we do not obtain the permissions and approvals of the filing procedure for any subsequent offering in a timely manner under PRC laws and regulations, we may be subject to investigations by competent PRC regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, limit our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. As of the date of this prospectus, these new laws and guidelines have not impacted the Company’s ability to conduct its business, accept foreign investments, or continue to list on a U.S. or other foreign exchange. We may be required to obtain approval from any other PRC governmental authorities besides the CSRC in the future, such as the National Financial Regulatory Administration (“NFRA”). If we were required to obtain approval from other PRC governmental authorities in the future but were failed to file or were denied permission from the PRC authorities to this offering, follow-up offering or transaction governed by the Trial Measures, our ability to conduct our business may be materially impacted, we will not be able to continue listing on any U.S. exchange, continue to offer securities to investors, the interest of the investors may be materially adversely affected and our Class A ordinary shares may significantly decrease in value or become worthless. To date, there are uncertainties in the interpretation and enforcement of these new laws and guidelines, which could materially and adversely impact our business and financial outlook and may impact our ability to accept foreign investments, or continue to list on a U.S. or other foreign exchange. See “Risks Related to Doing Business in China — The CSRC released the New Overseas Listing Rules for China-based companies seeking to conduct overseas offering and listing in foreign markets, effective as of March 31, 2023. Under the New Overseas Listing Rules, the PRC government exerts more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer our Class A ordinary shares to investors and could cause the value of our Class A ordinary shares to significantly decline or such shares to become worthless” beginning on page 32 for a description of the New Overseas Listing Rules and how they may impact our company and this offering.

As of the date of this prospectus, except for the filing with the CSRC, and the licenses and permissions held by our PRC Subsidiaries under “Business — Regulatory Permissions,” the Company believes it is not required to obtain permission or approval from any other PRC state or local government and has not received any denial to list on the U.S. exchange. See “Business — Regulatory Permissions.” However, if any other filings, approval, review or other procedure is required, there is no assurance that we will be able to obtain such filings, approval or complete such review or other procedures timely or at all. For any approval or permission that we have received or may receive in future, it could nevertheless be revoked or cancelled, and the terms of its reissuance may impose restrictions on our operations and offerings relating to our securities. Besides, the New Overseas Listing Rules may subject us to additional compliance requirements in the future. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our Class A ordinary shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Class A ordinary shares to significantly decline in value or become worthless.

On February 24, 2023, the CSRC, together with other PRC government authorities, released the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Enterprises (the “Confidentiality and Archives Administration Provisions”), which came into effect on March 31, 2023. The Confidentiality and Archives Administration Provisions require, among others, that PRC domestic enterprises seeking to offer and list securities in overseas markets, either directly or indirectly, shall establish the confidentiality and archives system, and shall complete approval and filing procedures with competent authorities, if such PRC domestic enterprises or their overseas listing entities provide or publicly disclose documents or materials involving state secrets and work secrets of PRC government agencies to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals. It further stipulates that providing or publicly disclosing documents and materials which may adversely affect national security or public interests, and accounting files or copies of important preservation value to the state and society shall be subject to corresponding procedures in accordance with relevant laws and regulations.

We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC, the CAC or other PRC regulatory authorities required for our operations and overseas listings, including this offering. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. The PRC government may take actions to exert more oversight and control over offerings by China-based issuers conducted overseas and/or foreign investment in such companies, which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors outside China and cause the value of our securities to significantly decline or become worthless. If it is determined in the future that the approval or permissions of any PRC regulatory authority is required for our operations through our PRC Subsidiaries and this offering and we or our PRC Subsidiaries do not receive or maintain the approvals or permissions, or we or our PRC Subsidiaries inadvertently conclude that such approvals or permissions are not required, or applicable laws, regulations, or interpretations change such that we or our PRC Subsidiaries are required to obtain approvals or permissions in the future, we and our PRC Subsidiaries may be subject to investigations by competent regulators, fines or penalties, ordered to suspend our PRC Subsidiaries’ relevant operations and rectify any non-compliance, limit our ability to pay dividends outside of mainland China, delay or restrict the repatriation of the proceeds from this offering into mainland China or take other actions prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. See “Risk Factors — Risks Related to Doing Business in China — Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us” on page 22 and “Risk Factors — Risks Related to Doing Business in China — The PRC government exerts substantial influence over the manner in which we conduct our business activities. The PRC government may also intervene or influence our operations and this offering at any time, which could result in a material change in our operations and our Class A ordinary shares could decline in value or become worthless” on page 25.

Dividend and Other Distributions or Assets Transfer among Boundless and Its Subsidiaries

Boundless is a holding company with no material operations of its own and does not generate any revenue. It currently conducts substantially all of its operations through its PRC Subsidiaries. We are permitted under PRC laws and regulations to provide funding to our PRC Subsidiaries only through loans or capital contributions, and only if we satisfy the applicable government registration and approval requirements.

For the six months ended December 31, 2025, Boundless Nanjing provided capital contributions of $1,500,000 to Boundless HK. For the years ended June 30, 2025 and 2024, Boundless Nanjing provided capital contributions of $1,001,004 and $996,936, respectively, to Boundless HK. For the year ended June 30, 2025, Boundless Nanjing provided capital contributions of RMB 1,000,000 (approximately $138,614) to Beijing Ningtuo. There were no inter-group transactions other than the abovementioned. For the six months ended December 31, 2025 and the years ended June 30, 2025 and 2024, there were no assets transferred among Boundless and its subsidiaries, and no subsidiaries paid dividends or made other distributions to Boundless.

We rely on dividends and other distributions on equity paid by our PRC Subsidiaries for our cash and financing requirements and our distribution of earnings or settlement of amounts owed will be done through our PRC Subsidiaries. If any of our PRC Subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to us.

We are currently in the process of adopting our formal cash management policies which will dictate the purpose, amount and procedure of cash transfers among Boundless and our subsidiaries. Historically, one PRC operating entity provides financial support for other entities’ operations by inter-company loans and they have not experienced difficulties or limitations on their ability to transfer cash between themselves. Prior to our reorganization for purpose of our initial public offering, cash transfers among our PRC operating entities and their subsidiaries were generally approved by the management of the company providing the funds. After our reorganization, cash transfers among Boundless and our subsidiaries of less than RMB1 million (US$0.14 million) must be reported to, reviewed and approved by the chief financial officer of the company initiating such cash transfers; cash transfers equal to or in excess of RMB1 million (US$0.14 million) must be approved by the Chief Executive Officer and the Chief Financial Officer of Boundless.

Based on the advice of our Cayman counsel, Mourant Ozannes (Cayman) LLP, there are currently no limitations imposed by Cayman Islands law on Boundless’ ability to declare and pay dividends and distributions to its investors, other than as set out under “Dividend Policy,” and we do not expect that there are any additional limitations on Boundless’ ability to declare and pay dividends and distributions to its investors going forward. However, there is no assurance that the Cayman Islands government will not intervene or impose restrictions in future on Boundless’ ability to declare and pay dividends and distributions to its investors. Among Boundless and its subsidiaries, cash is transferred from Boundless, Boundless HK and HK Holding as needed in the form of capital contributions or working capital loans, as the case may be, to the PRC Subsidiaries as we are permitted under PRC laws and regulations to provide funding to our PRC Subsidiaries only through loans or capital contributions, and only if we satisfy the applicable government registration and approval requirements. We believe that there is no restriction imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to mainland China), except transfer of funds involving money laundering and criminal activities. We do not expect that there are any material limitations in the future on Boundless’ ability to transfer cash originating from our PRC Subsidiaries, through our corporate structure, to investors. However, the PRC government currently imposes foreign exchange controls on the conversion of RMB into foreign currencies and the remittance of currencies out of mainland China. Further, to the extent cash or assets in our business are in mainland China or Hong Kong or a mainland China or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of our company and our subsidiaries by the PRC government to transfer cash or assets. There can be no assurance that the PRC government will not intervene or impose restrictions in future on our ability to transfer funds or distribute dividends within our PRC Subsidiaries or to investors. As of the date of this prospectus, no transfers, dividends or other distributions have been made from our subsidiaries to Boundless or our investors, and no transfers, loans, or capital contributions have been made from Boundless to any of our subsidiaries or our investors. See “Prospectus Summary — Our Corporate History and Structure — Condensed Consolidating Schedule” on page 3, consolidated financial statements beginning on page F-1, and “Prospectus Summary — Summary of Significant Risks Affecting Our Company” on pages 11. See also “Risk Factors — Risks Related to Doing Business in China — To the extent cash or assets in our business are in mainland China or Hong Kong or a mainland China or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of our company and our subsidiaries by the PRC government to transfer cash or assets, which may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies” on page 36. In the future, cash proceeds raised from overseas financing activities, including this offering, may be transferred by us based on current statutory limits to our PRC Subsidiaries via loans or capital contribution, as the case may be.

We intend to keep any future earnings to re-invest in and finance the expansion of our business, and we do not anticipate that any cash dividends will be paid or any assets will be transferred in the foreseeable future. As of the date of this prospectus, no transfers, loans, or capital contributions have been made from our Cayman Islands holding company to any of our subsidiaries, and no transfers, dividends or other distributions have been made from our subsidiaries to our Cayman Islands holding company or the investors out of the PRC, including U.S. investors. Under the laws of the Cayman Islands, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium account, provided that in no circumstances may a dividend be paid if following such payment the company would be unable to pay its debts as they fall due in the ordinary course of business. If we determine to pay dividends on any of our Class A ordinary shares in the future, as a holding company, we will be dependent on receipt of funds from our PRC Subsidiaries.

Current PRC regulations permit our indirect PRC Subsidiaries to pay dividends to the Company only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. Therefore, under our current corporate structure, we rely on dividend payments or other distributions from our PRC Subsidiaries to fund any cash and financing requirements we may have, including the funds necessary to pay dividends and other cash distributions to our shareholders or to service any debt we may incur. Our PRC Subsidiaries generate and retain cash generated from operating activities and re-invest it in our business. If our PRC Subsidiaries incur debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to us.

Our PRC Subsidiaries are permitted to pay dividends only out of their retained earnings. However, our PRC Subsidiaries are required to set aside at least 10% of its after-tax profits each year, after making up for previous year’s accumulated losses, if any, to fund certain statutory reserves, until the aggregate amount of such funds reaches 50% of its registered capital. This portion of our PRC Subsidiaries’ net assets is prohibited from being distributed to their shareholders as dividends. In addition, our PRC Subsidiaries may also be required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation. See “Regulation — Regulations on Dividend Distributions”. However, our PRC Subsidiaries have not made any dividends or other distributions to our holding company or any U.S. investors as of the date of this prospectus. See also “Risk Factors — Risks Related to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC Subsidiaries to fund any cash and financing requirements we may have, and the PRC Subsidiaries’ restrictions on paying dividends or making other payments to us could restrict our ability to satisfy our liquidity requirements and have a material and adverse effect on our ability to conduct our business.”

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. See “Risk Factors — Risks Related to Doing Business in China — Restrictions on currency exchange may limit our ability to utilize our revenues or make foreign currency payments effectively.”

Cash dividends, if any, on our ordinary shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%. A 10% PRC withholding tax is applicable to dividends payable to investors that are non-resident enterprises. Any gain realized on the transfer of ordinary shares by such investors is also subject to PRC tax at a current rate of 10% which in the case of dividends will be withheld at source if such gain is regarded as income derived from sources within the PRC.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income (the “Double Tax Avoidance Arrangement”), the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong entity must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by our PRC Subsidiaries to its immediate holding company, HK Holding. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. HK Holding intends to apply for the tax resident certificate when Boundless Development plans to declare and pay dividends to HK Holding. See “Risk Factors — Risks Related to Doing Business in China — Dividends payable to our foreign investors and gains on the sale of our ordinary shares by our foreign investors may be subject to PRC tax.”

Going Concern Assessment

As reflected in the consolidated financial statements, we reported net loss of $1,793,255 for the year ended June 30, 2025, net loss of $948,802 and $1,018,170 for the six months ended December 31, 2025 and 2024, respectively, and accumulated deficits of $3,960,202 and $3,011,400 as of December 31, 2025 and June 30, 2025, respectively. We had negative working capital of $483,190 as of December 31, 2025, and used funds in operating activities of $3,067,249 for the six months ended December 31, 2024. We used funds in operating activities of $1,531,920 and $1,579,268 for the fiscal years ended June 30, 2025 and 2024, respectively. These factors raise substantial doubt about our ability to continue as a going concern.

We are in the process of expanding our customer base to generate more revenues as well as monitoring our expenses continuously, and we are seeking to raise working capital through additional borrowings from banks, shareholder contributions and borrowings from shareholders, and other equity financings to fund the operations. However, there can be no assurance that these plans and arrangements will be sufficient to fund our ongoing capital expenditure, working capital, and other requirements. The accompanying consolidated financial statements do not include any adjustments related to the recoverability or classification of assets and the amounts or classification of liabilities that may result from the outcome of this uncertainty. If the going concern assumption is not appropriate, material adjustments to the consolidated financial statements could be required.

For more details, see “Risk Factors — Risks Related to Our Business and Industry — There is substantial doubt about our ability to continue as a going concern” on page 47 and “Management’s Discussion and Analysis of Financial Condition and Results of Operation — Going Concern Assessment” on page 79.

Summary of Significant Risks Affecting Our Company

Our business is subject to multiple risks and uncertainties, as more fully described in “Risk Factors” and elsewhere in this prospectus. We urge you to read “Risk Factors” beginning on page 20 and this prospectus in full. Our significant risks may be summarized as follows:

Risks Related to Doing Business in China

We are subject to risks and uncertainties relating to doing business in China in general, including, but are not limited to, the following:

•        Our Class A ordinary shares may be delisted under the HFCA Act if the PCAOB is unable to inspect our auditor. The delisting of our Class A ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. See “Risk Factors — Risks Related to Doing Business in China — Our Class A ordinary shares may be delisted under the HFCA Act if the PCAOB is unable to inspect our auditor. The delisting of our Class A ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment” beginning on page 20;

•        Changes in the political and economic policies of the PRC government or in relations between China and the United States may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies. See “Risk Factors — Risks Related to Doing Business in China — Changes in the political and economic policies of the PRC government or in relations between China and the United States may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies” beginning on page 21;

•        Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us. See “Risk Factors — Risks Related to Doing Business in China — Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us” beginning on page 22;

•        The PRC government exerts substantial influence over the manner in which we conduct our business activities. The PRC government may also intervene or influence our operations and this offering at any time, which could result in a material change in our operations and our Class A ordinary shares could decline in value or become worthless. See “Risk Factors — Risks Related to Doing Business in China — The PRC government exerts substantial influence over the manner in which we conduct our business activities. The PRC government may also intervene or influence our operations and this offering at any time, which could result in a material change in our operations and our Class A ordinary shares could decline in value or become worthless” beginning on page 25;

•        PRC regulations relating to foreign exchange registration of overseas investment by PRC residents may subject our PRC resident beneficial owners of our PRC Subsidiaries to liability or penalties, limit our ability to inject capital into the subsidiary, limit PRC Subsidiaries’ ability to increase its registered capital or distribute profits to us, or may otherwise adversely affect us. See “Risk Factors — Risks Related to Doing Business in China — PRC regulations relating to foreign exchange registration of overseas investment by PRC residents may subject our PRC resident beneficial owners of our PRC Subsidiaries to liability or penalties, limit our ability to inject capital into the subsidiary, limit PRC Subsidiaries’ ability to increase its registered capital or distribute profits to us, or may otherwise adversely affect us” beginning on page 26;

•        PRC regulation on loans to, and direct investment in, our PRC Subsidiaries by offshore holding companies and governmental control in currency conversion may delay or prevent us from using the proceeds of this offering to make loans to or make additional capital contributions to our PRC Subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business. See “Risk Factors — Risks Related to Doing Business in China — PRC regulation on loans to, and direct investment in, our PRC Subsidiaries by offshore holding companies and governmental control in currency conversion may delay or prevent us from using the proceeds of this offering to make loans to or make additional capital contributions to our PRC Subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business” beginning on page 27;

•        Under the PRC Enterprise Income Tax Law, we may be classified as a PRC “resident enterprise” for PRC enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our non-PRC enterprise shareholders and has a material adverse effect on our results of operations and the value of your investment. See “Risk Factors — Risks Related to Doing Business in China — Under the PRC Enterprise Income Tax Law, we may be classified as a PRC “resident enterprise” for PRC enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our non-PRC enterprise shareholders and has a material adverse effect on our results of operations and the value of your investment” beginning on page 28;

•        There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC Subsidiaries, and dividends payable by our PRC Subsidiaries to our offshore subsidiaries may not qualify for certain treaty benefits. See “Risk Factors — Risks Related to Doing Business in China — There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC Subsidiaries, and dividends payable by our PRC Subsidiaries to our offshore subsidiaries may not qualify for certain treaty benefits” beginning on page 29;

•        Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future. See “Risk Factors — Risks Related to Doing Business in China — Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future” beginning on page 30.

•        Dividends payable to our foreign investors and gains on the sale of our Class A ordinary shares by our foreign investors may be subject to PRC tax. See “Risk Factors — Risks Related to Doing Business in China — Dividends payable to our foreign investors and gains on the sale of our Class A ordinary shares by our foreign investors may be subject to PRC tax” beginning on page 30;

•        We may rely on dividends and other distributions on equity paid by our PRC Subsidiaries to fund any cash and financing requirements we may have, and the PRC Subsidiaries’ restrictions on paying dividends or making other payments to us could restrict our ability to satisfy our liquidity requirements and have a material and adverse effect on our ability to conduct our business. See “Risk Factors — Risks Related to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC Subsidiaries to fund any cash and financing requirements we may have, and the PRC Subsidiaries’ restrictions on paying dividends or making other payments to us could restrict our ability to satisfy our liquidity requirements and have a material and adverse effect on our ability to conduct our business” beginning on page 31;

•        The CSRC has released the New Overseas Listing Rules for China-based companies seeking to conduct overseas offering and listing in foreign markets, effective as of March 31, 2023. The New Overseas Listing Rules requires the filings of the overseas offering and listing plan by the PRC domestic companies with the CSRC under certain conditions, and the filing of their underwriters with the CSRC under certain conditions and the submission of an annual report to the of such filed underwriters CSRC within the required timeline. Under the New Overseas Listing Rules, the PRC government exerts more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer our Class A ordinary shares to investors and could cause the value of our Class A ordinary shares to significantly decline or such shares to become worthless. See “Risk Factors — Risks Related to Doing Business in China — The CSRC has released the New Overseas Listing Rules for China-based companies seeking to conduct overseas offering and listing in foreign markets, effective as of March 31, 2023. Under the New Overseas Listing Rules, the PRC government exerts more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer our Class A ordinary shares to investors and could cause the value of our Class A ordinary shares to significantly decline or such shares to become worthless” beginning on page 32;

•        The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China. See “Risk Factors — Risks Related to Doing Business in China — The M&A

Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China” beginning on page 35;

•        To the extent cash or assets in our business are in mainland China or Hong Kong or a mainland China or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of our company and our subsidiaries by the PRC government to transfer cash or assets, which may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies. See “Risk Factors — Risks Related to Doing Business in China — To the extent cash or assets in our business are in mainland China or Hong Kong or a mainland China or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of our company and our subsidiaries by the PRC government to transfer cash or assets, which may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies” beginning on page 36;

•        The tension in international trade and rising political tension, particularly between U.S. and China, may adversely impact our business, financial condition, and results of operations. See “Risk Factors — Risks Related to Doing Business in China — The tension in international trade and rising political tension, particularly between U.S. and China, may adversely impact our business, financial condition, and results of operations” beginning on page 37;

•        We are subject to risks relating to the leased properties of our PRC Subsidiaries. See “Risk Factors — Risks Related to Doing Business in China — We are subject to risks relating to the leased properties of our PRC Subsidiaries” beginning on page 38; and

•        Failure to make adequate contributions to various employee benefit plans and withhold individual income tax on employees’ salaries as required by PRC regulations or comply with laws and regulations on other employment practices may subject us to penalties. See “Risk Factors — Risks Related to Doing Business in China — Failure to make adequate contributions to various employee benefit plans and withhold individual income tax on employees’ salaries as required by PRC regulations or comply with laws and regulations on other employment practices may subject us to penalties” beginning on page 39.

Risks Related to Our Business and Industry

Risks and uncertainties related to our business and industry include, but are not limited to, the following:

•        We primarily operate in the optical display industry in China, which is emerging, rapidly evolving, and competitive. As a result, predicting our prospects is challenging and our historical operating and financial results may not necessarily predict our future performance. See “Risk Factors — Risks Related to Our Business and Industry — We primarily operate in the optical display industry in China, which is emerging, rapidly evolving, and competitive. As a result, predicting our prospects is challenging and our historical operating and financial results may not necessarily predict our future performance” beginning on page 40;

•        If we are unable to collect our accounts receivable, our results of operations, financial condition and cash flows could be adversely affected. See “Risk Factors — Risks Related to Our Business and Industry — If we are unable to collect our accounts receivable, our results of operations, financial condition and cash flows could be adversely affected” beginning on page 40;

•        If we are unable to attract, incentivize and retain talented professionals, our business, financial condition and results of operations may be affected. See “Risk Factors — Risks Related to Our Business and Industry — If we are unable to attract, incentivize and retain talented professionals, our business, financial condition and results of operations may be affected” beginning on page 40;

•        Our ability to protect the confidential information of our customers may be adversely affected by cyberattacks, computer viruses, physical or electronic break-ins or similar disruptions. See “Risk Factors — Risks Related to Our Business and Industry — Our ability to protect the confidential information of our customers may be adversely affected by cyberattacks, computer viruses, physical or electronic break-ins or similar disruptions” beginning on page 43;

•        We face potential adverse impacts on our operations and profitability due to significant fluctuations in raw material prices or supply shortages, which could result from various external factors including economic changes, geopolitical issues, or supply chain disruptions. See “Risk Factors — Risks Related to Our Business and Industry — We face potential adverse impacts on our operations and profitability due to significant fluctuations in raw material prices or supply shortages, which could result from various external factors including economic changes, geopolitical issues, or supply chain disruptions” beginning on page 44;

•        We face significant risk due to our high customer concentration, as the loss of business from any of our top customers could substantially impact our revenues and financial performance, potentially adversely affecting our operations and future prospects. See “Risk Factors — Risks Related to Our Business and Industry — We face significant risk due to our high customer concentration, as the loss of business from any of our top customers could substantially impact our revenues and financial performance, potentially adversely affecting our operations and future prospects” beginning on page 41;

•        Infringement of our intellectual property right by any third party or loss of our intellectual property rights may materially and adversely affect our business, financial condition and results of operations. See “Risk Factors — Risks Related to Our Business and Industry — Infringement of our intellectual property right by any third party or loss of our intellectual property rights may materially and adversely affect our business, financial condition and results of operations” beginning on page 44;

•        Competition for our employees is intense, and we may not be able to attract and retain the highly skilled employees needed to support our business. See “Risk Factors — Risks Related to Our Business and Industry — Competition for our employees is intense, and we may not be able to attract and retain the highly skilled employees needed to support our business” beginning on page 46; and

•        We have identified material weaknesses in our internal control over financial reporting. If we do not adequately remediate these material weaknesses, or if we experience additional material weaknesses in the future or otherwise fail to maintain effective internal controls, we may not be able to accurately or timely report our financial condition or results of operations, or comply with the accounting and reporting requirements applicable to public companies, which may adversely affect investor confidence in us and the market price of our Class A ordinary shares. See “Risk Factors — Risks Related to Our Business and Industry — We have identified material weaknesses in our internal control over financial reporting. If we do not adequately remediate these material weaknesses, or if we experience additional material weaknesses in the future or otherwise fail to maintain effective internal controls, we may not be able to accurately or timely report our financial condition or results of operations, or comply with the accounting and reporting requirements applicable to public companies, which may adversely affect investor confidence in us and the market price of our Class A ordinary shares” beginning on page 46.

•        There is substantial doubt about our ability to continue as a going concern. See “Risk Factors — Risks Related to Our Business and Industry — There is substantial doubt about our ability to continue as a going concern” beginning on page 47.

Risks Related to This Offering and Ownership of Class A Ordinary Shares

Risks and uncertainties related to this offering and ownership of Class A ordinary shares include, but are not limited to, the following:

•        There is no active trading market for our Class A ordinary shares and there can be no assurance any market will develop or that the trading price will not decline below the price paid by investors. See “Risk Factors — Risks Related to This Offering and Ownership of Class A Ordinary Shares — There is no active trading market for our Class A ordinary shares and there can be no assurance any market will develop or that the trading price will not decline below the price paid by investors” beginning on page 49;

•        Proposed Nasdaq listing standards applicable to companies principally operating in China could prevent us from listing, or maintaining our listing, on the Nasdaq Capital Market. See “Risk Factors — Risks Related to This Offering and Ownership of Class A Ordinary Shares — Proposed Nasdaq listing standards applicable to companies principally operating in China could prevent us from listing, or maintaining our listing, on the Nasdaq Capital Market” beginning on page 49;

•        Nasdaq may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and insiders will hold a large portion of our listed securities. See “Risk Factors — Risks Related to This Offering and Ownership of Class A Ordinary Shares — Nasdaq may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and insiders will hold a large portion of our listed securities” beginning on page 49;

•        Our Chairman of the board of directors and Chief Executive Officer, Mr. Senlin Chen, beneficially owns 12,681,842 Class B ordinary shares, representing approximately 89.0% of the voting power of our outstanding share capital immediately after the completion of this offering, assuming that he does not purchase any Class A ordinary shares in this offering and that the underwriters do not exercise their over-allotment option, and will have significant influence over all corporate matters for which shareholder approval is required. See “Risk Factors — Risks Related to This Offering and Ownership of Class A Ordinary Shares — Our Chairman of the board of directors and Chief Executive Officer, Mr. Senlin Chen, beneficially owns 12,681,842 Class B ordinary shares, representing approximately 89.0% of the voting power of our outstanding share capital immediately after the completion of this offering, assuming that he does not purchase any Class A ordinary shares in this offering and that the underwriters do not exercise their over-allotment option, and will have significant influence over all corporate matters for which shareholder approval is required” beginning on page 50;

•        The trading price of our Class A ordinary shares may be volatile, which could result in substantial losses to investors. See “Risk Factors — Risks Related to This Offering and Ownership of Class A Ordinary Shares — The trading price of our Class A ordinary shares may be volatile, which could result in substantial losses to investors” beginning on page 50;

•        Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Class A ordinary shares. See “Risk Factors — Risks Related to This Offering and Ownership of Class A Ordinary Shares — Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Class A ordinary shares” beginning on page 51;

•        Our dual-class share structure with different voting rights will limit your ability to influence corporate matters and could discourage potential acquirors from pursuing any change of control transactions that holders of our Class A ordinary shares may view as beneficial. See “Risk Factors — Risks Related to This Offering and Ownership of Class A Ordinary Shares — Our dual-class share structure with different voting rights will limit your ability to influence corporate matters and could discourage potential acquirors from pursuing any change of control transactions that holders of our Class A ordinary shares may view as beneficial” beginning on page 54;

•        Our dual-class voting structure may render the Class A ordinary shares ineligible for inclusion in certain stock market indices, and thus adversely affect the trading price and liquidity of the Class A ordinary shares. See “Risk Factors — Risks Related to This Offering and Ownership of Class A Ordinary Shares — Our dual-class voting structure may render the Class A ordinary shares ineligible for inclusion in certain stock market indices, and thus adversely affect the trading price and liquidity of the Class A ordinary shares” beginning on page 54;

•        The amended and restated memorandum and articles of association contain anti-takeover provisions that could have a material adverse effect on the rights of holders of our Class A ordinary shares. See “Risk Factors — Risks Related to This Offering and Ownership of Class A Ordinary Shares — The amended and restated memorandum and articles of association contain anti-takeover provisions that could have a material adverse effect on the rights of holders of our Class A ordinary shares” beginning on page 55;

•        We will be a “controlled company” within the meaning of the Nasdaq Stock Market Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies. See “Risk Factors — Risks Related to This Offering and Ownership of Class A Ordinary Shares — We will be a “controlled company” within the meaning of the Nasdaq Stock Market Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies” beginning on page 55; and

•        If a limited number of participants in this offering purchase a significant percentage of the offering, the effective public float may be smaller than anticipated and the price of our Class A ordinary shares may be volatile which could subject us to securities litigation and make it more difficult for you to sell your shares. See “Risk Factors — Risks Related to This Offering and Ownership of Class A Ordinary Shares — If a limited number of participants in this offering purchase a significant percentage of the offering, the effective public float may be smaller than anticipated and the price of our Class A ordinary shares may be volatile which could subject us to securities litigation and make it more difficult for you to sell your shares” beginning on page 58.

Implications of Being an Emerging Growth Company

We had less than $1.235 billion in revenue during our last fiscal year. As a result, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and may take advantage of reduced public reporting requirements. These provisions include, but are not limited to:

•        being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

•        not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

•        reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

•        exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our Class A ordinary shares pursuant to this offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” if our annual gross revenues exceed $1.235 billion or if we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. We have elected to take advantage of this extended transition period.

Implications of Being a Foreign Private Issuer

Upon consummation of this offering, we will report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as a non-U.S. company with “foreign private issuer” status. Even after we no longer qualify as an emerging growth company, so long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act and the rules thereunder that are applicable to U.S. domestic public companies, including:

•        the rules under the Exchange Act that require U.S. domestic public companies to issue financial statements prepared under U.S. GAAP;

•        the sections of the Exchange Act that regulate the solicitation of proxies, consents or authorizations in respect of any securities registered under the Exchange Act;

•        the sections of the Exchange Act that require insiders to file public reports of their share ownership and trading activities and that impose liability on insiders who profit from trades made in a short period of time; and

•        the rules under the Exchange Act that require the filing with the SEC of quarterly reports on Form 10-Q, containing unaudited financial and other specified information, and current reports on Form 8-K, upon the occurrence of specified significant events.

We will file with the SEC, within four months after the end of each fiscal year (or such other reports required by the SEC), an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies are also exempt from certain of the more extensive SEC executive compensation disclosure rules. Therefore, if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from such rules and will continue to be permitted to follow our home country practice as to the disclosure of such matters.

Implications of Being a Controlled Company

Under the Nasdaq rules, a controlled company is a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company. We may be deemed a controlled company because we anticipate that Mr. Senlin Chen, our Chairman and Chief Executive Officer, will own more than 50% of our voting power following the completion of this offering. For so long as we remain a controlled company, we are exempt from the obligation to comply with certain Nasdaq corporate governance requirements, including:

•        our board of directors is not required to be comprised of a majority of independent directors;

•        our board of directors is not subject to the compensation committee requirement; and

•        we are not subject to the requirements that director nominees be selected either by the independent directors or a nomination committee comprised solely of independent directors.

The controlled company exemptions do not apply to the audit committee requirement or the requirement for executive sessions of independent directors. We are required to disclose in our annual report that we are a controlled company and the basis for that determination. Although we do not plan to take advantage of the exemptions provided to controlled companies, we may in the future take advantage of such exemptions.

Corporate Information

Our principal executive offices are located at Room 2001, Building 1, Xincheng Science Park, 69 Aoti Avenue, Jianye District, Nanjing City, Jiangsu Province, China 210000, and our telephone number is +86 2558715810. Our website is https://www.boundlesstech.com.cn. Information contained on, or available through, our website does not constitute part of, and is not deemed incorporated by reference into, this prospectus. Our registered office in the Cayman Islands is located at the office of Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands, or such other place in the Cayman Islands as the directors may, from time to time decide. Our agent for service of process in the United States is Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, DE 19711.

The Offering

Class A ordinary shares being offered by us:	6,650,000 Class A ordinary shares on a firm commitment basis (or 7,647,500 Class A ordinary shares if the underwriters exercise their over-allotment option in full).
Initial offering price:	We estimate the initial public offering price for the Class A ordinary shares will be $4.00 per share.
Number of Class A ordinary shares outstanding before the offering:	27,318,158 Class A ordinary shares.
Number of Class B ordinary shares outstanding before the offering:	12,681,842 Class B ordinary shares.
Number of Class A ordinary shares outstanding after the offering:

34,965,658 Class A ordinary shares, assuming full exercise of the underwriters’ over-allotment option, and 33,968,158 Class A ordinary shares, assuming no exercise of the underwriters’ over-allotment option.

Total Class A ordinary shares and Class B ordinary shares to be outstanding after this offering	47,647,500 ordinary shares, assuming full exercise of the underwriters’ over-allotment option, and 46,650,000 ordinary shares, assuming no exercise of the underwriters’ over-allotment option.
Rights associated with our ordinary shares:

Holders of Class A ordinary shares and Class B ordinary shares will have the same rights except for voting rights and conversion. Each Class A ordinary share is entitled to one (1) vote and each Class B ordinary share is entitled to twenty (20) votes. Each Class B ordinary share is convertible into one Class A ordinary share at the option of the holder of such Class B ordinary share at any time, provided that the foregoing Conversion Rate will be adjusted to account for any subdivision or combination or similar reclassification or recapitalization of the Class A ordinary shares in issue into a greater or lesser number of shares without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalization of the Class B ordinary shares in issue. Class A ordinary shares shall not be convertible into Class B ordinary shares under any circumstances. Upon any transfer of Class B ordinary shares by a holder to any person or entity other than holders of Class B ordinary shares or their affiliates, such Class B ordinary shares shall be automatically and immediately converted into a corresponding number of Class A ordinary share(s) calculated at the Conversion Rate. Holders of Class A ordinary shares and Class B ordinary shares will vote together as a single class on all matters submitted to a vote of our shareholders.

Over-allotment option

We have granted to the Representative an option to purchase up to an additional 997,500 Class A ordinary shares exercisable solely to cover over-allotments, if any, at the applicable public offering price less the underwriting discounts shown on the cover page of this prospectus. The Representative may exercise this option in full or in part at any time and from time to time until 45 days after the closing of this offering.

Use of proceeds:

We intend to use the net proceeds of this offering for research and development (“R&D”), sales, marketing and brands promotion, working capital and other general corporate purposes. For more information on the use of proceeds, see “Use of Proceeds” on page 62.

Lock-up agreements

All of our directors and officers and certain holders of our Class A ordinary shares have agreed with the underwriters, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our Class A ordinary shares or securities convertible into or exercisable or exchangeable for our Class A ordinary shares for a period of six (6) months after the closing of this offering. The sole holder of our issued and outstanding Class B ordinary shares has agreed with the underwriters, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our Class B ordinary shares or securities convertible into or exercisable or exchangeable for our Class B ordinary shares for a period of twelve (12) months after the closing of this offering. See “Shares Eligible for Future Sale” and “Underwriting” for more information.

Listing

We have applied to list our Class A ordinary shares on the Nasdaq Capital Market. The closing of this offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our Class A ordinary shares will be approved for listing on Nasdaq.

Proposed Nasdaq symbol:	“BLTG.”
Transfer agent and registrar	______.
Risk factors:

Investing in our Class A ordinary shares involves a significant degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 20.

RISK FACTORS

Investing in our Class A ordinary shares is highly speculative and involves a significant degree of risk. You should carefully consider the following risks, as well as other information contained in this prospectus, before making an investment in our company. The risks discussed below could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends and the trading price of our Class A ordinary shares. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment.

Risks Related to Doing Business in China

Our Class A ordinary shares may be delisted under the HFCA Act if the PCAOB is unable to inspect our auditor. The delisting of our Class A ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

The HFCA Act was enacted on December 18, 2020. The HFCA Act states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit shares of such company from being traded on a national securities exchange or in the over the counter trading market in the U.S.

On December 16, 2021, the PCAOB issued its determination that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong. This list did not include ZH CPA, LLC, our independent registered public accounting firm that issues the audit report included elsewhere in this prospectus and has its headquarters in Denver, CO. ZH CPA, LLC, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspection to assess its compliance with the applicable professional standards.

On August 26, 2022, the PCAOB, the CSRC and the Ministry of Finance of the PRC signed the Statement of Protocol, which establishes a specific and accountable framework for the PCAOB to conduct inspections and investigations of PCAOB-governed accounting firms in mainland China and Hong Kong. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary.

On December 29, 2022, the Consolidated Appropriations Act, 2023, was signed into law, which amended the HFCA Act (i) to reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two, and (ii) so that any foreign jurisdiction could be the reason why the PCAOB does not have complete access to inspect or investigate a company’s auditor. As it was originally enacted, the HFCA Act applied only if the PCAOB’s inability to inspect or investigate was due to a position taken by an authority in the foreign jurisdiction where the relevant public accounting firm is located. As a result of the Consolidated Appropriations Act, 2023, the HFCA Act now also applies if the PCAOB’s inability to inspect or investigate the relevant accounting firm is due to a position taken by an authority in any foreign jurisdiction. The denying jurisdiction does not need to be where the accounting firm is located. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCA Act.

If our shares are prohibited from trading in the United States, it cannot assure you that such shares will be listed on a non-U.S. exchange or that a market for our shares will develop outside of the United States. Such a prohibition would substantially impair your ability to sell or purchase our shares when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on our share price.

Boundless is a Cayman Islands exempted company, and will rely on dividends paid by our PRC Subsidiaries for its cash needs and financing. Any limitation on the ability of our PRC Subsidiaries to make dividend payments to Boundless, or any tax implications of making dividend payments to Boundless, could limit our ability to pay Boundless’ expenses or pay dividends to Class A ordinary shares.

Boundless is a holding company and conducts substantially all of its business through our PRC Subsidiaries. Boundless may rely on dividends to be paid by Boundless Development to fund its cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to its shareholders, to service any debt it may incur and to pay its operating expenses. Boundless’ PRC Subsidiaries generate and retain cash generated from operating activities and re-invest it in their business. If Boundless Development incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to Boundless.

Under PRC laws and regulations, Boundless Development may pay dividends only out of its accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, Boundless Development is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital.

Boundless Development generates primarily all of its revenues in Renminbi, which is not freely convertible into other currencies. As a result, any restriction on currency exchange may limit the ability of Boundless Development to use its Renminbi revenues to pay dividends to Boundless. The PRC government may continue to strengthen its capital controls, and more restrictions and substantial vetting process may be put forward by the SAFE for cross-border transactions falling under both the current account and the capital account. Any limitation on the ability of Boundless Development to pay dividends or make other kinds of payments to Boundless could materially and adversely limit its ability to grow, make investments or acquisitions that could be beneficial to its business, pay dividends, or otherwise fund and conduct its business.

Changes in the political and economic policies of the PRC government or in relations between China and the United States may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies.

We are a Cayman Islands holding company and are not a PRC operating company. As a holding company with no material operations of our own, we conduct substantially all of our operations in the PRC through our PRC Subsidiaries and substantially all of our revenues is sourced from the PRC. Accordingly, our financial condition and results of operations are affected to a significant extent by economic, political and legal developments in the PRC or changes in government relations between China and the United States or other governments. There is significant uncertainty about the future relationship between the United States and China with respect to trade policies, treaties, government regulations and tariffs.

The PRC economy differs from the economies of most developed countries in many respects, including the extent of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. The PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises. Notwithstanding the foregoing, a substantial portion of productive assets in China is still owned by the government, and the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China’s economic growth by allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, regulating financial services and institutions and providing preferential treatment to particular industries or companies.

While the PRC economy has experienced significant growth in the past four decades, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall PRC economy, but may also have a negative effect on us. Our financial condition and results of operation could be materially and adversely affected by government control over capital investments or changes in tax regulations that are applicable to us. In addition, the PRC government has implemented in the past certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity.

In July 2021, the PRC government provided new guidance on China-based companies raising capital outside of China. In light of such developments, the SEC has imposed enhanced disclosure requirements on China-based companies seeking to register securities with the SEC. As substantially all of our operations are based in China, any future Chinese, U.S. or other rules and regulations that place restrictions on capital raising or other activities by China based companies could adversely affect our business and results of operations. If the business environment in China deteriorates from the perspective of domestic or international investment, or if relations between China and the United States or other governments deteriorate, the PRC government may intervene with our operations and our business in China and United States, as well as the market price of our Class A ordinary shares, may also be adversely affected.

Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us.

Our PRC Subsidiaries are subject to various PRC laws, rules and regulations generally applicable to companies in China. The PRC legal system is based on written statutes. Unlike common law systems, it is a system in which legal cases have limited value as precedents. In the late 1970s, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past four decades has significantly increased the protections afforded to various forms of foreign or private-sector investment in China.

As relevant laws and regulations are relatively new and the PRC legal system continues to rapidly evolve with little advance notice, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC administrative and court authorities may have discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect our business, impede our ability to continue our operations and reduce the value of your investment in Boundless.

Measures for Cybersecurity Review (2021 version) which were promulgated on December 28, 2021 and took effect on February 15, 2022, provide that any “online platform operators” who have more than 1 million users’ personal information must report to the Cyberspace Administration of China (“CAC”) for cybersecurity review when going public abroad. The Measures for Cybersecurity Review (2021 version), further list the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally transferred to another country or jurisdiction; and (ii) the risk when an initial public offering is launched that key information infrastructure, core data, important data, or a large amount of personal information are influenced, controlled, or maliciously used by a foreign government and that network information security is endangered. The CAC requires that under the new rules, companies who have more than 1 million users’ personal information must report to the Cybersecurity Review Office for cybersecurity review when going public abroad because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.” The cybersecurity review will also look into the potential national security risks from initial public offerings.

On September 11, 2025, the Measures for the Administration of the Reporting of Cybersecurity Incidents was promulgated by the CAC and will become effective on November 1, 2025, which iterates that when a cybersecurity incident occurs, network operators that construct or operate networks or provide services through networks, within the territory of the People’s Republic of China shall report the incident in accordance with these Measures. For the purposes of these Measures, “cybersecurity incident” means an incident that, due to factors such as human factors, cyberattacks, potential vulnerabilities in networks, defects or failures in software or hardware, or force majeure, causes harm to networks and information systems or the data and business applications therein, and therefore has negative impacts on the state, society, or economy. After completing the response to a cybersecurity incident, a network operator shall, within 30 days, conduct a comprehensive analysis and summary of the causes of the incident, the emergency response measures taken, the harm caused, accountability measures, improvements and rectification, and lessons learned. The network operator shall prepare a summary report on the incident response and submit it through the original reporting channels.

With respect to the network security review, on October 21, 2024, our PRC counsel, Grandall Law Firm (Nanjing), consulted in a real-name manner with the Big Data Center for Network Security Review and Certification and Market Regulation of China, which was entrusted by CAC to handle public consultation related to network security review in accordance with the provisions of the Measures for Cybersecurity Review. The staff said that the enterprise with more than 1 million users’ personal information should be subject to network security review when it would be listed overseas. As a manufacturing enterprise, we do not need to apply for network security review if we do not provide network technology services to customers and do not collect users’ personal information. We are not a network platform operator who possesses personal information of more than one million users for purposes of the Cybersecurity Review Measures (2021 version), and thus are not subject to a cybersecurity review with respect to our proposed overseas listing pursuant to the Cybersecurity Review Measures (2021 version).

Furthermore, neither Boundless nor any of its subsidiaries is deemed an operator of any “critical information infrastructure” as defined under the PRC Cybersecurity Law and the Security Protection Measures on Critical Information Infrastructure promulgated by the State Council on July 30, 2021, which became effective on September 1, 2021, because neither of them is identified and notified by the PRC competent government authorities that any of them is a critical information infrastructure operator (“CIIO”).

On February 17, 2023, the CSRC released Interim Measures for the Administration of Overseas Securities Offering and Listing by Domestic Enterprises (the “New Overseas Listing Rules”), which came into effect on March 31, 2023. According to the New Overseas Listing Rules, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should complete the filing procedures with the CSRC; (2) if the issuer meets both of the following conditions, the overseas offering and listing shall be determined as an indirect overseas offering and listing by a domestic company: (i) among the operating revenues, total profits, total assets or net assets of the domestic enterprise in the most recent fiscal year, any index accounts for over 50% of the relevant data in the audited consolidated financial statements of the issuer for the same period; (ii) the main parts of the business activities of the issuer are carried out in China or the main business places are located in China, or most of the senior executives in charge of business operation are Chinese citizens, or their habitual residences are located in China; and (3) where a domestic enterprise indirectly conducts overseas offering and listing, the issuer shall designate a major domestic operating entity as the domestic responsible person who shall undergo the recordation formalities with the CSRC, and where an issuer makes an application with either the SEC or Nasdaq for initial public offering and listing on an overseas market, such designated domestic operating entity of the issuer shall submit filings with the CSRC within three business days after such application is submitted.

On the same day, the CSRC also held a press conference for the release of the New Overseas Listing Rules and issued the Overseas Listing Notice. Under the Overseas Listing Notice, a company that (i) has already completed overseas listing or (ii) has already obtained the approval for the offering or listing from overseas securities regulators or exchanges but has not completed such offering or listing before effective date of the New Overseas Listing Rules and also completes the offering or listing before September 30, 2023 will be considered as an existing listed company and is not required to make any filing until it conducts a new offering in the future. For the company that has already submitted offering and listing applications but not yet obtained the approvals from overseas securities regulators or exchanges shall choose to make its filing with the CSRC at a reasonable time but before the completion of the offering/listing. For the company that has already obtained CSRC approval, which was substituted by the filing requirements upon the effectiveness of the Trial Measures, for overseas listing or offering can continue its process during the valid term of the CSRC approval without additional filing and it shall make the CSRC filing pursuant to the New Overseas Listing Rules if it does not complete the offering or listing before the expiration of the original approval from CSRC.

Based on the advice of our PRC counsel, Grandall Law Firm (Nanjing), as our PRC Subsidiaries accounted for more than 50% of our consolidated revenues, profit, total assets or net assets for the year ended June 30, 2025, and the key components of our operations are carried out in the PRC, this offering is considered an indirect offering and we are subject to the filing requirements for this offering under the Trial Measures, and this offering and our listing on Nasdaq are therefore contingent on our completion of the filing procedures with the CSRC prior to our listing on Nasdaq. As of the date of this prospectus, we have not completed the filing procedures with the CSRC. There can be no assurance that we can complete the filing procedures in a timely manner or at all. In addition, any future securities offerings and listings outside of mainland China by our Company, including but not limited to follow-on offerings, secondary listings and going private transactions, will be subject to the filing requirements with the CSRC under the New Overseas Listing Rules. Additionally, upon completion of this offering, we shall report the offering information to the CSRC within 15 business days. If a violation of the foregoing and related regulations occurs, the CSRC may order rectification, issue warnings, and impose a fine between RMB 1 million and RMB 10 million on our PRC Subsidiaries, which could adversely and materially affect our business operations and financial outlook, and significantly limit or completely hinder our ability to offer or continue to offer our Class A ordinary shares to investors and could cause the value of our Class A ordinary shares to significantly decline or such shares to become worthless. Additionally, if we do not obtain the permissions and approvals of the filing procedure for any subsequent offering in a timely manner under PRC laws and regulations, we may be subject to investigations by competent PRC regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, limit our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. See “Risks Related to Doing Business in China — The CSRC has released the New Overseas Listing Rules for China-based companies seeking to conduct overseas offering and listing in foreign markets, effective as of March 31, 2023. Under the New Overseas Listing Rules, the PRC government exerts more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer our Class A ordinary shares to investors and could cause the value of our Class A ordinary shares to significantly decline or such shares to become worthless.” As of the date of this prospectus, these new laws and guidelines have not impacted the Company’s ability to conduct its business, accept foreign investments, or continue to list on a U.S. or other foreign exchange; however, (i) although we have completed the required procedures with the CSRC and the CAC, we may be required to obtain approval from any other PRC governmental authorities besides the CSRC and the CAC in future, such as the NFRA; (ii) if we were required to obtain approval from other PRC governmental authorities in the future but were failed to file or denied permission from the PRC authorities to follow-up offering or transaction governed by the Trial Measures, our ability to conduct our business may be materially impacted, we will not be able to continue listing on any U.S. exchange, continue to offer securities to investors, the interest of the investors may be materially adversely affected and our Class A ordinary shares may significantly decrease in value or become worthless; and (iii) there are uncertainties in the interpretation and enforcement of these new laws and guidelines, which could materially and adversely impact our business and financial outlook and may impact our ability to accept foreign investments or continue to list on a U.S. or other foreign exchange.

As of the date of this prospectus, except for the filing with the CSRC, and the licenses and permissions held by our PRC Subsidiaries under “Business — Regulatory Permissions,” the Company believes it is not required to obtain permission or approval from any other PRC state or local government and has not received any denial to list on the U.S. exchange. See “Business — Regulatory Permissions.” However, if any other filings, approval, review or other procedure is required, there is no assurance that we will be able to obtain such filings, approval or complete such review or other procedures timely or at all. For any approval or permission that we have received or may receive in future, it could nevertheless be revoked or cancelled, and the terms of its reissuance may impose restrictions on our operations and offerings relating to our securities. Besides, the New Overseas Listing Rules may subject us to additional compliance requirement in the future. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our Class A ordinary shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Class A ordinary shares to significantly decline in value or become worthless.

On February 24, 2023, the CSRC, together with other PRC government authorities, released Provisions on Strengthening the Confidentiality and Archives Administration Concerning the Overseas Securities Offering and Listing by Domestic Enterprises (the “Confidentiality and Archives Administration Provisions”), which come into effect on March 31, 2023. The Confidentiality and Archives Administration Provisions require, among others, that PRC domestic enterprises seeking to offer and list securities in overseas markets, either directly or indirectly, shall establish and improve the confidentiality and archives work system, and a domestic company that, either directly or through its overseas listed entity, publicly discloses or provides to relevant securities companies, securities service institutions, overseas regulators, and other entities and individuals, any documents and materials that involve state secrets or work secrets of state organs, shall obtain approval from the competent department with the power of examination and approval according to the law, and report to the administrative department of confidentiality at the same level for recordation. It further stipulates that providing or publicly disclosing documents and materials which may adversely affect national security or public interests, and accounting files or copies of important preservation value to the state and society shall be subject to corresponding procedures in accordance with relevant laws and regulations.

Given the PRC government’s authority, oversight may also extend to HK Holding and Boundless HK, our Hong Kong subsidiaries, and the legal and operational risks associated with operating in mainland China could also apply to HK Holding and Boundless HK. In Hong Kong, the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. We cannot assure you that there will not be any changes in the economic, political and legal environment in Hong Kong. We may be subject to uncertainty about any future actions of the PRC government and is possible that most of the legal and operational risks associated with operating in the PRC may also apply to the PRC operating entities’ operations in Hong Kong if they conduct business in Hong Kong in the future. The PRC government may intervene or influence the PRC operating entities’ future operations in Hong Kong at any time and exert more influence over the manner in which the PRC operating entities must conduct their business activities. Such government actions, if and when they occur, could result in a material change in their operations in Hong Kong. The protection of personal data is governed by the Personal Data (Privacy) Ordinance (Chapter 486 of The Laws of Hong Kong) (the “PDPO”) in Hong Kong. All organizations that collect, hold, process or use personal data must comply with the PDPO, including the six Data Protection Principles (“DPPs”) in Schedule 1 of the PDPO. In particular, Data Protection Principle 4 specifies the data security requirements which stipulate that, among other things, all practicable steps shall be taken to ensure that any personal data held by a data user is protected against unauthorized or accidental access, processing, erasure, loss or use. In addition, the Competition Ordinance and the relevant anti-monopoly law in Hong Kong are designed to promote competition and prohibit anti-competitive practices for entities conducting business operations in Hong Kong. The Merger Rule in the Competition Ordinance prohibits undertakings from directly or indirectly carrying out a merger that has, or is likely to have, the effect of substantially reduce the level of competition in Hong Kong. This rule is only applicable to telecommunication carrier licensees. There is no general merger control regime in Hong Kong. We believe, as of the date of this prospectus, the relevant data security, anti-monopoly and merger laws and ordinance in Hong Kong, i.e. the PDPO and the Competition Ordinance are not applicable to Boundless HK, our HK subsidiary, and have no impact on our ability to conduct our business through our PRC operating entities, accept foreign investment or listing on an U.S. exchange as HK Holding is currently a holding company with no material operations since its incorporation in Hong Kong. Furthermore, there are currently no regulatory actions related to data security or anti-monopoly concerns in Hong Kong that may impact our ability to conduct our business through our PRC operating entities, accept foreign investment or list on a U.S./foreign exchange, and our Hong Kong subsidiaries have not received any inquiry, notice, warning or sanctions regarding our planned overseas listing from the Hong Kong government. Notwithstanding the foregoing, there is no assurance that regulators in Hong Kong will not take a contrary view or will not subsequently require us to obtain any approval or permission in Hong Kong and subject us to fines or penalties for non-compliance.

The PRC government authorities may further strengthen oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers like us. Any such action may adversely affect our operations and significantly limit or hinder our ability to offer or continue to offer securities to investors or reduce the value of such securities or cause such securities to become worthless.

There are risks arising from the legal systems in China, including the risks and uncertainties regarding the interpretation, application and enforcement of current and future PRC laws and regulations. The rules and regulations in China can change quickly with little advance notice and uncertainties in the interpretation and enforcement of PRC laws, rules and regulations could limit the legal protections available to you and us. The PRC government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations, financial performance and/or the value of the Class A ordinary shares we are registering for sale, or impair our ability to raise money.

The PRC government exerts substantial influence over the manner in which we conduct our business activities. The PRC government may also intervene or influence our operations and this offering at any time, which could result in a material change in our operations and our Class A ordinary shares could decline in value or become worthless.

We are a Cayman Islands holding company and are not a PRC operating company. As a holding company with no material operations of our own, we conduct substantially all of our operations in China through our PRC Subsidiaries. We control and receive the economic benefits of our PRC Subsidiaries’ business operation, if any, through equity ownership. We do not have, nor had we ever, use a VIE structure. Our corporate structure, i.e., a Cayman Islands holding company with operations conducted by our PRC Subsidiaries, involves unique risks to investors. The PRC regulatory authorities could change the rules and regulations regarding foreign ownership in the industry in which the company operates, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless.

Except for the filing requirements under the Trial Measures, we are currently not required to obtain approval from any PRC authorities to list on U.S. exchanges. However, if any of our holding company were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on any U.S. exchange, continue to offer securities to investors, or materially affect the interest of the investors and cause significantly depreciation of our price of Class A ordinary shares.

The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to foreign investment, taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in our operations in China.

Our business segments may be subject to various government and regulatory interference in the regions in which we operate. We could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. We may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply.

Furthermore, it is uncertain when and whether we will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Notwithstanding the foregoing, prior to our listing on Nasdaq, we are still subject to the filing requirements for this offering under the Trial Measures and this offering and our listing on Nasdaq are contingent on our completion of the filing procedures with the CSRC under the New Overseas Listing Rules. As of the date of this prospectus, we have not completed the filing procedures with the CSRC. There can be no assurance that we can complete the filing procedures in a timely manner or at all. Upon completion of the CSRC filing procedures, which will be evidenced by the Filing Completion Notice, we will fulfill the CSRC’s requirements regarding our overseas offering and listing under the Trial Measures. However, from the date of issuance of the Filing Completion Notice to the completion of this offering, if we experience any material or significant events that may cause (i) a major change to the main business or business license qualifications of the PRC Subsidiaries; (ii) a major change of control or equity structure; and (iii) a major adjustment to the offering and listing plan which includes but are not limited to changes of the listing place, possible changes of control after the adjustment of the offering plan, and increases in the proportion of shares to be issued, we shall update the filing documents with the CSRC within three business days. Additionally, upon completion of this offering, we shall report the offering information to the CSRC within 15 business days. Although we are currently not required to obtain permission from any of the PRC government to obtain such permission and has not received any denial to list on the U.S. exchanges, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to our business or industry. Recent statements by the PRC government indicating an intent, and the PRC government may take actions to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or become worthless.

PRC regulations relating to foreign exchange registration of overseas investment by PRC residents may subject our PRC resident beneficial owners of our PRC Subsidiaries to liability or penalties, limit our ability to inject capital into the subsidiary, limit PRC Subsidiaries’ ability to increase its registered capital or distribute profits to us, or may otherwise adversely affect us.

On July 4, 2014, the State Administration of Foreign Exchange of the People’s Republic of China (“SAFE”) promulgated the Circular on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, which replaced the former Notice on Relevant

Issues Concerning Foreign Exchange Administration for PRC Residents to Engage in Financing and Inbound Investment via Overseas Special Purpose Vehicles (generally known as SAFE Circular 75) promulgated by SAFE on October 21, 2005. On February 13, 2015, SAFE further promulgated the Circular on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment (“SAFE Circular 13”), which took effect on June 1, 2015. This SAFE Circular 13 has amended SAFE Circular 37 by requiring PRC residents or entities to register with qualified banks rather than SAFE or its local branch in connection with their direct establishment or indirect control of an offshore entity established for the purpose of overseas investment or financing with such mainland China residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests. Qualified local banks that have obtained financial institution identification codes from foreign exchange authorities and have connected to the Capital Account Information System with the local foreign exchange authorities may directly handle the foreign exchange registration of direct investment for domestic foreign-funded enterprises and overseas enterprises’ domestic investors.

These circulars further require amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as an increase or decrease of capital contributed by PRC residents, share transfer or exchange, merger, division or other material events. In the event that a PRC resident holding interests in a special purpose vehicle fails to complete the required SAFE registration, the PRC subsidiaries of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiaries. Furthermore, it is unclear how this regulation, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant PRC government authorities, and we cannot predict how these regulations will affect our business operations or future strategy. Failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for evasion of foreign exchange controls. This may have a material adverse effect on our business, financial condition and results of operations.

According to SAFE Circular 37 and SAFE Circular 13, our shareholders or beneficial owners who are PRC residents are subject to Circular 37 or other foreign exchange administrative regulations in respect of their investment in our company. To the best of our knowledge, as of the date of this prospectus, all of our PRC resident shareholders who directly or indirectly hold shares in our Cayman Islands holding company and who are known to us have completed the application for foreign exchange registrations for their foreign investment in our company in accordance with SAFE Circular 37 and SAFE Circular 13. We have taken steps to notify significant beneficial owners of ordinary shares whom we know are PRC residents of their filing obligations. However, we may not at all times be fully aware or informed of the identities of all our shareholders or beneficial owners that are required to make such registrations, and we may not always be able to compel them to comply with all relevant foreign exchange regulations. As a result, we cannot assure you that all of our shareholders or beneficial owners who are PRC residents will at all times comply with, or in the future make or obtain any applicable registrations or approvals required by all relevant foreign exchange regulations. The failure or inability of such individuals to comply with the registration procedures set forth in these regulations may subject us to fines or legal sanctions, restrictions on our cross-border investment activities or our PRC Subsidiaries’ ability to distribute dividends to, or obtain foreign-exchange-dominated loans from, our company, or prevent us from making distributions or paying dividends. As a result, our business operations and our ability to make distributions to you could be materially and adversely affected.

PRC regulation on loans to, and direct investment in, our PRC Subsidiaries by offshore holding companies and governmental control in currency conversion may delay or prevent us from using the proceeds of this offering to make loans to or make additional capital contributions to our PRC Subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Boundless is an exempted company limited by shares incorporated in the Cayman Islands structured as a holding company conducting its operations substantially in China through its PRC Subsidiaries. As permitted under PRC laws and regulations, in utilizing the proceeds of this offering, we may make loans to our PRC Subsidiaries subject to the approval from governmental authorities and limitation of amount, or we may make additional capital contributions to our PRC Subsidiaries. For the six months ended December 31, 2025 and the years ended June 30, 2025 and 2024, Boundless had not made any loans or capital contributions to Boundless Development. Furthermore, loans by us to our PRC Subsidiaries to finance its activities cannot exceed the statutory limits and are subject to the requirement of making necessary filings in the Foreign Investment Comprehensive Management Information System and registration with other governmental authorities in China.

The SAFE promulgated the Notice by the State Administration of Foreign Exchange on Reforming the Mode of Management of Settlement of Foreign Exchange Capital of Foreign-Funded Enterprises (“SAFE Circular 19”), effective on June 1, 2015, in replacement of the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, the Notice from the State Administration of Foreign Exchange on Relevant Issues Concerning Strengthening the Administration of Foreign Exchange Businesses, and the Circular on Further Clarification and Regulation of the Issues Concerning the Administration of Certain Capital Account Foreign Exchange Businesses. According to SAFE Circular 19, the flow and use of the RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company is regulated such that RMB capital may not be used for the issuance of RMB entrusted loans, the repayment of inter-enterprise loans or the repayment of bank loans that have been transferred to a third party. Although SAFE Circular 19 allows RMB capital converted from foreign currency-denominated registered capital of a foreign-invested enterprise to be used for equity investments within the PRC, it also reiterates the principle that RMB converted from the foreign currency-denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond its business scope. Thus, it is unclear whether the SAFE will permit such capital to be used for equity investments in the PRC in actual practice. The SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account (“SAFE Circular 16”), effective on June 9, 2016, which reiterates some of the rules set forth in SAFE Circular 19, but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to grant loans to non-associated enterprises. Violations of SAFE Circular 19 and SAFE Circular 16 could result in administrative penalties. SAFE Circular 19 and SAFE Circular 16 may significantly limit our ability to transfer any foreign currency we hold, including the net proceeds from this offering, to our PRC Subsidiaries, which may adversely affect our liquidity and our ability to fund and expand our business in the PRC.

In light of the various requirements imposed by PRC regulations on loans to, and direct investment in, the PRC subsidiaries by offshore holding companies, and the fact that the PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans by us to our PRC Subsidiaries or with respect to future capital contributions by us to our PRC Subsidiaries. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds from this offering and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Under the PRC Enterprise Income Tax Law, we may be classified as a PRC “resident enterprise” for PRC enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our non-PRC enterprise shareholders and has a material adverse effect on our results of operations and the value of your investment.

Under the PRC Enterprise Income Tax Law (“EIT Law”), that became effective in January 2008 and was amended in February 2017 and December 2018, as well as its implementing rules, an enterprise established outside the PRC with “de facto management bodies” within the PRC is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. Under the implementation rules to the EIT Law, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise. In addition, a circular, known as SAT Circular 82, issued in April 2009 by the State Administration of Taxation (the “SAT”), specifies that certain offshore incorporated enterprises controlled by PRC enterprises or PRC enterprise groups will be classified as PRC resident enterprises if the following are located or resident in the PRC: senior management personnel and departments that are responsible for daily production, operation and management; financial and personnel decision making bodies; key properties, accounting books, company seal, and minutes of board meetings and shareholders’ meetings; and half or more of the senior management or directors having voting rights. Further to SAT Circular 82, the SAT issued a bulletin, known as SAT Bulletin 45, which took effect in September 2011, to provide more guidance on the implementation of SAT Circular 82 and clarify the reporting and filing obligations of such “Chinese-controlled offshore incorporated resident enterprises.” SAT Bulletin 45 provides procedures and administrative details for the determination of resident status and administration on post-determination matters. Although both SAT Circular 82 and SAT Bulletin 45 only apply to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreign individuals, the determining criteria set forth in SAT Circular 82 and SAT Bulletin 45 may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises, PRC enterprise groups or by PRC or foreign individuals.

We do not believe that we, as an exempted company limited by shares incorporated in the Cayman Islands, meet all of the conditions above; thus we do not believe that we are a PRC resident enterprise, though all members of our management team as well as the management team of our offshore holding company are located in China. However, if the PRC tax authorities determine that we are a PRC resident enterprise for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we will be subject to the uniform 25% enterprise income tax on our world-wide income, which could materially reduce our net income. In addition, we will also be subject to PRC enterprise income tax reporting obligations. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.”

Finally, since there remain uncertainties regarding the interpretation and implementation of the EIT Law and its implementation rules, it is uncertain whether, if we are regarded as a PRC resident enterprise, any dividends payable by us to our investors and gains on the sale of our shares would become subject to PRC withholding tax, at a rate of 10% in the case of non-PRC enterprises (subject to the provisions of any applicable tax treaty). It is unclear whether non-PRC enterprise shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in the Class A ordinary shares.

There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC Subsidiaries, and dividends payable by our PRC Subsidiaries to our offshore subsidiaries may not qualify for certain treaty benefits.

Under the EIT Law and its implementation rules, we, as a non-resident enterprise, that is, an enterprise lawfully incorporated pursuant to the laws of a foreign country (region) that has an office or premises established in China with no actual management functions performed in China, or an enterprise that has income derived from or accruing in China although it does not have an office or premises in China, will be subject to a withholding tax rate of 10%. Pursuant to a special arrangement between Hong Kong and China, such rate may be reduced to 5% if a Hong Kong resident enterprise owns more than 25% of the equity interest in the PRC company. Boundless Nanjing is 100% owned by HK Holding. Accordingly, HK Holding may qualify for a 5% tax rate in respect of distributions from Boundless Nanjing when it becomes operational and is not obligated to pay more than 50% of the income in twelve months to residents in third country or region. Under the Notice of the State Administration of Taxation on Issues regarding the Administration of the Dividend Provision in Tax Treaties promulgated on February 20, 2009, the taxpayer needs to satisfy certain conditions to utilize the benefits under a tax treaty. These conditions include: (1) the taxpayer must be the beneficial owner of the relevant dividends, and (2) the corporate shareholder to receive dividends from the PRC Subsidiaries must have continuously met the direct ownership thresholds during the 12 consecutive months preceding the receipt of the dividends. Further, under Announcement of the State Administration of Taxation on Issues Relating to “Beneficial Owner” in Tax Treaties, which took effect on April 1, 2018, a “Beneficial Owner” shall mean a person who has ownership and control over the income and the rights and property from which the income is derived. To determine the “beneficial owner” status of a resident of the treaty counterparty who needs to take advantage of the tax treaty benefits, a comprehensive analysis shall be carried out, taking into account actual conditions of the specific case.

Entitlement to a lower tax rate on dividends according to tax treaties or arrangements between the PRC central government and governments of other countries or regions is subject to Announcement of State Taxation Administration on Promulgation of the Administrative Measures on Non-resident Taxpayers Enjoying Treaty Benefits (“Circular 35”). Circular 35 provides that non-resident enterprises are not required to obtain pre-approval from the relevant tax authority in order to enjoy the reduced withholding tax. Instead, non-resident enterprises and their withholding agents may, by self-assessment and on confirmation that the prescribed criteria to enjoy the tax treaty benefits are met, directly apply the reduced withholding tax rate, and file necessary forms and supporting documents when performing tax filings, which will be subject to post-tax filing examinations by the relevant tax authorities. As a result, we cannot assure you that we will be entitled to any preferential withholding tax rate under tax treaties for dividends received from Boundless Development.

Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future.

Pursuant to the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises (“SAT Circular 698”) issued by the SAT on December 10, 2009, where a foreign investor transfers the equity interests of a resident enterprise indirectly via disposition of the equity interests of an overseas holding company, or an “indirect transfer,” and such overseas holding company is located in a tax jurisdiction that (i) has an effective tax rate less than 12.5% or (ii) does not tax foreign income of its residents, the foreign investor shall report the indirect transfer to the competent tax authority. The PRC tax authority will examine the true nature of the indirect transfer, and if the tax authority considers that the foreign investor has adopted an “abusive arrangement” in order to avoid PRC tax, it may disregard the existence of the overseas holding company and re-characterize the indirect transfer.

On February 3, 2015, the SAT issued the Announcement of the State Administration of Taxation on Several Issues Concerning the Enterprise Income Tax on Indirect Property Transfer by Non-Resident Enterprises (“SAT Bulletin 7”), to supersede existing provisions in relation to the “indirect transfer” as set forth in SAT Circular 698, while the other provisions of SAT Circular 698 remain in force. Pursuant to SAT Bulletin 7, where a non-resident enterprise indirectly transfers properties such as equity in PRC resident enterprises without any justifiable business purposes and aiming to avoid the payment of enterprise income tax, such indirect transfer must be reclassified as a direct transfer of equity in PRC resident enterprises. To assess whether an indirect transfer of PRC taxable properties has reasonable commercial purposes, all arrangements related to the indirect transfer must be considered comprehensively and factors set forth in SAT Bulletin 7 must be comprehensively analyzed in light of the actual circumstances. SAT Bulletin 7 also provides that, where a non-PRC resident enterprise transfers its equity interests in a resident enterprise to its related parties at a price lower than the fair market value, the competent tax authority has the power to make a reasonable adjustment to the taxable income of the transaction.

On October 17, 2017, the SAT issued the Announcement of the State Administration of Taxation on Matters Concerning Withholding of Income Tax of Non-resident Enterprises as Source (“SAT Bulletin 37”), which repealed the entire SAT Circular 698 and the provision in relation to the time limit for the withholding agent to declare to the competent tax authority for payment of such tax of SAT Bulletin 7. Pursuant to SAT Bulletin 37, the income from a property transfer, as stipulated in the second item under Article 19 of the EIT Law, shall include the income derived from transferring such equity investment assets as stock equity. The balance of deducting the equity’s net value from the total income from equity transfer shall be taxable income from equity transfer. Where a withholding agent enters into a business contract, involving the income specified in the third paragraph of Article 3 in the EIT Law, with a non-resident enterprise, the tax-excluding income of the non-resident enterprise will be treated as the tax-including income, based on which the tax payment will be calculated and remitted, if it is agreed in the contract that the withholding agent shall assume the tax payable.

It is possible that we or our non-PRC resident investors may become at risk of being taxed under SAT Bulletin 7 and SAT Bulletin 37 and may be required to expend valuable resources to comply with SAT Bulletin 7 and SAT Bulletin 37 or to establish that we or our non-PRC resident investors should not be taxed under SAT Bulletin 7 and SAT Bulletin 37, which may have an adverse effect on our financial condition and results of operations or such non-PRC resident investors’ investment in us.

Dividends payable to our foreign investors and gains on the sale of our Class A ordinary shares by our foreign investors may be subject to PRC tax.

Under the EIT Law and its implementation regulations issued by the State Council, a 10% PRC withholding tax is applicable to dividends payable to investors that are non-resident enterprises, which do not have an establishment or place of business in the PRC or which have such establishment or place of business but the dividends are not effectively connected with such establishment or place of business, to the extent such dividends are derived from sources within the PRC. Any gain realized on the transfer of ordinary shares by such investors is also subject to PRC tax at a current rate of 10% which in the case of dividends will be withheld at source if such gain is regarded as income derived from sources within the PRC. If we are deemed a PRC resident enterprise, dividends paid on our ordinary shares, and any gain realized from the transfer of our ordinary shares, may be treated as income derived from sources within the PRC and may as a result be subject to PRC taxation. See “Regulation — Regulations Relating to Taxation.” Furthermore, if we are deemed a PRC resident enterprise, dividends payable to individual investors who are non-PRC residents and any gain realized on the transfer of ordinary shares by such investors may be subject to PRC tax at a current rate of 20%. Any PRC tax liability may be reduced under applicable tax treaties. However, it is unclear whether holders of our ordinary shares would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas if we are considered a PRC resident enterprise. If dividends payable to our non-PRC investors, or gains from the transfer of our Class A ordinary shares by such investors are subject to PRC tax, the value of your investment in our Class A ordinary shares may decline significantly.

We may rely on dividends and other distributions on equity paid by our PRC Subsidiaries to fund any cash and financing requirements we may have, and the PRC Subsidiaries’ restrictions on paying dividends or making other payments to us could restrict our ability to satisfy our liquidity requirements and have a material and adverse effect on our ability to conduct our business.

Boundless is an exempted company limited by shares incorporated in the Cayman Islands structured as a holding company. We may need dividends and other distributions on equity from our PRC Subsidiaries to satisfy our liquidity requirements, including the funds necessary to pay dividends and other cash distributions to shareholders and service, any debt Boundless may incur. Our PRC Subsidiaries generate and retain cash generated from operating activities and re-invest it in our business. Current PRC regulations permit our PRC Subsidiaries to pay dividends to us only out of its accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, our PRC Subsidiaries are required to set aside at least 10% of its accumulated profits each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of its registered capital. Our PRC Subsidiaries may also allocate a portion of its after-tax profits based on PRC accounting standards to employee welfare and bonus funds at their discretion. These reserves are not distributable as cash dividends. Furthermore, if our PRC Subsidiaries incur debt on its own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. Any limitation on the ability of our PRC Subsidiaries to distribute dividends or to make payments to us may restrict our ability to satisfy our liquidity requirements.

In addition, the EIT Law, and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC-resident enterprises are incorporated.

In response to the persistent capital outflow in China and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China (“PBOC”) and SAFE promulgated a series of capital control measures in early 2017, including stricter vetting procedures for domestic companies to remit foreign currency for overseas investments, dividends payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls, and more restrictions and substantial vetting process may be put forward by SAFE for cross-border transactions falling under both the current account and the capital account. Any limitation on the ability of our PRC Subsidiaries to pay dividends or make other kinds of payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Fluctuations in exchange rates could result in foreign currency exchange losses to us and may reduce the value of, and amount in U.S. Dollars of dividends payable on, our shares in foreign currency terms and could impact our gross profit and gross margin.

The value of the RMB and the Hong Kong dollar against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions and the foreign exchange policy adopted by the PRC government. In August 2015, the PBOC, changed the way it calculates the mid-point price of RMB against the U.S. dollar, requiring the market-makers who submit for reference rates to consider the previous day’s closing spot rate, foreign-exchange demand and supply as well as changes in major currency rates. In 2018, the value of the RMB appreciated by approximately 5.5% against the U.S. dollar; and in 2019, the RMB appreciated by approximately 1.9% against the U.S. dollar. It is difficult to predict how market forces or PRC or U.S. government policy, including any interest rate increases by the Federal Reserve, may impact the exchange rate between the RMB and the U.S. dollar in the future. There remains significant international pressure on the PRC government to adopt a more flexible currency policy, including from the U.S. government, which has threatened to label China as a “currency manipulator,” which could result in greater fluctuation of the RMB against the U.S. dollar. However, the PRC government may still at its discretion restrict access to foreign currencies for current account transactions in the future. Therefore, it is difficult to predict how market forces or government policies may impact the exchange rate between the RMB and the U.S. dollar or other currencies in the future. In addition, the PBOC regularly intervenes in the foreign exchange market to limit fluctuations in RMB exchange rates and achieve policy goals. If the exchange rate between RMB and U.S. dollar fluctuates in unanticipated manners, our results of operations and financial condition, and the value of, and dividends payable on, our shares in foreign currency terms may be adversely affected. We may not be able to pay dividends in foreign currencies to our shareholders. Appreciation of RMB to U.S. dollar will result in foreign currency translation gain, while depreciation of RMB to U.S. dollar will result in foreign currency translation loss.

Restrictions on currency exchange may limit our ability to utilize our revenues or make foreign currency payments effectively.

All of our revenues are denominated in Renminbi. The Renminbi is currently convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans, including loans we may secure from our onshore subsidiaries. Currently, Boundless Development may purchase foreign currency for settlement of “current account transactions,” including payment of dividends to us, without the approval of SAFE by complying with certain procedural requirements. However, the relevant PRC governmental authorities may limit or eliminate our ability to purchase foreign currencies in the future for current account transactions. Since we expect a significant portion of our future revenue will be denominated in Renminbi, any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in Renminbi to fund our business activities outside of the PRC or pay dividends in foreign currencies to our shareholders. Foreign exchange transactions under the capital account remain subject to limitations and require approvals from, or registration with, SAFE and other relevant PRC governmental authorities. This could affect our ability to obtain foreign currency through debt or equity financing for our subsidiaries.

Also, substantially all of the Company’s operating activities that were conducted through the PRC Subsidiaries in China and related assets and liabilities are denominated in Renminbi, which is not freely convertible into foreign currencies. All foreign exchange transactions take place either through the Peoples’ Bank of China (“PBOC”) or other authorized financial institutions at exchange rates quoted by PBOC. Approval of foreign currency payments by the PBOC or other regulatory institutions requires submitting a payment application form together with suppliers’ invoices and signed contracts. The value of Renminbi is subject to changes in central government policies and to international economic and political developments affecting supply and demand in the China Foreign Exchange Trading System market.

It may be difficult for overseas shareholders and/or regulators to conduct investigation or collect evidence within China.

Shareholder claims or regulatory investigation that are common in the United States generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the Unities States may not be efficient in the absence of mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or Article 177, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC without first receiving approval from the CSRC. Accordingly, without the consent of the competent PRC securities regulators and relevant authorities, no organization or individual may provide the documents and materials relating to securities business activities to foreign securities regulators. While detailed interpretation of or implementation rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

The CSRC has released the New Overseas Listing Rules for China-based companies seeking to conduct overseas offering and listing in foreign markets, effective as of March 31, 2023. Under the New Overseas Listing Rules, the PRC government exerts more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer our Class A ordinary shares to investors and could cause the value of our Class A ordinary shares to significantly decline or such shares to become worthless.

The M&A Rules adopted by six PRC regulatory agencies in 2006 and amended in 2009, requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. In September 2006, the CSRC published a notice on its official website specifying documents and materials required to be submitted to it by a special purpose vehicle seeking CSRC approval of its overseas listings. However, substantial uncertainty remains regarding the scope and applicability of the M&A Rules to offshore special purpose vehicles. Currently, there is no consensus among leading PRC law firms regarding the scope and applicability of the CSRC approval requirement.

Our PRC counsel, Grandall Law Firm (Nanjing), has advised us based on their understanding of the current PRC law, rules and regulations that the CSRC’s approval under the M&A Rules is not required for this offering (including the offering of Class A ordinary shares to U.S. investors) and the listing and trading of our Class A ordinary shares on Nasdaq in the context of this offering, given that:

•        the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation;

•        The CSRC already promulgated the New Overseas Listing Rules, which came into effect on March 31, 2023. The New Overseas Listing Rules will apply to overseas securities offerings and/or listings conducted by companies incorporated overseas which normally been treated as overseas special purpose vehicles with operations primarily in the PRC and valued on the basis of interests in PRC domestic companies; and

•        Neither Boundless Development nor Nanjing Boundless was established by a merger with or an acquisition of any PRC domestic companies as defined under the M&A Rules.

However, our PRC legal counsel, Grandall Law Firm (Nanjing), has further advised us that there remains some uncertainty as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and its opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules or overseas offering approval. We cannot assure you that relevant PRC governmental agencies, including the CSRC, would reach the same conclusion as we do.

The General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions, which was made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of China-concept overseas listed companies, and cybersecurity and data privacy protection requirements and similar matters.

On February 17, 2023, the CSRC released the New Overseas Listing Rules, which came into effect on March 31, 2023. According to the New Overseas Listing Rules, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should complete the filing procedures with the CSRC; (2) if the issuer meets both of the following conditions, the overseas offering and listing shall be determined as an indirect overseas offering and listing by a domestic company: (i) any of the total assets, net assets, revenues or profits of the domestic operating entities of the issuer in the most recent accounting year accounts for more than 50% of the corresponding figure in the issuer’s audited consolidated financial statements for the same period; (ii) its major operational activities are carried out in China or its main places of business are located in China, or the senior managers in charge of operation and management of the issuer are mostly Chinese citizens or are domiciled in China; and (3) where a domestic company seeks to indirectly offer and list securities on an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and where an issuer makes an application with either the SEC or Nasdaq for initial public offering and listing on an overseas market, such designated domestic operating entity of the issuer shall submit filings with the CSRC within three business days after such application is submitted.

Based on the advice of our PRC counsel, Grandall Law Firm (Nanjing), as our PRC Subsidiaries accounted for more than 50% of our consolidated revenues, profit, total assets or net assets for the fiscal year ended June 30, 2025, and the key components of our operations are carried out in the PRC, this offering is considered an indirect offering and we are subject to the filing requirements for this offering under the Trial Measures, and this offering and our listing on Nasdaq are therefore contingent on our completion of the filing procedures with the CSRC under the New Overseas Listing Rules. As of the date of this prospectus, we have not completed the filing procedures with the CSRC. There can be no assurance that we can complete the filing procedures in a timely manner or at all. In addition, any future securities offerings and listings outside of mainland China by our Company, including but not limited to follow-on offerings, secondary listings and going private transactions, will be subject to the filing requirements with the CSRC under the New Overseas Listing Rules. Additionally, upon completion of this offering, we shall report the offering information to the CSRC within 15 business days. If a violation of the foregoing and related regulations occurs, the

CSRC may order rectification, issue warnings, and impose a fine between RMB 1 million and RMB 10 million on our PRC Subsidiaries, which could adversely and materially affect our business operations and financial outlook, and significantly limit or completely hinder our ability to offer or continue to offer our Class A ordinary shares to investors and could cause the value of our Class A ordinary shares to significantly decline or such shares to become worthless. Additionally, if we do not obtain the permissions and approvals of the filing procedure for any subsequent offering in a timely manner under PRC laws and regulations, we may be subject to investigations by competent PRC regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, limit our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. As of the date of this prospectus, these new laws and guidelines have not impacted the Company’s ability to conduct its business, accept foreign investments, or continue to list on a U.S. or other foreign exchange. We may be required to obtain approval from any other PRC governmental authorities besides the CSRC in the future, such as the NFRA. If we were required to obtain approval from other PRC governmental authorities in the future but were failed to file or were denied permission from the PRC authorities to this offering, follow-up offering or transaction governed by the Trial Measures, our ability to conduct our business may be materially impacted, we will not be able to continue listing on any U.S. exchange, continue to offer securities to investors, the interest of the investors may be materially adversely affected and our Class A ordinary shares may significantly decrease in value or become worthless. To date, there are uncertainties in the interpretation and enforcement of these new laws and guidelines, which could materially and adversely impact our business and financial outlook and may impact our ability to accept foreign investments, or continue to list on a U.S. or other foreign exchange.

As of the date of this prospectus, except for the filing with the CSRC, and the licenses and permissions held by our PRC Subsidiaries under “Business — Regulatory Permissions,” the Company believes it is not required to obtain permission or approval from any other PRC government and has not received any denial to list on the U.S. exchange. See “Business — Regulatory Permissions.” However, if any other filings, approval, review or other procedure is required, there is no assurance that we will be able to obtain such filings, approval or complete such review or other procedures timely or at all. For any approval or permission that we have received or may receive in future, it could nevertheless be revoked or cancelled, and the terms of its reissuance may impose restrictions on our operations and offerings relating to our securities. Besides, the New Overseas Listing Rules may subject us to additional compliance requirement in the future. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our Class A ordinary shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Class A ordinary shares to significantly decline in value or become worthless.

On February 24, 2023, the CSRC, together with other PRC government authorities, released the Confidentiality and Archives Administration Provisions, which came into effect on March 31, 2023. The Confidentiality and Archives Administration Provisions require, among others, that PRC domestic enterprises seeking to offer and list securities in overseas markets, either directly or indirectly, shall establish the confidentiality and archives system, and shall complete approval and filing procedures with competent authorities, if such PRC domestic enterprises or their overseas listing entities provide or publicly disclose documents or materials involving state secrets and work secrets of PRC government agencies to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals. It further stipulates that providing or publicly disclosing documents and materials which may adversely affect national security or public interests, and accounting files or copies of important preservation value to the state and society shall be subject to corresponding procedures in accordance with relevant laws and regulations.

As of the date of this prospectus, we believe, except for the New Overseas Listing Rules and Overseas Listing Notice, no other relevant laws or regulations in the PRC explicitly require us to seek approval or permissions from any other PRC governmental authorities for our offering (including the sales of securities to foreign investors) and listing in the U.S., nor has our company, any of our subsidiaries received any inquiry, notice, warning or sanctions regarding our planned overseas listing from any other PRC governmental authorities.

There remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. The PRC government may take actions to exert more oversight and control over offerings by China-based issuers conducted overseas and/or foreign investment in such companies, which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors outside China and cause the value of our securities to significantly decline or become worthless. If it is determined in the future that the approval or permissions of any regulatory authority is required for our operations through our PRC Subsidiaries and this offering and we or our PRC Subsidiaries do not receive or maintain the approvals or permissions, or we or our PRC Subsidiaries inadvertently conclude that such approvals or permissions are not required, or applicable laws, regulations, or interpretations change such that we or our PRC Subsidiaries are required to obtain approvals or permissions in the future, we and our PRC Subsidiaries may be subject to investigations by competent regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, limit our ability to pay dividends outside of mainland China, delay or restrict the repatriation of the proceeds from this offering into mainland China or take other actions prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The M&A Rules discussed in the preceding risk factor and related regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. For example, the M&A Rules require that MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that have or may have impact on the national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand, (iv) or in circumstances where overseas companies established or controlled by PRC enterprises or residents acquire affiliated domestic companies. Mergers, acquisitions or contractual arrangements that allow one market player to take control of or to exert decisive impact on another market player must also be notified in advance to the MOFCOM when the threshold under the Provisions on Thresholds for Prior Notification of Concentrations of Undertakings issued by the State Council in August 2008, amended in September 2018 and January 2024, is triggered.

In addition, the security review rules issued by the MOFCOM that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOFCOM, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. Furthermore, according to the security review, foreign investments that would result in acquiring the actual control of assets in certain key sectors, such as critical agricultural products, energy and resources, equipment manufacturing, infrastructure, transport, cultural products and services, information technology, Internet products and services, financial services and technology sectors, are required to obtain approval from designated governmental authorities in advance.

Furthermore, Measures for the Security Review of Foreign Investment issued by the National Development and Reform Commission (the “NDRC”) and MOFCOM that became effective in January 2021 specify that investment in important agricultural products, important energy and resources, critical equipment manufacturing, important infrastructure, important transportation services, important cultural products and services, important information technology and internet products and services, important financial services, key technology, or any other important field related to national security, resulting in the foreign investor’s acquisition of actual control of the enterprise invested in, shall be proactively reported to the Office of the Working Mechanism (under the supervision of NDRC and MOFCOM) before making such investment.

In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions, if required, could be time-consuming, and any required approval processes, including obtaining approval from the MOFCOM or its local counterparts may delay or inhibit our ability to complete such transactions. It is unclear whether our business would be deemed to be in an industry that raises “national defense and security” or “national security” concerns. However, the MOFCOM or other government agencies may publish explanations in the future determining that our business is in an industry subject to the security review, in which case our future acquisitions in the PRC, including those by way of entering into contractual control arrangements with target entities, may be closely scrutinized or prohibited. Our ability to expand our business or maintain or expand our market share through future acquisitions would as such be materially and adversely affected. Furthermore, according to the M&A Rules, if a PRC entity or individual plans to merge or acquire its related PRC entity through an overseas company legitimately incorporated or controlled by such entity or individual, such a merger and acquisition will be subject to examination and approval by the MOFCOM. There is a possibility that the PRC regulators may promulgate new rules or explanations requiring that we obtain the approval of the MOFCOM or other PRC governmental authorities for our completed or ongoing mergers and acquisitions. There is no assurance that, if we plan to make an acquisition, we can obtain such approval from the MOFCOM or any other relevant PRC governmental authorities for our mergers and acquisitions, and if we fail to obtain those approvals, we may be required to suspend our acquisition and be subject to penalties. Any uncertainties regarding such approval requirements could have a material adverse effect on our business, results of operations and corporate structure.

To the extent cash or assets in our business are in mainland China or Hong Kong or a mainland China or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of our company and our subsidiaries by the PRC government to transfer cash or assets, which may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies.

Boundless is an offshore holding company with no material operations of its own, and conducts substantially all of its operations through its PRC Subsidiaries. As of the date of this prospectus, substantially all of our cash and assets are located in the PRC. As a holding company, Boundless may rely on dividends and other distributions on equity paid by its PRC Subsidiaries for its cash and financing requirements. If any of our PRC Subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to us. We are currently in the process of adopting our formal cash management policies which will dictate the purpose, amount and procedure of cash transfers among Boundless and our subsidiaries. Historically, one PRC operating entity provides financial support for other entities’ operations by inter-company loans and they have not experienced difficulties or limitations on their ability to transfer cash between themselves. Prior to our reorganization for purpose of our initial public offering, cash transfers among our PRC operating entities and their subsidiaries were generally approved by the management of the company providing the funds. After our reorganization, cash transfers among Boundless and our subsidiaries of less than RMB1 million (US$0.14 million) must be reported to, reviewed and approved by the chief financial officer of the company initiating such cash transfers; cash transfers equal to or in excess of RMB1 million (US$0.14 million) must be approved by the Chief Executive Officer and the Chief Financial Officer of Boundless. We believe that there is no restriction imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to mainland China), except transfer of funds involving money laundering and criminal activities. However, to the extent cash or assets in our business are in mainland China or Hong Kong or a mainland China or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of our company and our subsidiaries by the PRC government to transfer cash or assets. As of the date of this prospectus, no transfers, dividends or other distributions have been made from our subsidiaries to Boundless or our investors, and no transfers, loans, or capital contributions have been made from Boundless to any of our subsidiaries or our investors.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of mainland China. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to transfer cash out of mainland China, and pay dividends in foreign currencies to our shareholders. Therefore, to the extent cash or assets in our business are in mainland China or Hong Kong or a mainland China or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of our company and our subsidiaries by the PRC government to transfer cash or assets, which may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies.

Notwithstanding the foregoing, there can be no assurance that the PRC government will not intervene or impose restrictions in future on our ability to transfer or distribute cash within our PRC Subsidiaries or to foreign investors, which could result in an inability or prohibition on making transfers or distributions outside of mainland China and may adversely affect our business, financial condition and results of operations.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws.

Boundless is an exempted company limited by shares incorporated under the laws of the Cayman Islands. We conduct substantially all of our operations in China through our PRC Subsidiaries, and substantially all of our assets are located in China. In addition, our executive officers and certain directors are PRC nationals and reside within China for a significant portion of the time. The PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States, the United Kingdom, Japan and many other jurisdictions. As a result, it may not be possible for investors to serve process upon us or those persons in China, or to enforce against us or them in China, any judgments obtained from non-PRC jurisdictions. As a result, it may be difficult for you to effect service of process upon us or those persons inside China. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors who do not reside in the United States or have substantial assets located in the United States. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state.

Furthermore, there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. We believe that foreign judgments of United States courts will not be directly enforced in Hong Kong as there are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. As a result, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor. As a result, subject to the conditions with regard to enforcement of judgments of United States courts being met, including but not limited to the above, a foreign judgment of the United States of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States could be enforceable in Hong Kong.

Shareholder claims that are common in the United States, including securities law class actions and fraud claims, generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the local authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such regulatory cooperation with the securities regulatory authorities in the United States has not been efficient in the absence of mutual and practical cooperation mechanism. According to Article 177 of the PRC Securities Law which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the PRC. Accordingly, without the consent of the competent PRC securities regulators or other relevant authorities, no entity or individual may provide any documents and materials relating to securities business activities to foreign entities or government agencies.

The tension in international trade and rising political tension, particularly between U.S. and China, may adversely impact our business, financial condition, and results of operations.

Although cross-border business may not be an area of our focus, as we plan to expand our business internationally in the future, any unfavorable government policies on international trade, such as capital controls or tariffs, may affect the demand for our products and services, impact our competitive position, or prevent us from being able to conduct business in certain countries.

The ongoing trade tensions between the United States and China, including recent developments in tariff policies, may adversely impact our business, financial condition, and results of operations. On May 12, 2025, the U.S. and China announced a temporary 90-day reduction in reciprocal tariffs, with U.S. tariffs on Chinese goods decreasing from 145% to 30% and Chinese tariffs on U.S. imports reduced from 125% to 10%, while maintaining a baseline 10% tariff during this period. Despite this short-term de-escalation, critical components for optical display manufacturing may continue to face elevated costs due to residual tariffs and prior retaliatory measures.

The optical display industry remains exposed to supply chain disruptions, particularly for specialized materials sourced from U.S.-based suppliers, which are subject to a 10% tariff under the current framework. These costs may reduce the competitiveness of imported materials in China, potentially forcing domestic panel manufacturers to seek alternative suppliers or absorb price increases. Prolonged tariff uncertainty could also create demand volatility for display-intensive products, such as televisions and notebooks, as inflationary pressures affect downstream consumer and enterprise purchasing decisions. Additionally, reliance on certain U.S.-origin materials without localized manufacturing alternatives heightens vulnerability to sudden tariff reinstatements or escalations after the 90-day interim period.

While the recent tariff reduction provides limited short-term relief, the absence of a comprehensive bilateral agreement leaves long-term trade policy subject to abrupt changes. Any resumption of tariff increases, supply chain decoupling, or geopolitical friction could materially affect production costs, pricing flexibility, and international expansion plans. These factors, combined with broader macroeconomic instability linked to U.S.-China tensions, may adversely influence our business prospects, financial position, and operational performance. If any new tariffs, legislation, or regulations are implemented, or if existing trade agreements are renegotiated, such changes could adversely affect our business, financial condition, and results of operations.

In addition, political tensions between the United States and China have escalated due to, among other things, trade disputes, the COVID-19 outbreak, sanctions imposed by the U.S. Department of Treasury on certain officials of the Hong Kong Special Administrative Region and the central government of the PRC and the executive orders issued by U.S. President Donald J. Trump in August 2020 that prohibit certain transactions with certain Chinese companies and their applications. Rising political tensions could reduce levels of trades, investments, technological exchanges and other economic activities between the two major economies, which would have a material adverse effect on global economic conditions and the stability of global financial markets. Any of these factors could have a material adverse effect on our business, prospects, financial condition and results of operations.

We are subject to risks relating to the leased properties of our PRC Subsidiaries.

Our PRC Subsidiaries lease real properties for our offices in China under two lease agreements, one of which has not been registered with the PRC governmental authorities as required by PRC law as of the date of this prospectus. Although the failure to do so does not in itself invalidate the lease, our PRC Subsidiaries may be ordered by the PRC government authorities to rectify such noncompliance and, if such noncompliance is not rectified within a given period of time, our PRC Subsidiaries may be subject to fines imposed by PRC government authorities ranging from RMB1,000 (approximately $143) and RMB10,000 (approximately $1,430) for each lease agreement that has not been registered with the relevant PRC governmental authorities.

The enforcement of the PRC Labor Contract Law and other labor-related regulations in the PRC may increase our labor costs, impose limitations on our labor practices and adversely affect our business and our results of operations.

According to the PRC Labor Law and the Labor Contract Law of the People’s Republic of China (the “Labor Contract Law”), a written labor contract shall be concluded in the establishment of an employment relationship with full-time employees. All employers must compensate their employees with wages equal to at least the local minimum wage standards. Violations of the PRC Labor Law and the Labor Contract Law may result in the imposition of fines, compensations and other administrative sanctions, and serious violations may constitute criminal offenses.

The protection of employees who, under the PRC Labor Contract Law, have the right, among others, to enter into written labor contracts, to enter into labor contracts with no fixed terms under certain circumstances, to receive overtime wages and to terminate or alter terms in labor contracts. Besides, we are required to pay various statutory employee benefits, including pension, housing fund, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance to designated government agencies for the benefit of our employees under the

PRC laws and regulations. The relevant government agencies may examine whether an employer has made adequate payments to the statutory employee benefits, and those employers who fail to make adequate payments may be subject to late payment fees, fines and/or other penalties.

In addition, the Labor Contract Law, which became effective in January 2008 with its amendments being effective in July 2013 and its implementing rules being effective in September 2008, introduces specific provisions related to fixed-term employment contracts, part-time employment, probation, consultation with labor unions and employee assemblies, employment without a written contract, dismissal of employees, severance, and collective bargaining, which together represent enhanced enforcement of labor laws and regulations. For example, according to the PRC Labor Contract Law, an employer is obliged to sign an unfixed-term labor contract with any employee who has worked for the employer for 10 consecutive years. Further, if an employee requests or agrees to renew a fixed-term labor contract that has already been entered into twice consecutively, the resulting contract must have an unfixed term, with certain exceptions. The employer must pay economic compensation to an employee where a labor contract is terminated or expires in accordance with the PRC Labor Contract Law, except for certain situations which are specifically regulated. In addition, the government has issued various labor-related regulations to further protect the rights of employees. According to such laws and regulations, employees are entitled to annual leave ranging from five to 15 days and are able to be compensated for any untaken annual leave days in the amount of three times their daily salary, subject to certain exceptions.

In the event that we decide to terminate some of our employees or otherwise to change our employment or labor practices, the Labor Contract Law and its implement rules, and other labor-related regulation may also limit our ability to effect those changes in a manner that we believe to be cost-effective, which could adversely affect our business and results of operations. We expect that our labor costs, including wages and employee benefits, will continue to increase.

Our PRC Subsidiaries are currently not subject to any labor disputes or related query, investigation or interference by a PRC governing body. However, our PRC Subsidiaries’ employment practices may not be at all times deemed in compliance with the laws and regulations. If we are subject to severe penalties or incur significant liabilities in connection with labor disputes or investigations, our business and financial conditions may be adversely affected.

Failure to make adequate contributions to various employee benefit plans and withhold individual income tax on employees’ salaries as required by PRC regulations or comply with laws and regulations on other employment practices may subject us to penalties.

Companies operating in China are required to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of the PRC subsidiaries’ employees up to a maximum amount specified by the local government from time to time at locations where the PRC Subsidiaries operate their businesses. The requirement of employee benefit plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. Companies operating in China are also required to withhold individual income tax on employees’ salaries based on the actual salary of each employee upon payment.

If the employer still fails to rectify any failure to make social insurance contributions within the stipulated deadline, it may be subject to a fine ranging from one to three times of the amount overdue. If there is a failure to pay the full amount of housing provident fund as required, the housing provident fund management center may require payment of the outstanding amount within a prescribed period. If the payment is not made within such time limit, an application may be made to the PRC courts for compulsory enforcement. If the PRC Subsidiaries are subject to late fees or fines in relation to the underpaid employee benefits and under-withheld individual income tax, our financial condition and results of operations may be adversely affected. The PRC Subsidiaries may also be subject to regulatory investigations and other penalties if their other employment practices are deemed to be in violation of relevant PRC laws and regulations. As of the date of this prospectus, the PRC Subsidiaries have accrued additional liabilities at the consolidated level for unpaid social insurance and housing fund contributions. However, they have not fully made such contributions in accordance with the actual compensation paid to employees. Failure to make adequate contributions to various employee benefit plans or comply with relevant PRC labor regulations may subject us to penalties, fines, or other regulatory actions.

Risks Related to Our Business and Industry

We primarily operate in the optical display industry in China, which is emerging, rapidly evolving, and competitive. As a result, predicting our prospects is challenging and our historical operating and financial results may not necessarily predict our future performance.

We operate in China’s optical display industry, which is emerging, rapidly evolving, and fiercely competitive. Due to the relatively new nature, business models continue to evolve, and the regulatory framework governing the industry is also developing and may remain uncertain in the near future. As our business grows and in response to evolving end customers’ needs and market competition, we will continue to introduce new optical display solutions and services, optimize existing ones, and adjust our business model as needed. However, significant changes to our business model may not yield the anticipated results and could have an adverse impact on our financial condition and results of operations.

As a result, it is challenging to predict our future prospects accurately. If we fail to educate our end customers on the value of our optical display solutions and services, fail to meet the needs of our target market, or if the market for our offerings does not develop as expected, our business and results of operations may suffer.

If we are unable to collect our accounts receivable, our results of operations, financial condition and cash flows could be adversely affected.

Our business depends on our ability to successfully receive payment from our customers of the amounts they owe us for products delivered. We evaluate the financial condition of our customers and generally grant our customers a credit term of 30 to 90 days after the delivery of products. Once an account is past due, we contact our clients immediately by phone for collection. As of December 31, 2025, current portion of our accounts receivable balance was approximately $2,382,927, and as of the date of this prospectus, $2,039,860 of the balance has been collected.

In certain limited circumstances, we may enter into contracts with negotiated extended payment arrangements, under which the period between delivery and customer payment may exceed one year. As of the date of this prospectus, such arrangements relate to a limited number of customer contracts and may extend from approximately 16 months to 38 months from the date of delivery. These extended payment terms may increase the length of time required to collect receivables and may expose us to greater credit risk over the collection period. As of December 31, 2025, non-current portion of our accounts receivable balance was approximately $430,335.

We might not accurately assess the creditworthiness of our customers. Macroeconomic conditions could also result in financial difficulties for our customers, which, in turn, could cause customers to delay payments to us, request modifications to their payment arrangements that could increase our receivable balances, or default on their payment obligations to us. If we are unable to collect the receivables in a timely manner, our results of operations and cash flows could be adversely affected. In addition, if we experience an increase in the time to bill and collect for our services, including under arrangements with extended payment periods, our cash flows could be adversely affected.

If we are unable to attract, incentivize and retain talented professionals, our business, financial condition and results of operations may be affected.

We believe our success greatly depends on our ability to attract, incentivize and retain talented professionals. To maintain and improve our competitive advantage in the market, we intend to implement several initiatives to retain and attract more mid- to high-level personnel. These include formulating a market-oriented compensation structure for our employees and implementing a standardized multi-level performance review mechanism. However, the competition for talented professionals with expertise in optical display, sales and marketing, and technology is fierce in China. Moreover, we invest significant time and resources in training our employees, which increases their value to competitors who may attempt to recruit them. Failure to retain our employees could result in significant expenses in hiring and training new employees. Moreover, our ability to serve customers and business channels could suffer, leading to an adverse impact on our business, financial condition, and results of operations.

We may encounter difficulties expanding into new businesses or industries, which may affect adversely our results of operations and financial condition.

We may encounter difficulties and face risks in connection with our expansion into new businesses or industries. We cannot assure you that our expansion into new businesses will be successful, as we may have limited experience in such industries. We cannot assure you that we will be able to generate sufficient profits to justify the costs of expanding into new businesses or industries. Any new business in which we invest or which we intend to develop may require our additional capital investment, R&D efforts, as well as our management’s attention. If such new business does not progress as planned, our results of operations and financial condition may be affected adversely.

We face significant risk due to our high customer concentration, as the loss of business from any of our top customers could substantially impact our revenues and financial performance, potentially adversely affecting our operations and future prospects.

We face significant risk due to high customer concentration, with sales revenue from our top three customers accounting for an aggregate of approximately 95.2% and 74.9% of our total revenues for the year ended June 30, 2025 and 2024, respectively. Our sales revenue from our top two customers accounted for approximately 69.6% of our total revenues for the six months ended December 31, 2025, and our top two customers accounted for approximately 97.9% of our total revenues for the six months ended December 31, 2024. Please see “Business — Customers” for further discussions of our customers. This concentration stems from the increasing market share of leading VR brands and our strategic focus on collaborating with top-tier industry players. Our largest customer, Qingdao Chuangjian Weilai, which accounted for 48.9% and 73.2% of our total revenues for the six months ended December 31, 2025 and 2024, and 63.2% of our total revenues for the year ended June 30, 2025, respectively. While we have established strong partnerships and have entered into agreements with our major customers, our business could be adversely affected if any of them experience poor sales performance or if our collaborations cannot be maintained.

The loss of business from key customers could significantly impact our revenues, operations, and financial condition. Our reliance on a limited number of customers may also reduce our bargaining power, making us more vulnerable to pricing pressures and changes in our customers’ business strategies. Although we strive to mitigate these risks by maintaining strong relationships and expanding our customer base, there can be no assurance that these efforts will be successful. Potential investors should carefully consider the risks associated with our high customer concentration when evaluating our company.

We face significant risk due to our high supplier concentration, as any material interruptions with our key suppliers could substantially impact our revenues and financial performance, potentially adversely affecting our operations and future prospects.

Our top two suppliers accounted for approximately 89.5% of our purchases, including 65.1% from our largest supplier, Wuxi Sharp, for the six months ended December 31, 2025. Our top one supplier, Wuxi Sharp, accounted for approximately 92.1% of our purchases for the six months ended December 31, 2024. Our top two suppliers accounted for approximately 89.7% of our purchases, including 63.6% from our largest supplier, Wuxi Sharp, for the year ended June 30, 2025. Our top three suppliers accounted for approximately 73.5% of our purchases, including 35.1% from our largest supplier, Wuxi Sharp, for the year ended June 30, 2024.

We currently rely on Wuxi Sharp as our sole contracted supplier for VR-specific FAST LCD displays, known for top industry quality and stable mass production. To reduce risk, we are evaluating alternative suppliers for VR LCDs and exploring Micro OLED technology with LUMICORE. These steps ensure supply stability and diversify our sourcing. Although we have entered into procurement agreements with our key suppliers, given the significant concentration of our suppliers, any material interruption with these suppliers, including limitations on the ability of our suppliers to manufacture, or procure from manufacturers, the products we sell, or to meet delivery requirements and commitments, whether due to supply chain disruptions, labor shortages or otherwise, could temporarily disrupt the operations of certain of our subsidiaries, impact current inventory levels, and could adversely affect our financial results.

Additionally, our operations are materially dependent upon the continued market acceptance and quality of these suppliers’ products and their ability to continue to manufacture products that are competitive and that comply with laws relating to environmental and efficiency standards. Our inability to obtain products from one or more of these suppliers or a decline in market acceptance of these suppliers’ products could have a material adverse effect on our results of operations, cash flows, and liquidity.

We depend on one main OEM manufacturer for our VR optical modules. If we experience any delay or disruption, or quality control problems with our manufacturer in its operations, we may be unable to keep up with customer demand for our products, we could lose market share and revenues and our reputation, brand and business would be harmed.

We do not have internal manufacturing facilities or capabilities, and most of our VR optical modules are manufactured, assembled, tested and packaged by Wuxi Sharp under a sales agreement, which renews automatically unless terminated upon written notice by either party. The agreement provides terms for ordering, delivery, payment, quality assurance, and risk allocation, with specific details to be set forth in individual contracts. Either party may terminate the agreement under defined circumstances such as breach or insolvency. The agreement also includes confidentiality, compliance, and force majeure provisions, and disputes are subject to litigation in the seller’s local court. Our pricing with Wuxi Sharp is established based on several key factors, including (i) product specifications, such as optical parameters and acceptance criteria, (ii) fluctuations in the market prices of raw materials, such as optical glass and coating materials, and (iii) scale of the purchase. The payment cycle is tied to both the material preparation lead time and the agreed purchase price.

Our reliance on Wuxi Sharp, and indirectly, on its suppliers, involves a number of risks, including risks related to the following:

•        Wuxi Sharp and its suppliers may encounter financial or other business difficulties, change their strategic objectives, or perceive us to no longer be an attractive customer;

•        We have an automatically renewing sales agreement with Wuxi Sharp, which may be unilaterally terminated by Wuxi Sharp;

•        Wuxi Sharp or its suppliers, may experience disruptions in their manufacturing operations due to equipment breakdowns, cybersecurity attacks or security breaches or incidents, labor disputes or shortages, component or material shortages, cost increases or other similar problems;

•        production capacity constraints;

•        increases in manufacturing costs and lead times;

•        untimely delivery and failures to meet production deadlines;

•        errors in complying with product specifications;

•        product and component quality and reliability issues;

•        vessel delays and port congestion, which disrupt shipping operations;

•        failure of Wuxi Sharp, or a key supplier to Wuxi Sharp, to remain in business and adjust to market conditions;

•        failure of Wuxi Sharp and its suppliers to obtain timely regulatory approvals or certificates for our VR optical modules;

•        increases in pricing as a result of increases in tariffs and customs duties;

•        our inability to pass price declines in the sales of our VR optical modules we provide to our customers through to Wuxi Sharp;

•        disagreements or disputes between us and Wuxi Sharp relating to our agreement or otherwise;

•        delays in, or the inability to execute on, a supplier roadmap for components and technologies; and

•        natural disasters, fires, pandemics, climate change, acts of terrorism or other catastrophic events which disrupt manufacturing operations or shipping routes.

If component shortages or delays occur, the price of certain components may increase, and we may be exposed to quality issues or the components may not be available at all. As a result, we could lose time-sensitive sales, incur additional freight costs or be unable to pass on price increases to our customers. If we or Wuxi Sharp cannot adequately address supply issues, we might have to re-design some products, which could result in further costs and delays.

In addition, if we experience a significant increase in demand for our VR optical modules, Wuxi Sharp might not have the capacity to, or might elect not to, meet our needs as it allocates production capacity to its other customers. Identifying a suitable manufacturer is an involved process that requires us to become satisfied with the manufacturer’s quality control, responsiveness and service, financial stability and labor and other ethical practices, and if we seek to source materials from new OEM manufacturers there can be no assurance that we could do so in a manner that does not disrupt the manufacture and sale of our VR optical modules.

If we fail to manage our relationship with Wuxi Sharp effectively, or if it experiences operational difficulties, our ability to ship VR optical modules to our customers could be impaired and our reputation, brand, business, financial condition and results of operations may be harmed.

We may be subject to legal or other proceedings in the ordinary course of our business. If the outcome of these proceedings is adverse to us, they could have a material adverse effect on our business, financial condition and results of operations.

During the ordinary course of our business operations, we may be involved in legal disputes or regulatory and other proceedings relating to, including but not limited to, contractual disputes, product liability claims and employees’ claims. Especially, for contractual disputes, we cannot assure you that the venue and governing law agreed in relevant contracts are always favorable to us. Any such legal disputes or proceedings may subject us to substantial liabilities and may have a material and adverse effect on our reputation, business, financial condition and results of operations. Among those proceedings, some of them may be relating to our products or services or complaints from third parties.

If we become involved in material or protracted legal proceedings or other legal disputes in the future, we may incur substantial legal expenses and our management may need to devote significant time and attention to handle such proceedings and disputes, thereby diverting their attention from our business operations. In addition, the outcome of such proceedings or disputes may be uncertain and could result in settlement or outcomes which may adversely affect our business, financial condition and results of operations.

Our ability to protect the confidential information of our customers may be adversely affected by cyberattacks, computer viruses, physical or electronic break-ins or similar disruptions.

We may collect, store, and process certain data from our customers, which makes us an attractive target and potentially vulnerable to cyberattacks, computer viruses, physical or electronic break-ins or similar disruptions. While we have taken steps to mitigate the cyberattack risks and protect the confidential information that we have access to, including but not limited to installation and periodical updates of antivirus software and backup of information on our computer systems, our security measures could be breached. Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. Any cybersecurity incident, accidental or willful security breaches or other unauthorized access to our systems could cause confidential information to be stolen and used for criminal purposes. Cybersecurity incidents, security breaches or unauthorized access to confidential information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in our technology infrastructure are exposed and exploited, our relationships with our customers could be severely damaged, we could incur significant liability, and our business and operations could be adversely affected.

Meanwhile, if we fail to protect confidential information, we may be involved in various claims and litigations raised for privacy or other damages. Such claims and litigations will take a lot of time and resources to defend and we cannot assure you these claims or litigations will result in a favorable outcome. In February 2022, the Russian Federation commenced a military invasion of Ukraine, and Russian actions with respect to Ukraine have resulted in certain broad sanctions being imposed by the United States, the European Union, the United Kingdom and other international authorities. We cannot predict the impact of Russian actions in Ukraine or the reaction to such actions by the United States, the European Union, the United Kingdom or other international authorities. We cannot predict the impact of Russian actions in Ukraine or the reaction to such actions by the United States, the European Union, the United Kingdom or other international authorities. In connection with the aforesaid military invasion, cybersecurity experts anticipate a meaningful increase in cyberattack and cybercrime activity in connection with the Russian invasion of Ukraine around the globe. However, as of the date of this prospectus, there is no new or heightened risk of potential cyberattacks on the Company by state actors or others since Russia’s invasion of Ukraine.

We face potential adverse impacts on our operations and profitability due to significant fluctuations in raw material prices or supply shortages, which could result from various external factors including economic changes, geopolitical issues, or supply chain disruptions.

Since 2022, there has been increased volatility in upstream raw material prices. Our business operations and profitability may be adversely affected if the purchase prices of our main raw materials fluctuate significantly or if we experience raw material capacity constraints or supply shortages. These situations could arise due to various factors, including changes in macroeconomic conditions, geopolitical issues, upstream production capacity, adjustments in supplier business strategies, or force majeure events.

We may face challenges in maintaining stable raw material costs or securing adequate supplies, which could lead to increased production costs, delivery delays, or disruptions in our sale processes. While we strive to implement measures to mitigate these risks, such as diversifying our supplier base and optimizing inventory management, we cannot guarantee that these efforts will be fully effective in preventing or minimizing the impact of raw material price fluctuations or shortages.

Investors should carefully consider these risks when evaluating our company, as they could have a material adverse effect on our financial condition, results of operations, and overall business performance.

Infringement of our intellectual property right by any third party or loss of our intellectual property rights may materially and adversely affect our business, financial condition and results of operations.

We rely on a combination of patent, trademark, copyright and trade secret protection laws in China and other jurisdictions, as well as confidentiality procedures and contractual provisions, to protect our intellectual property rights. We also have confidentiality arrangements with our employees and any third parties who may access our proprietary information, and we rigorously control access to our proprietary technology and information.

Intellectual property protection may not be sufficient in China or other countries. Confidentiality agreements may be breached by counterparties, we may not be able to enforce these agreements and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our contractual rights in China or elsewhere. Policing any unauthorized use of our intellectual property is difficult, time-consuming, and costly, and the steps we have taken may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation. Furthermore, we may be subject to the risks of losing our intellectual property rights or the intellectual property rights licensed from other third-parties due to several reasons. Certain intellectual property rights, such as trademarks, are subject to a limited period of time. Upon the expiry of such period of time, others may freely use such intellectual properties without any license or charges, which may impose competitive harm to us and in turn adversely affect our business and prospects. The intellectual property rights that we currently have may also be revoked, invalidated or deprived by regulatory authorities as a result of intellectual property claims or challenges successfully raised by third parties. We may also rely on certain intellectual property rights licensed from other third parties. There can be no guarantee that we will be able to maintain such licenses at all times or renew such licenses upon expiry. Moreover, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. Any failure in maintaining, protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to intellectual property infringement claims from third parties, which may be expensive to defend with no assurance of success and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademark, copyrights or other intellectual property rights held by third parties. We may, and from time to time in the future be, subject to legal proceedings and claims relating to the intellectual property rights of others. There could also be existing trademarks or other intellectual property of which we are not aware that we may infringe. While we do not know of any intellectual property rights on which our products or our business infringe, we cannot assure you that holders of trademark or other intellectual property rights purportedly relating to some aspect of our technology or business, would not seek to enforce such intellectual property rights against us or that they will not be successful in any such enforcement action. If an action is commenced in China, the application and interpretation of China’s intellectual property laws and the procedures and standards for granting and protecting intellectual property rights in China are still evolving and are uncertain, and we cannot assure you that PRC courts or regulatory authorities would agree with our analysis or be consistent with a decision in the United States. If we are found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or damages or be forced to develop alternatives of our own. In addition, we may incur significant expenses, and may be forced to divert management’s time and other resources from our business and operations to defend against these third-party infringement claims, regardless of their merits.

If we are unable to manage our growth or execute our strategies effectively, our business and prospects may be materially and adversely affected.

To accommodate our growth, we anticipate that we will need to implement a variety of new and upgraded operational and financial systems, procedures and controls, including the improvement of our accounting and other internal management systems. We will also need to continue to expand, train, manage and motivate our workforce and manage our relationships with our customers. All of these endeavors involve risks and will require substantial management effort and significant additional expenditures. We may not be able to manage our growth or execute our strategies effectively, and any failure to do so may have a material adverse effect on our business and prospects.

We may be unable to keep pace with rapid technological changes in our industry, which could adversely affect our business and competitive position.

The optical display industry is rapidly evolving, with advanced technologies like 5G, embedded software, multi-camera systems, health monitoring, and AI being continuously integrated into products. While our company invests heavily in research and development to meet these technological demands, we face significant challenges. The development of cutting-edge technologies involves high barriers, including research difficulties, long development cycles, and substantial capital investments.

Despite our efforts, there is a risk that we may fail to maintain our technological competitive edge. If we cannot continuously upgrade our technologies and products, we may fall behind competitors, potentially rendering our investments unrecoverable and jeopardizing our market position. This could adversely affect our business operations, financial condition, and future prospects.

Intense competition in our industry may adversely affect our business, financial condition, and results of operations

We operate in a highly competitive market for smart optical products. While we have established business relationships with leading VR brands and global technology companies, we face significant competition from various sources. We compete with other original design manufacturer companies, as well as with component manufacturers and electronics manufacturing services providers.

If we are unable to maintain our competitive edge in software and hardware research and development, supply chain management, quality control, production and delivery capabilities, or retain our core technical team in the face of intense market competition, our business performance may be adversely affected. Our failure to effectively compete could result in reduced market share, decreased revenues, lower profit margins, and limited growth opportunities, which could have a material adverse effect on our business, financial condition, and results of operations.

Our success depends on our ability to retain our core management team and other key personnel.

Our performance depends on the continued service and performance of our directors and senior management as they are expected to play an important role in guiding the implementation of our business strategies and future plans. The loss of the services of one or more of our core management team members could impede implementation of our business plan and result in reduced profitability. For example, Our founder and Chief Executive Officer, Mr. Senlin Chen has accumulated more than 25 years of management experience in the optical display industry. Our Chief Financial Officer, Ms. Xiang Zhang, has more than 20 years of experience in finance sector. If any of our core management team members were to terminate his or her employment with us, there can be no assurance that we would be able to find suitable replacements in a timely manner, at acceptable cost or at all. The loss of services of core management team members or the inability to identify, hire, train and retain other qualified and managerial personnel in the future may materially and adversely affect our business, financial condition, results of operations and prospects.

Competition for our employees is intense, and we may not be able to attract and retain the highly skilled employees needed to support our business.

As we continue to experience growth, we believe our success depends on the efforts and talents of our employees, including management team, sales team and R&D personnel. Our future success depends on our continued ability to attract, develop, motivate and retain highly qualified and skilled employees. Competition for highly skilled personnel is extremely intense. We may not be able to hire and retain these personnel at compensation levels consistent with our existing compensation and salary structure.

In addition, we invest significant time and expense in training our employees, which increases their value to competitors who may seek to recruit them. If we fail to retain our employees, we could incur significant expenses in hiring and training their replacements, and the quality of our services and our ability to serve customers could diminish, resulting in a material adverse effect on our business.

Our business, financial condition and results of operations may be adversely affected by an economic downturn

Because our sales may depend on customers’ levels of disposable income, perceived job prospects and willingness to spend, our business and prospects may be affected by global economic conditions. The global financial markets experienced significant disruptions in 2008 and the United States, Europe and other economies went into recession. The recovery from the lows of 2008 and 2009 was uneven and is continuously facing new challenges, including the escalation of the European sovereign debt crisis since 2011 and the slowdown of the Chinese economy since 2012. The economic conditions in the markets in which our products are sold are sensitive to both global economic conditions, and the particular changes in each country’s economic and political policies and its expected or perceived overall economic growth rate. A decline in the economic prospects in the mechanics and other industries could alter current or prospective customers’ spending priorities. Therefore, a slowdown in China’s economy or the global economy may lead to a reduction in demand for our products, which could materially and adversely affect our financial condition and results of operations.

We have identified material weaknesses in our internal control over financial reporting. If we do not adequately remediate these material weaknesses, or if we experience additional material weaknesses in the future or otherwise fail to maintain effective internal controls, we may not be able to accurately or timely report our financial condition or results of operations, or comply with the accounting and reporting requirements applicable to public companies, which may adversely affect investor confidence in us and the market price of our Class A ordinary shares.

Prior to this offering, we have been a private company with limited accounting personnel and other resources with which to address our internal control over financial reporting. Our management has not completed assessment of the effectiveness of our internal control over U.S. GAAP financial reporting, and our independent registered public accounting firm has not conducted an audit of the effectiveness of our internal control over financial reporting. However, in the course of preparing our combined and consolidated financial statements for the six months ended December 31, 2025 and 2024, and the fiscal years ended June 30, 2025 and 2024, we identified material weaknesses in our internal control over financial reporting. In accordance with reporting requirements set forth by the SEC, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our company’s annual or interim consolidated financial statements may not be prevented or detected on a timely basis.

The material weaknesses identified included: (i) the lack of sufficient competent financial reporting and accounting personnel with appropriate understanding of U.S. GAAP and financial reporting requirements to address complex U.S. GAAP accounting issues and related disclosures; and (ii) the lack of formal internal control policies and independent supervision function to establish formal risk assessment process and internal control framework.

To remediate our identified material weaknesses, we have already taken certain measures, including engaging an external financial advisor with experience in U.S. GAAP and SEC reporting to assist us in preparing our financial statements in accordance with U.S. GAAP, as of the date of this prospectus. In addition, we have implemented or plan to implement, measures to improve our internal controls over financial reporting, including, among others: (i) hiring more qualified accounting personnel with relevant U.S. GAAP and SEC reporting experience and qualifications to strengthen our financial reporting function and to set up a financial and system control framework. We plan to complete the recruitment of additional corporate finance professionals within the next twelve months; (ii) improving the knowledge and expertise of our corporate accounting team, especially related to U.S. GAAP and the SEC reporting requirements, through regular trainings. These sessions, led by financial consultants, are held monthly for our current finance staff and will continue on a regular basis; (iii) formulating U.S. GAAP accounting policies and procedures manual, which will be maintained, reviewed and updated, on a regular basis, to the latest U.S. GAAP accounting standards. We believe that these policies and procedures will be significantly enhanced within six months after this offering, through ongoing communication and continuous learning.

We will continue to take additional measures to remediate the material weaknesses, including appointing independent directors, establishing an audit committee, and strengthening corporate governance, which will be completed at the time of effectiveness of our registration statement for our initial public offering. However, the implementation of these measures may not fully address these material weaknesses in our internal control over financial reporting, and we cannot conclude that they have been fully remediated. Our failure to correct these material weaknesses or failure to discover and address any other material weaknesses could result in inaccuracies in our financial statements and impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. Moreover, ineffective internal control over financial reporting could significantly hinder our ability to prevent fraud.

Upon the completion of this offering, we will become a public company in the United States subject to the Sarbanes-Oxley Act of 2002 and an emerging growth company exempted from certain internal control reporting requirement. Section 404 of the Sarbanes-Oxley Act of 2002 will require that we include a report of management on our internal control over financial reporting in our second annual report on Form 20-F after becoming a public company. In addition, once we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify other weaknesses and deficiencies in our internal control over financial reporting. In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. If we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations, and lead to a decline in the trading price of our shares.

Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions. We may also be required to restate our combined and consolidated financial statements from prior periods.

There is substantial doubt about our ability to continue as a going concern.

As reflected in the consolidated financial statements, we reported net loss of $1,793,255 for the year ended June 30, 2025, net loss of $948,802 and $1,018,170 for the six months ended December 31, 2025 and 2024, respectively, and accumulated deficits of $3,960,202 and $3,011,400 as of December 31, 2025 and June 30, 2025, respectively. We had negative working capital of $483,190 as of December 31, 2025, and used funds in operating activities of $3,067,249 for the six months ended December 31, 2024. We used funds in operating activities of $1,531,920 and $1,579,268 for the fiscal years ended June 30, 2025 and 2024, respectively. These factors raise substantial doubt about our ability to continue as a going concern.

We are in the process of expanding our customer base to generate more revenues as well as monitoring our expenses continuously, and we are seeking to raise working capital through additional borrowings from banks, shareholder contributions and borrowings from shareholders, and other equity financings to fund its operations. However, there can be no assurance that these plans and arrangements will be sufficient to fund our ongoing capital expenditure, working capital, and other requirements. The accompanying consolidated financial statements do not include any adjustments related to the recoverability or classification of asset and the amounts or classification of liabilities that may result from the outcome of this uncertainty. If the going concern assumption is not appropriate, material adjustments to the consolidated financial statements could be required.

We may need to raise additional funds. There can be no assurance that we will be able to secure any needed funding, or that if such funding is available, the terms or conditions would be acceptable to us. If we are unable to obtain additional financing when it is needed, we will need to restructure our operations and possibly divest all or a portion of our business. We may seek additional capital through a combination of equity offerings and debt financings. Debt financing, if obtained, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, and could increase our expenses, require that our assets secure such debt, or provide for high interest rates, discounted conversion prices, or other unfavorable terms. Equity financing, if obtained, could result in dilution to our then-existing stockholders. If we are unsuccessful in securing additional funding, we may be required to cease operations which could result in our shareholders losing all or almost all of their investment.

We may need additional capital but may not be able to obtain it on favorable terms or at all.

We may require additional cash resources due to future growth and development of our business, including any investments or acquisitions we may decide to pursue. If our cash resources are insufficient to satisfy our cash requirements, we may seek to issue additional equity or debt securities or obtain new or expanded credit facilities. Our ability to obtain external financing in the future is subject to a variety of uncertainties, including our future financial condition, results of operations, cash flows, share price performance, liquidity of international capital and lending markets and PRC governmental regulations over foreign investment in the PRC. In addition, incurring indebtedness would subject us to increased debt service obligations and could result in operating and financing covenants that would restrict our operations. There can be no assurance that financing will be available in a timely manner or in amounts or on terms acceptable to us, or at all. Any failure to raise needed funds on terms favorable to us, or at all, could severely restrict our liquidity as well as have a material adverse effect on our business, financial condition and results of operations. Moreover, any issuance of equity or equity-linked securities could result in significant dilution to our existing shareholders.

Global epidemics, natural disasters, terrorist activities, political unrest, and other outbreaks could disrupt our operations, which could materially and adversely affect our business, financial condition, and results of operations.

Global pandemics, epidemics in China or elsewhere in the world, or fear of spread of contagious diseases, such as Ebola virus disease (EVD), coronavirus disease 2019 (COVID-19), Middle East respiratory syndrome (MERS), severe acute respiratory syndrome (SARS), H1N1 flu, H7N9 flu, and avian flu, as well as hurricanes, earthquakes, tsunamis, or other natural disasters could disrupt our business operations, reduce or restrict our supply of products and services, incur significant costs to protect our employees and facilities, or result in regional or global economic distress, which may materially and adversely affect our business, financial condition, and results of operations. Actual or threatened war, terrorist activities, political unrest, civil strife, and other geopolitical uncertainty could have a similar adverse effect on our business, financial condition, and results of operations. Any one or more of these events may impede our operating efforts and adversely affect our sales results, or even for a prolonged period of time, which could materially and adversely affect our business, financial condition, and results of operations.

We are also vulnerable to natural disasters and other calamities. We cannot assure you that we are adequately protected from the effects of fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks, or similar events. Any of the foregoing events may give rise to interruptions, damage to our property, delays in production, breakdowns, system failures, technology platform failures, or internet failures, which could cause the loss or corruption of data or malfunctions of our internet system as well as adversely affect our business, financial condition, and results of operations.

Risks Related to This Offering and Ownership of Class A Ordinary Shares

There is no active trading market for our Class A ordinary shares and there can be no assurance any market will develop or that the trading price will not decline below the price paid by investors.

We have applied to list our Class A ordinary shares on Nasdaq under the symbol “BLTG.” Prior to the completion of this offering, there has been no public market for our Class A ordinary shares, and we cannot assure you that a liquid public market for our Class A ordinary shares will develop. If an active public market for our Class A ordinary shares does not develop following the completion of this offering, the market price and liquidity of our Class A ordinary shares may be materially and adversely affected. The initial public offering price for our Class A ordinary shares was determined by negotiation between us and the underwriters based upon several factors, and we can provide no assurance that the trading price of our Class A ordinary shares after this offering will not decline below the initial public offering price. As a result, investors in our securities may experience a significant decrease in the value of their Class A ordinary shares.

Proposed Nasdaq listing standards applicable to companies principally operating in China could prevent us from listing, or maintaining our listing, on the Nasdaq Capital Market.

On September 4, 2025, Nasdaq filed with the SEC proposed rule changes that would, among other things, require companies principally operating in China, including Hong Kong and Macau, to raise at least $25 million in an initial public offering to qualify for listing on Nasdaq. Nasdaq also proposed changes to its continued listing and delisting standards, including an accelerated suspension and immediate delisting process for companies that become non-compliant with certain numeric listing requirements and whose market value of listed securities falls below $5.0 million for a specified period. These proposed rules have been approved by the SEC and such rule changes, once effective, could significantly increase the threshold for initial and continued listing eligibility for issuers like us.

We have substantially all of our operations in China and therefore may be subject to these proposed rules. Based on our current offering plan to sell an aggregate of 6,650,000 Class A ordinary shares at the offering price of $4.00 per share, our total offering size would be approximately $26.6 million, excluding the over-allotment option, or approximately $30.59 million if the underwriters exercise their over-allotment option in full. Accordingly, if these proposed rules are adopted in their current form and become effective before we list on Nasdaq, our Class A ordinary shares may not be approved for listing on the Nasdaq Capital Market if Nasdaq were to determine that we do not satisfy the applicable requirements.

Even if we are initially able to list, we may be unable to maintain our listing if we fail to satisfy the revised continued listing standards or if our market value of listed securities declines below the applicable threshold. In addition, the proposed accelerated suspension and immediate delisting procedures, if adopted, could increase the risk that our Class A ordinary shares are suspended from trading or delisted on short notice if we become non-compliant with a listing requirement and our market value of listed securities falls below $5.0 million.

As a result, we may be required to devote significant management time and financial resources to monitoring our compliance, maintaining our listing status, and taking remedial actions, such as raising additional capital or issuing additional securities, which could distract from our operations and business strategy. More broadly, these proposed rules may reflect increased regulatory scrutiny of companies principally operating in China, Hong Kong and Macau, and Nasdaq or the SEC may in the future adopt additional or more stringent listing standards applicable to such companies. Any inability to list on, or maintain our listing on, the Nasdaq Capital Market could materially and adversely affect the liquidity, visibility, and marketability of our Class A ordinary shares, reduce investor confidence, and have a material adverse effect on our business, financial condition, results of operations, and the trading price of our securities.

Nasdaq may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and insiders will hold a large portion of our listed securities.

Nasdaq Listing Rule 5101 provides Nasdaq with broad discretionary authority over the initial and continued listing of securities in Nasdaq and Nasdaq may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq. In addition, Nasdaq has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by PCAOB, an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities. Nasdaq was concerned that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. Our initial public offering will be relatively small and the insiders of our Company will hold a large portion of the company’s listed securities following the consummation of the offering. Nasdaq might apply the additional and more stringent criteria for our initial and continued listing, which might cause delay or even denial of our listing application.

Our Chairman of the board of directors and Chief Executive Officer, Mr. Senlin Chen, beneficially owns 12,681,842 Class B ordinary shares, representing approximately 89.0% of the voting power of our outstanding share capital immediately after the completion of this offering, assuming that he does not purchase any Class A ordinary shares in this offering and that the underwriters do not exercise their over-allotment option, and will have significant influence over all corporate matters for which shareholder approval is required.

We have a dual-class share structure such that our ordinary shares consist of Class A ordinary shares and Class B ordinary shares. Holders of our Class A ordinary shares and our Class B ordinary shares shall at all times vote together as one class on all resolutions submitted to a vote by our shareholders. Each Class A ordinary share shall entitle the holder thereof to one (1) vote on all matters subject to vote at our general meetings, and each Class B ordinary share shall entitle the holder thereof to twenty (20) votes on all matters subject to vote at our general meetings. Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof, provided that the foregoing Conversion Rate will be adjusted to account for any subdivision or combination (or similar reclassification or recapitalization of the Class A ordinary shares in issue into a greater or lesser number of shares without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalization of the Class B ordinary shares in issue. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any sale, transfer, assignment or disposition of any Class B ordinary share by the holder of such Class B ordinary share to any person who is not an affiliate of such shareholder, such Class B ordinary share shall be automatically and immediately converted into a corresponding number of Class A ordinary share(s) calculated at the Conversion Rate.

Upon the closing of this offering, Mr. Senlin Chen, our Chairman of the board of directors and our Chief Executive Officer beneficially holding 12,681,842 Class B ordinary shares, will be able to exercise approximately 89.0% of the total voting power of our issued and outstanding ordinary shares immediately after the consummation of this offering, assuming that he does not purchase any Class A ordinary shares in this offering and that the underwriters do not exercise its option to purchase additional Class A ordinary shares. Mr. Chen could have significant influence on determining the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations, the election of directors and other significant corporate actions. In cases where his interests are aligned, he will also have the power to prevent or cause a change in control. Without the consent of Mr. Chen, we may be prevented from entering into transactions that could be beneficial to us or our minority shareholders. In addition, Mr. Chen could violate his fiduciary duties by diverting business opportunities from us to himself or others. The interests of Mr. Chen may differ from the interests of our other shareholders. The concentrated voting power owned by Mr. Chen may cause a material decline in the value of our Class A ordinary shares. For more information regarding our beneficial owners and their affiliated entities, see “Principal Shareholders.”

The trading price of our Class A ordinary shares may be volatile, which could result in substantial losses to investors.

The trading price of our Class A ordinary shares may be volatile and could fluctuate widely due to factors beyond our control. This may happen because of the broad market and industry factors, like the performance and fluctuation of the market prices of other companies with business operations located primarily in China that have listed their securities in the United States. A number of Chinese companies have listed or are in the process of listing their securities on U.S. stock markets. The securities of some of these companies have experienced significant volatility, including price declines in connection with their initial public offerings. The trading performance of these Chinese companies’ securities after their offerings may affect the attitudes of investors toward Chinese companies listed in the United States in general and consequently may impact the trading performance of our Class A ordinary shares, regardless of our actual operating performance.

In addition to market and industry factors, the price and trading volume for our Class A ordinary shares may be highly volatile for factors specific to our own operations, including the following:

•        regulatory developments affecting us or our industry;

•        actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;

•        changes in financial estimates by securities research analysts;

•        conditions in the market for intermediary services;

•        announcements by us or our competitors of new product and/or service offerings, acquisitions, strategic relationships, joint ventures, capital raisings or capital commitments;

•        additions to or departures of our senior management;

•        fluctuations of exchange rates between the Renminbi and the U.S. dollar;

•        release or expiry of lock-up or other transfer restrictions on our outstanding shares;

•        negative publicity regarding Chinese listed companies;

•        Political or legal actions taken or restrictions imposed by the government in China; and

•        sales or perceived potential sales of additional Class A ordinary shares.

Any of these factors may result in large and sudden changes in the volume and price at which our Class A ordinary shares will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Class A ordinary shares.

In addition to the risks addressed above in “— The trading price of our Class A ordinary shares may be volatile, which could result in substantial losses to investors,” our Class A ordinary shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. Recently, companies with comparable public floats and initial public offering sizes have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the respective company’s underlying performance. Although the specific cause of such volatility is unclear, our anticipated public float may amplify the impact the actions taken by a few shareholders have on the price of our Class A ordinary shares, which may cause our share price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. Should our Class A ordinary shares experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, prospective investors may have difficulty assessing the rapidly changing value of our Class A ordinary shares. In addition, investors of our Class A ordinary shares may experience losses, which may be material, if the price of our Class A ordinary shares declines after this offering or if such investors purchase shares of our Class A ordinary shares prior to any price decline.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Class A ordinary shares, the market price for our Class A ordinary shares and trading volume could decline.

The trading market for our Class A ordinary shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts who cover us downgrade our Class A ordinary shares, the market price for our Class A ordinary shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our Class A ordinary shares to decline.

The sale or availability for sale of substantial amounts of our Class A ordinary shares, including the shares that are being registered concurrently for resale, could adversely affect their market price, demand, and liquidity, as well as the underwriters’ stabilization activities.

Sales of substantial amounts of our Class A ordinary shares, including Class B ordinary shares, which will automatically convert into Class A ordinary shares upon transfer, in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of our Class A ordinary shares, reduce demand for our securities, and impair liquidity in the trading market for our Class A ordinary shares. In addition, the concurrent resale of Class A ordinary shares pursuant to the Resale Prospectus could further increase the supply of shares available in the market, which could adversely affect the market price of our Class A ordinary shares, as well as the demand for and liquidity of such shares, and could also impact the effectiveness of the underwriters’ stabilization activities and the exercise of their over-allotment option.

The Class A ordinary shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, and shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 under the Securities Act and the applicable lock-up agreements. Following the consummation of our initial public offering, there will be 34,965,658 Class A ordinary shares and 12,681,842 Class B ordinary shares outstanding immediately after this offering assuming full exercise of the underwriters’ over-allotment option, and 33,968,158 Class A ordinary shares and 12,681,842 Class B ordinary shares assuming no exercise of the underwriters’ over-allotment option.

In connection with this offering, we and each of our directors and officers named in the section “Management,” and certain shareholders have agreed not to sell any ordinary shares, including Class A ordinary shares and Class B ordinary shares for six (6) months (or twelve (12) months in the case of the holder of Class B ordinary shares) from the closing of this offering without the prior written consent of the underwriter, subject to certain exceptions. However, the underwriters may release these securities from these restrictions at any time, subject to applicable regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”). The 1,909,313 Class A ordinary shares being offered pursuant to the Resale Prospectus may be sold at any time after the closing of this offering and such shares will not be subject to a lock-up agreement. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder, the concurrent resale of shares pursuant to the Resale Prospectus, or the availability of these securities for future sale will have on the market price of, or the demand for or liquidity of, our Class A ordinary shares, or the underwriters’ stabilization activities or the exercise of their over-allotment option. See “Underwriting” and “Shares Eligible for Future Sale” for a more detailed description of the restrictions on selling our securities after this offering.

Because the primary offering and the concurrent resale offering may be priced differently, purchasers in the resale offering could pay more or less than purchasers in the primary offering.

We are conducting two separate offerings concurrently, an initial public offering and a resale offering. The offering price for the shares sold in the resale offering may be different from the public offering price for the shares sold in the initial public offering. As a result, purchasers in the resale offering could pay a higher or lower price per share than purchasers in the initial public offering. In addition, differences in the offering prices may affect market perception of the value of our Class A ordinary shares and could create trading volatility following the completion of the offerings.

Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on price appreciation of our Class A ordinary shares for return on your investment.

We currently intend to retain all of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our Class A ordinary shares as a source for any future dividend income.

Subject to our amended and restated articles of association, the Companies Act (Revised) of the Cayman Islands (the “Companies Act”) and the special rights attaching to shares of any class, our board of directors has complete discretion as to whether to distribute dividends. The Company may also, by ordinary resolution, declare dividends, but no dividend will exceed the amount recommended by our board of directors. Even if our board of directors and/or shareholders by ordinary resolution decide to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Class A ordinary shares will likely depend entirely upon any future price appreciation of our Class A ordinary shares. There is no guarantee that our Class A ordinary shares will appreciate in value after this offering or even maintain the price at which you purchased our Class A ordinary shares. You may not realize a return on your investment in our Class A ordinary shares and you may even lose your entire investment.

Because the initial public offering price is substantially higher than the pro forma net tangible book value per share, you will experience immediate and substantial dilution.

If you purchase Class A ordinary shares in this offering, you will pay more for each share than the corresponding amount paid by existing shareholders for their Class A ordinary shares. As a result, you will experience immediate and substantial dilution of $3.288 per share, representing the difference between our adjusted net tangible book value per ordinary share after the offering of $0.712, after giving effect to this offering and the initial public offering price of $4.0 per share. See “Dilution” for a more complete description of how the value of your investment in our Class A ordinary shares will be diluted upon the completion of this offering.

You must rely on the judgment of our management as to the use of the net proceeds from this offering, and such use may not produce income or increase our share price.

We plan to use the net proceeds of this offering primarily for the R&D; sales, marketing and brands promotion; business expansions, mergers and acquisitions although as of the date of this prospectus, we have not identified, or engaged in any material discussions with any potential target for such business expansions, mergers and acquisitions; working capital and other general corporate purposes. See “Use of Proceeds.” However, our management will have considerable discretion in the application of the net proceeds received by us. You will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our efforts to achieve or maintain profitability or increase our share price. The net proceeds from this offering may be placed in investments that do not produce income or that lose value.

If we are classified as a passive foreign investment company, United States taxpayers who own our Class A ordinary shares may have adverse United States federal income tax consequences.

A non-U.S. corporation such as ourselves will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either

•        At least 75% of our gross income for the year is passive income; or

•        The average percentage of our assets (determined at the end of each quarter) during the taxable year which produces passive income or which are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents, royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our Class A ordinary shares, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we treat our consolidated affiliated entities as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their operating results in our consolidated financial statements. For purposes of the PFIC analysis, in general, a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of any entity in which it is considered to own, directly or indirectly, at least 25% of the equity by value.

Our status as a PFIC is a fact-intensive determination made on an annual basis. Accordingly, our U.S. counsel expresses no opinion with respect to our PFIC status and also expresses no opinion with regard to our expectations regarding our PFIC status.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers who own our ordinary shares if we were determined to be a PFIC, see “Taxation — Material United States Federal Income Tax Considerations — Passive Foreign Investment Company.”

Our dual-class share structure with different voting rights will limit your ability to influence corporate matters and could discourage potential acquirors from pursuing any change of control transactions that holders of our Class A ordinary shares may view as beneficial.

We have a dual-class share structure consisting of Class A ordinary shares and Class B ordinary shares. In respect of matters requiring the votes of shareholders, holders of Class A ordinary shares are entitled to one (1) vote per share, while holders of Class B ordinary shares are entitled to 20 votes per share based on our dual-class share structure. We are selling only Class A ordinary shares in this offering. Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof at any time after issuance and without any additional payment, while Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances.

Immediately prior to the completion of this offering, Mr. Senlin Chen, our director and Chief Executive Officer, beneficially owns all of our issued Class B ordinary shares. and he will own approximately 28.8% of our total issued and outstanding Class A ordinary shares immediately after the completion of this offering and 89.0% of the aggregate voting power of our total issued and outstanding shares due to the disproportionate voting powers associated with our dual-class share structure (twenty (20) votes for each Class B ordinary share versus one (1) vote for each Class A ordinary share), assuming the underwriters do not exercise their over-allotment option. As a result of the dual-class share structure and the concentration of ownership, the holder(s) of our Class B ordinary shares will have considerable influence or control over matters such as decisions regarding (i) mergers, consolidations and the sale of all or substantially all of our assets, (ii) election or removal of directors, (iii) making amendments to our memorandum and articles of association, (iv) whether to issue additional shares, including to them, (v) employment, including compensation arrangements, and (vi) other significant corporate actions. The holder(s) may take actions that are not in the best interest of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could have the effect of depriving our other shareholders of the opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of our Class A ordinary shares. This concentrated control will limit your ability to influence corporate matters and could discourage others from pursuing any potential merger, takeover or other change of control transactions that holders of Class A ordinary shares may view as beneficial. See “Principal Shareholders” and “Related Party Transactions.”

Our dual-class voting structure may render the Class A ordinary shares ineligible for inclusion in certain stock market indices, and thus adversely affect the trading price and liquidity of the Class A ordinary shares.

We cannot predict whether our dual-class share structure with disproportionate voting rights will result in a lower or more volatile market price of the Class A ordinary shares, adverse publicity, or other adverse consequences. Certain index providers have announced restrictions on including companies with multi-class share structures in certain of their indices. For example, S&P Dow Jones and FTSE Russell have changed their eligibility criteria for inclusion of shares of public companies on certain indices, including the S&P 500, to exclude companies with multiple classes of shares and companies whose public shareholders hold no more than 5% of total voting power from being added to such indices. As a result, our dual-class voting structure may prevent the inclusion of the Class A ordinary shares in such indices, which could adversely affect the trading price and liquidity of the Class A ordinary shares. In addition, several shareholder advisory firms have announced their opposition to the use of multiple class structures and our dual-class structure may cause shareholder advisory firms to publish negative commentary about our corporate governance, in which case the market price and liquidity of the Class A ordinary shares could be adversely affected.

The amended and restated memorandum and articles of association contain anti-takeover provisions that could have a material adverse effect on the rights of holders of our Class A ordinary shares.

Some provisions of our amended and restated memorandum and articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue shares at such times and on such terms and conditions as the board of directors may decide without any further vote or action by our shareholders.

Our amended and restated memorandum and articles of association contain provisions to limit the ability of others to acquire control of our company or cause us to engage in change-of-control transactions. These provisions could have the effect of depriving our shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction. Our dual-class voting structure gives disproportionate voting power to the holders of our Class B ordinary shares. In addition, our board of directors will have the authority, without further action by our shareholders, to issue preferred shares in one or more series and to fix their designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights associated with our Class A ordinary shares. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. If our board of directors decides to issue preferred shares, the price of our Class A ordinary shares may fall and the voting and other rights of the holders of our Class A ordinary shares may be materially and adversely affected.

We will be a “controlled company” within the meaning of the Nasdaq Stock Market Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

We will be a “controlled company” as defined under the Nasdaq Stock Market Rules because our Chairman of the board of directors and our Chief Executive Officer, Mr. Senlin Chen, will beneficially own more than 50% of our total voting power immediately after the completion of this offering. For so long as we remain a controlled company under that definition, we are permitted to elect to rely on, and may rely on, certain exemptions from corporate governance rules, including an exemption from the rule that a majority of our board of directors must be independent directors. As a result, you may not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company limited by shares incorporated under the laws of the Cayman Islands. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or officers, or enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs are governed by our amended and restated memorandum and articles of association, as amended from time to time, the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association, the register of mortgages and charges and any special resolution passed by shareholders) or to obtain copies of the register of members of these companies. Our directors have discretion under our amended and restated memorandum and articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the U.S. Currently, we do not plan to rely on home country practice with respect to any corporate governance matter. However, if we choose to follow our home country practice in the future, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act of the Cayman Islands and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital — Comparison of Cayman Islands Corporate Law and U.S. Corporate Law.”

You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

The laws of the Cayman Islands provide shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. These rights, however, may be provided in a company’s articles of association. Our amended and restated articles of association allow our shareholders holding shares representing in aggregate not less than thirty (30%) percent of the rights to vote at such general meeting, to requisition a general meeting of our shareholders, in which case our directors are obliged to call such meeting. Advance notice of at least fourteen (14) clear days is required for the convening of our general shareholders’ meeting. A quorum required for a meeting of shareholders consists of at least one or more shareholders present or by proxy, or if a corporation, by its duly authorized representative, representing not less than one-third of all votes attaching to all ordinary shares in issue and entitled to vote at such general meeting of the Company. For these purposes, “clear days” means that period excluding (a) the day when the notice is given or deemed to be given and (b) the day for which it is given or on which it is to take effect.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands exempted company and substantially all of our assets are located outside of the United States. Substantially all of our current operations are conducted in the PRC. In addition, most of our current directors and officers are nationals and residents of countries other than the United States. Substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of the PRC may render you unable to seek recognition and/or enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands and the PRC, see “Enforceability of Civil Liabilities.”

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 for so long as we are an emerging growth company.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period. As a result of this election, our future financial statements may not be comparable to other public companies that comply with the public company effective dates for these new or revised accounting standards.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

•        the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

•        the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•        the selective disclosure rules by issuers of material non-public information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a semi-annual basis through press releases, distributed pursuant to the rules and regulations of the Nasdaq Capital Market. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you, were you investing in a U.S. domestic issuer.

We will incur significantly increased costs and devote substantial management time as a result of the listing of our Class A ordinary shares.

We will incur additional legal, accounting and other expenses as a public reporting company, particularly after we cease to qualify as an emerging growth company. For example, we will be required to comply with the additional requirements of the rules and regulations of the SEC and the Nasdaq rules, including applicable corporate governance practices. We expect that compliance with these requirements will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, we expect that our management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. We cannot predict or estimate the number of additional costs we may incur as a result of becoming a public company or the timing of such costs.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidelines are provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may also initiate legal proceedings against us and our business may be adversely affected.

If a limited number of participants in this offering purchase a significant percentage of the offering, the effective public float may be smaller than anticipated and the price of our Class A ordinary shares may be volatile which could subject us to securities litigation and make it more difficult for you to sell your shares.

As a company conducting a relatively small public offering, we are subject to the risk that a small number of investors will purchase a high percentage of the offering. While the underwriters are required to sell shares in this offering to at least 300 round lot holders (a round lot holder is a shareholder who purchases at least 100 shares) in order to ensure that we meet the Nasdaq initial listing standards, we have not otherwise imposed any obligations on the underwriters as to the maximum number of shares they may place with individual investors. If, in the course of marketing the offering, the underwriters were to determine that demand for our shares was concentrated in a limited number of investors and such investors determined to hold their shares after the offering rather than trade them in the market, other shareholders could find the trading and price of our shares affected (positively or negatively) by the limited availability of our shares. If this were to happen, investors could find our shares to be more volatile than they might otherwise anticipate. Companies that experience such volatility in their share price may be more likely to be the subject of securities litigation. In addition, if a large portion of our public float were to be held by a few investors, smaller investors may find it more difficult to sell their shares.

Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We have applied to list our Class A ordinary shares on Nasdaq under the symbol “BLTG.” We cannot guarantee that our securities will be approved for listing on Nasdaq; however, we will not complete this offering unless we are so listed. Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in the Nasdaq listing standards, we cannot assure you that our securities will be, or will continue to be, listed on Nasdaq in the future. In order to continue listing our securities on Nasdaq, we must maintain certain financial, distribution and stock price levels. Generally, we must maintain a minimum amount in shareholders’ equity (generally $2,500,000) and a minimum number of holders of our securities (generally 300 public holders). Additionally, we will be required to demonstrate compliance with Nasdaq’s initial listing requirements after this offering, which are more rigorous than Nasdaq’s continued listing requirements, in order to continue to maintain the listing of our securities on Nasdaq. For instance, our share price would generally be required to be at least $4.00 per share, our shareholders’ equity would generally be required to be at least $5.0 million and we would be required to have a minimum of 300 round lot holders of our securities (with at least 50% of such round lot holders holding securities with a market value of at least $2,500). We cannot assure you that we will continue to meet those initial listing requirements.

If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

•        a limited availability of market quotations for our securities;

•        reduced liquidity for our securities;

•        a determination that our Class A ordinary shares come within the definition of “penny stock” which will require brokers trading in our Class A ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•        a limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our Class A ordinary shares will be listed on Nasdaq, our Class A ordinary shares will be covered securities. Although the states are pre-empted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business” and “Regulation.” Known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

•        our dependence on the development, update, upgrade and innovations of optical display solutions and technologies on a timely basis;

•        our dependence on growth in the demand for our products and services;

•        our ability to attract and retain customers;

•        our ability to build stable and healthy relationships with our business partners;

•        our ability to compete effectively;

•        our ability to successfully manage our business expansion in response to changing industry and market conditions;

•        implementation of our expansion plans and our ability to obtain capital resources for our planned growth;

•        our dependence on key personnel;

•        our ability to expand into new businesses and industries, and to undertake mergers, acquisitions, investments or divestments;

•        the effect of the underwriters’ stabilization activity or the exercise by the underwriters of their over-allotment option;

•        changes in technology and competing products and services;

•        general economic and political conditions, including those related to the optical display industry;

•        possible disruptions in commercial activities caused by events such as natural disasters, terrorist activities;

•        fluctuations in foreign currency exchange rates; and

•        other factors in the “Risk Factors” section in this prospectus.

These forward-looking statements are subject to various and significant risks and uncertainties, including those which are beyond our control. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should thoroughly read this prospectus and the documents that we refer to herein with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements. We disclaim any obligation to update our forward-looking statements, except as required by law.

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. Statistical data in these publications also include projections based on a number of assumptions.

In addition, the new and rapidly changing nature of the optical display industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our industry. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $24.16 million, after deducting estimated underwriting discounts, the non-accountable expense allowance and the estimated offering expenses payable by us, and based upon the initial offering price of $4.0 per Class A ordinary share (excluding any exercise of the underwriters’ over-allotment option). A $1.00 increase (decrease) in the initial public offering price would increase (decrease) the net proceeds to us from this offering by approximately $6.12 million, after deducting the estimated underwriting discounts, non-accountable expense allowance and estimated aggregate offering expenses payable by us and assuming no change to the number of Class A ordinary share offered by us as set forth on the cover page of this prospectus.

We plan to use the net proceeds from this offering as follows:

•        approximately 60% of the net proceeds from this offering for R&D;

•        approximately 10% of the net proceeds from this offering for sales, marketing and brands promotion;

•        approximately 30% of the net proceeds from this offering for working capital and other general corporate purposes.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus.

In utilizing the proceeds from this offering, we are permitted under PRC laws and regulations to provide funding to our PRC Subsidiaries only through loans or capital contributions, and only if we satisfy the applicable government registration and approval requirements. While we currently see no material obstacles to completing the filing and registration procedures with respect to future capital contributions and loans to Boundless Development, we cannot assure you that we will be able to complete these filings and registrations on a timely basis, or at all. We cannot assure you that we will be able to meet these requirements on a timely basis, if at all. See “Risk Factors — Risks Related to Doing Business in China — PRC regulation on loans to, and direct investment in, our PRC Subsidiaries by offshore holding companies and governmental control in currency conversion may delay or prevent us from using the proceeds of this offering to make loans to or make additional capital contributions to our PRC Subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.”

Pending use of the net proceeds, we intend to hold our net proceeds in short-term, interest-bearing, financial instruments or demand deposits.

DIVIDEND POLICY

Subject to the provisions of the Companies Act and any rights attaching to any class or classes of shares under and in accordance with our amended and restated memorandum and articles of association, as amended from time to time, our board of directors has discretion regarding whether to declare or pay dividends or distributions out of our funds which are lawfully available for that purpose. In addition, our shareholders may by ordinary resolution declare a dividend, provided that no dividend may exceed the amount recommended by our directors. Subject to the requirements of the Companies Act regarding the application of a company’s share premium account, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie. Unless provided by the rights attached to a share, no dividend shall bear interest. All dividends are subject to certain restrictions under Cayman Islands law, namely that a Cayman Islands company may pay a dividend on its shares out of either profit or share premium account, provided that in no circumstances may a dividend be paid if following such payment the company would be unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

We have never declared or paid cash dividends on our shares. We currently do not have any plans to pay cash dividends. Rather, we currently intend to retain all of our available funds and any future earnings to operate and grow our business.

Cash dividends on our ordinary shares, if any, will be paid in U.S. dollars.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2025 as follows:

•        on an actual basis; and

•        on a pro forma as adjusted basis to reflect the sale of 6,650,000 Class A ordinary shares in this offering (without exercise of the underwriters’ over-allotment option), at the initial public offering price of $4.0 per share, after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us.

•        on a pro forma as adjusted basis to reflect the sale of 7,647,500 Class A ordinary shares in this offering (with full exercise of the underwriter’s over-allotment option), at the initial public offering price of $4.0 per share, after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us.

We have a dual-class share structure such that our ordinary shares consist of Class A ordinary shares and Class B ordinary shares. As of the date of this prospectus, 40,000,000 ordinary shares are issued and outstanding, of which 12,681,842 are Class B ordinary shares and 27,318,158 are Class A ordinary shares. See “Description of Share Capital — Ordinary Shares” for more information.

The adjustments reflected below are subject to change and are based upon available information and certain assumptions that we believe are reasonable. Total shareholders’ equity and total capitalization following the completion of this offering are subject to adjustment based on the actual initial public offering price and other terms of this offering determined at pricing. You should read this capitalization table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	As of December 31, 2025
	Actual	Pro Forma As Adjusted with No Exercise of Over-Allotment	Pro Forma As Adjusted with Full Exercise of Over-Allotment Option
Subscription fees advanced from shareholders
Cash	$4,637,856	$28,797,356	$32,468,156
Debt
Short-term bank borrowings	6,148,918	6,148,918	6,148,918

Shareholders’ Equity
Class A ordinary shares (par value $0.0001 per share, 467,318,158 shares authorized, 27,318,158 shares issued and outstanding as of December 31, 2025)	2,732	3,397	3,497
Class B ordinary shares (par value $0.0001 per share, 12,681,842 shares authorized, 12,681,842 shares issued and outstanding as of December 31, 2025)	1,268	1,268	1,268
Additional paid-in capital	4,242,414	28,401,249	32,071,949
Statutory reserve	52,383	52,383	52,383
Accumulated deficits	(3,960,202)	(3,960,202)	(3,960,202)
Accumulated other comprehensive loss	(206,720)	(206,720)	(206,720)
Total shareholders’ equity	131,875	24,291,375	27,962,175
Total capitalization	$6,280,793	$30,440,293	$34,111,093

DILUTION

If you invest in our Class A ordinary shares, your interest will be diluted to the extent of the difference between the initial public offering price per Class A ordinary shares and the pro forma net tangible book value per ordinary share after the offering. Dilution results from the fact that the per Class A ordinary share offering price is substantially in excess of the book value per ordinary share attributable to the existing shareholders for our presently outstanding ordinary shares. Our pro forma net tangible book value attributable to shareholders at December 31, 2025 was $0.001 per ordinary share. Net tangible book value per ordinary share as of December 31, 2025 represents the amount of total assets less intangible assets and total liabilities, divided by the number of ordinary shares outstanding.

We will have 33,968,158 Class A ordinary shares outstanding upon completion of the offering (or 34,965,658 Class A ordinary shares assuming the full exercise of the underwriters’ over-allotment option). We will have 12,681,842 Class B ordinary shares outstanding upon completion of this offering. Our post offering pro forma, as adjusted net tangible book value, which gives effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after December 31, 2025, will be approximately $24.18 million or $0.712 per ordinary share. This would result in dilution to investors in this offering of approximately $3.288 per ordinary share or approximately 82% from the offering price of $4.0 per Class A ordinary share. Pro-forma net tangible book value per ordinary share would increase to the benefit of present shareholders by $0.711 per share attributable to the purchase of the Class A ordinary shares by investors in this offering.

The following table sets forth the estimated net tangible book value per Class A ordinary share after the offering and the dilution to investors purchasing Class A ordinary shares in the offering.

	Offering Without Over-Allotment	Offering With Over-Allotment
Offering price per Class A ordinary share	$4.000	$4.000
Pro Forma net tangible book value per ordinary share as of December 31, 2025	$0.001	$0.001
Increase per ordinary share attributable to payments by new investors	$0.711	$0.796
Pro forma as adjusted net tangible book value per ordinary share after the offering	$0.712	$0.797
Dilution per ordinary share to new investors	$3.288	$3.203

Assuming the underwriters’ over-allotment option is not exercised, each $1.00 increase (decrease) in the initial public offering price of $1.00 per Class A ordinary share would increase (decrease) the pro forma as adjusted amount of total capitalization by $6.12 million, assuming that the number of Class A ordinary shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us.

The following tables summarize, on a pro forma as adjusted basis as of December 31, 2025, the differences between existing shareholders and the new investors with respect to the number of Class A ordinary shares purchased from us, the total consideration paid and the average price per Class A ordinary share before deducting the estimated underwriting discounts and the estimated offering expenses payable by us.

	Class A Ordinary Shares Purchased		Total Consideration		Average Price per Class A Ordinary Share
	Number	Percent	Amount	Percent
Existing shareholders	27,318,158	80%	$23,255	0%	$0.00
New investors	6,650,000	20%	$23,632,773	100%	$3.55
Total	33,968,158	100%	$23,656,028	100%	$0.70

The pro forma as adjusted information as discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our Class A ordinary shares and other terms of this offering determined at the pricing.

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated in the Cayman Islands as an exempted company limited by shares in order to enjoy the following benefits:

•        political and economic stability;

•        an effective judicial system;

•        a favorable tax system;

•        the absence of exchange control or currency restrictions; and

•        the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

•        the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

•        Cayman Islands companies may not have the standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated. Currently, substantially all of our operations are conducted outside the United States, and substantially all of our assets are located outside the United States. All of our directors, director nominees and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. Specifically, all of our directors, director nominees and officers primarily reside in mainland China, except that Mr. Yu-lung Shen, our Chief Technology Officer, resides in Taiwan and Mr. Jerry Zhu, our director nominee, resides in Canada. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, and liabilities.

We have appointed Puglisi & Associates, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Mourant Ozannes (Cayman) LLP, our counsel as to Cayman Islands law, and Grandall Law Firm (Nanjing), our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would:

•        recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

•        entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Enforcement of Judgments/Enforcement of Civil Liabilities

We have been advised by our Cayman Islands legal counsel, Mourant Ozannes (Cayman) LLP, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce judgments of courts of the United States obtained against us or our directors or officers that are predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) in original actions brought in the Cayman Islands to impose liabilities against us or our directors or officers that are predicated upon the civil liability provisions of the securities laws of the United States or the securities laws of any state in the United States, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is currently no statutory enforcement or treaty between the United States and the Cayman Islands providing for enforcement of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive given by a court of competent jurisdiction (the courts of the Cayman Islands will apply the rules of Cayman Islands private international law to determine whether the foreign court is a court of competent jurisdiction), and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands. A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

We have been advised by our PRC counsel, Grandall Law Firm (Nanjing), that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between different jurisdictions, and PRC courts will not recognize or enforce these foreign judgments if PRC courts believe the foreign judgments violate the basic principles of PRC laws or national sovereignty, security or public interest after review. However, currently, China does not have treaties or reciprocity arrangement providing for recognition and enforcement of foreign judgments ruled by courts in the United States or the Cayman Islands. Thus, it is uncertain whether a PRC court would enforce a judgment ruled by a court in the United States or the Cayman Islands.

Service of process upon Hong Kong-based entities or individuals may be difficult to obtain within the U.S. There is also uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of U.S. courts obtained against these Hong Kong-based entities or individuals predicated upon the civil liability provisions of the securities laws of the U.S. or any state in the U.S. or (ii) entertain original actions brought in Hong Kong against these Hong Kong-based entities or individuals predicated upon the securities laws of the U.S. or any state in the U.S. A judgment of a court in the U.S. predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the U.S. was not jurisdictionally competent; or I the judgment was in conflict with a prior Hong Kong judgment. Hong Kong has no arrangement for the reciprocal enforcement of judgments with the U.S. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the U.S. or the securities laws of any State or territory within the U.S.

CORPORATE HISTORY AND STRUCTURE

Corporate History

Boundless Group is a Cayman Islands exempted company incorporated on October 3, 2024. Structured as a holding company with no material operations, Boundless conducts its operations in China through its PRC Subsidiaries.

Boundless BVI, incorporated on October 8, 2024 under the laws of BVI, is our wholly-owned subsidiary in BVI and a holding company with no business operations, which, in turn, wholly owns all of the equity interest of HK Holding, a limited company incorporated on October 18, 2024under the laws of Hong Kong.

Boundless Development, a wholly foreign-owned enterprise formed on December 4, 2024 under the laws of China and a wholly-owned subsidiary of HK Holding, is a holding company with no business operations.

Our Subsidiaries

Our operations in China are primarily conducted by our PRC Subsidiaries and Boundless HK. Below is a brief description of our subsidiaries:

Nanjing Boundless, incorporated on June 23, 2022 under the laws of China, is a wholly-owned subsidiary of Boundless Development. Nanjing Boundless is primarily engaged in the design and sales of optical display modules and whole sets of optical display products.

Boundless HK, incorporated on September 2, 2022 under the laws of Hong Kong, is a wholly-owned subsidiary of Nanjing Boundless. Boundless HK primarily provides same products as Nanjing Boundless to customers in different regions.

Beijing Ningtuo, incorporated on August 19, 2024 under the laws of China, is a wholly-owned subsidiary of Nanjing Boundless. Beijing Ningtuo is primarily engaged in the business of research and development and sales of optical display modules and whole sets of optical display products.

Zhangjiagang Baituo, incorporated on July 31, 2024 under the laws of China, is a wholly-owned subsidiary of Boundless HK. Zhangjiagang Baituo intends to provide automotive application development services. As of the date of this prospectus, it has not commenced operation yet.

Corporate Structure

The chart below summarizes our corporate structure, including our subsidiaries, as of the date of this prospectus:

Our operations are primarily conducted by our subsidiaries in China. The table below sets forth the information regarding our PRC Subsidiaries:

Name	Date of Formation	Principal Business
Nanjing Boundless Technology Co., Ltd.	June 23, 2022	R&D and sales of optical display solutions, intelligent equipment and hardware production, development of color e-paper display, and system integration.
Nanjing Boundless Technology Development Co., Ltd.	December 4, 2024	Holding company with no business operations.
Boundless Technology (Hong Kong) Co., limited	September 2, 2022	Optical display solutions, system integration and trade.
Zhangjiagang Baituo Technology Development Co., Ltd.	July 31, 2024	No business operations as of the date of this prospectus plan to engage in CMS R&D and sales in the future.
Beijing Ningtuo Technology Co., Ltd.	August 19, 2024	No business operations as of the date of this prospectus; plan to engage in R&D and sales of VR/AR complete machines in the future.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes that appear in this prospectus. In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors.” All amounts included herein with respect to the years ended June 30, 2025 and 2024 are derived from our audited consolidated financial statements, and the six months ended December 31, 2025 and 2024 are derived from our unaudited condensed consolidated financial statements included elsewhere in this prospectus. Our financial statements have been prepared in accordance with U.S. GAAP.

Overview

Boundless Group is a holding company incorporated as an exempted company on October 3, 2024 under the laws of the Cayman Islands. We conduct all of our business through our subsidiaries, primarily Boundless Nanjing in Mainland China and Boundless HK in Hong Kong. For the six months ended December 31, 2025 and 2024, 52.0% and 73.9% of our revenues were generated through Boundless Nanjing, respectively. For the six months ended December 31, 2025 and 2024, 48.0% and 26.1% of our revenues were generated through Boundless HK, respectively. For the years ended June 30, 2025 and 2024, 64.6% and 24.8% of our revenues, respectively, were generated through Boundless Nanjing and Beijing Ningtuo, collectively. For the years ended June 30, 2025 and 2024, 35.4% and 75.2% of our revenues were generated through Boundless HK, respectively.

We are an optical display technology company in China, specializing in designing and providing optical display modules and whole sets of optical display products to our customers. We offer a one-stop service to our clients, leveraging proprietary technology to deliver solutions that meet the needs of various industries, including consumer electronics. We also aim to serve customers in the businesses of new energy vehicles, low-altitude aerospace and color e-paper display products in the future. Our commitment to innovation drives us to enhance product performance and user experience.

We started our operation in July 2022 and currently, we mainly generate revenues from sales of optical display modules and components to our clients, which are mainly consumer electronics manufacturers and industrial equipment manufacturers in the PRC. For the six months ended December 31, 2025 and 2024, our revenues were approximately $11.90 million and $15.09 million, respectively. For the six months ended December 31, 2025 and 2024, our net loss was approximately $0.95 million and $1.02 million, respectively. For the years ended June 30, 2025 and 2024, our revenues were approximately $26.20 million and $10.92 million, respectively. For the years ended June 30, 2025 and 2024, our net loss was approximately $1.79 million and $1.69 million, respectively.

Key Factors Affecting Our Results of Operations

Our operating results are primarily affected by a variety of factors, including economic conditions, industry demand, competitive dynamics, and government policies. The following key factors have a significant impact on our financial performance:

•        Economic Growth in China.    China’s economic conditions are a critical driver of our financial performance. Changes in China’s overall economic conditions may impact the optical display industry, which could in turn affect the demand for our products and services. Stable economic growth generally supports consumer spending and industrial development, while economic slowdowns may lead to reduced market demand and increased uncertainties in the industry;

•        Industry Demand.    The demand for optical display products is heavily tied to technological advancements and product adoption across various industries. Applications of optical display technology extend to a broad range of sectors, including smartphones, tablets, VR devices, and more. As industries such as consumer electronics and VR evolve, they drive the need for advanced optical display products. For example, the rapid innovation cycles in the smartphone market and consumers’ growing preference for higher-quality displays continuously stimulate demand for cutting-edge technologies. Maintaining a strong focus R&D enables us to meet these evolving needs and capitalize on market trends;

•        Competitive Landscape.    The optical display industry is highly competitive, characterized by rapid technological progress and constant innovation. To remain competitive both domestically and internationally, we must continually invest in R&D, enhance our product quality, and adopt emerging technologies. Our ability to differentiate ourselves from competitors depends on staying at the forefront of technological advancements, which allows us to maintain leadership in the market and attract a broader customer base;

•        Government Policies and Regulatory Environment.    Government policies, including regulations related to taxes, trade, and industry standards, significantly affect our operations. Favorable policies, such as government support for high-tech industries, can present growth opportunities, while regulatory changes — such as stricter environmental standards — could increase operational costs. As such, we closely monitor policy shifts and adjust our business strategies to remain compliant, manage risks, and seize opportunities that align with regulatory trends;

•        Market Conditions and Competitive Position.    The dynamics of supply and demand, along with consumer preferences and broader industry trends, directly impact our financial results. Our competitive strength is influenced by both market conditions and our ability to adapt to changing consumer demands. We strive to enhance our brand recognition, expand our market share, and strengthen our competitive edge by continuously refining our value proposition to meet the needs of our customers;

•        Expansion of Service Offerings and Customer Diversification.    Our ability to expand our service offerings and diversify our customer base is another key factor impacting our financial performance. As market demand evolves and technology advances, we must explore new business areas and expand our product and service portfolio to meet diverse customer needs. By offering a wide range of products and services, we can attract more customers and enhance our competitiveness in the market; and

•        Contract Pricing and Terms.    The structure of our contracts, including pricing and terms, plays an essential role in determining our profitability and long-term success. Competitive pricing strategies are crucial for maintaining our market position, while ensuring profitability and sustainable growth. In negotiating contract terms, we carefully consider factors such as market conditions, customer demands, and raw material costs. Balancing these considerations allows us to secure favorable contract terms while protecting our margins and meeting our business objectives.

Results of Operations

Comparison of the Six Months Ended December 31, 2025 and 2024

	For the Six Months Ended December 31,		Change
	2025	2024	Amount	Percent
Revenues	$11,904,923	$15,088,019	$(3,183,096)	(21.1)%
Cost of revenues	(11,545,721)	(13,891,750)	2,346,029	(16.9)%
Gross profit	359,202	1,196,269	(837,067)	(70.0)%
Selling and marketing expenses	(406,244)	(369,939)	(36,305)	9.8%
General and administrative expenses	(542,401)	(528,113)	(14,288)	2.7%
Research and development costs	(283,473)	(1,258,771)	975,298	(77.5)%
Total operating expenses	(1,232,118)	(2,156,823)	924,705	(42.9)%
Loss from operations	(872,916)	(960,554)	87,638	(9.1)%
Interest expense, net	(67,020)	(84,467)	17,447	(20.7)%
Other (expenses) income, net	(8,866)	26,851	(35,717)	(133.0)%
Total other expenses, net	(75,886)	(57,616)	(18,270)	31.7%
Loss before income taxes expense	(948,802)	(1,018,170)	69,368	(6.8)%
Provision for income taxes	—	—	—	—%
Net Loss	$(948,802)	$(1,018,170)	$69,368	(6.8)%

Revenues

For the six months ended December 31, 2025 and 2024, we generated revenues primarily from sales of optical display modules and components. Our total revenues for the six months ended December 31, 2025 decreased by $3,183,096, or 21.1%, as compared to the six months ended December 31 2024.

The following table presents revenues by major product categories for the six months ended December 31, 2025 and 2024:

	December 31, 2025		December 31, 2024
Revenue Category	Revenue amount	As % of revenues	Revenue amount	As % of revenues
Sales of optical display modules and components	$10,979,941	92.2%	$14,984,819	99.3%
– Near-eye display modules	9,380,712	78.8%	11,250,596	74.6%
– Display components	1,342,602	11.3%	3,734,223	24.7%
– VR-dedicated LCD	256,627	2.2%	—	—%
Sales of other products	924,982	7.8%	2,700	0.02%
Technical services	—	—%	100,500	0.7%
Total	$11,904,923	100.0%	$15,088,019	100.0%

Revenue from sales of optical display modules and components accounted for 92.2% and 99.3% of our revenues for the six months ended December 31, 2025 and 2024, respectively. As compared with the six months ended December 31, 2024, our revenue from optical display modules and components for the six months ended December 31, 2025 decreased by $4,004,878, or 26.7%, primarily due to reduced sales volumes for near-eye display modules and display components (driver chips).

Revenue from sales of near-eye display modules decreased by $1,869,884, or 16.6%, from $11,250,596 for the six months ended December 31, 2024 to $9,380,712 for the six months ended December 31, 2025. The decrease was primarily attributable to lower procurement volumes from certain customers, as certain customers adopted more cautious production planning and procurement arrangements due to increased cost pressures in the consumer electronics supply chain, including shortages and rising prices of certain memory and storage components used in customers’ end products. In addition, revenue from near-eye display modules for the six months ended December 31, 2024 also reflected a relatively higher level of procurement from our largest customer following a rebound in orders of near-eye display modules in late 2024 after a downturn, while procurement activities during the six months ended December 31, 2025 returned to more normalized levels.

Revenue from sales of display components (driver chips) decreased by $2,391,621, or 64.0%, from $3,734,223 for the six months ended December 31, 2024 to $1,342,602 for the six months ended December 31, 2025. The decrease was primarily attributable to lower demand from certain project-based customer programs and fluctuations in customer procurement schedules and inventory planning. Due to the project-based nature of certain display component sales, procurement volumes for these products may experience greater period-to-period fluctuations depending on customer project schedules and product transition cycles.

Boundless HK, our subsidiary in Hong Kong, generates revenue from sales of VR-dedicated LCD products. For the six months ended December 31, 2025, we generated revenue from sales of VR-dedicated LCD products of $256,627, which accounted for 2.2% of our total revenues.

For the six months ended December 31, 2025 and 2024, we also generated revenue from sales of other products of $924,982 and $2,700, which accounted for 7.8% and 0.02% of our revenues, respectively. Revenue generated from sales of other products for the six months ended December 31, 2025 was primarily attributable to a one-time last-time-buy transaction for certain discontinued LCD module product, which is used in industrial control equipment and not expected to represent a recurring source of revenue. For the six months ended December 31, 2024, we recognized technical service revenue of $100,500, primarily from providing testing and verification services to a third-party customer.

During the period from January through April 2026, our customers continued to adopt relatively cautious procurement and inventory management practices, and revenues from our near-eye display modules and display components continued to be affected by customer procurement timing and project scheduling arrangements. We expect near-term demand for these products to remain subject to customer procurement timing, project schedules and broader market conditions. In response, we are continuing efforts to diversify our customer base, expand product offerings and enhance module-level and solution-based capabilities in order to mitigate the impact of fluctuations in individual customer programs and market cycles.

Cost of Revenues

Cost of revenues primarily consists of the purchase costs of manufactured goods procured from suppliers based on our requirements, as well as impairment provision for inventory write-down. Total cost of revenues decreased by $2,346,029, or 16.9%, to $11,545,721 for the six months ended December 31, 2025 from $13,891,750 for the six months ended December 31, 2024. The decrease in cost of revenues was mainly in line with the decrease in the sales of our products.

Gross Profit

Excluding inventory provision, gross profit before inventory provision was $556,995 and $1,243,381 for the six months ended December 31, 2025 and 2024, respectively. Gross margin before inventory provision was 4.7% for the six months ended December 31, 2025, compared to 8.2% for the six months ended December 31, 2024. The decrease in our gross margin before inventory provision was mainly attributable to changes in the composition of our sales of optical display modules and components and the overall decrease in gross margin of our products driven by changes in market demand. For the six months ended December 31, 2024, display driver chip products that incorporate our proprietary software algorithms and advanced development processes and are characterized by relatively higher gross margins, accounted for 24.7% of total sales, while their contribution declined to 11.3% of total sales for the six months ended December 31, 2025, and the proportion of lower-margin near-eye display modules increased from 74.6% of total sales for the six months ended December 31, 2024 to 78.8% of total sales for the six months ended December 31, 2025, resulting in a lower overall gross margin.

Gross profit after inventory provision decreased by $837,067, or 70.0%, to $359,202 for the six months ended December 31, 2025 from $1,196,269 for the six months ended December 31, 2024. Gross margin after inventory provision was 3.0% for the six months ended December 31, 2025, compared to 7.9% for the six months ended December 31, 2024. The decrease in our gross margin after inventory provision was mainly attributable to a higher overall inventory provision impact (net of utilization) during the six months ended December 31, 2025, which further exacerbated the impact of a less favorable product mix.

Selling and Marketing Expenses

Selling expenses primarily consisted of sales staff payroll and welfare expenses, travelling expenses, advertising expenses, and distribution expenses. The selling expenses increased from $369,939 for the six months ended December 31, 2024 to $406,244 for the six months ended December 31, 2025, representing an increase of $36,305, or 9.8%. The increase in selling and marketing expenses was mainly attributable to increased advertising and promotional expenses and higher business entertainment expenses incurred to strengthen the market position of our products.

General and Administrative Expenses

General and administrative expenses primarily consisted of staff payroll and welfare expenses, entertainment expenses, depreciation and amortization expenses for administrative purposes, office supply expenses, professional service fees, and expected credit losses for accounts receivable, other current and non-current assets. General and administrative expenses increased from $528,113 for the six months ended December 31, 2024 to $542,401 for the six months ended December 31, 2025, representing a slight increase of $14,288, or 2.7%. The slight increase in general and administrative expenses was primarily attributable to the expected credit losses for accounts receivable of $43,200 for the six months ended December 31, 2025.

Research and Development Costs

Research and development costs primarily consisted of fees for technical services provided by third-party vendors, and staff payroll and welfare expenses, depreciation and amortization expenses and other incidental expenses related to our research and development projects. Please see “Our Business — Research and Development” for additional information of current focused areas of our research and development activities.

The research and development costs decreased from $1,258,771 for the six months ended December 31, 2024 to $283,473 for the six months ended December 31, 2025, representing a decrease of $975,298, or 77.5%. The decrease in research and development costs was mainly due to the progress of certain research and development projects and the resulting lower level of milestone-based payments and project settlements for the six months ended December 31, 2025.

Interest Expenses, Net

Interest expenses, net, for the six months ended December 31, 2025 were $67,020, mainly consisting of interest expenses from our borrowings from banks of $87,963, partially offset by interest income of $20,943. Interest expenses, net, for the six months ended December 31, 2024 were $84,467, mainly consisting of interest expenses and guarantee fee from our borrowings from banks of $98,506, partially offset by interest income of $14,039.

Income Tax Provision

Income tax provision represented current and deferred income tax expenses derived from income before taxes generated by our major operating subsidiaries, Boundless Nanjing and Boundless HK. For the six months ended December 31, 2025 and 2024, we recorded current income tax expenses of Nil and Nil, respectively. For the six months ended December 31, 2025 and 2024, we recorded no deferred income tax expenses or benefits.

Net Loss

As a result of the foregoing, net loss for the six months ended December 31, 2025 was $948,802, representing a decrease in net loss of $69,368, or 6,8%, from net loss of $1,018,170 for the six months ended December 31, 2024.

Comparison of the Years Ended June 30, 2025 and 2024

	For the Years Ended June 30,		Change
	2025	2024	Amount	Percent
Revenues	$26,197,216	$10,920,314	$15,276,902	139.9%
Cost of revenues	(24,476,341)	(10,304,084)	(14,172,257)	137.5%
Gross profit	1,720,875	616,230	1,104,645	179.3%
Selling expenses	(675,291)	(653,721)	(21,570)	3.3%
General and administrative expenses	(1,059,165)	(470,654)	(588,511)	125.0%
Research and development costs	(1,634,685)	(990,082)	(644,603)	65.1%
Total operating expenses	(3,369,141)	(2,114,457)	(1,254,684)	59.3%
Loss from operations	(1,648,266)	(1,498,227)	(150,039)	10.0%
Interest expenses, net	(152,517)	(86,926)	(65,591)	75.5%
Other income (expenses), net	7,688	(880)	8,568	(973.6)%
Total other expenses, net	(144,829)	(87,806)	(57,023)	64.9%
Loss before income taxes	(1,793,095)	(1,586,033)	(207,062)	13.1%
Income tax expenses	(160)	(101,795)	101,635	(99.8)%
Net Loss	$(1,793,255)	$(1,687,828)	$(105,427)	6.2%

Revenues

For the years ended June 30, 2025 and 2024, we generated revenues primarily from sales of optical display modules and components. Our total revenues for the year ended June 30, 2025 increased by $15,276,902, or 139.9%, as compared to the year ended June 30, 2024.

The following table presents revenues by major product categories for the years ended June 30, 2025 and 2024, respectively:

Revenue Category	June 30, 2025		June 30, 2024
	Revenue amount	As % of revenues	Revenue amount	As % of revenues
Sales of optical display modules and components	$25,763,280	98.3%	$10,849,147	99.3%
– Near-eye display modules	20,547,546	78.4%	7,320,118	67.0%
– Display components	4,800,611	18.3%	1,820,488	16.7%
– VR-dedicated LCD	415,123	1.6%	1,708,541	15.6%
Sales of other products	333,436	1.3%	71,167	0.7%
Technical services	100,500	0.4%	—	—
Total	$26,197,216	100.0%	$10,920,314	100.0%

Revenue from sales of optical display modules and components accounted for 98.3% and 99.3% of our revenues for the years ended June 30, 2025 and 2024, respectively. As compared with the year ended June 30, 2024, our revenue from optical display modules and components for the year ended June 30, 2025 increased by $14,914,133, or 137.5%, primarily due to the fact that our largest customer, which accounted for 63.2% of our total revenues for the year ended June 30, 2025, has gradually resumed its production schedule in response to market conditions since late 2024 which resulted in an increase in revenue from this customer for the year ended June 30, 2025, comparing with the year ended June 30, 2024.

Boundless HK, our subsidiary in Hong Kong, started to generate revenue from sales of display components (driver chips) and VR-dedicated LCD products in the second half of 2023. For the years ended June 30, 2025 and 2024, we generated revenue from sales of display driver chips of $4,800,611 and $1,820,488, which accounted for 18.3% and 16.7% of our total revenues, respectively. For the years ended June 30, 2025 and 2024, we generated revenue from sales of VR-dedicated LCD products of $415,123 and $1,708,541, which accounted for 1.6% and 15.6% of our total revenues, respectively.

For the years ended June 30, 2025 and 2024, we also generated revenue from sales of other products of $333,436 and $71,167, which accounted for 1.3% and 0.7% of our total revenues, respectively. For the year ended June 30, 2025, we recognized technical service revenue of $100,500, primarily from providing testing and verification services to a third-party customer, which represented a one-time performance obligation that was fully satisfied during the year.

Cost of Revenues

Cost of revenues primarily consists of the purchase costs of manufactured goods procured from suppliers based on our requirements, as well as provision for inventory write-down. Total cost of revenues increased by $14,172,257, or 137.5%, to $24,476,341 for the year ended June 30, 2025 from $10,304,084 for the year ended June 30, 2024. The increase in cost of revenues was mainly due to the increase of the sales of our products.

Gross Profit

Excluding inventory provision, gross profit before inventory provision was $2,038,431 and $1,000,791 for the years ended June 30, 2025 and 2024, respectively. Gross margin before inventory provision was 7.8% for the year ended June 30, 2025, compared to 9.2% for the year ended June 30, 2024. The decrease in our gross margin before inventory provision was primarily attributable to the lower gross margin of our display driver chip products, which accounted for 18.3% and 16.7% of our total revenues for the years ended June 30, 2025 and 2024, respectively. The decline in the gross margin of display driver chip products was mainly due to a decrease in market prices and the price concessions we offered on larger-volume orders in the year ended June 30, 2025 compared to the year ended June 30, 2024.

Gross profit after inventory provision increased by $1,104,645, or 179.3%, to $1,720,875 for the year ended June 30, 2025 from $616,230 for the year ended June 30, 2024. Gross margin after inventory provision was 6.6% for the year ended June 30, 2025, compared to 5.6% for the year ended June 30, 2024. The increase in our gross margin after inventory provision was primarily attributable to a lower inventory provision recorded during the year ended June 30, 2025. Despite a decline in gross margin before inventory provision, the reduced level of inventory write-downs contributed to an overall improvement in gross margin after inventory provision.

Selling and Marketing Expenses

Selling expenses primarily consisted of sales staff payroll and welfare expenses, travelling expenses, advertisement expenses, and distribution expenses. The selling expenses increased from $653,721 for the year ended June 30, 2024 to $675,291 for the year ended June 30, 2025, representing an increase of $21,570, or 3.3%. The slight increase in selling and marketing expenses was mainly due to higher product testing and certification fees incurred by our Hong Kong subsidiary for the year ended June 30, 2025, primarily related to third-party testing services performed to meet specific customer requirements.

General and Administrative Expenses

General and administrative expenses primarily consisted of staff payroll and welfare expenses, entertainment expenses, travelling expenses, depreciation and amortization expenses for administrative purposes, office supply expenses, and estimated credit losses for other current and non-current assets. The general and administrative expenses increased from $470,654 for the year ended June 30, 2024 to $1,059,165 for the year ended June 30, 2025, representing an increase of $588,511, or 125.0%. The increase in general and administrative expenses was primarily attributable to the increase of $535,689 in consulting fees related to this offering for the year ended June 30, 2025.

Research and Development Costs

Research and development costs primarily consisted of fees for technical services provided by third-party vendors, and staff payroll and welfare expenses, depreciation and amortization expenses and other incidental expenses related to our research and development projects. Please see “Our Business — Research and Development” for additional information of current focused area of our research and development activities.

The research and development costs increased from $990,082 for the year ended June 30, 2024 to $1,634,685 for the year ended June 30, 2025, representing an increase of $644,603, or 65.1%. The increase in research and development costs was mainly due to the increased technical services fees as we invested more in product development.

Interest Expenses, Net

Interest expenses, net, for the year ended June 30, 2025 was $152,517, mainly consisting of interest expenses from our borrowings from banks of $170,416, partially offset by interest income of $17,899. Interest expenses, net, for the year ended June 30, 2024 was $86,926, mainly consisting of interest expenses from our borrowings from banks of $136,852, partially offset by interest income of $49,926.

Income Tax Expenses

Income tax expenses represented current and deferred income tax expenses derived from income before taxes generated by our major operating subsidiaries, Boundless Nanjing, Beijing Ningtuo and Boundless HK. For the years ended June 30, 2025 and 2024, we recorded current income tax expenses of $160 and $101,795, respectively. The significant decrease in current income tax expenses in the year ended June 30, 2025 was primarily attributable to the loss before income taxes recorded by Boundless HK for the current year, compared to income before income taxes in the prior year. For the years ended June 30, 2025 and 2024, we recorded no deferred income tax expenses or benefits.

Net Loss

As a result of the foregoing, net loss for the year ended June 30, 2025 was $1,793,255, representing an increase of $105,427, or 6.2%, from net loss of $1,687,828 for the year ended June 30, 2024.

Liquidity and Capital Resources

In assessing the liquidity, we monitor and analyze our cash on-hand, our ability to generate sufficient revenues in the future, and operating and capital expenditure commitments. Historically, we have funded our operation through a combination of contributions from our shareholders and borrowings from banks. As of December 31, 2025, June 30, 2025 and 2024, we had cash of $4,637,856, $4,482,292 and $3,281,691, respectively.

Our liquidity needs are to meet our working capital requirements, operating expenses, and capital expenditure obligations. Our current cash on hand and other financing activities will be sufficient to meet the current and anticipated needs for general corporate purposes for at least the next 12 months from the date of this prospectus. If this offering is not completed within the next 12 months, we expect to rely more heavily on other financing channels, including shareholder loans or capital contributions, and borrowings from banks, to meet our funding needs. We may also need additional cash resources in the future if we experience changes in business conditions or other developments. If we determine that the cash requirements exceed the amount of cash on hand, we may seek to issue equity or equity linked securities or obtain debt financing. The issuance and sale of additional equity would result in further dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. However, the management are engaging to obtain the necessary financing to meet its obligations and pay our liabilities arising from normal business operations when they come due.

Cash Flows for the Six Months Ended December 31, 2025 and 2024

	For the Six Months Ended December 31,
	2025	2024
Net cash provided by (used in) operating activities	$636,419	$(3,067,249)
Net cash used in investing activities	—	(125,436)
Net cash (used in) provided by financing activities	(550,558)	3,060,601
Effect of exchange rate changes on cash	69,703	634
Net increase (decrease) in cash	155,564	(131,450)
Cash at beginning of the period	4,482,292	3,281,691
Cash at end of the period	$4,637,856	$3,150,241

Operating Activities

For the six months ended December 31, 2025, net cash provided by operating activities was $636,419, as compared to net cash used in operating activities of $3,067,249 for the six months ended December 31, 2024, representing an increase in cash inflow of $3,703,668. The increase in cash inflow in operating activities primarily resulted from the change of the following accounts:

a)      A net loss for the six months ended December 31, 2025 of $948,802, compared with a net loss of $1,018,170 for the six months ended December 31, 2024. Excluding the adjustments of non-cash items, net loss for the six months ended December 31, 2025 and 2024 were $548,204 and $679,536, respectively. This represents an increase in cash inflow of $131,332 for the six months ended December 31, 2025, compared with the six months ended December 31, 2024.

b)      Change in accounts receivable, current was $1,530,191 net cash inflow for the six months ended December 31, 2025. For the six months ended December 31, 2024, change in accounts receivable, current was $4,532,435 net cash inflow, which led to a $2,993,244 decrease in net cash inflow from operating activities. Decrease in accounts receivable for the six months ended December 31, 2025 was primarily attributable to lower sales volume and reduction in billings toward the end of the period, as our accounts receivable balance primarily represents receivables generated from recent sales, given the relatively short credit terms we offer to our major customers.

c)      Change in inventories was $498,332 net cash outflow for the six months ended December 31, 2025. For the six months ended December 31, 2024, change in inventories was $10,279,508 net cash inflow, which led to a $10,777,840 decrease in net cash inflow from operating activities. Increase in inventories for the six months ended December 31, 2025 was mainly attributable to newly purchased inventories held by our subsidiary, Boundless HK, in late 2025.

d)      Change in accounts payable was $604,564 net cash inflow for the six months ended December 31, 2025. For the six months ended December 31, 2024, change in accounts payable was $14,242,027 net cash outflow, which led to a $14,846,591 increase in net cash inflow from operating activities. Increase in accounts payable for the six months ended December 31, 2025 was due to the increased purchase we made in anticipation of future market demand during the period.

e)      Change in contract liabilities was $11,280 net cash inflow for the six months ended December 31, 2025. For the six months ended December 31, 2024, change in contract liabilities was $3,862,846 net cash outflow, which led to a $3,874,126 increase in net cash inflow from operating activities. Increase in contract liabilities for the six months ended December 31, 2025 was primarily due to prepayment from our major customer.

Investing Activities

We had net cash used in investing activities of Nil and $125,436 for the six months ended December 31, 2025 and 2024, respectively. Net cash used in investing activities for the six months ended December 31, 2024 primarily consisted of cash paid for purchase of property, plant and equipment of $125,107, and cash paid for purchase of intangible assets of $329.

Financing Activities

For the six months ended December 31, 2025, net cash used in financing activities was $550,558, which was primarily attributable to repayment to bank borrowings of $3,579,701 and payment of deferred costs related to initial public offering of $59,226, partially offset by proceeds from bank borrowings of $3,088,369.

For the six months ended December 31, 2024, net cash provided by financing activities was $3,060,601, which was primarily attributable to proceeds from bank borrowings of $4,249,864 and proceeds from shareholders’ investment of $1,897,533, partially offset by repayment to bank borrowings of $2,786,796 and payment of deferred costs related to initial public offering of $300,000.

Cash Flows for the Years Ended June 30, 2025 and 2024

	For the Year Ended June 30,
	2025	2024
Net cash used in operating activities	$(1,531,920)	$(1,579,268)
Net cash used in investing activities	(332,716)	(25,897)
Net cash provided by financing activities	3,024,090	1,763,672
Effect of exchange rate changes on cash	41,147	(4,872)
Net increase in cash	1,200,601	153,635
Cash at beginning of year	3,281,691	3,128,056
Cash at end of year	$4,482,292	$3,281,691

Operating Activities

For the year ended June 30, 2025, net cash used in operating activities was $1,531,920, as compared to net cash used in operating activities of $1,579,268 for the year ended June 30, 2024, representing a decrease in cash outflow of $47,348. The decrease in cash outflow in operating activities primarily resulted from the change of the following accounts:

a)      A net loss for the year ended June 30, 2025 of $1,793,255, compared with a net loss of $1,687,828 for the year ended June 30, 2024. Excluding the adjustments of non-cash items, net loss for the year ended June 30, 2025 was $1,158,653 and net loss for the year ended June 30, 2024 was $1,060,838, respectively. This represents an increase in cash outflow of $97,815 for the year ended June 30, 2025, compared with the year ended June 30, 2024.

b)      Change in accounts receivable was $1,004,645 net cash inflow for the year ended June 30, 2025. For the year ended June 30, 2024, change in accounts receivable was $4,756,266 net cash outflow, which led to a $5,760,911 decrease in net cash outflow from operating activities. Decrease in accounts receivable for the year ended June 30, 2025 was due to the decreased receivable balances from our new customers in Boundless HK.

c)      Change in inventories was $12,855,228 net cash inflow for the year ended June 30, 2025. For the year ended June 30, 2024, change in inventories was $5,452,599 net cash outflow, which led to a $18,307,827 decrease in net cash outflow from operating activities. Decrease in inventories for the year ended June 30, 2025 was due to the increased sales to our largest customer.

d)      Change in prepayments and other current assets was $963,986 net cash inflow for the year ended June 30, 2025. For the year ended June 30, 2024, change in prepayments and other current assets was $32,697 net cash outflow, which led to a $996,683 decrease in net cash outflow from operating activities. Prepayments and other current assets mainly consisted of prepaid professional services fee, VAT receivable and income tax receivable arising our ordinary business operations.

e)      Change in accounts payable was $11,283,184 net cash outflow for the year ended June 30, 2025. For the year ended June 30, 2024, change in accounts payable was $6,099,017 net cash inflow, which led to a $17,382,201 increase in net cash outflow from operating activities. Decrease in accounts payable for the year ended June 30, 2025 was primarily due to significant payments we made to our key suppliers during the year ended June 30, 2025.

f)      Change in contract liabilities was $3,844,139 net cash outflow for the year ended June 30, 2025. For the year ended June 30, 2024, change in contract liabilities was $3,822,914 net cash inflow, which led to a $7,667,053 increase in net cash outflow from operating activities. Decrease in contract liabilities for the year ended June 30, 2025 was mainly due to recognizing revenue of the advance payments from our major customer.

Investing Activities

We had net cash used in investing activities of $332,716 for the year ended June 30, 2025, which primarily consisted of cash paid for purchase of property, plant and equipment of $125,562, and cash paid for purchase of intangible assets of $207,154.

We had net cash used in investing activities of $25,897 for the year ended June 30, 2024, which primarily consisted of cash paid for purchase of property, plant and equipment of $2,389, and cash paid for purchase of intangible assets of $23,508.

Financing Activities

For the year ended June 30, 2025, net cash provided by financing activities was $3,024,090, which was primarily attributable to proceeds from bank borrowings of $7,831,668 and proceeds from shareholders’ investment of $1,897,533, partially offset by repayment to bank borrowings of $6,237,611 and payment of deferred offering costs related to our initial public offering of $467,500.

For the year ended June 30, 2024, net cash provided by financing activities was $1,763,672, which was primarily attributable to proceeds from bank borrowings of $4,995,017 and proceeds from shareholders’ investment of $374,009, partially offset by repayment to bank borrowings of $3,605,354.

Going Concern Assessment

The consolidated financial statements for the six months ended December 31, 2025 and 2024 and the years ended June 30, 2025 and 2024 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.

As reflected in the consolidated financial statements, we reported net loss of $1,793,255 for the year ended June 30, 2025, net loss of $948,802 and $1,018,170 for the six months ended December 31, 2025 and 2024, respectively, and accumulated deficits of $3,960,202 and $3,011,400 as of December 31, 2025 and June 30, 2025, respectively. We had negative working capital of $483,190 as of December 31, 2025, and used funds in operating activities of $3,067,249 for the six months ended December 31, 2024. We used funds in operating activities of $1,531,920 and $1,579,268 for the years ended June 30, 2025 and 2024, respectively. These factors raise substantial doubt about our ability to continue as a going concern.

We are in the process of expanding our customer base to generate more revenues as well as cutting expenses, and we are seeking to raise working capital through additional borrowings from banks, shareholder contributions and borrowings from shareholders, and other equity financings to fund its operations. However, there can be no assurance that these plans and arrangements will be sufficient to fund our ongoing capital expenditure, working capital, and other requirements. The accompanying consolidated financial statements do not include any adjustments related to the recoverability or classification of asset and the amounts or classification of liabilities that may result from the outcome of this uncertainty. If the going concern assumption is not appropriate, material adjustments to the consolidated financial statements could be required.

Capital Expenditures

We made capital expenditures of Nil and $125,436 during the six months ended December 31, 2025 and 2024, respectively, and $332,716 and $25,897 during the years ended June 30, 2025 and 2024, respectively. In these periods, our capital expenditures were mainly used for purchases of property and equipment, including office equipment and electronic equipment. We plan to continue to make capital expenditures to meet the needs from the growth of our business.

Off-Balance Sheet Arrangements

There were no off-balance sheet arrangements for the six months ended December 31, 2025 and 2024 and the years ended June 30, 2025 and 2024 that have or that in the opinion of management are likely to have, a current or future material effect on our financial condition or results of operations.

Research and development, patents and licenses, etc.

See “Business — Research and Development” and “Our Business — Intellectual Property”.

Trend Information

Other than as described elsewhere in this prospectus, we are not aware of any trends, uncertainties, demands, commitments or events that are reasonably likely to have a material adverse effect on our revenues, income from continuing operations, profitability, liquidity or capital resources, or that would cause our reported financial information not necessarily to be indicative of future operating results or financial condition.

Internal Control over Financial Reporting

As defined in the standards established by the PCAOB, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control, such that there is a reasonable possibility that a material misstatement of our company’s annual or interim financial statements will not be prevented or detected on a timely basis. In connection with the audits or review of our consolidated financial statements included in this prospectus, we identified two material weaknesses in our internal control over financial reporting as of December 31, 2025, June 30, 2025 and 2024.

The material weaknesses identified included: (i) the lack of sufficient competent financial reporting and accounting personnel with appropriate understanding of U.S. GAAP and financial reporting requirements to address complex U.S. GAAP accounting issues and related disclosures; and (ii) the lack of formal internal control policies and independent supervision function to establish formal risk assessment process and internal control framework.

To remediate our identified material weaknesses, we have already taken certain measures, including engaging an external financial advisor with experience in U.S. GAAP and SEC reporting to assist us in preparing our financial statements in accordance with U.S. GAAP as of the date of this prospectus. In addition, we have implemented or plan to implement, measures to improve our internal controls over financial reporting, including, among others: (i) hiring more qualified accounting personnel with relevant U.S. GAAP and SEC reporting experience and qualifications to strengthen our financial reporting function and to set up a financial and system control framework. We plan to complete the recruitment of additional corporate finance professionals within the next twelve months; (ii) improving the knowledge and expertise of our corporate accounting team, especially related to U.S. GAAP and the SEC reporting requirements, through regular trainings. These sessions, led by external financial consultants, are held monthly for our current finance staff and will continue on a regular basis; (iii) formulating U.S. GAAP accounting policies and procedures manual, which will be maintained, reviewed and updated, on a regular basis, to the latest U.S. GAAP accounting standards. We believe that these policies and procedures will be significantly enhanced within six months after this offering, through ongoing communication and continuous learning.

We will continue to take additional measures to remediate the material weaknesses, including appointing independent directors, establishing an audit committee, and strengthening corporate governance, which will be completed at the time of effectiveness of our registration statement for our initial public offering. However, the implementation of these measures may not fully address these material weaknesses in our internal control over financial reporting, and we cannot conclude that they have been fully remediated. Our failure to correct these material weaknesses or failure to discover and address any other material weaknesses could result in inaccuracies in our financial statements and impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. Moreover, ineffective internal control over financial reporting could significantly hinder our ability to prevent fraud. See “Risk Factors — Risks Related to Our Business and Industry — We have identified material weaknesses in our internal control over financial reporting. If we do not adequately remediate these material weaknesses, or if we experience additional material weaknesses in the future or otherwise fail to maintain effective internal controls, we may not be able to accurately or timely report our financial condition or results of operations, or comply with the accounting and reporting requirements applicable to public companies, which may adversely affect investor confidence in us and the market price of our Class A ordinary shares” beginning on page 46.

Holding Company Structure

Boundless Group is a Cayman Islands holding company with no material operations of its own. We conduct our operations primarily through Boundless Development and its subsidiaries in China. As a result, our ability to pay dividends depends on dividends distributed by Boundless Development.

Under PRC law, Boundless Development is permitted to pay dividends to us only out of its retained earnings, as determined in accordance with PRC accounting standards and regulations. Boundless Development and its PRC subsidiaries are required to set aside at least 10% of their after-tax profits each year, if any, to fund statutory reserve funds until such funds reach 50% of their registered capital. Additionally, they may allocate portions of their after-tax profits to other discretionary reserve funds, such as enterprise expansion funds and staff bonus and welfare funds. These statutory and discretionary reserves are not distributable as cash dividends. Furthermore, if Boundless Development or our other PRC subsidiaries incur debt in the future, the governing instruments of such debt may impose additional restrictions on their ability to pay dividends to us. Boundless Development has not paid dividends to us to date and will not be able to pay dividends until the statutory reserve fund requirements are satisfied.

With respect to retained earnings accrued after the statutory reserve fund requirements are satisfied, our board of directors may declare dividends based on a comprehensive evaluation of factors, including our operations, earnings, financial condition, cash requirements, and availability, as well as other factors deemed relevant at the time. Any declaration and payment of dividends, as well as the amount thereof, will be subject to our memorandum and articles of association and applicable Cayman Islands and Chinese laws and regulations. Additionally, if any subsidiary intends to declare dividends, such declarations will require approval from the respective shareholders, where applicable.

Substantially all of our operations are conducted in mainland China and Hong Kong, and a significant portion of our revenues, expenses, and cash are denominated in Renminbi (RMB). RMB is subject to PRC exchange control regulations, which may restrict our ability to convert RMB into U.S. dollars and distribute dividends outside of China. Any remittance of dividends by Boundless Development to us as a wholly foreign-owned enterprise is subject to review by banks designated by the State Administration of Foreign Exchange.

Despite these restrictions, the foreign currency regulations in the PRC are not expected to have a material impact on our liquidity, financial condition, or results of operations. We have limited financial obligations denominated in U.S. dollars. Additionally, our board of directors will consider various factors, such as operational needs, financial performance, and cash flow, before declaring any dividends in the future, in accordance with applicable laws and regulations.

Critical Accounting Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. On an ongoing basis, management reviews these estimates and assumptions using the currently available information.

Changes in facts and circumstances may cause the Company to revise its estimates. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. The following are some of the areas requiring significant judgments and estimates as of December 31, 2025, June 30, 2025 and 2024: determinations of the useful lives and residual value of long-lived assets, estimates of expected credit loss for accounts receivable, estimates of discount for financing component of accounts receivable, estimates of inventory provision, estimate of valuation allowance for deferred tax assets, and the discount rate used for right-of-use assets and lease liabilities calculation.

We consider an accounting estimate critical if: (i) it requires us to make assumptions because the information was not available at the time, or it includes matters highly uncertain at the time we were making our estimate and (ii) changes in the estimate could have a material impact on our financial condition or results of operations. Management determined there were no critical accounting estimates other than expected credit loss for accounts receivable, estimates of discount for financing component of accounts receivable, and estimates of inventory provision.

Expected Credit Losses for Accounts Receivable

We maintain an allowance for expected credit losses related to its accounts receivable, including both current and long-term receivables arising from installment payment arrangements. The determination of the allowance requires significant management judgment and involves estimates that are inherently uncertain.

In estimating expected credit losses, we apply a combination of a loss rate method and an individual evaluation method. Management considers historical collection experience, the aging of receivables, the financial condition of customers, and current and forecasted economic conditions that may affect customers’ ability to pay. Receivables past due beyond contractual credit terms, generally ranging from 30 to 90 days, as well as receivables with elevated credit risk, are evaluated individually for collectability.

The estimation of expected credit losses also requires judgment in determining appropriate forward-looking assumptions, including expectations regarding changes in economic conditions and how such changes may affect customer credit risk. Because our long-term accounts receivable are subject to extended payment terms, changes in customer financial condition or broader economic factors over the collection period could result in material adjustments to the allowance. As of December 31, 2025, we recorded expected credit loss of $19,200 and $24,000 for current portion of accounts receivable and long-term accounts receivable, respectively. As of June 30, 2025 and 2024, we recorded no expected credit loss for accounts receivable, respectively.

If actual customer collections differ from management’s estimates, or if economic conditions deteriorate beyond current expectations, we may be required to record additional credit loss provisions in future periods, which could materially affect our results of operations and financial position.

Estimates of discount for financing component of accounts receivable

We enter into certain contracts with customers that include installment payment arrangements extending beyond one year. These arrangements primarily relate to a limited number of customer contracts with negotiated extended payment terms. In such cases, the extended payment terms provide the customer with a significant benefit of financing, and accordingly, we have determined that a significant financing component exists within these contracts.

The measurement of the discount applied to determine the present value of these accounts receivable requires significant management judgment. In particular, we must estimate an appropriate discount rate that reflects the specific financing characteristics of each arrangement, including the customer’s credit risk, prevailing market interest rates, and the specific duration of the payment terms. The initial revenue recognition and the subsequent carrying value of the receivables are highly sensitive to these assumptions, changes in market conditions or customer credit profiles could have a material impact on our consolidated financial statements. Accordingly, we consider the estimates of discount for the financing component of accounts receivable to be a critical accounting estimate.

Provision for Inventory

Inventories are stated at the lower of cost or net realizable value. Cost is determined by the weighted-average method. Net realizable value represents the anticipated selling price less estimated costs to sell or dispose. The determination of inventory net realizable value is considered a critical accounting estimate due to the significant judgments involved. The key inputs in this estimate include current and expected future selling prices, which are primarily based on orders received from customers, as well as anticipated demand and market conditions. Changes in these factors could have a material impact on the inventory valuation and related provisions. As of December 31, 2025, June 30, 2025 and 2024, the Company assessed the net realizable value of its inventories and record a provision of $629,120, $422,777 and $383,455, respectively. A decrease in the anticipated selling price could result in a higher inventory provision, negatively affecting the Company’s financial results.

Critical Accounting Policies

Management determined there were no critical accounting policies other than the above-mentioned estimates of inventory provision.

Quantitative and Qualitative Disclosures about Market Risk

Inflation Risk

Inflationary factors, such as increases in personnel and overhead costs, could impair our operating results. Although we do not believe that inflation has had a material impact on its financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on our ability to maintain current levels of operating expense as a percentage of sales revenue if the revenues do not increase.

Foreign Exchange Risk

For the six months ended December 31, 2025 and 2024, a majority of our revenues and part of our expense transactions were denominated in RMB. As of June 30, 2025 and 2024, a majority of our assets and liabilities were denominated in RMB. For the years ended June 30, 2025 and 2024, part of our revenues and a majority of our expense transactions were denominated in RMB. As of December 31, 2025, part of our assets and a majority of our liabilities were denominated in RMB. As of June 30, 2025 and 2024, a majority of our assets and liabilities were denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). Remittances in currencies other than RMB by subsidiaries in China must be processed through the PBOC or other China foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the RMB and the U.S. dollar in the future. The change in the value of RMB relative to U.S. dollar may affect our financial results reported in the U.S. dollar terms without giving effect to any underlying changes in our business or results of operations. To the extent that we need to convert U.S. dollars into RMB for capital expenditures and working capital and other business purposes, appreciation of RMB against U.S. dollar would have an adverse effect on the RMB amount we would receive from the conversion. Conversely, if we decide to convert RMB into U.S. dollar for the purpose of making payments for dividends, strategic acquisition or investments or other business purposes, appreciation of U.S. dollar against RMB would have a negative effect on the U.S. dollar amount available to us.

Credit Risk

Assets that potentially subject us to a significant concentration of credit risk primarily consist of cash, accounts receivable, advance to suppliers, other current assets and other non-current assets. The maximum exposure of such assets to credit risk is their carrying amounts at the balance sheet dates. As of December 31, 2025, June 30, 2025 and 2024, we held cash of $4,637,856, $4,482,292 and $3,281,691, respectively, which were primarily deposited in financial institutions located in mainland China and Hong Kong. Cash balances in bank accounts in mainland China are protected under Deposit Insurance Scheme. The maximum protection is up to RMB 500,000 per depositor per scheme member, including both principal and interest. As of December 31, 2025, June 30, 2025 and 2024, cash balances in mainland China were $2,819,082, $3,517,549 and $1,959,908, respectively. Cash balances in bank accounts in Hong Kong are protected under Deposit Protection Scheme in accordance with the Deposit Protection Scheme Ordinance. The maximum protection is up to HKD 800,000 per depositor per scheme member, including both principal and interest, As of December 31, 2025, June 30, 2025 and 2024, cash balances in Hong Kong were $1,818,774, $964,743 and $1,321,783, respectively.

To limit exposure to credit risk relating to deposits, we primarily place cash deposits with large financial institutions in mainland China and Hong Kong which management believes are of high credit quality. Our operations are carried out in mainland China and Hong Kong. Accordingly, our business, financial condition and results of operations may be influenced by the political, economic, and legal environments in the PRC as well as by the general state of the PRC’s economy. In addition, our business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other factors.

We conduct credit evaluations of its customers and suppliers and generally does not require collateral or other security from them. We use loss rate method and individual evaluation method to estimate the allowance for credit losses. For those past due balances over one year and other higher risk receivables identified by us are reviewed individually for collectability. We evaluate the expected credit loss of receivables based on historical collection experience, the financial condition of its customers and assumptions for the future movement of different economic drivers and how these drivers will affect each other. We write off potentially uncollectible receivables against the allowance for credit losses if it is determined that the amounts will not be collected or if a settlement with respect to a disputed receivable is reached for an amount that is less than the carrying value. As of December 31, 2025, we recorded expected credit loss of $19,200 and $24,000 for current portion of accounts receivable and long-term accounts receivable, respectively. As of June 30, 2025 and 2024, we recorded no expected credit loss for accounts receivable, respectively. As of December 31, 2025, June 30, 2025 and 2024, we recorded expected credit loss of $34,025, $33,215 and $918 for other current assets, respectively. As of December 31, 2025, June 30, 2025 and 2024, we recorded expected credit loss of $1,855, $1,811 and $1,785 for other non-current assets, respectively.

Interest Rate Risk

Our exposure to interest rate risk primarily relates to the interest expenses on our bank borrowings. Our bank borrowing bears interest at fixed rates. We have not been exposed to, nor do we anticipate being exposed to, material risks due to changes in market interest rates. However, our future interest expenses may exceed expectations due to changes in market interest rates. Increased interest rates may have a material impact on our results of operations and financial condition. For the six months ended December 31, 2025, we were charged annual interest rates of generally 2.80% on average on our bank loans. For the years ended June 30, 2025, we were charged annual interest rates of generally 2.88% on average on our bank loans. Decreased interest rates will have a direct impact on us by decreasing our interest expenses and in turn increasing our cash. As of December 31, 2025, June 30, 2025 and 2024, we had approximately $6.15 million, $6.49 million and $4.82 million in bank borrowings, respectively. For illustrative purposes, if the interest rate charged on such bank borrowings were to increase by 1%, our interest expenses would increase by $61,489, $64,912 and $48,162 on an annual basis, respectively. In addition, as increased interest rates would make it more costly for us to fund our operations by borrowing, we would need to take additional measures to maintain a healthy cash flow, such as by tightening our control over accounts payable and accounts receivable. We may do so by, for example, further negotiating credit terms with customers and suppliers. As a result, our accounts receivable may decrease and our accounts payable may increase to offset the impact of higher borrowing costs.

INDUSTRY

The information presented in this section has been derived from an industry report, dated September 2024, by CINNO Research, an independent research firm, to provide information regarding our industry and our market position. Neither we nor any other party involved in this offering has independently verified such information, and neither we nor any other party involved in this offering makes any representation as to the accuracy or completeness of such information.

We currently operate in the VR optical modules segment of the optical display industry and plan to enter into the automotive electronic rearview mirror (“Automotive CMS”) segment and color electronic paper display (“Color E-Paper Display”) solutions segment of the optical display industry. As of the date of this prospectus, our main operating income is contributed by VR optical modules, and due to our continuous investment and technological advancement in the automotive display industry and e-paper industry, these two product lines will become our new profit sources. Our business spans these innovative and rapidly evolving markets, positioning us at the forefront of visual technology advancements.

VR Market

The global VR market has experienced significant growth and is projected to continue expanding in the coming years. Global VR shipments reached 8.03 million units in 2023, with a projected 26% year-over-year growth in 2024 and projected shipments to reach 32.17 million units by 2028. The key drivers of the growth in VR market include technological advancements in VR hardware and software, growing demand for immersive experiences in gaming and entertainment, and increasing adoption of VR in enterprise applications such as training, design visualization, and remote collaboration. Additionally, the shift towards more compact and lightweight VR devices, particularly through the adoption of Pancake optics, is driving growth in the VR optical module market by enabling more comfortable and user-friendly VR experiences.

Unit: Ten thousand
670
1,185
979
803
1,013
1,359
2,091
2,469
3,217
CY20
CY21
CY22
CY23
CY24(F)
CY25(F)
CY26(F)
CY27(F)
CY28(F)

Global VR Shipment Forecast From CY20-CY28F

The Asia-Pacific region is expected to surpass Europe in VR device shipments by 2025, becoming the second-largest market after North America.

CY22
CY23
CY24(F)
CY25(F)
60%
43%
41%
36%
10%
22%
24%
29%
28%
29%
28%
27%
2%
6%
7%
8%
North America
Asia-Pacific
Europe
Other

Global VR Market Share by Region CY20-CY25F

In China, the VR market is forecasted to experience a slow recovery over the next four years after a 26% decline in 2024. China’s VR market faces a slow recovery due to a gap between advanced hardware and limited high-quality content, which is costly and time-consuming to develop. Unlike overseas markets with strong original content driving growth, China relies heavily on imported intellectual property rights. However, growing investment and strong demand in B2B sectors like education, cultural tourism, and healthcare support gradual recovery. The market is expected to rebound from 2025 as policies, hardware adoption, and AI-driven ecosystems expand consumer use and content development. It is anticipated that starting from 2025, the domestic VR market in China will experience a slight easing, and over the next four years, it will show a state of slow recovery.

Unit: Ten thousand
151
121
95
86
70
73
89
110
137
CY20
CY21
CY22
CY23
CY24(F)
CY25(F)
CY26(F)
CY27(F)
CY28(F)

China VR Shipment Forecast From CY20-CY28F

VR Optical Module Market

The VR optical module market is a crucial segment within the VR industry. The global VR optical market size is expected to exceed RMB 10 billion (approximately $1.43 billion) by 2025. Pancake optical solutions are becoming increasingly popular, with their market share growing from 5% in 2022 to a projected significant increase by 2025.

Unit: 100 million RMB
30
31
50
78
105
CY21
CY22
CY23
CY24(F)
CY25(F)

Global VR Optical Machine Scale Forecast From CY21-CY25F

The industry is transitioning from Fresnel lens-based optical modules to more advanced Pancake lens solutions, which offer improved image quality, reduced thickness, and enhanced user comfort.

Key trends in the VR optical module market include:

•        increasing demand for higher resolution displays and wider field of view,

•        shift towards lighter and more compact designs,

•        integration of advanced features such as eye-tracking and foveated rendering, and

•        growing adoption in enterprise and education sectors alongside gaming.

We have developed a second-generation Pancake 3-piece optical engine, which is among the first in China to have mass production capabilities for a 3-piece pancake optical engine solution with adjustable diopter functionality ranging from 0 to 700 degrees. This technology allows for a more comfortable viewing experience for users with different vision requirements. Our solution offers improved MTF (clarity) by 15% and achieves a 105° FOV while maintaining cost competitiveness. We are well-positioned in this market with our advanced Pancake lens technology, which offers superior optical performance and a more compact form factor compared to traditional Fresnel lenses. Our VR optical modules feature high resolution, wide field of view, and low latency, meeting the demanding requirements of next-generation VR devices.

CMS Market

The CMS market for automotive applications is showing promising growth. Automotive CMS adoption in China is projected to increase from less than 0.1% in 2023 to nearly 7% by 2028, with an estimated 2.62 million units.

Auto Sales in China
China CMS Carrying Capacity
CMS Take-up Rate in China
Unit: Ten thousand
5,000
4,000
3,000
2,000
1,000
0.03%
1
0.8%
25
2.0%
66
3.5%
121
5.1%
186
6.8%
262
2023
2024(F)
2025(F)
2026(F)
2027(F)
2028(F)

The trend of CMS carrying volume and carrying rate in China

This growth is driven by:

•        regulatory changes allowing Automotive CMS as a replacement for traditional mirrors,

•        increased focus on vehicle safety and aerodynamics,

•        advancements in display technology, particularly OLED displays, and

•        integration of AI and ADAS features into Automotive CMS solutions.

In the automotive display sector, our OLED Automotive CMS technology places us in a unique position. The automotive industry is rapidly adopting smart cockpit systems and high-definition rearview mirrors to improve safety and user experience. Our OLED Automotive CMS solution offers ultra-fast response speeds, a wide field of view, and ultra-low latency — features that are critical for smart vehicles. The high resolution of our OLED Automotive CMS (1920x1080), which is currently unmatched in automotive-grade specifications, gives us a competitive advantage over other players, particularly in the fast-growing smart vehicle market.

Color E-Paper Display Solutions

The color e-paper display market is evolving from monochrome to color solutions, with color e-paper penetration expected to rise from 10% in 2024 to 49% in 2028 globally and from 13% in 2024 to 51% in 2028 in China.

Key market trends include:

•        rapid adoption of color e-paper in e-readers, smart labels, and digital signage,

•        increasing demand for larger display sizes,

•        technological advancements in color reproduction and refresh rates, and

•        growing applications in education, retail, and transportation sectors.

In the color e-paper industry, we have developed strong partnerships with material suppliers and leading technology companies, allowing us to lead in the development of large-size, high-resolution e-paper displays. This positions us to meet the growing demand for energy-efficient, high-performance displays across applications in education, healthcare, and advertising. Our collaborations with key end-user brands like Hanvon, iReader, and iFLYTEK enable rapid market share expansion, giving us an edge over competitors who have yet to achieve such widespread adoption.

Overall, our competitive position is strengthened by our advanced technologies. Through strategic partnerships and a focus on innovation, we are well-placed to capitalize on the rising demand for high-performance, energy-efficient display solutions in VR, automotive, and color e-paper markets. We are committed to driving innovation in visual display technologies, enhancing user experiences, and expanding the applications of VR, Automotive CMS, and color e-paper display across various industries.

OUR BUSINESS

Overview

We are an optical display technology company in China, specializing in designing, R&D and sales of optical display modules and whole sets of optical display products. We do not only provide customers with product design and commissioned production of optical display modules, but also provide customers with professional, complete and in-depth services in the field of optical display according to their needs. We are a one-stop shop for our customers, utilizing our proprietary technologies to provide solutions that meet the needs of a wide range of industries, including consumer electronics. We also aim to serve customers in the businesses of new energy vehicles, color e-paper displays, and low-altitude aerospace. Our commitment to innovation drives us to continuously improve product performance and user experience.

Boundless is a holding company incorporated in the Cayman Islands and conducts business in mainland China through our PRC Subsidiaries. We established Boundless Nanjing, our primary operating subsidiary, in Nanjing, Jiangsu Province, China on June 23, 2022 and commenced operations since then. We outsource production to third-party OEM manufacturers who manufacture products based on our design specifications and generate income primarily through product sales. For the six months ended December 31, 2025 and 2024, we had revenues of approximately $11.90 million and $15.09 million, respectively. For the six months ended December 31, 2025 and 2024, our net losses were approximately $0.95 million and $1.02 million, respectively. For the fiscal years ended June 30, 2025 and 2024, we had revenues of approximately $26.20 million and $10.92 million, respectively. For the fiscal years ended June 30, 2025 and 2024, our net losses were approximately $1.79 million and $1.69 million, respectively.

In today’s dynamic business landscape, we prioritize providing leading product technologies through continuous professional and technical improvement, keeping us ahead of industry trends. Leveraging our extensive experience and industry insights, we modularize complex product technologies for rapid combinations and design flexibility. Simultaneously, we conduct in-depth market analyses and maintain close communication with suppliers and customers, ensuring we deliver market-adapted products with personalized solutions at optimal costs. Our goal is to enhance our “high technology + high flexibility” approach in product development, enabling customers to access the market quickly while controlling R&D time and costs for mutual success.

Our Competitive Strengths

We believe our company possesses several competitive strengths that position us as a leader in the design and development of VR display solutions. Our strengths include:

Market Recognition.    We have achieved significant market acceptance in the optical display industry, particularly in the VR display solutions market segment. We believe our market share in this segment is significant. In the first half of 2024, according to online data from Runto Technology, a Chinese technology industry service platform focusing on market research on semiconductor displays, internet, multimedia, and consumer electronics, the VR sales in 2024 were gradually recovering, with the PICO brand accounting for 73% market share of online sales of VRs. The optical engine of the PICO 4 series, the main model of the PICO series, is exclusively provided by us, which we believe shows our leadership in the optical engine category of China’s VR headset market. Our products are also widely recognized for their quality and innovation, which has led to our continued partnership with well-known brands in the industry, such as PICO and DPVR. Our strong market presence is further demonstrated by our ability to actively participate in setting industry standards and anticipating market trends. In November 2024, we were invited by the China Association of Marketing Technology to participate in a standardization project on the technical requirements for new energy vehicle electronic rearview mirrors. We are currently in discussion with potential customers on customization of color electronic paper display solutions.

Proprietary Advanced Technologies.    Technology is the lifeblood of our company. We have a highly skilled R&D team consisting of top experts in the field of optical displays and are committed to independent R&D and innovation. Our R&D team members come from top academic institutions and well-known enterprises, with an average of 20 years of industry experience, covering a variety of fields including optical display, mobile communications, artificial intelligence and big data. We have made a number of breakthroughs in cutting-edge areas, such as Micro LED, Mini LED and OLED technologies, and own a number of patents for our core technologies. Specifically, we have developed China’s first automotive-grade 7-inch AMOLED display screen, specifically designed for CMS products. It has achieved the industry’s highest response speed, as well as the fastest start-up and response speeds in low-temperature environments, ensuring the safety of the CMS system. These technologies not only improve product performance, but also reduce energy consumption and cost, providing users with excellent visual experience.

We have established a comprehensive R&D system, including fundamental research, application development, product testing and other stages, to ensure that each technology is thoroughly verified before it is successfully applied to products. In addition, we emphasize the protection and management of intellectual property rights and build strong technological barriers by applying for patents and registered trademarks. This continuous accumulation of technology and innovation enables us to introduce innovative products to meet diverse market needs.

Experienced Leadership Team.    Our founder and CEO, Mr. Senlin Chen, has 20 years of experience in operation and management of Fortune 500 companies. Over the years he has built a strong network of key customer relationships in both the domestic and international AR/VR fields, which will help us build a comprehensive product supply chain. Our leadership team possesses not only have deep technical expertise but also sharp market insight, enabling us to quickly respond to industry trends and develop effective strategic plans. We believe we are among the first to develop and mass produce the Pancake 3P optical engine in China, ahead of competitors in the industry in terms of technical performance, and have seized the first opportunity in the AR/VR headset market. In addition, our leadership team also actively promotes R&D and market development in the fields of CMS products and color e-paper display, demonstrating an accurate grasp of the industry’s future trends. With rich industry experience and extensive customer resources, we have quickly obtained orders from major market customers including Qingdao Chuangjian Weilai, the owner of the PICO brand, and has established long-term strategic partnerships with leading suppliers such as Wuxi Sharp and Synopsys, ensuring a stable supply of products and technological leadership. Our leadership team also has an international vision with plans to enter into overseas markets in 2025. Our leadership team have high reputation and influence in the industry, laying a solid foundation for the Company’s continuous innovation and market expansion in the field of optical display.

Efficient Supply Chain Management.    In order to provide customers with the best product solutions, we ensure product quality, optimize cost and efficiency, enhance market competitiveness, support innovation and customization, reduce risk, and improve customer satisfaction. Supply chain management is not only a guarantee for production, but also a key link for the Company to realize its strategic goals and sustainable development. We have established a sound supplier evaluation system and collaboration mechanism, and have established long-term cooperative relationships with well-known domestic and foreign suppliers. We prioritize communication and cooperation with suppliers to jointly improve product quality and production efficiency. Our supply chain management emphasizes both efficiency and flexibility. We maintain transparent communication with suppliers through our information system, and track inventory levels, production progress, and logistics information in real time, so as to optimize resource allocation and reduce operating costs at the same time. Our

Diversified Product Lines and Efficient and Flexible Customized Services.    In order to meet the diversified needs of different customers, we are constantly expanding our product lines and providing customized services to meet specific requirements. Our main product lines fall into the following five categories:

a.      Near-Eye Display Product Line:    Our near-eye display product line focuses on the consumer electronics and meta-universe sectors, and mainly serves AR/VR/XR device manufacturers to meet users’ needs for immersive experiences. These products provide customers with one-stop service from design to mass production by virtue of technological innovation, and promote the popularization of AR/VR devices;

b.      Display Components Product Line:    Our display components product line supplies the essential building blocks for high-performance displays, serving a broad spectrum of industries from consumer electronics to specialized industrial applications. We empower our clients to accelerate their own product development and optimize the performance of their end devices. This product line underscores our commitment to supporting the entire display ecosystem with reliable and innovative core technologies;

c.      VR-Dedicated LCD Product Line: The VR-dedicated LCD product line is designed to deliver a high-definition, low-latency immersive visual experience. These displays are engineered to effectively reduce motion sickness and eliminate the screen-door effect, ensuring smooth and natural visual performance. With their advanced image clarity and stability, they are widely applied in fields such as gaming, educational training, and medical simulation;

d.      In-Vehicle Display Product Line:    The in-vehicle display product line that we plan to launch will serve the new energy vehicle and smart vehicle markets with our CMS solutions. Our CMS solution will adopt OLED technology with the advantages of large viewing angle, high definition and strong anti-interference, which significantly improves driving safety and comfort. We believe our CMS solutions, once launched, will help us occupy an important position in the field of intelligent cars; and

e.      Color E-Paper Display Product Line:    The color e-paper display product line is oriented to the fields of education, medical care, exhibition and smart home, providing low energy consumption, eye protection and environmentally friendly display solutions. The color e-paper display products adopt paper-like display technology, with no backlight, which do not cause eye injury, and only consume low electricity. Color smart e-readers support a variety of educational scenarios and promote paperless learning. This product line spans a wide range of fields, each of which has a specialized product line designed to meet the needs of different customers in the field of optical display expertise.

We not only provide targeted product solutions to meet specific functional requirements, but also can provide customers support from the upstream (product design, structure design, functional design, interaction design, application scenario design) to the midstream (product supply chain setup, product quality control, product logistics and transportation) to the downstream (product sales channels, future products) of the whole industry chain, to ensure that our products meet customer needs.

Our Strategies

In the next three to five years, we will further consolidate our leading position in the optical display field through continuous technological innovation, product design optimization, brand building and market expansion. We will focus on the breakthrough of core technology, launch more high-performance and competitive optical display products, and through our international strategic expansion, capture a larger share of the global market and enhance the brand influence. At the same time, we will actively expand the types of customers, and establish cooperative relationships with global leading enterprises in various industries to lay a solid foundation for our long-term development.

Innovations in Technological Development and Continuous Investment in Research and Development.    We will continue to increase R&D investment in the field of optical display, especially in cutting-edge technologies such as Micro LED, Mini LED, OLED and Pancake optical engine. Pancake technology is an optical solution for VR/AR devices that folds the light path using polarized light and multiple reflections, significantly reducing headset thickness and weight. This method compresses the optical path to half the length of traditional lenses, leading to a thinner, lighter design. Benefits include reduced module thickness, improved image quality with less distortion and glare, diopter adjustment for nearsighted users, and enhanced user comfort. We plan to expand the size of our R&D team in the next three years and strengthen cooperation with top research organizations and universities at home and abroad, jointly carry out research on cutting-edge technologies, and accelerate the transformation and application of technological achievements. In addition, we plan to develop electronic paper display products with higher refresh rate and lower energy consumption and combine artificial intelligence and big data technology to develop intelligent optical display systems.

Product Design Innovations.    We plan to launch a new generation of integrated 3P Pancake optical engine and CMS products and explore the application of “Pancake Optics” technology in MR devices. VR creates a fully virtual world where users are immersed and cannot interact with the real environment, while MR blends virtual and real worlds, allowing users to interact with both at the same time; the main hardware difference is that MR devices have more cameras for interaction. The next-generation 3P Pancake optical engine using Micro OLED displays is in design, with first prototypes expected in the second half of 2025 and mass production targeted in the first half of 2027. With respect to the CMS product, which features China’s first automotive-grade 7-inch AMOLED, the improvement plan for the PVT samples was finalized in early 2026. Pursuant to this plan, we have completed the production and delivery of 311 PVT samples, which are currently undergoing internal testing and are also being provided to potential customers for testing and evaluation. The CMS product has not yet entered mass production, and mass production is currently planned for the first half of 2027. Both products are on track to support our MR device roadmap. We will further optimize the modular design concept and provide a full range of customization services, from design to functionality, according to customers’ specific needs. We will continue to explore the application of optical display technology in more fields and develop specialized display products for different industries.

Brand Promotion and Market Expansion to Increase Market Presence.    By participating in domestic and international famous exhibitions (e.g., CES and SID Display Week) and industry seminars, our latest technology and products are displayed to enhance brand awareness. We plan to actively participate in the development of industry standards to promote the standardization of the optical display industry and enhance the company’s influence in the industry. Our marketing plans include expanding domestic customer base and establishing sales offices in the U.S., Europe, and Japan to expand our international presence. To expand internationally, we are developing lifestyle products for global consumers (e.g., e-paper phone cases and smart motorcycle helmets). We have submitted trademark applications for “NovixAnd” in the U.S. and European Union for e-paper display products. We have completed the development of our standalone brand website, which was launched in 2025 and is available at www.novixand.com. We are in the process of finalizing logistics and payment channel arrangements and have initiated account registrations on major social media platforms, including Facebook, Instagram and YouTube, in preparation for the launch of promotional materials and advertising content for our e-paper display products. We completed our Kickstarter crowdfunding campaign for the e-paper phone case in December 2025 and have completed shipment to the initial batch of customers. Because this was the first batch of e-paper consumer products introduced to the market and the initial models were limited, we are currently making design changes and optimizations for the next-generation product based on customer feedback. We expect to continue evaluating additional promotional and crowdfunding initiatives for future products as part of our broader marketing strategy.

Client Base Expansion and Overseas Customer Development.    We aim to strengthen cooperation with AR/VR device manufacturers to further expand our share in the consumer electronics market. We are in discussion with new energy vehicle manufacturers and traditional automobile manufacturers for in-depth cooperation to provide CMS solutions and establish our presence in the automotive industry. We also plan to cooperate with educational institutions and medical equipment manufacturers to promote color e-paper display products, such as e-paper learning books and medical display devices, to venture into the education and medical markets. In addition, we plan to develop application products for industrial automation and smart city, and expand industrial customer resources. Our strategy includes setting up sales and service centers in the United States and establishing partnerships with automakers, consumer electronics brands and educational institutions initially in North America, followed by Europe in the future. Furthermore, we plan to take Japan and South Korea as entry points to expand the consumer electronics and automotive markets in the Asia-Pacific region, and utilize local technology and market resources to enhance the Company’s influence in the Asia-Pacific region.

Our Products and Services

We offer optical display solutions across multiple industries, utilizing our proprietary technologies to deliver innovative and high-performance products. Our products are organized into several key areas, each designed to meet specific market needs. The following is a discussion of our core products (including products in the pre-commercialization stage) and services.

Optical Display Modules and Components

We specialize in the design and engineering of optical modules for displays used in a variety of applications, including consumer electronics, automotive systems, medical devices, industrial controls and more. Our optical display modules are customized to meet each customer’s specific requirements, ensuring optimal performance and integration into their own products.

Near-Eye Display Modules

Our flagship product line is optical modules for AR and VR devices. These modules are the core components of AR/VR headsets and are critical for realizing immersive experiences in virtual worlds. We have developed advanced Pancake optical engines that are lighter and more compact than traditional Fresnel lenses, providing superior image quality and user comfort. Currently the optical engine products are categorized into (i) 5.46 FAST LCD with Fresnel lens, (ii) 2.56 FAST LCD with Pancake lens, and (iii) 2.56 FAST LCD with Pancake lens and eye tracking function. The 2.56 FAST LCD with Pancake lens and eye tracking function is one of the first mass-produced three-piece Pancake light engines in China. It supports adjustable diopter (0-700 degrees) and pupil distance adjustment, and is highly adaptable to various user needs. The product has been widely adopted by leading VR devices, such as PICO. We are the only design company in China that can provide OLED Pancake optical engine solutions for VR headsets, which gives us a significant competitive advantage in the market.

Display Components

We are also engaged in the secondary development of VR/AR display driver chips, including quantile adjustment, signal source transmission mode adjustment, and adaptability parameter adjustment, mainly on the application side of the chip. Specifically, we add our own codes and algorithms to the display driver chips, and then sell them to our end customers or assembly plants. During our secondary development process, we strive to optimize the visual experience through our self-developed software program to solve connection problems related to display devices and system motherboards. Our business model focuses on efficient communication between upstream chip design and manufacturing enterprises and downstream product manufacturers: our chips are obtained through large-scale procurement, and sold to product manufacturers after our secondary development. Although we do not design or manufacture display driver chips, our specialize in application-level customization of general-purpose chips procured from third parties, including adding proprietary code and algorithms and adjusting operational parameters to better adapt these chips to the specific requirements of VR/AR devices, which enables us to align customer needs and deliver the supply chain services from chip procurement, development through to logistics and distribution.

VR-Dedicated LCD

We are engaged in the development and supply of dedicated LCD modules for virtual reality devices mainly on the application side of the display driver. Specifically, we integrate our own algorithms into the modules to minimize motion blur and latency, and then supply them to VR headset manufacturers. During our development process, we strive to optimize the visual immersion and comfort to solve flickering and smear problems related to rapid head movement. Our business model focuses on the efficient connection between upstream panel resources and downstream VR product manufacturers: our core LCD components are obtained through large-scale procurement, and sold to headset manufacturers after our integration and optimization. Although we do not produce LCD panels, our technical expertise enables us to align specific VR needs and deliver the supply chain services from component procurement, optimization to logistics and distribution.

In-Vehicle Display Systems

As the automotive industry shifts to electronic and smart vehicles, we have developed advanced CMS solutions, replacing traditional mirrors with high-definition digital displays. Our CMS solutions aim to provide a wider field of view than traditional mirrors, thus improving driver safety. Our CMS system will integrate a camera on the outside of the vehicle with an internal display, reducing blind spots by up to 10%. Our CMS solution will feature advanced glare suppression and low-light compensation algorithms to ensure clear visibility in adverse conditions, such as rain or nighttime driving. These displays will offer high resolution, wide viewing angle and strong anti-interference capability. Our CMS solutions have not been commercialized. We released our CMS samples in the fourth quarter of 2024 and are in the process of testing these products. Once accepted by customers, we are ready to contact our manufacturer to start mass production of the CMS products with fully localized OLED.

Color E-Paper Display Products

In response to the growing demand for environmentally friendly technology, we have developed a range of color e-paper display products that prioritize low energy consumption, eye protection and sustainability. Our e-paper display products provides a paper-like reading experience without backlighting, making them ideal for prolonged use without eyestrain. These displays consume significantly less power than traditional LCDs - 3% of an LCD when used indoors and only 0.08% when used outdoors. We have developed a unique color e-paper product with a refresh rate of 30 milliseconds, which significantly reduces latency while maintaining high color accuracy. This product is particularly suitable for applications in education, exhibitions, and urban infrastructure.

Customized Optical Solutions

From the initial conceptual stage to mass production, we work closely with our customers to develop customized optical solutions based on their specific needs. Our team of optical engineers work with customers to design customized optics that meet precise specifications for a variety of factors such as light transmission efficiency, image clarity and durability. Once the design is complete, we use advanced simulation tools to create prototypes and conduct rigorous testing to ensure that all performance criteria are met before moving into full production.

Modular Design and Rapid Integration

Our “modular design methodology” is an innovative product design concept and development strategy that aims to break down complex optical display systems into standardized, interchangeable modular units. The modular design methodology breaks down the product into a number of independent functional modules, each of which has clear functional and interface standards. These modules can be independently designed, produced and tested, and in the final product for rapid assembly and integration to achieve rapid integration, efficient development and flexible customization. This approach not only improves product development efficiency, but also reduces costs and enhances product competitiveness.

Advantageous Dimensions	Modular Design	Non-Modular Design
Development Costs	Reducing development costs and minimizing duplication of development	Suitable for mass production and better cost control
Development Cycle	Shortening the development cycle	Integrated designs may require longer development cycles
User Experience	Enhancing flexibility and customization	Optimizing overall performance
Maintenance Costs	Reducing maintenance costs	Requires total replacement at a higher cost

Our modular design approach allows customers to quickly integrate our optics into their existing systems or new product lines. By providing predesigned modular components, such as Pancake lenses or CMS, we can easily adapt to different applications. We help customers reduce the development cycle by up to 60%. Our modular approach also reduces development costs by eliminating the need for custom tools or extensive redesign work.

Other Industry-Specific Display Solutions

We also provide customized display solutions for a variety of other industries, such as healthcare, education and industrial applications. For example, our optics can be integrated into medical imaging equipment where high precision and clarity are critical. We also offer specialized display systems designed for interactive learning environments and exhibition spaces that require low-power, high-definition visuals.

Our one-stop service model integrates design and production into a seamless process, increasing customer satisfaction while shortening time-to-market for new products. Our services include customized design and engineering solutions. Additionally, our sales and technical personnel regularly visit customers to provide recommendations and support on product usage and manufacturing processes at no cost. This support strengthens customer relationships and helps secure future orders. We plan to implement rapid prototyping and testing efficient logistics and delivery, training and technical support, and fast customer service system into our services provided to our customers in the future.

Customers

Our customer base includes leading companies in various fields, such as consumer electronics manufacturers, automotive OEMs, medical equipment companies and industrial equipment manufacturers. Our customers range from large multinational companies to small niche enterprises in emerging industries. One of our most prominent customers is PICO, which is the leader in the VR equipment market. Qingdao Chuangjian Weilai, the owner of the PICO brand, relies on our advanced Pancake optical engine for their VR head display. We have entered into a procurement framework contract with Qingdao Chuangjian Weilai.

A copy of this contract has been filed as an exhibit to the registration statement of which this prospectus is a part. In addition, as the largest provider of commercial VR equipment in China, DPVR is also our important customer, and purchase from us optical display products for their equipment.

We have built long-term relationships with many of our customers by providing highly customized solutions that meet their specific technical requirements. This has resulted in strong customer loyalty and repeat business. By maintaining a customer-centric approach and focusing on providing high quality, innovative solutions tailored to each customer’s needs, we will expand our global customer base across multiple industries.

Suppliers and Manufacturers

We have established strong and long-term relationships with key suppliers and manufacturers to ensure the stability and quality of our supply chain. Our suppliers provide key components, such as optical lenses, display modules and electronic parts, which are critical to the production of our optical display solutions. These partnerships enable us to maintain high production standards while optimizing costs and ensuring on-time delivery. We outsource the production of our products to third-party OEM manufacturers who manufacture products based on our design specifications and generate income primarily through product sales. Most of our VR optical modules are manufactured, assembled, tested and packaged by Wuxi Sharp. Meanwhile, our other supplier, United Optoelectronics, has completed the relevant reliability testing work and has the assembly capability.

Key Suppliers

Our key suppliers include Wuxi Sharp, a subsidiary of Sharp Corporation, which provides high-quality optics and display modules for our VR optical engines, and Synaptics, a leader in chip design software, which works with us to develop system-on-chip solutions to enhance product performance. Collaboration with our suppliers, especially the key ones mentioned above, enables us to stay at the forefront of technological innovation while ensuring a steady supply of high-quality components for our products.

We do not have internal manufacturing facilities or capabilities, and most of our VR optical modules are manufactured, assembled, tested and packaged by Wuxi Sharp under a sales agreement, which renews automatically unless terminated upon written notice by either party. The agreement provides terms for ordering, delivery, payment, quality assurance, and risk allocation, with specific details to be set forth in individual contracts. Either party may terminate the agreement under defined circumstances such as breach or insolvency. The agreement also includes confidentiality, compliance, and force majeure provisions, and disputes are subject to litigation in the seller’s local court. Our pricing with Wuxi Sharp is established based on several key factors, including (i) product specifications, such as optical parameters and acceptance criteria, (ii) fluctuations in the market prices of raw materials, such as optical glass and coating materials, and (iii) scale of the purchase. The payment cycle is tied to both the material preparation lead time and the agreed purchase price. Please see “Risk Factors — Risks Related Our Business and Industry — We depend on one main OEM manufacturer for our VR optical modules. If we experience any delay or disruption, or quality control problems with our manufacturer in its operations, we may be unable to keep up with customer demand for our products, we could lose market share and revenues and our reputation, brand and business would be harmed.”

Supplier Management

We have implemented a comprehensive supplier management system that includes regular evaluation of supplier performance based on quality, delivery time, cost efficiency and technological innovation. This system enables us to maintain strong relationships with our suppliers while ensuring that we can quickly adapt to changes in supply conditions or market demand. We work closely with our suppliers to ensure that all materials and components meet our strict quality standards. We conduct regular audits and inspections to verify compliance with these standards. We have entered into master procurement agreements with key suppliers with specific supply terms in the purchase orders to preserve flexibility.

Research and Development

We place great emphasis on R&D as a core driver of our competitive advantage and long-term growth. Our R&D efforts are focused on advancing cutting-edge technologies such as Micro LEDs, Mini LEDs, OLEDs and Pancake optics, which are key components in industries such as VR, automotive smart cockpits and color e-paper displays. Over the past three fiscal years, we have increased our R&D spending as a percentage of revenues to ensure that we remain at the forefront of technological innovation.

Our R&D team consists of highly skilled professionals with deep expertise in optical engineering, electronics and materials science. Many of our team members hold advanced degrees from top universities and have extensive experience in the optical display industry.

We collaborate with leading domestic and international research organizations, universities and industry partners to accelerate technological breakthroughs. These collaborations enable us to stay ahead of market trends and incorporate the latest advances into our products.

We have invested in building advanced R&D facilities, equipped with advanced testing equipment. These facilities are currently located at our R&D headquarters in Nanjing. These facilities allow us to rigorously test and validate new technologies before they are brought to market.

Recent innovations include the development of the second-generation Pancake optical engine for VR headsets and an OLED-based CMS for automotive applications, which are designed for mass production and have been adopted by leading companies in their respective industries.

Our research and development efforts have been mainly focused on the following significant projects: (i) the development of a second-generation Pancake optical engine for VR headsets, integrated with advanced eye-tracking technology to enhance user interaction and deliver more immersive and responsive experiences across gaming, training, and industrial applications; (ii) an OLED-based CMS for automotive applications, designed to improve driver visibility and safety under various driving conditions, including low light, inclement weather, and complex road environments; and (iii) a color e-paper display product designed for use in education, healthcare, exhibitions, and smart home settings, featuring paper-like, backlight-free technology that offers low power consumption and improved eye comfort. We have also allocated additional R&D expenses to foundational research, testing, and further refinement of our products.

Intellectual Property

We recognize the importance of protecting our technological innovations through intellectual property (“IP”). As of the date of this prospectus, we hold a number of patents, trademarks and software copyrights in the PRC to protect our proprietary technology.

•        Patents:    We currently hold seven granted patents, as listed below related to optical display technologies such as Micro LED, Mini LED, OLED and Pancake optical engines. All of these patents are owned by us and granted under PRC law. These patents cover key innovations that give us a competitive advantage in the marketplace.

No.	Patent Name	Patent No.	Patent Type	Products, Product Groups or Technologies the Patent Relates to	Patent Expiration Date
1	Image optimization method based on no-reference image quality assessment and MSR	ZL201911106156.7	Invention Patent	Mainly for near-eye display products (VR/AR glasses)	11/12/2039
2	System for refined high-quality texture style transfer	ZL202211123710.4	Invention Patent	Mainly for near-eye display products (VR/AR glasses)	9/14/2042
3	Neural style transfer method for enhancing content aesthetics	ZL202211182280.3	Invention Patent	Mainly for near-eye display products (VR/AR glasses)	9/26/2042
4	Decentralized federated learning method for streaming media based on neighbor trust aggregation	ZL202211234598.1	Invention Patent	Mainly for near-eye display products (VR/AR glasses)	10/9/2042
5	Dance scoring method based on spatiotemporal heterogeneous dual-stream convolutional networks	ZL202311331112.0	Invention Patent	Mainly for near-eye display products (VR/AR glasses)	10/15/2043
6	Federated incremental method for action recognition based on topological data analysis	ZL202311506298.9	Invention Patent	Mainly for near-eye display products (VR/AR glasses)	11/12/2043
7	Helmet-Mounted Display Tracking System and Method Based on Reinforcement Learning	ZL202311088059.6	Invention Patent	Mainly for vehicle display products (helmet displays)	08/28/2043

•        Trademark:    We are applying to register “NovixAnd” trademark to protect our brand image in China, the United States and the European Union.

•        Software Copyrights:    We own 20 software copyrights related to the control systems used in our optical display solutions.

•        Pending Applications:    In addition to our granted IP, we have submitted nine patent applications, as listed below, which are pending approval. If approved, these patents will be owned by us and protected under PRC law.

No.	Patent Name	Patent Type	Products, Product Groups or Technologies the Patent Relates to
1	Method for analyzing rainbow interference in virtual reality imaging systems	Invention Patent	Mainly for near-eye display products (VR/AR glasses)
2	Method for identifying incorrect movements in musical performance	Invention Patent	Mainly for near-eye display products (VR/AR glasses)
3	Dance scoring method based on data fusion	Invention Patent	Mainly for near-eye display products (VR/AR glasses)
4	Binocular 3D target localization method for VR/AR based on deep learning	Invention Patent	Mainly for near-eye display products (VR/AR glasses)
5	Driving warning system for fast multi-source data classification based on AR glasses	Invention Patent	Mainly for near-eye display products (VR/AR glasses)
6	Target detection method for low-resolution 3D point cloud data on low-altitude platforms	Invention Patent	Mainly for in-vehicle display products.
7	Method for identifying and tracking ground pollution airflow for VR/AR operations	Invention Patent	Mainly for near-eye display products (VR/AR glasses)
8	High-resolution reconstruction method for ground data in VR/AR operations	Invention Patent	Mainly for near-eye display products (VR/AR glasses)
9	Assisted driving system for detecting hazardous dynamic targets	Invention Patent	Mainly for in-vehicle display products (CMS systems)

Marketing and Sales

Our marketing and sales strategy is designed to build strong relationships with key customers while expanding our global footprint through targeted marketing initiatives. We primarily target industries such as consumer electronics (e.g., VR headsets), automotive (e.g., CMS), museum, art gallery and education industry (e.g., color e-paper products) medical devices (e.g., VR headsets) and mass media applications (e.g., color e-paper products). Utilizing digital platforms such as social media and industry-specific websites, we engage in content marketing to promote our technical capabilities and attract potential customers. We utilize a combination of direct sales channels to large enterprise customers and partnerships with distributors to gain broader market coverage. We also participate in major industry trade shows, such as the CES, to showcase our latest products.

Our products serve both domestic and international markets. Our sales team works closely with our customers throughout the product life cycle — from initial consultation to sales support — to ensure that we meet their specific needs with customized solutions.

Seasonality

There is no significant seasonality in our business. However, certain of our existing and future product lines may experience fluctuations in demand based on industry-specific cycles. For example, demand for our future CMS products may coincide with the release of new models or regulatory changes in the automotive industry. In addition, sales of optical display modules for consumer electronics, particularly VR devices, may peak during the holiday season when major product launches or consumer spending typically increase.

Insurance

We have comprehensive insurance policies to minimize the risks associated with our business operations and to protect our employees and assets. As of the date of this prospectus, our insurance coverage includes both social and commercial insurance.

In terms of social insurance, we comply with PRC regulations and provide all employees with pension insurance, medical insurance, unemployment insurance, work injury insurance and maternity insurance (collectively, “social insurance”). These policies ensure that our employees are covered for the basic social security needs as required by Chinese law.

As of the date of this prospectus, the PRC Subsidiaries have not fully made contributions to social insurance and housing fund in accordance with the actual compensation paid to employees. They have accrued additional liabilities at the consolidated level for unpaid social insurance and housing fund contributions. Failure to make adequate contributions to various employee benefit plans or comply with relevant PRC labor regulations may subject us to penalties, fines, or other regulatory actions. See “Risk Factors — Risks Related to Doing Business in China — Failure to make adequate contributions to various employee benefit plans and withhold individual income tax on employees’ salaries as required by PRC regulations or comply with laws and regulations on other employment practices may subject us to penalties”

In addition to social insurance, we have purchased commercial insurance that is tailored to our business needs. This includes group accident insurance, which provides coverage for all employees in the event of accidental death, disability and medical expenses. In addition, we have property insurance to protect against risks such as fire, theft and other potential damage to leased offices and equipment.

We regularly review our insurance coverage to ensure that it remains adequate for the size and scope of our operations. While we believe that our current insurance policies provide sufficient protection against common business risks, there can be no assurance that such coverage will be adequate in the event of significant unforeseen circumstances.

Employees

As of December 31, 2025, June 30, 2025 and 2024, we had 18, 18 and 14 full-time employees. The following table sets forth the number of our employees as of December 31, 2025 by function, which includes 17 part-time employees in R&D function.

Function	Number	Percentage
R&D	20	57%
Sales and marketing	7	20%
Technology and customer service	2	6%
General and administrative	2	6%
Risk control and finance	4	11%
Total	35	100%

We have signed labor contracts and confidentiality agreements with all of our employees (excluding part-time employees). In accordance with Chinese laws and regulations, we participate in various social security plans organized by provincial and municipal governments, including pension insurance, medical insurance, unemployment insurance, maternity insurance, work injury insurance and housing fund. Under PRC law, we are required to contribute a certain percentage of our employees’ salaries, bonuses and certain allowances to employee social security programs, up to the maximum amount prescribed by the local government from time to time.

We believe that we have a good working relationship with our employees and as of the date of this prospectus, we d’ not have any unresolved labor disputes. Our employees are not represented by a labor union and are not covered by a collective bargaining agreement.

Properties

As of the date of this prospectus, we lease several properties in China to support our operations, including office space for research and development, administrative and sales activities. The following is a description of our principal leased properties.

•        Nanjing Office:    Our primary office is located in Nanjing, Jiangsu Province, China. The space is 763 square meters and is primarily used for administrative and research purposes. The lease term is from May 1, 2024 to April 30, 2027.

•        Shanghai Office:    We also lease office space in Shanghai, China. The office occupies 185.92 square meters and is an additional administrative and sales center. The property is leased from July 1, 2025 to June 30, 2027.

These properties provide us with the necessary infrastructure to support our growing business operations in key locations in China. We believe that our current leased properties are adequate for our operational needs in the foreseeable future.

Legal Proceedings

We are not a party to any material legal or administrative proceedings. From time to time, we may be subject to various legal or administrative claims and proceedings arising in the ordinary course of business. Litigation or any other legal or administrative proceeding, regardless of the outcome, could result in substantial costs and diversion of our resources, including the time and effort of our management.

REGULATION

We operate our business in the PRC under a legal regime consisting of the National People’s Congress, which is the country’s highest legislative body, the State Council, which is the highest authority of the executive branch of the PRC central government, and several ministries and agencies under its authority, including the SAFE, the MOFCOM, NDRC, the State Administration for Market Regulation (the “SAMR”), the Ministry of Civil Affairs and their respective authorized local counterparts.

This section sets forth a summary of the most significant rules and regulations that affect our business activities in China.

Regulations Related to Corporation and Foreign Investment

All limited liability companies incorporated and operating in the PRC are mainly governed by the PRC Company Law, as most recently amended in 2023, which applies to both PRC domestic companies and foreign-invested companies. PRC Company Law provides that companies established in the PRC may take the form of company of limited liability or company limited by shares. Each company has the status of a legal person and owns its assets itself. Assets of a company may be used in full for the company’s liability. The Company Law applies to foreign-invested companies unless relevant laws provide otherwise. On March 15, 2019, the National People’s Congress approved the Foreign Investment Law, and on December 26, 2019, the State Council promulgated the Regulation for Implementing the PRC Foreign Investment Law (the “Implementing Rules”), to further clarify and elaborate the relevant provisions of the Foreign Investment Law. The Foreign Investment Law and the Implementing Rules both took effect on January 1, 2020 and replaced three major previous laws on foreign investments in China, namely, the Sino-foreign Equity Joint Venture Law, the Sino-foreign Cooperative Joint Venture Law and the Wholly Foreign-owned Enterprise Law, together with their respective implementing rules. Pursuant to the Foreign Investment Law, “foreign investments” refer to investing activities within China directly or indirectly conducted by foreign investors (including foreign natural persons, foreign enterprises or other foreign organizations) directly or indirectly in the PRC, which include any of the following circumstances: (i) foreign investor forms a foreign-funded enterprise within China alone or jointly with any other investor, (ii) foreign investor acquires any shares, equities, portion of property, or other similar interest in an enterprise within China, (iii) foreign investor invests in any new construction project within China alone or jointly with any other investor, and (iv) investment in any other manner as specified by a law or administrative regulation or the State Council. The Implementing Rules introduce a see-through principle and further provide that foreign-invested enterprises that invest in the PRC shall also be governed by the Foreign Investment Law and the Implementing Rules.

The Foreign Investment Law and the Implementing Rules provide that a system of pre-entry national treatment and the Negative List shall be applied for the administration of foreign investment, where “pre-entry national treatment” means that the treatment given to foreign investors and their investments at market access stage is no less favorable than that given to domestic investors and their investments, and “negative list” means the special administrative measures for foreign investment’s access to specific fields or industries, which will be proposed by the competent investment department of the State Council in conjunction with the competent commerce department of the State Council and other relevant departments, and be reported to the State Council for promulgation, or be promulgated by the competent investment department or competent commerce department of the State Council after being reported to the State Council for approval. Foreign investment beyond the Negative List will be granted national treatment. Foreign investors shall not invest in the prohibited fields as specified in the negative list, and foreign investors who invest in the restricted fields shall comply with the special requirements on the shareholding, senior management personnel, etc. In the meantime, relevant competent government departments will formulate a catalogue of industries for which foreign investments are encouraged according to the needs for national economic and social development, to list the specific industries, fields and regions in which foreign investors are encouraged and guided to invest. The current industry entry clearance requirements governing investment activities in the PRC by foreign investors are set out in two categories, namely the Special Entry Management Measures (Negative List) for the Access of Foreign Investment (2024 version) (the “2024 Negative List”, which is the latest version of the “Negative List”), promulgated by the NDRC and the MOFCOM, on September 6, 2024 and took effect on November 1, 2024, and the Encouraged Industry Catalogue for Foreign Investment (2025 version) (the “2025 Encouraged Industry Catalogue”), promulgated by the MOFCOM on December 15, 2025 and took effect on February 1, 2026. Industries not listed in these two categories are generally deemed “permitted” for foreign investment unless specifically restricted by other PRC laws. The optical display industry is not on the 2024 Negative List and therefore we are not subject to any restriction or limitation on foreign ownership for engaging in the optical display industry.

According to the Implementing Rules, the registration of foreign-invested enterprises shall be handled by the SAMR or its authorized local counterparts. Where a foreign investor invests in an industry or field subject to licensing in accordance with laws, the relevant competent government department responsible for granting such license shall review the license application of the foreign investor in accordance with the same conditions and procedures applicable to PRC domestic investors unless it is stipulated otherwise by the laws and administrative regulations, and the competent government department shall not impose discriminatory requirements on the foreign investor in terms of licensing conditions, application materials, reviewing steps and deadlines, etc. However, the relevant competent government departments shall not grant the license or permit enterprise registration if the foreign investor intends to invest in the industries or fields as specified in the 2024 Negative List without satisfying the relevant requirements. In the event that a foreign investor invests in a prohibited field or industry as specified in the negative list, the relevant competent government department shall order the foreign investor to stop the investment activities, dispose of the shares or assets or take other necessary measures within a specified time limit, and restore to the status prior to the occurrence of the aforesaid investment, and the illegal gains, if any, shall be confiscated. If the investment activities of a foreign investor violate the special administration measures for access restrictions on foreign investments as stipulated in the negative list, the relevant competent government department shall order the investor to make corrections within the specified time limit and take necessary measures to meet the relevant requirements. If the foreign investor fails to make corrections within the specified time limit, the aforesaid provisions regarding the circumstance that a foreign investor invests in the prohibited field or industry shall apply.

Pursuant to the Foreign Investment Law and the Implementing Rules, and the Measures for the Reporting of Foreign Investment Information jointly promulgated by the MOFCOM and the SAMR, which took effect on January 1, 2020, a foreign investment information reporting system shall be established and foreign investors or foreign-funded enterprises shall report investment information to commerce departments through the enterprise registration system and the National Enterprise Credit Information Publicity System, and market regulatory departments shall forward the aforesaid investment information reported by foreign investors or foreign-funded enterprises to commerce departments in a timely manner. In addition, the MOFCOM shall set up a foreign investment information reporting system to receive and handle the investment information and inter-departmentally shared information forwarded by the administration for market regulation in a timely manner. The foreign investors or foreign-invested enterprises shall report the investment information by submitting reports including initial reports, change reports, deregistration reports and annual reports.

Furthermore, the Foreign Investment Law provides that foreign-invested enterprises established according to the previous laws regulating foreign investment prior to the implementation of the Foreign Investment Law may maintain their structure and corporate governance within five years after the implementation of the Foreign Investment Law. The Implementing Rules further clarify that such foreign-invested enterprises established prior to the implementation of the Foreign Investment Law may either adjust their organizational forms or organizational structures pursuant to the Company Law or the Partnership Law, or maintain their current structure and corporate governance within five years upon the implementation of the Foreign Investment Law. Since January 1, 2025, if a foreign-invested enterprise fails to adjust its organizational form or organizational structure in accordance with the laws and go through the applicable registrations for changes, the relevant administration for market regulation shall not handle other registrations for such foreign-invested enterprise and shall publicize the relevant circumstances. However, after the organizational forms or organizational structures of a foreign-invested enterprise have been adjusted, the original parties to the Sino-foreign equity or cooperative joint ventures may continue to process such matters as the equity interest transfer, the distribution of income or surplus assets as agreed by the parties in the relevant contracts.

In addition, the Foreign Investment Law and the Implementing Rules also specify other protective rules and principles for foreign investors and their investments in the PRC, including, among others, that local governments shall abide by their commitments to the foreign investors; except for special circumstances, in which case statutory procedures shall be followed and fair and reasonable compensation shall be made in a timely manner, expropriation or requisition of the investment of foreign investors is prohibited; mandatory technology transfer is prohibited, etc.

Our PRC Subsidiaries, including Boundless Development, are required to comply with the information reporting requirements under the Foreign Investment Law, the Implementing Rules and the Information Reporting Measures for Foreign Investment and are in full compliance. As of the date of this prospectus, the businesses operated by our PRC Subsidiaries are not on the 2024 Negative List and we and our PRC Subsidiaries do not expect to engage in the businesses on the 2024 Negative List in the near future, and therefore, we and our PRC Subsidiaries are not subject to foreign investment restrictions required by law in China.

Measures for the Safety Examination of Foreign Investment

The Measures for the Safety Examination of Foreign Investment, which were promulgated by the NDRC and the MOFCOM on December 19, 2020, and came into force as of January 18, 2021. The term “Foreign Investment” as mentioned in these measures refers to investment activities carried out directly or indirectly by foreign investors within the territory of the People’s Republic of China, including the following situations:(1) a foreign investor, alone or together with another investor, invests in a new project or invests by the formation of an enterprise in China; (2) a foreign investor acquires any equity or asset of an enterprise in China by means of merger or acquisition; (3) a foreign investor invests in China by any other means.

For Foreign Investment in the following areas, the foreign investor or the relevant domestic parties (hereinafter referred to as the parties) shall, on their own initiative, make a declaration to the office of the working mechanism, which was formed under the NDRC, prior to the implementation of the investment: (I) to invest in areas related to national defense and security, such as military industry and military industrial facilities, as well as in the surrounding areas of military facilities and military industrial facilities; (II) investment in important agricultural products, important energy and resources, manufacture of major equipment, important infrastructure, important transportation services, important cultural products and services, important information technology and internet products and services, important financial services, key technologies and other important areas of national security, and obtain the actual control of the invested enterprise.

The term “obtain the actual control of the invested enterprise” as mentioned in paragraph 2 of the preceding paragraph includes the following situations: Foreign investors hold more than 50% of the equity in the enterprise; Foreign investors hold less than 50% of the equity of the enterprise, but the voting rights they enjoy can have a significant impact on the resolutions of the board of directors, the shareholders’ meeting or the shareholders’ general meeting; other circumstances that result in the foreign investor being able to exert a significant influence on the business decision-making, personnel, finance, technology, etc. of the enterprise.

The main business of our domestic operating entities is the design and sales of optical display modules, the design and development of new special displays, the design of wearable intelligent devices, the development of green display products and other businesses. These scopes do not fall within the scopes, as above mentioned, that require mandatory reporting under the NDRC, so the relevant provisions of the Measures for the Safety Examination of Foreign Investment do not apply to us.

Regulations Related to Cybersecurity

Regulations on Information Security

The SCNPC promulgated the Cybersecurity Law on November 7, 2016, amended on October 28, 2025, which became effective on January 1, 2026, to protect cyberspace security and order. Pursuant to the Cybersecurity Law, Any individual or organization using the network shall comply with the Constitution and laws, follow public order and respect social morality, shall not endanger cybersecurity, and shall not use the network to conduct any activity that endangers national security, honor and interest, incites to subvert the state power or overthrow the socialist system, incites to split the country or undermine national unity, advocates terrorism or extremism, propagates ethnic hatred or discrimination, spreads violent or pornographic information, fabricates or disseminates false information to disrupt the economic and social order, or infringes upon the reputation, privacy, intellectual property rights or other lawful rights and interests of any other person. The Cybersecurity Law sets forth various security protection obligations for network operators, which are defined as “owners and administrators of networks and network service providers,” including, among others, complying with a series of requirements of tiered cyber protection systems; verifying users’ real identity; localizing the personal information and important data gathered and produced by key information infrastructure operators during operations within the PRC; and providing assistance and support to government authorities where necessary for protecting national security and investigating crimes.

To comply with these laws and regulations, we have adopted security policies and measures to protect our cyber system and customer information.

Regulations on Internet Privacy

Pursuant to the Provisions on the Administration of Information Services of Mobile Internet Apps (2022 Revision) (the “APPs Provisions”), which was promulgated by the Cyberspace Administration of China on June 14, 2022 and effective on August 1, 2022, an APP provider shall, when handling personal information, follow the principles of legality, legitimacy, necessity and integrity, have clear and reasonable purposes, disclose processing rules, comply with relevant provisions on the scope of necessary personal information, regulate personal information processing activities, and take necessary measures to protect the security of personal information, and shall not force users to agree on the processing of personal information for any reason or refuse users’ use of its basic functions and services due to users’ disagreement on providing non-essential personal information. An App provider shall, in accordance with the laws and regulations and the relevant rules of the state, develop and disclose management rules, and enter into service agreements with registered users to specify the relevant rights and obligations of both parties. In addition, the Cybersecurity Law also requires network operators to strictly keep confidential users’ personal information that they have collected and to establish and improve user information protective mechanism. On May 8, 2017, the Supreme People’s Court and the Supreme People’s Procuratorate released the Interpretations of the Supreme People’s Court and the Supreme People’s Procuratorate on Several Issues Concerning the Application of Law in the Handling of Criminal Cases Involving Infringement of Citizens’ Personal Information, which became effective on June 1, 2017 and clarifies several concepts regarding the crime of “infringement of citizens’ personal information” stipulated by Article 253A of the Criminal Law of the People’s Republic of China, including “citizen’s personal information,” “provision” and “unlawful acquisition of citizens’ personal information.” Also, it specifies the standards for determining “serious circumstances” and “particularly serious circumstances” of this crime.

Our business processes do not involve the collection of personal privacy information of customers through APPs, and there has been no violation of the APP Provisions.

Regulations on Electronic Signature

The SCNPC enacted the Electronic Signature Law on August 28, 2004, which was amended on April 24, 2015 and April 23, 2019, respectively. The parties to a contract or other document, document or other document in a civil activity may agree to use or not use an electronic signature or data message. An instrument in which the parties agree to use an electronic signature or data message may not be denied legal effect merely because it is in the form of an electronic signature or data message. The preceding paragraph does not apply to the following instruments:(1) involving personal relations such as marriage, adoption or inheritance; (2) involving the discontinuation of public utility services such as water supply, heat supply and gas supply; (3) other circumstances under which the provisions of laws and administrative regulations do not apply to electronic documents. An electronic signature shall be deemed to be a reliable electronic signature if it simultaneously meets the following conditions: (i) when the data used for the creation of an electronic signature is used in an electronic signature, it shall be exclusive to the electronic signer; (ii) at the time of signature, the data relating to the creation of the electronic signature will be controlled only by the electronic signer; (iii) any alteration to the electronic signature after signature can be discovered; (iv) any alteration to the content and form of the data message after it has been signed can be discovered. A party may also choose to use an electronic signature that meets the conditions for reliability agreed upon by the party. A reliable electronic signature shall have the same legal effect as a handwritten signature or seal.

As of the date of this prospectus, the electronic signatures used by our PRC Subsidiaries comply with the Electronic Signature Law.

Regulations on Cybersecurity Review

On December 28, 2021, the CAC and certain other PRC regulatory authorities jointly issued the Cybersecurity Review Measures (2021 version) which became effective on February 15, 2022. According to the Cybersecurity Review Measures (2021 version), personal information and important data collected and generated by a critical information infrastructure operator in the course of its operations in China must be stored in China, and if a critical information infrastructure operator purchases internet products and services that affect or may affect national security as well as any online platform operators processing the personal information of more than one million users which seek to list on a foreign stock exchange shall file a cybersecurity review with the CAC.

Where an operator procures network products and services, it shall anticipate the possible national security risks that may be brought about by the use of such products and services. If it affects or is likely to affect national security, it shall report the cybersecurity review to the cybersecurity review office. The operators shall, through the procurement documents and agreements, request the suppliers of products and services to cooperate with the cybersecurity review for the procurement activities that have been declared for the cybersecurity review, These include a commitment not to use the facilities for the provision of products and services to illegally access user data, illegally control and manipulate user equipment, and not to disrupt the supply of products or necessary technical support services without just cause.

The cybersecurity review shall focus on the assessment of possible national security risks arising from the procurement of network products and services, taking into account the following factors:(I) the risk of illegal control, interference or destruction of critical information infrastructure and theft, leakage and destruction of critical data resulting from the use of products and services; (II) disruption of the supply of products and services to the business continuity of critical information infrastructure; (III) the security, openness, transparency and diversity of sources of products and services, the reliability of supply channels and the risk of supply disruptions due to political, diplomatic and trade factors; (IV) compliance by suppliers of products and services with the PRC laws, administrative regulations and departmental rules and regulations; (V) other factors that may jeopardize the security of critical information infrastructure and national security.

The operator of key information infrastructure in these measures refers to the operator identified by the department for the protection of key information infrastructure. “Network products and services” as mentioned in these measures mainly refer to core network equipment, high-performance computers and servers, large-capacity storage equipment, large-scale database and application software, cybersecurity equipment and cloud computing services, and other network products and services that have a significant impact on critical information infrastructure security.

We are not a network platform operator who possesses personal information of more than one million users for purposes of the Cybersecurity Review Measures (2021 version), and thus are not subject to a cybersecurity review with respect to this offering pursuant to the Cybersecurity Review Measures (2021 version).

Regulations on Data Security

The SCNPC issued the PRC Data Security Law on June 10, 2021, which took effect on September 1, 2021, to regulate data processing activities, safeguard data security, promote data development and utilization, protect the lawful rights and interests of individuals and organizations, and maintain national sovereignty, security, and development interests. Under the Data Security Law, “data” means any record of information in electronic or any other form. “Data processing” includes but is not limited to the collection, storage, use, processing, transmission, provision, and public disclosure of data. “Data security” means that necessary measures are taken to ensure the state of effective protection and lawful utilization of data and have the capability to safeguard the continuing state of security. When conducting data processing activities, one shall comply with laws and regulations, respect social norms and ethics, observe business and professional ethics, act in good faith, perform data security protection obligations, and undertake social responsibilities, and shall neither compromise national security and public interest nor harm the lawful rights and interests of any organization or individual.

On September 11, 2025, the Measures for the Administration of the Reporting of Cybersecurity Incidents was promulgated by the CAC and will become effective on November 1, 2025, which iterates that when a cybersecurity incident occurs, network operators that construct or operate networks or provide services through networks, within the territory of the People’s Republic of China shall report the incident in accordance with these Measures. For the purposes of these Measures, “cybersecurity incident” means an incident that, due to factors such as human factors, cyberattacks, potential vulnerabilities in networks, defects or failures in software or hardware, or force majeure, causes harm to networks and information systems or the data and business applications therein, and therefore has negative impacts on the state, society, or economy. After completing the response to a cybersecurity incident, a network operator shall, within 30 days, conduct a comprehensive analysis and summary of the causes of the incident, the emergency response measures taken, the harm caused, accountability measures, improvements and rectification, and lessons learned. The network operator shall prepare a summary report on the incident response and submit it through the original reporting channels.

Our domestic operating entities are not data processors and operators of critical information infrastructure, and the amount and content of personal information held by us do not exceed the standards for data exit security assessment, so the relevant provisions of PRC Data Security Law is not applicable to us.

Regulations on Dividend Distributions

The principal laws, rule and regulations governing dividends distribution by companies in the PRC are the PRC Company Law, which applies to both PRC domestic companies and foreign-invested companies, and the Foreign Investment Law and its implementing rules, which apply to foreign-invested companies. Under these laws, regulations and rules, both domestic companies and foreign-invested companies in the PRC are required to set aside as general reserves at least 10% of their after-tax profit, until the cumulative amount of their reserves reaches 50% of their registered capital. PRC companies are not permitted to distribute any profits until any losses from prior fiscal years have been offset. Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year. Furthermore, under the EIT Law, which became effective in January 2008 and amended in December 2018, the maximum tax rate for the withholding tax imposed on dividend payments from PRC foreign invested companies to their overseas investors that are not regarded as “resident” for tax purposes is 20%. The rate was reduced to 10% under the Implementing Regulations for the EIT Law issued by the State Council on December 6, 2024. However, a lower withholding tax rate might be applied if there is a tax treaty between China and the jurisdiction of the foreign holding companies, such as tax rate of 5% in the case of Hong Kong companies that holds at least 25% of the equity interests in the foreign-invested enterprise, and certain requirements specified by PRC tax authorities are satisfied.

Regulations Related to Leasing

Pursuant to the Law on Administration of Urban Real Estate which took effect in January 1995 with the latest amendment in August 2019, lessors and lessees are required to enter into a written lease contract, containing such provisions as the term of the lease, the use of the premises, liability for rent and repair, and other rights and obligations of both parties. Both lessor and lessee are also required to register the lease with the real estate administration department. If the lessor and lessee fail to complete the registration procedures, both lessor and lessee may be subject to fines ranging from RMB1,000 (approximately $143) to RMB10,000 (approximately $1,430). In addition, although the unregistered lease agreements are considered binding agreements, in practice, some of the remedies generally available to the registered lease agreements may not be fully applicable to the unregistered lease agreements, such as specific performance of lease agreement against new purchasers of the property.

According to the PRC Civil Code, the lessee may sublease the leased premises to a third party, subject to the consent of the lessor. Where the lessee subleases the premises, the lease contract between the lessee and the lessor remains valid. The lessor is entitled to terminate the lease agreement if the lessee subleases the premises without the prior consent of the lessor.

Pursuant to the Administrative Measures for Commodity Housing Tenancy issued by the Ministry of Housing and Urban-Rural Development on December 1, 2010 and came into effect on February 1, 2011, both lessor and lessee shall go through the housing tenancy registration formalities with the competent construction (real estate) departments of the municipalities directly under the central government, cities and counties where the housing is located within 30 days after the housing tenancy contract is signed.

Regulations Related to Intellectual Property

China has adopted comprehensive legislation governing intellectual property rights, including copyrights, trademarks, patents and domain names. China is a signatory to the primary international conventions on intellectual property rights and has been a member of the Agreement on Trade Related Aspects of Intellectual Property Rights since its accession to the World Trade Organization in December 2001.

Copyright

On September 7, 1990, the SCNPC promulgated the Copyright Law of the People’s Republic of China (the “Copyright Law”), effective on June 1, 1991 and amended on October 27, 2001, February 26, 2010 and November 11, 2020, respectively. The Copyright Law revised in 2010 extends copyright protection to internet activities, products disseminated over the Internet and software products. In addition, there is a voluntary registration system administered by the Copyright Protection Center of China.

Under the Regulations on the Protection of the Right to Network Dissemination of Information that took effect on July 1, 2006 and was amended on January 30, 2013, it is further provided that an Internet information service provider may be held liable under various situations, including that if it knows or should reasonably have known a copyright infringement through the Internet and the service provider fails to take measures to remove or block or disconnect links to the relevant content, or, although not aware of the infringement, the Internet information service provider fails to take such measures upon receipt of the copyright holder’s notice of such infringement.

In order to further implement the Regulations on Computer Software Protection, promulgated by the State Council on June 4, 1991 and amended on December 20, 2001, January 8, 2011 and January 30, 2013, respectively, the National Copyright Administration issued the Measures for the Registration of Computer Software Copyright on February 20, 2002 and amended on June 18, 2004, which specify detailed procedures and requirements with respect to the registration of software copyrights.

Trademark

According to the Trademark Law of the People’s Republic of China promulgated by the SCNPC on August 23, 1982, and amended on February 22, 1993, October 27, 2001, August 30, 2013 and April 23, 2019, respectively, the Trademark Office of the China National Intellectual Property Administration (the “CNIPA”) is responsible for the registration and administration of trademarks in China. The CNIPA under the SAMR has established a Trademark Review and Adjudication Board for resolving trademark disputes. Registered trademarks are valid for ten years from the date the registration is approved. A registrant may apply to renew a registration within twelve months before the expiration date of the registration. If the registrant fails to apply in a timely manner, a grace period of six additional months may be granted. If the registrant fails to apply before the grace period expires, the registered trademark shall be deregistered. Renewed registrations are valid for ten years. On April 29, 2014, the State Council issued the revised the Implementing Regulations of the Trademark Law of the People’s Republic of China, which specified the requirements of applying for trademark registration and renewal.

Patent

According to the Patent Law of the People’s Republic of China (the “Patent Law”) promulgated by the SCNPC on March 12, 1984 and amended on September 4, 1992, August 25, 2000, December 27, 2008 and October 17, 2020, respectively, and the Implementation Rules of the Patent Law of the People’s Republic of China (the “Implementation Rules of the Patent Law”) promulgated by the State Council on June 15, 2001 and revised on December 28, 2002 and January 9, 2010 and December 11, 2023, the patent administrative department under the State Council is responsible for the administration of patent-related work nationwide and the patent administration departments of provincial or autonomous regions or municipal governments are responsible for administering patents within their respective administrative areas. The Patent Law and Implementation Rules of the Patent Law provide for three types of patents, namely “inventions”, “utility models” and “designs”. Invention patents are valid for twenty years, while utility model patents are valid for ten years and design patents are valid for fifteen years, from the date of application. The Chinese patent system adopts a “first come, first file” principle, which means that where more than one person files a patent application for the same invention, a patent will be granted to the person who files the application first. An invention or a utility model must possess novelty, inventiveness and practical applicability to be patentable. Third Parties must obtain consent or a proper license from the patent owner to use the patent. Otherwise, the unauthorized use constitutes an infringement on the patent rights.

Domain Names

Domain names are protected under the Administrative Measures on the Internet Domain Names, which was promulgated by the MIIT in August 2017 and effective on November 1, 2017, and the Implementing Rules on Registration of National Top-level Domain Names, which was promulgated by China Internet Network Information Center in and came into effect in June 2019. The MIIT is the main regulatory body responsible for the administration of PRC internet domain names. Domain name registrations are handled through domain name service agencies established under the relevant regulations, and the applicants become domain name holders upon successful registration. The Domain Name Measures regulate the registration of domain names, such as the China’s national top-level domain name “.CN”. The CNNIC issued the Measures of the China Internet Network Information Center for the Resolution of Country Code Top-Level Domain Name Disputes on September 9, 2014, which took effect on November 21, 2014, and was replaced by the Measures for the Resolution of National Top-level Domain Names Disputes issued by the CNNIC on June 18, 2019. Pursuant to the Measures for the Resolution of National Top-level Domain Names Disputes, domain name disputes shall be accepted and resolved by the dispute resolution service providers as accredited by the CNNIC.

Regulations Related to Foreign Exchange

The principal regulations governing foreign currency exchange in China are the Administrative Regulations on Foreign Exchange of the People’s Republic of China (the “Foreign Exchange Administrative Regulation”), which was promulgated by the State Council on January 29, 1996, which became effective on April 1, 1996 and was subsequently amended on January 14, 1997 and August 5, 2008 and the Administrative Regulations on Foreign Exchange Settlement, Sales and Payment which was promulgated by the PBOC, on June 20, 1996 and became effective on July 1, 1996. Under these regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. By contrast, approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital account items such as the repayment of foreign currency-denominated loans, direct investment overseas and investments in securities or derivative products outside of the PRC. FIEs are permitted to convert their after-tax dividends into foreign exchange and to remit such foreign exchange out of their foreign exchange bank accounts in the PRC.

On March 30, 2015, SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-invested Enterprises, SAFE Circular 19, which took effect on June 1, 2015 and was amended on December 30, 2019. According to SAFE Circular 19, the foreign currency capital contribution to an FIE in its capital account may be converted into RMB on a discretional basis.

On June 9, 2016, the SAFE promulgated the Notice of the State Administration of Foreign Exchange on Policies for Reforming and Regulating the Control over Foreign Exchange Settlement under the Capital Account, SAFE Circular 16, which was amended on December 4, 2023. The SAFE Circular 16 unifies the discretional foreign exchange settlement for all the domestic institutions. The Discretional Foreign Exchange Settlement refers to the foreign exchange capital in the capital account which has been confirmed by the relevant policies subject to the discretional foreign exchange settlement (including foreign exchange capital, foreign loans and funds remitted from the proceeds from the overseas listing) can be settled at the banks based on the actual operational needs of the domestic institutions. The proportion of Discretional Foreign Exchange Settlement of the foreign exchange capital is temporarily determined as 100%. Violations of SAFE Circular 19 or SAFE Circular 16 could result in administrative penalties in accordance with the Foreign Exchange Administrative Regulation and relevant provisions.

Furthermore, SAFE Circular 16 stipulates that the use of foreign exchange incomes of capital accounts by FIEs shall follow the principles of authenticity and self-use within the business scope of the enterprises. The foreign exchange incomes of capital accounts and capital in RMB obtained by the FIE from foreign exchange settlement shall not be used for the following purposes: (i) directly or indirectly used for the payment beyond the business scope of the enterprises or the payment prohibited by relevant laws and regulations; (ii) directly or indirectly used for investment in securities or financial schemes other than bank guaranteed products unless otherwise provided by relevant laws and regulations; (iii) used for granting loans to non-affiliated enterprises, unless otherwise permitted by its business scope; and (iv) used for the construction or purchase of real estate that is not for self-use (except for the real estate enterprises).

Regulations Related to Offshore Special Purpose Companies Held by PRC Residents

SAFE promulgated the Circular on Printing and Distributing the Provisions on Foreign Exchange Administration over Domestic Direct Investment by Foreign Investors and the Supporting Documents on May 11, 2013, which became effective on May 13, 2013, amended on October 10, 2018 and December 30, 2019, and which specifies that the administration by SAFE or its local branches over direct investment by foreign investors in the PRC shall be conducted by way of registration and banks shall process foreign exchange business relating to the direct investment in the PRC based on the registration information provided by SAFE and its branches.

SAFE promulgated Notice on Issues Relating to Foreign Exchange Administration over the Overseas Investment and Financing and Round-trip Investment by Domestic Residents via Special Purpose Vehicles (the “SAFE Circular 37”), on July 4, 2014 that requires PRC residents or entities to register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. In addition, such PRC residents or entities must update their SAFE registrations when the offshore special purpose vehicle undergoes material events relating to any change of basic information (including change of such PRC citizens or residents, name and term of operation), capital increase or capital reduction, transfers or exchanges of shares, or mergers or divisions. SAFE Circular 37 was issued to replace the Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents Engaging in Financing and Roundtrip Investments via Overseas Special Purposes Vehicles.

SAFE further enacted the SAFE Circular 13, which allows PRC residents or entities to register with qualified banks in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. However, remedial registration applications made by PRC residents that previously failed to comply with the SAFE Circular 37 continue to fall under the jurisdiction of the relevant local branch of SAFE.

In the event that a PRC shareholder holding interests in a special purpose vehicle fails to fulfil the required SAFE registration, the PRC Subsidiaries of that special purpose vehicle may be prohibited from distributing profits to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC Subsidiaries.

On January 26, 2017, SAFE issued the Notice on Improving the Check of Authenticity and Compliance to Further Promote Foreign Exchange Control (“SAFE Circular 3”), which stipulates several capital control measures with respect to the outbound remittance of profit from domestic entities to offshore entities, including (i) under the principle of genuine transaction, banks shall check board resolutions regarding profit distribution, the original version of tax filing records and audited financial statements; and (ii) domestic entities shall hold income to account for previous years’ losses before remitting the profits. Moreover, pursuant to SAFE Circular 3, domestic entities shall make detailed explanations of the sources of capital and utilization arrangements, and provide board resolutions, contracts and other proof when completing the registration procedures in connection with an outbound investment.

Regulations on Offshore Parent Holding Companies’ Direct Investment in and Loans to Their PRC Subsidiaries

An offshore company may invest equity in a PRC company, which will become the PRC subsidiary of the offshore holding company after investment. Such equity investment is subject to a series of laws and regulations generally applicable to any foreign-invested enterprise in mainland China, all as amended from time to time, and their respective implementing rules, including but not limited to the Administrative Provisions on Foreign Exchange in Domestic Direct Investment by Foreign Investors which became effective on May 13, 2013, and the Notice of the State Administration on Foreign Exchange on Further Improving and Adjusting Foreign Exchange Administration Policies for Direct Investment which became effective on May 4, 2015. Under such laws and regulations, the increase of registered capital shall both be registered with SAMR and SAFE. Shareholder loans made by offshore parent holding companies to their PRC subsidiaries are regarded as foreign debts in mainland China for regulatory purpose, which is subject to a number of PRC laws and regulations, including the PRC Foreign Exchange Administration Regulations as amended and effective on August 5, 2008, the Interim Measures on Administration on Foreign Debts as effective on September 1, 2022, the Tentative Provisions on the Statistics Monitoring of Foreign Debts and its implementation rules as effective on November 29, 2020, and the Administration Rules on the Settlement, Sale and Payment of Foreign Exchange as effective on July 1, 1996. Under these regulations, the shareholder loans made by offshore parent holding companies to their PRC subsidiaries shall be registered with SAFE.

Regulations Related to Taxation

Income Tax

According to the EIT Law, which was promulgated on March 16, 2007, became effective as from January 1, 2008 and amended on February 24, 2017 and December 29, 2018, an enterprise established outside the PRC with de facto management bodies within the PRC is considered as a resident enterprise for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. The Implementing Rules of the Enterprise Income Law of the People’s Republic of China (the “Implementing Rules of the EIT Law”) defines a de facto management body as a managing body that in practice exercises “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise. Non-PRC resident enterprises without any branches in the PRC pay an enterprise income tax in connection with their income originating from the PRC at the tax rate of 10%.

On February 3, 2015, the SAT issued the Announcement on Several Issues Concerning the Enterprise Income Tax on Indirect Transfer of Assets by Non-Resident Enterprises (the “SAT Circular 7”). The SAT Circular 7 repeals certain provisions in the Notice of the State Administration of Taxation on Strengthening the Administration of Enterprise Income Tax on Income from Equity Transfer by Non-Resident Enterprises (the “SAT Circular 698”), issued by SAT on December 10, 2009 and the Announcement on Several Issues Relating to the Administration of Income Tax on Non-resident Enterprises issued by SAT on March 28, 2011 and clarifies certain provisions in the SAT Circular 698. The SAT Circular 7 provides comprehensive guidelines relating to, and heightening the Chinese tax authorities’ scrutiny on, indirect transfers by a non-resident enterprise of assets (including assets of organizations and premises in the PRC, immovable property in the PRC, equity investments in PRC resident enterprises) (the “PRC Taxable Assets”). For instance, when a non-resident enterprise transfers equity interests in an overseas holding company that directly or indirectly holds certain PRC Taxable Assets and if the transfer is believed by the Chinese tax authorities to have no reasonable commercial purpose other than to evade enterprise income tax, the SAT Circular 7 allows the Chinese tax authorities to reclassify the indirect transfer of PRC Taxable Assets into a direct transfer and therefore impose a 10% rate of PRC enterprise income tax on the non-resident enterprise. The SAT Circular 7 lists several factors to be taken into consideration by tax authorities in determining if an indirect transfer has a reasonable commercial purpose. However, regardless of these factors, the overall arrangements in relation to an indirect transfer satisfying all the following criteria will be deemed to lack a reasonable commercial purpose: (i) 75% or more of the equity value of the intermediary enterprise being transferred is derived directly or indirectly from PRC Taxable Assets; (ii) at any time during the one year period before the indirect transfer, 90% or more of the asset value of the intermediary enterprise (excluding cash) is comprised directly or indirectly of investments in the PRC, or during the one year period before the indirect transfer, 90% or more of its income is derived directly or indirectly from the PRC; (iii) the functions performed and risks assumed by the intermediary enterprise and any of its subsidiaries and branches that directly or indirectly hold the PRC Taxable Assets are limited and are insufficient to prove their economic substance; and (iv) the foreign tax payable on the gain derived from the indirect transfer of the PRC Taxable Assets is lower than the potential PRC tax on the direct transfer of those assets. On the other hand, indirect transfers falling into the scope of the safe harbors under the SAT Circular 7 will not be subject to PRC tax under the SAT Circular 7. The safe harbors include qualified group restructurings, public market trades and exemptions under tax treaties or arrangements.

On October 17, 2017, SAT issued the Announcement on Issues Relating to Withholding at Source of Income Tax of Non-resident Enterprises (the “SAT Circular 37”), which took effect on December 1, 2017. According to the SAT Circular 37, the balance after deducting the equity net value from the equity transfer income shall be the taxable income amount for equity transfer income. Equity transfer income shall mean the consideration collected by the equity transferor from the equity transfer, including various income in monetary form and non-monetary form. Equity net value shall mean the tax computation basis for obtaining the said equity. The tax computation basis for equity shall be: (i) the capital contribution costs actually paid by the equity transferor to a Chinese resident enterprise at the time of investment and equity participation, or (ii) the equity transfer costs actually paid at the time of acquisition of such equity to the original transferor of the said equity. Where there is reduction or appreciation of value during the equity holding period, and the gains or losses may be confirmed pursuant to the rules of the finance and tax authorities of the State Council, the equity net value shall be adjusted accordingly. When an enterprise computes equity transfer income, it shall not deduct the amount in the shareholders’ retained earnings such as undistributed profits etc. of the investee enterprise, which may be distributed in accordance with the said equity. In the event of partial transfer of equity under multiple investments or acquisitions, the enterprise shall determine the costs corresponding to the transferred equity in accordance with the transfer ratio, out of all costs of the equity.

Under the SAT Circular 7 and the Law of the People’s Republic of China on the Administration of Tax Collection promulgated by the SCNPC on September 4, 1992 and newly amended on April 24, 2015, in the case of an indirect transfer, entities or individuals obligated to pay the transfer price to the transferor shall act as withholding agents. If they fail to make withholding or withhold the full amount of tax payable, the transferor of equity shall declare and pay tax to the relevant tax authorities within seven days from the occurrence of tax payment obligation. Where the withholding agent does not make the withholding, and the transferor of the equity does not pay the tax payable amount, the tax authority may impose late payment interest on the transferor. In addition, the tax authority may also hold the withholding agents liable and impose a penalty of ranging from 50% to 300% of the unpaid tax on them. The penalty imposed on the withholding agents may be reduced or waived if the withholding agents have submitted the relevant materials in connection with the indirect transfer to the PRC tax authorities in accordance with the SAT Circular 7.

Withholding Tax on Dividend Distribution

The EIT Law prescribes a standard withholding tax rate of 20% on dividends and other China-sourced income of non-PRC resident enterprises which have no establishment or place of business in the PRC, or if established, the relevant dividends or other China-sourced income are in fact not associated with such establishment or place of business in the PRC. However, the Implementing Rules of the EIT Law which reduced the rate from 20% to 10%, became effective from January 1, 2008. However, a lower withholding tax rate might be applied if there is a tax treaty between China and the jurisdiction of the foreign holding companies, for example, pursuant to the Arrangement Between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation on Income (the “Double Tax Avoidance Arrangement”), and other applicable PRC laws, if a Hong Kong resident enterprise is determined by the competent PRC tax authority to have satisfied the relevant conditions and requirements under the Double Tax Avoidance Arrangement and other applicable laws, the 10% withholding tax on the dividends that the Hong Kong resident enterprise receives from a PRC resident enterprise may be reduced to 5% upon receiving approval from the tax authority in charge.

Based on the Notice on Relevant Issues Relating to the Enforcement of Dividend Provisions in Tax Treaties issued on February 20, 2009 by the SAT, if the relevant PRC tax authorities determine, at their discretion, that a company benefits from such reduced income tax rate due to a structure or an arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment; and based on the Announcement of the State Administration of Taxation on Issues Concerning “Beneficial Owners” in Tax Treaties, which was promulgated on February 3, 2018 and came into effect on April 1, 2018. If the company’s activities do not constitute substantive business activities, it will be analyzed according to the actual situation of the specific case, which may not be conducive to the determination of its “beneficiary owner” capacity, and thus may not enjoy the concessions under the Double Tax Avoidance Arrangement.

Value-Added Tax

Pursuant to the Value-Added Tax Law of the People’s Republic of China, which was promulgated by the Standing Committee of the National People’s Congress on December 25, 2024 and effective on January 1, 2026, and the Regulation on the Implementation of the Value-Added Tax Law of the People’s Republic of China, which was promulgated by the State Council on December 25, 2025 and effective on January 1, 2026, entities and individuals (including individual industrial and commercial households) that sell goods, services, intangible assets, or immovables, or import goods within the territory of the PRC are taxpayers of VAT, and shall pay VAT. Unless provided otherwise, the rate of VAT is: (i) 13%, for taxpayers’ sale of goods, labor services of processing, repairs or replacement, or tangible movable property leasing services or import of goods, except for those specified in subparagraphs (ii), (iv) and (v) herein; (ii) 9%, for taxpayers’ sale of transportation, postal, basic telecommunications, construction, or immovable leasing services, sale of immovables, transfer of the rights to use land, or sale or import of the following goods, except for those specified in subparagraphs (iv) and (v) herein: (1) agricultural products, edible vegetable oil, and edible salt; (2) tap water, heating, cooling, hot water, coal gas, liquefied petroleum gas, natural gas, dimethyl ether, methane, and coal products for residential use; (3) books, newspapers, magazines, audio-visual recordings, and electronic publications; (4) feeds, fertilizers, pesticide, agricultural machineries, and agricultural films; and (iii) 6%, for taxpayers’ sale of services or intangible assets, except for those specified in subparagraphs (i), (ii) and (v) herein; (iv) zero, for taxpayers’ export of goods, except it is otherwise provided for by the State Council; and (v) zero, for the sale of services or intangible assets within the scope as prescribed by the State Council by domestic entities and individuals across national borders.

On March 20, 2019, the MOF, the SAT and the GAC jointly promulgated the Announcement on Relevant Policies for Deepening Value-Added Tax Reform, which became effective on April 1, 2019 and provides that (i) with respect to VAT taxable sales acts or import of goods originally subject to VAT rates of 16% and 10% respectively, such tax rates shall be adjusted to 13% and 9%, respectively; (ii) with respect to purchase of agricultural products originally subject to tax rate of 10%, such tax rate shall be adjusted to 9%; (iii) with respect to purchase of agricultural products for the purpose of production or consigned processing of goods subject to tax rate of 13%, such tax shall be calculated at the tax rate of 10%; (iv) with respect to export of goods and services originally subject to tax rate of 16% and export tax refund rate of 16%, the export tax refund rate shall be adjusted to 13%; and (v) with respect to export of goods and cross-border taxable acts originally subject to tax rate of 10% and export tax refund rate of 10%, the export tax refund rate shall be adjusted to 9%.

Regulations Related to Employment

The PRC Labor Law and the Labor Contract Law with its implementation rules provide requirements concerning employment contracts between an employer and its employees, that employers must execute written labor contracts with full-time employees. If an employer fails to enter into a written employment contract with an employee after the lapse of more than one month but less than one year as of the date on which the employment relationship is established, the employer must rectify the situation by entering into a written employment contract with the employee and pay the employee twice the employee’s salary for the period from the day following the lapse of one month from the date of establishment of the employment relationship to the day prior to the execution of the written employment contract. The Labor Contract Law and its implementation rules also require compensation to be paid upon certain terminations. In addition, if an employer intends to enforce a non-compete provision in an employment contract or non-competition agreement with an employee, it has to compensate the employee on a monthly basis during the term of the restriction period after the termination or expiry of the labor contract. Employers in most cases are also required to provide severance payment to their employees after their employment relationships are terminated. Violations of the PRC Labor Law and the Labor Contract Law may result in the imposition of fines and other administrative sanctions, and serious violations may result in criminal liabilities.

Enterprises in China are required by PRC laws and regulations to participate in certain employee benefit plans, including social insurance funds, namely a pension plan, a medical insurance plan, an unemployment insurance plan, a work-related injury insurance plan and a maternity insurance plan, and a housing provident fund, and contribute to the plans or funds in amounts equal to certain percentages of salaries, including bonuses and allowances, of the employees as specified by the local government from time to time at locations where they operate their businesses or where they are located. According to the Social Insurance Law, which was promulgated by the SCNPC in October 2010 and came into effect in July 2011, and further amended in December 2018, an employer that fails to make social insurance contributions may be ordered to rectify the non-compliance and pay the required contributions within a stipulated deadline and be subject to a late fee. If the employer still fails to rectify the failure to make social insurance contributions within the stipulated deadline, it may be subject to a fine ranging from one to three times the amount overdue. According to the Regulations on Management of Housing Fund, which was promulgated by the State Council in April 1999 and amended in March 2002 and March 2019, respectively, an enterprise that fails to make housing fund contributions may be ordered to rectify the noncompliance and pay the required contributions within a stipulated deadline; if the enterprise fails to rectify the non-compliance with the stipulated deadline, an application may be made to a local court for compulsory enforcement.

On December 28, 2012, the Labor Contract Law was amended to impose more stringent requirements on labor dispatch which became effective on July 1, 2013. Pursuant to the amended Labor Contract Law, the outsourced contract workers shall be entitled to equal pay for equal work as a fulltime employee of an employer, and they shall only be engaged to perform temporary, ancillary or substitute works, and an employer shall strictly control the number of outsourced contract workers so that they do not exceed certain percentage of total number of employees. “Temporary work” means a position with a term of less than six months; “auxiliary work” means a non-core business position that provides services for the core business of the employer; and “substitute worker” means a position that can be temporarily replaced with an outsourced contract worker for the period that a regular employee is away from work for vacation, study or for other reasons. According to the Labor Dispatch Interim Provisions, promulgated by the Ministry of Human Resources and Social Security on January 24, 2014, which became effective on March 1, 2014, outsourced workers are entitled to equal pay with full-time employees for equal work. Employers are allowed to use outsourced workers for temporary, auxiliary or substitutive positions, and the number of outsourced workers may not exceed 10% of the total number of employees. Any labor dispatching entity or employer in violation of the Labor Dispatch Interim Provisions shall be ordered by the labor administrative authorities to rectify the noncompliance within a prescribed time limit; and if such entity or employer fails to do so within the prescribed time limit, it may be subject to a fine from RMB5,000 to RMB10,000 for each noncompliance outsourced worker, and the labor dispatching entity is subject to revocation of its license for engaging in the labor dispatch business. Where the employer causes any damage to the outsourced worker, the labor dispatch entity and the employer shall assume joint and several liabilities.

Pursuant to the PRC Civil Code, employers shall bear tortious liability for any injury or damage caused to other people by their employees in the course of their work. Parties that use outsourced labor shall bear tortious liability for any injury or damage caused to other people by outsourced personnel during the course of their work during the labor dispatch period; the labor dispatching party shall bear corresponding supplementary liability where it is at fault.

Regulations Related to Overseas Listing and M&A

On August 8, 2006, six PRC regulatory agencies, including the CSRC, promulgated the Provisions on Foreign-funded Mergers and Acquisitions of Domestic Enterprises, or M&A Rules, which became effective on September 8, 2006 and were amended on June 22, 2009. The M&A Rules, among other things, require offshore special purpose vehicles formed for overseas listing purposes through acquisitions of PRC domestic companies and controlled by PRC domestic enterprises or individuals to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. In September 2006, the CSRC published on its official website procedures regarding its approval of overseas listings by special purpose vehicles. The CSRC approval procedures require the filing of a number of documents with the CSRC. Although (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to the M&A Rules; and (ii) no provision in the M&A Rules clearly classifies contractual arrangements as a type of transaction subject to the M&A Rules; the interpretation and application of the regulations remain unclear, and this offering may ultimately require approval from the CSRC. If CSRC approval is required, it is uncertain whether it would be possible for us to obtain the approval and any failure to obtain or delay in obtaining CSRC approval for this offering would subject us to sanctions imposed by the CSRC and other PRC regulatory agencies.

The M&A Rules, and other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex. For example, the M&A Rules require that MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that impact or may impact national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand.

In addition, according to the Notice of the General Office of State Council on Establishment of Security Review System Pertaining to Mergers and Acquisitions of Domestic Enterprises by Foreign Investors issued on February 3, 2011 and which became effective 30 days thereafter, the Rules on Implementation of Security Review System for the Merger and Acquisition of Domestic Enterprises by Foreign Investors issued by the MOFCOM on August 25, 2011 and which became effective on September 1, 2011, mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOFCOM, and the regulations prohibit any activities attempting to bypass such security review, including by structuring the transaction through a proxy or contractual control arrangement.

On July 6, 2021, the State Council and General Office of the CPC Central Committee issued the Opinions. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies.

On February 17, 2023, the CSRC released the New Overseas Listing Rules, which came into effect on March 31, 2023. According to the New Overseas Listing Rules, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should complete the filing procedure to the CSRC; (2) if the issuer meets both of the following conditions, the overseas offering and listing shall be determined as an indirect overseas offering and listing by a domestic company: (i) any of the total assets, net assets, revenues or profits of the domestic operating entities of the issuer in the most recent accounting year accounts for more than 50% of the corresponding figure in the issuer’s audited consolidated financial statements for the same period; (ii) its major operational activities are carried out in China or its main places of business are located in China, or the senior managers in charge of operation and management of the issuer are mostly Chinese citizens or are domiciled in China; and (3) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and where an issuer makes an application with either the SEC or Nasdaq for initial public offering and listing in an overseas market, such designated domestic operating entity of the issuer shall submit filings with the CSRC within three business days after such application is submitted.

On February 24, 2023, the CSRC, together with other PRC government authorities, released the Confidentiality and Archives Administration Provisions, which came into effect on March 31, 2023. The Confidentiality and Archives Administration Provisions require, among others, that PRC domestic enterprises seeking to offer and list securities in overseas markets, either directly or indirectly, shall establish the confidentiality and archives system, and shall complete approval and filing procedures with competent authorities, if such PRC domestic enterprises or their overseas listing entities provide or publicly disclose documents or materials involving state secrets and work secrets of PRC government agencies to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals. It further stipulates that providing or publicly disclosing documents and materials which may adversely affect national security or public interests, and accounting files or copies of important preservation value to the state and society shall be subject to corresponding procedures in accordance with relevant laws and regulations.

As of the date of this prospectus, except for the filing with the CSRC, and the licenses and permissions held by our PRC Subsidiaries under “Business — Regulatory Permissions,” the Company believes it is not required to obtain permission or approval from any other PRC state or local government and has not received any denial to list on the U.S. exchange. See “Business — Regulatory Permissions.” However, if any other filings, approval, review or other procedure is required, there is no assurance that we will be able to obtain such filings, approval or complete such review or other procedures timely or at all. For any approval or permission that we have received or may receive in future, it could nevertheless be revoked or cancelled, and the terms of its reissuance may impose restrictions on our operations and offerings relating to our securities.

MANAGEMENT

Directors, Director Nominees and Executive Officers

The following table sets forth information regarding our executive officers, directors and director nominees as of the date of this prospectus. Unless otherwise stated, the business address for our directors and executive officers is that of our principal executive offices at Room 2001, Building 1, Xincheng Science Park, 69 Aoti Avenue, Jianye District, Nanjing City, Jiangsu Province, China 210000.

Name	Age	Position with Our Company
Senlin Chen	45	Chief Executive Officer, Director and Chairman of the Board of Directors
Xiang Zhang	38	Chief Financial Officer
Shunxuan Gan	43	Chief Marketing Officer and Director
Yu-lung Shen	54	Chief Technology Officer
Tianqi Hu	41	Director Nominee
Jerry Zhu	41	Director Nominee
Emma Li	39	Director Nominee

Mr. Senlin Chen has served as Chairman of the board of directors and Chief Executive Officer of the Company since February 2025, and the general manager of Boundless Nanjing since July 2022, and Executive Director of Boundless Nanjing since September 2024. From February 2003 to April 2019, he served as the chief of Sales Division at Sharp Electronics Shanghai Co., Ltd. (“Sharp Shanghai”), an electronics company. While at Sharp Shanghai, he worked with the R&D and sales teams of Sharp Japan to develop the Chinese market from 2003 to 2006 and led the domestic R&D and sales team to develop the domestic smartphone market from 2007 to 2014. From May 2019 to June 2022, he served as the general manager of the new business unit of Jiangsu Austin Optoelectronic Technology Co., Ltd., the primary operating subsidiary of Ostin Technology Group Co., Ltd. (Nasdaq: OST), which is a supplier of display modules and polarizers in China. Mr. Senlin Chen graduated from Fudan University in Shanghai in 2002 with a Bachelor’s degree in Electronic Engineering Technology.

Ms. Xiang Zhang has served as Chief Financial Officer of the Company since February 2025, and the Chief Financial Officer of Boundless Nanjing since August 2022, where she is responsible for overseeing the finance department. From November 2019 to August 2022, she served as finance staff at Jiangsu Austin Optoelectronics Technology Co., Ltd., the primary operating subsidiary of Ostin Technology Group Co., Ltd. (Nasdaq: OST), which is a supplier of display modules and polarizers in China, where she was responsible for coordinating and handling various foreign exchange transactions with the State Administration of Foreign Exchange, as well as providing relevant information for US stock audits and domestic audits. She graduated from Zhengzhou University in February 2015 with major in Financial Management.

Mr. Shunxuan Gan has served as Chief Marketing Officer and Director of the Company since February 2025 and the CMO of Boundless Nanjing since June 2023, where he is mainly responsible for formulating and executing marketing strategies, ensuring that marketing activities are aligned with the overall strategic goals of the enterprise, and enhancing brand awareness and market share. He is also responsible for establishing and maintaining customer relationships, collaborating with product development teams, and developing and executing product promotion plans. From June 2021 to May 2023, he served as the COO at Beijing Xiaorun Runben Technology Development Co., Ltd, a provider of customized health management services, where he was responsible for the company’s overall development direction strategy and policy formulation and implementation, overall operation, service product development, service quality management, and business expansion in the enterprise customer market. He graduated from Beijing Institute of Technology in June 2005 with a Bachelor’s degree in English.

Mr. Yu-Lung Shen has served as Chief Technology Officer of the Company since February 2025 and CTO of Boundless Nanjing since August 2022 and is mainly responsible for leading the R&D team to develop a one-stop solution for AR/VR optical engines and car display solutions. From August 2021 to July 2022, he served as the Deputy General Manager of the Jiaxing Senmai Medical Technology Co., Ltd., a medical devices company, where he was responsible for undertaking product research and development of medical supplies. He graduated from the School of Electrical Engineering at Yuanzhi University in Taiwan in June 2001 with a Master’s degree in Electrical Engineering.

Mr. Tianqi Hu will serve as our director upon the effectiveness of our registration statement on Form F-1. He has served as the legal representative of Sichuan Heshengda Electronic Technology Co., Ltd., a company engaged in chemical products business, from March 2019, where he is responsible for the operation and management of the company. From July 2011 to February 2019, he served as the sales director of Nanjing Ruizhiyu Electronic Technology Co., Ltd., a company engaged in research and development and sales of flat panel displays business, during which he was mainly responsible for the agency, sales, and after-sales management of optoelectronic equipment in China. The company has successfully obtained orders for various types of equipment and key process materials from multiple panel manufacturing enterprises in China. He graduated from Southeast University in June 2006 with a Bachelor’s degree in International Trade and Finance.

Mr. Jerry Zhu will serve as our director upon the effectiveness of our registration statement on Form F-1. He has served as the Co-founder and COO of Houssmax Realty Marketing Ltd., a company providing reliable real estate media production and marketing services in the Greater Toronto Area, since January 2015, where he was mainly responsible for overall operations and sales. From November 2009 to March 2012, he served as the business development manager of Yesup Ecommerce Solutions, a company engaged in internet advertisement and server rental businesses, where he was mainly responsible for establishing and maintaining relationships with international clients in the areas of online display advertising, contextual advertising, and affiliate marketing. He graduated from Seneca College in December 2008 with a Bachelor’s degree in International Transportation and Customs.

Ms. Emma Li will serve as our director upon the effectiveness of our registration statement on Form F-1. From June 2022 to June 2023, she served as the head of content in Dekuple, a company providing data marketing service, where she was mainly responsible for marketing-communication strategy consulting and executing for multi-national B2B companies. From November 2019 to December 2021, she served as the content manager of Belight Communications, a company engaged in communication consulting services, where she was responsible for marketing operating for international B2B and B2C companies, including developing and implementing operational processes to orient the projects around hitting objectives. Ms. Li graduated from Nanjing University of Posts and Telecommunications in June 2008 with a Bachelor’s degree in English, and from Chinese University of Hong Kong in December 2010 with a Master’s degree in Cultural Management. She is currently pursuing a Master’s degree in Business Administration at Brock University — Goodman Business School in Canada, and is expected to graduate around July 2025.

Director Independence

The Nasdaq listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person who has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). Upon the effectiveness of the registration statement of which this prospectus forms a part, we expect to have three “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules prior to completion of this offering.

Our board has determined that each of Ms. Emma Li, Mr. Tianqi Hu and Mr. Jerry Zhu is an independent director under applicable SEC and Nasdaq rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Board of Directors and Committees

Upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part, our board of directors will consist of five directors, including two executive directors and three independent directors. We will also establish an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee under the board of directors upon the effectiveness of our registration statement on Form F-1, of which this prospectus is a part. We will adopt a charter for each of the three committees. Each of the committees of our board of directors shall have the composition and responsibilities described below. We will also adopt an Executive Compensation Clawback Policy, for which our Compensation Committee’s decisions will be final, conclusive, and binding on all of our executive officers.

Audit Committee

Ms. Emma Li, Mr. Tianqi Hu and Mr. Jerry Zhu will serve as members of our Audit Committee with Ms. Emma Li serving as the chairman of the Audit Committee. Each of our Audit Committee members will satisfy the “independence” requirements of the Nasdaq listing rules and meet the independence standards under Rule 10A-3 under the Exchange Act. Our board of directors have determined that Ms. Emma Li possesses accounting or related financial management experience that qualifies him as an “audit committee financial expert” as defined by the rules and regulations of the SEC. Our Audit Committee oversees our accounting and financial reporting processes and the audits of our financial statements. Our Audit Committee will perform several functions, including:

•        evaluating the independence and performance of, and assesses the qualifications of, our independent auditor, and engages such independent auditor;

•        approving the plan and fees for the annual audit, quarterly reviews, tax and other audit-related services, and approves in advance any non-audit service to be provided by the independent auditor;

•        monitoring the independence of the independent auditor and the rotation of partners of the independent auditor on our engagement team as required by law;

•        reviewing the financial statements to be included in our Annual Report on Form 20-F and Current Reports on Form 6-K and reviews with management and the independent auditors the results of the annual audit and reviews of our quarterly financial statements;

•        overseeing all aspects of our systems of internal accounting control and corporate governance functions on behalf of the board;

•        reviewing and approving in advance any proposed related-party transactions and report to the full Board on any approved transactions; and

•        providing oversight assistance in connection with legal, ethical and risk management compliance programs established by management and our board of directors, including Sarbanes-Oxley Act implementation, and makes recommendations to our board of directors regarding corporate governance issues and policy decisions.

Compensation Committee

Ms. Emma Li, Mr. Tianqi Hu and Mr. Jerry Zhu will serve as members of our Compensation Committee with Mr. Jerry Zhu serving as the chairman of the Compensation Committee. All of our Compensation Committee members satisfy the “independence” requirements of the Nasdaq listing rules and meet the independence standards under Rule 10A-3 under the Exchange Act. Our Compensation Committee will be responsible for overseeing and making recommendations to our board of our directors regarding the salaries and other compensation of our executive officers and general employees and providing assistance and recommendations with respect to our compensation policies and practices.

Our Executive Compensation Clawback Policy will be adopted upon the effectiveness of our registration statement on Form F-1, of which this prospectus is a part. The recovery of incentive-based compensation from an executive officer as provided for in this policy shall apply only in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of Company with any financial reporting requirement under the United States securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error was corrected in the current period or left uncorrected in the current period. Our Compensation Committee’s decisions with respect to this policy shall be final, conclusive, and binding on all of our executive officers.

Nominating and Corporate Governance Committee

Ms. Emma Li, Mr. Tianqi Hu and Mr. Jerry Zhu will serve as members of our Nominating and Corporate Governance Committee, with Mr. Tianqi Hu serving as the chairman of the Nominating and Corporate Governance Committee. All of our Nominating and Corporate Governance Committee members will satisfy the “independence” requirements of the Nasdaq listing rules and meet the independence standards under Rule 10A-3 under the Exchange Act. Our Nominating and Corporate Governance Committee will be responsible for identifying and proposing new potential director nominees to the board of directors for consideration and reviewing our corporate governance policies.

Board Oversight of Cybersecurity Risks

The management of the operation and the business affairs of a Cayman Islands company lies within the power of its board of directors, subject to a company’s articles of association. Directors of companies incorporated under the Companies Act (Revised) of the Cayman Islands (the “Companies Act”) are subject to both statutory obligations under the Companies Act as well as fiduciary duties under the common law to the extent applicable to Cayman Islands companies. In addition to the statutory duties which include duties such as reporting obligations, the maintenance of internal company registers, accounting requirements, etc., directors of Cayman Islands companies owe fiduciary duties including the duty to act in good faith and in the best interests of the company as well as a duty to act with care, skill and diligence under English common law principles. Maintaining sufficient protection against the increasing risks associated with cybercrime is one of the key challenges to the commercial world and, the overseeing of cybersecurity risks falls within the duties of the Company’s board of directors, including its independent directors. The independent directors will oversee cybersecurity when their appointment is effective designated upon the effectiveness of our registration statement on Form F-1, of which this prospectus is a part.

Our board of directors plays an active role in monitoring cybersecurity risks and is committed to the prevention, timely detection, and mitigation of the effects of any such incidents on our operations. In addition to regular reports from each of the board’s committees, the board receives regular reports from our management on material cybersecurity risks and the degree of our exposure to those risks. While the board oversees our cybersecurity risk management, management is responsible for day-to-day risk management processes. Management also works with a third party service provider, i.e., a software company who provides software and antivirus supports to the Company to ensure appropriate controls are in place and to regularly monitor network activities. We believe this division of responsibilities is the most effective approach for addressing our cybersecurity risks and that our board leadership structure supports this approach.

Code of Ethics

Effective upon the effectiveness of our registration statement on Form F-1, of which this prospectus is a part, we will adopt a code of ethics that applies to all of our executive officers, directors and employees in accordance with the rules of the Nasdaq and the SEC. The code of ethics codifies the business and ethical principles that govern all aspects of our business. We will file a copy of our Code of Ethics as an exhibit to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s website at www.sec.gov.

Family Relationships

There are no family relationships, or other arrangements or understandings between or among any of the directors, director nominees, executive officers or other person pursuant to which such person was selected to serve as a director or officer.

Duties of Directors

Under Cayman Islands law, the directors and officers both owe statutory duties under the Companies Act, common law duties and fiduciary duties to our company. Under common law, our directors and officers have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. The fiduciary duties which our directors and officers owe to our company are summarized as follows:

(i)      duty to act bona fide in what the director or officer believes to be in the best interests of the company as a whole;

(ii)     duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

(iii)   directors should not properly fetter the discretion to act in the best interest of the Company; and

(iv)   duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience which that director has.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the memorandum and articles of association or alternatively by shareholder approval at general meetings.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the afore-mentioned conflicts will be resolved in our favor. Furthermore, each of our officers and directors has pre-existing fiduciary obligations to other businesses of which they are officers or directors.

Our company has the right to seek damages if a duty owed by our directors is breached. A shareholder may in certain limited exceptional circumstances have the right to seek damages in our name if a duty owed by our directors is breached. You should refer to “Description of Share Capital — Comparison of Cayman Islands Corporate Law and U.S. Corporate Law” for additional information on our standard of corporate governance under Cayman Islands law.

Terms of Directors and Officers

Our officers are appointed by and serve at the discretion of our board of directors and may be removed by resolution of the board of directors or by the shareholders voting by ordinary resolution. Our directors are not subject to a set term of office and hold office until the next general meeting called for the appointment of directors and until their successor is duly appointed or such time as they die, resign or are removed from office by a shareholders’ ordinary resolution. The office of a director will be vacated automatically if, among other things, the director resigns in writing, becomes bankrupt or makes any arrangement or composition with his/her creditors generally or is found to be or becomes of unsound mind.

Employment Agreements

We have entered into employment agreements with each of our executive officers. Under these agreements, each of our executive officers is employed for an initial term of three years and is subject to successive, automatic one-year extensions unless either party gives notice of non-extension to the other party at least 30 days prior to the end of the applicable term. The executive officers are entitled to a fixed salary and other company benefits, each as determined by the Board from time to time.

We may terminate the executive officer’s employment for cause, at any time, without notice or remuneration, for certain acts, such as conviction or plea of guilty to a felony or grossly negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. In such case, the executive officer will not be entitled to receive payment of any severance benefits or other amounts by reason of the termination, and his right to all other benefits will terminate, except as required by any applicable law. We may also terminate the executive officer’s employment without cause immediately and without prior written notice upon the removal of the executive officer pursuant to the exercise of any power contained in the memorandum and articles of association of the Company or upon 30 days’ advance written notice. In such case of termination by us, we are required to provide the following severance payments and benefits to the executive officer: (1) a cash payment of three months of base salary as of the date of such termination; (2) payment of premiums for continued health benefits under our health plans for three months following the termination, if any; and (3) immediate vesting of 100% of the then-unvested portion of any outstanding equity awards held by the executive officer, if any.

The executive officer may terminate his or her employment at any time with 30 days’ advance written notice if there is a material reduction in his or her authority, duties and responsibilities, without his or her consent, or a material reduction in his or her annual salary. In such case, the executive officer will be entitled to receive compensation equivalent to three months of his or her base salary. In addition, if we or our successor terminates the employment agreements upon a merger, consolidation, or transfer or sale of all or substantially all of our assets with or to any other individual(s) or entity, the executive officer shall be entitled to the following severance payments and benefits upon such termination: (1) a lump sum cash payment equal to three months of base salary at a rate equal to the greater of his or her annual salary in effect immediately prior to the termination, or his or her then current annual salary as of the date of such termination; (2) payment of premiums for continued health benefits under our health plans for three months following the termination; and (3) immediate vesting of 100% of the then-unvested portion of any outstanding equity awards held by the executive officer, if any. The employment agreements also contain customary restrictive covenants relating to confidentiality, non-competition and non-solicitation, as well as indemnification of the executive officer against certain liabilities and expenses incurred by him or her in connection with claims made by reason of him or her being an officer of our company.

In February 2025, Senlin Chen entered into an employment agreement with us. Pursuant to the employment agreement, Mr. Chen serves as our Chief Executive Officer from February 12, 2025 to February 11, 2028. Mr. Chen is entitled to a fixed base salary in the amount of $1 per year. Mr. Chen is also entitled to participate in any of the standard employee benefit plans of us or our subsidiaries, including but not limited to any retirement plan, life insurance plan, health insurance plan and travel/holiday plan, as determined by our board of directors. Prior to that, in July 2022, Senlin Chen entered into a fixed term labor contract with Boundless Nanjing, which was renewed in August 2025. Pursuant to the labor contract and board resolutions of Boundless Nanjing, Mr. Chen serves as the General Manager of Boundless Nanjing from July 1, 2022 to August 31, 2028. Mr. Chen is entitled to a fixed base salary in the amount of RMB 2,280 per month. Also, pursuant to Boundless Nanjing’s compensation policy, Mr. Chen is entitled to various forms of compensation in addition to his base salary, including performance bonus, confidentiality fees as compensation for adhering to confidentiality obligations, and salary benefits determined based on his position. Mr. Chen is also entitled to participate in any benefit plans of Shanghai Supreme required by the PRC laws.

In February 2025, Xiang Zhang entered into an employment agreement with us. Pursuant to the employment agreement, Ms. Zhang serves as our Chief Financial Officer from February 12, 2025 to February 11, 2028. Ms. Zhang is entitled to a fixed base salary in the amount of $1 per year. Ms. Zhang is also entitled to participate in any of the standard employee benefit plans of us or our subsidiaries, including but not limited to any retirement plan, life insurance plan, health insurance plan and travel/holiday plan, as determined by our board of directors. Prior to that, in July 2022, Xiang Zhang entered into a fixed term labor contract with Boundless Nanjing, which was renewed in August 2025. Pursuant to the labor contract, Ms. Zhang serves as the Financial Director of Boundless Nanjing from July 1, 2022 to August 31, 2028. Ms. Zhang is entitled to a fixed salary in the amount of RMB 2,280 per month. Also, pursuant to Boundless Nanjing’s compensation policy, Ms. Zhang is entitled to various forms of compensation in addition to her base salary, including performance bonus, confidentiality fees as compensation for adhering to confidentiality obligations, and salary benefits determined based on her position. Ms. Zhang is also entitled to participate in any benefit plans of Shanghai Supreme required by the PRC laws.

In February 2025, Shunxuan Gan entered into an employment agreement with us. Pursuant to the employment agreement, Mr. Gan serves as our Chief Marketing Officer from February 12, 2025 to February 11, 2028. Mr. Gan is entitled to a fixed base salary in the amount of $1 per year. Mr. Gan is also entitled to participate in any of the standard employee benefit plans of us or our subsidiaries, including but not limited to any retirement plan, life insurance plan, health insurance plan and travel/holiday plan, as determined by our board of directors. Prior to that, in June 2024, Shunxuan Gan entered into an indefinite term labor contract with Boundless Nanjing. Pursuant to the labor contract, Mr. Gan serves as the Chief Marketing Officer of Boundless Nanjing starting from June 5, 2024. Mr. Gan is entitled to a fixed salary in the amount of RMB 2,280 per month. Also, pursuant to Boundless Nanjing’s compensation policy, Mr. Gan is entitled to various forms of compensation in addition to his base salary, including performance bonus, confidentiality fees as compensation for adhering to confidentiality obligations, and salary benefits determined based on his position. Mr. Gan is also entitled to participate in any benefit plans of Shanghai Supreme required by the PRC laws.

In February 2025, Yu-Lung Shen entered into an employment agreement with us. Pursuant to the employment agreement, Mr. Shen serves as our Chief Technology Officer from February 12, 2025 to February 11, 2028. Mr. Shen is entitled to a fixed base salary in the amount of $1 per year. Mr. Shen is also entitled to participate in any of the standard employee benefit plans of us or our subsidiaries, including but not limited to any retirement plan, life insurance plan, health insurance plan and travel/holiday plan, as determined by our board of directors. Prior to that, in August 2022, Yu-Lung Shen entered into a fixed-term labor contract with Boundless Nanjing, which was renewed in August 2025. Pursuant to the labor contract, Mr. Shen serves as the Chief R&D Officer of Boundless Nanjing from August 1, 2022 to August 31, 2028. Mr. Shen is entitled to a fixed salary in the amount of RMB 2,280 per month. Also, pursuant to Boundless Nanjing’s compensation policy, Mr. Shen is entitled to various forms of compensation in addition to his base salary, including performance bonus, confidentiality fees as compensation for adhering to confidentiality obligations, and salary benefits determined based on his position. Mr. Shen is also entitled to participate in any benefit plans of Shanghai Supreme required by the PRC laws.

Compensation of Directors and Executive Officers

For the fiscal year ended June 30, 2025, our executive officers received an aggregate of approximately RMB 2.45 million (US$0.34 million) as compensation from the PRC Subsidiaries. Our PRC Subsidiaries are required by law to make contributions equal to certain percentages of each employee’s salary for his or her pension insurance, medical insurance, unemployment insurance and other statutory benefits and a housing provident fund. For the fiscal year ended June 30, 2025, the total amounts set aside or accrued by our PRC Subsidiaries to provide pension, retirement or similar benefits to our executive officers were approximately RMB 0.32 million (US$0.05 million).

For the fiscal year ended June 30, 2025, no members of our board of directors received compensation in their capacity as directors. None of the directors are entitled to receive any compensation or benefits upon termination of their directorship with the Company except for those compensation that they have already earned for services so rendered. We will also reimburse all directors for any out-of-pocket expenses incurred by them in connection with their services provided in such capacity.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our Class A ordinary shares and Class B ordinary shares as of the date of this prospectus, with regard to (i) each person, or group of affiliated persons, known to us to be the beneficial owner of more than five percent (5%) of our Class A ordinary shares and Class B ordinary shares; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all of our current directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws.

As of the date of this prospectus, we had no shareholders of record in the United States. None of our shareholders has informed us that it is affiliated with a registered broker-dealer or is in the business of underwriting securities. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.

	Ordinary Shares Beneficially Owned Prior to Offering				Ordinary Shares Beneficially Owned After Offering
Executive Officers, Directors and Director Nominees	Number of Ordinary Shares		Approximate Percentage of Outstanding Ordinary Shares(2)	Approximate Percentage of Total Voting Power(2)	Number of Ordinary Shares		Approximate Percentage of Outstanding Ordinary Shares(3)	Approximate Percentage of Total Voting Power(3)
	Class A	Class B			Class A	Class B
Senlin Chen(4)	—	12,681,842	31.7%	90.3%	—	12,681,842	27.2%	88.2%
Xiang Zhang	—	—	—	—	—	—	—	—
Shunxuan Gan	—	—	—	—	—	—	—	—
Yu-lung Shen	—	—	—	—	—	—	—	—
Tianqi Hu	—	—	—	—	—	—	—	—
Jerry Zhu	—	—	—	—	—	—	—	—
Emma Li	—	—	—	—	—	—	—	—
All directors and executive officers as a group (seven individuals)	—	12,681,842	31.7%	90.3%	—	12,681,842	27.2%	88.2%
5% or Greater Shareholders:
NJCSL Holding Limited(4)	—	12,681,842	31.7%	90.3%	—	12,681,842	27.2%	89.0%
NJQWX Holding Limited(5)	8,317,979	—	20.8%	3.0%	—	—	17.8%	2.9%
NJZL Holding Limited(6)	4,909,099	—	12.3%	1.7%	—	—	10.5%	1.7%
Bo Yuan(7)	3,545,680	—	8.9%	1.3%	—	—	7.6%	1.2%
NJZT Holding Limited(8)	3,272,733	—	8.2%	1.2%	—	—	7.0%	1.1%
NJRYZ Holding Limited(9)	2,290,913	—	5.7%	*	—	—	4.9%	*

____________

*        Less than 1%.

(1)      Except as otherwise indicated below, the business address of our directors and executive officers is Room 2001, Building 1, Xincheng Science Park, 69 Aoti Avenue, Jianye District, Nanjing City, Jiangsu Province, China 210000.

(2)      Based on 40,000,000 ordinary shares issued and outstanding, consisting of (i) 27,318,158 Class A ordinary shares and (ii) 12,681,842 Class B ordinary shares as of the date of this prospectus. Each Class A ordinary share is entitled to one (1) vote and each Class B ordinary share is entitled to twenty (20) votes.

(3)      Based on 46,650,000 ordinary shares issued and outstanding, consisting of (i) 33,968,158 Class A ordinary shares and (ii) 12,681,842 Class B ordinary shares immediately after the offering assuming that Mr. Chen does not purchase any shares in this offering and that the underwriters do not exercise its option to purchase additional Class A ordinary shares.

(4)      Represents 12,681,842 Class B ordinary shares held by NJCSL Holding Limited. Mr. Senlin Chen, our Chief Executive Officer and Chairman, is the sole director and sole shareholder of NJCSL Holding Limited, and holds the voting and dispositive power over the ordinary shares held by NJCSL Holding Limited. The address of NJCSL Holding Limited is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

(5)      Represents 8,317,979 Class A ordinary shares held by NJQWX Holding Limited. Ms. Wenxia Qiu is the sole director and sole shareholder of NJQWX Holding Limited, and holds the voting and dispositive power over the ordinary shares held by NJQWX Holding Limited. The address of NJQWX Holding Limited is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

(6)      Represents 4,909,099 Class A ordinary shares held by NJZL Holding Limited. Ms. Li Zhang is the sole director and sole shareholder of NJZL Holding Limited, and holds the voting and dispositive power over the ordinary shares held by NJZL Holding Limited. The address of NJZL Holding Limited is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

(7)      Represents 1,909,313 Class A ordinary shares held by BJZY Holding Limited and 1,636,367 Class A ordinary shares held by NJYB Holding Limited. Mr. Bo Yuan is the sole director of BJZY Holding Limited, and the sole director and sole shareholder of NJYB Holding Limited. NJYB Holding Limited is the sole shareholder of BJZY Holding Limited. Accordingly, Mr. Bo Yuan holds the voting and dispositive power over the Class A ordinary shares held by BJZY Holding Limited and NJYB Holding Limited. The address of each of BJZY Holding Limited and NJYB Holding Limited is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

(8)      Represents 3,272,733 Class A ordinary shares held by NJZT Holding Limited. Mr. Chenxi Yin is the sole director and majority shareholder of NJZT Holding Limited, and holds the voting and dispositive power over the ordinary shares held by NJZT Holding Limited. The address of NJZT Holding Limited is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

(9)      Represents 2,290,913 Class A ordinary shares held by NJRYZ Holding Limited. Ms. Guiying Wu is the sole director and majority shareholder of NJRYZ Holding Limited, and holds the voting and dispositive power over the ordinary shares held by NJRYZ Holding Limited. The address of NJRYZ Holding Limited is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

RELATED PARTY TRANSACTIONS

In addition to the executive officer and director compensation arrangements discussed in “Compensation of Directors and Executive Officers,” we describe below the related party transactions of our Company and our PRC Subsidiaries that occurred during the past three fiscal years up to the date of this prospectus.

Transactions with Related Parties

As of December 31, 2025, June 30, 2025, 2024 and 2023, a total of $6,148,918, $6,491,150, $4,816,160 and $3,442,137 short-term bank borrowings were guaranteed by the Company’s major shareholder, Chief Executive Officer and Chairman, Mr. Senlin Chen. No fees were charged by Mr. Senlin Chen for the guarantees for the six months ended December 31, 2025 and 2024, and the fiscal years ended June 30, 2025, 2024 and 2023.

For the six months ended December 31, 2025 and 2024, the Company paid aggregate compensation of $168,900 and $166,168 to its executive officers through Boundless Nanjing, respectively. For the fiscal years ended June 30, 2025, 2024 and 2023, the Company paid aggregate compensation of $339,452, $332,303 and $350,569 to its executive officers through Boundless Nanjing, respectively.

For the fiscal years ended June 30, 2025, 2024 and 2023, the Company paid technical consulting service fees of $Nil, $33,108 and $14,381, respectively, to Mr. Xiaoshu Chen, spouse of the Company’s shareholder.

The Company did not engage into other transactions with its related parties for the six months ended December 31, 2025 and 2024, and the fiscal years ended June 30, 2025, 2024 and 2023, except for the above-mentioned. There were no outstanding balances with related parties as of December 31, 2025, June 30, 2025, 2024 and 2023.

Share Issuances

See “Description of Share Capital — History of Share Issuance.”

Employment Agreements

See “Management — Employment Agreements.”

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our amended and restated memorandum and articles of association, as amended from time to time, are summaries and do not purport to be complete. Reference is made to our amended and restated memorandum and articles of association, copies of which are filed as an exhibit to the registration statement of which this prospectus is a part.

Our affairs are governed by our amended and restated memorandum and articles of association, as amended from time to time, the Companies Act (Revised) of the Cayman Islands (which we refer to as the Companies Act below) and the common law of the Cayman Islands.

Under our amended and restated memorandum and articles of association (which we refer to as the Articles below), our authorized share capital consists of: (1) 467,318,158 Class A ordinary shares of US$0.0001 par value each; (2) 12,681,842 Class B ordinary shares of US$0.0001 par value each; and (3) 20,000,000 preference shares of US$0.0001 par value each of such series (howsoever designated) as our board of directors may determine in accordance with the Articles.

As of the date of this prospectus, 40,000,000 ordinary shares are issued and outstanding, of which 12,681,842 are Class B ordinary shares and 27,318,158 are Class A ordinary shares.

Boundless was incorporated as an exempted company limited by shares under the Companies Act on October 3, 2024. A Cayman Islands exempted company:

•        is a company that conducts its business mainly outside the Cayman Islands;

•        is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

•        does not have to hold an annual general meeting;

•        does not have to make its register of members open to inspection by shareholders of that company;

•        may obtain an undertaking against the imposition of any future taxation;

•        may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        may register as a limited duration company; and

•        may register as a segregated portfolio company.

The following are summaries of material provisions of our memorandum and articles of association and the Companies Act insofar as they relate to the material terms of our ordinary shares.

Ordinary Shares

Under our amended and restated articles of association, the holders of Class A ordinary shares will be entitled to one (1) vote for each Class A ordinary share held of record and the holders of Class B ordinary shares are entitled to twenty (20) votes for each Class B ordinary share held of record on all matters submitted to a vote of the shareholders.

Dividends.    Subject to the provisions of the Companies Act and any rights and restrictions attaching to any class or series of shares under and in accordance with our articles of association, as amended from time to time:

(a)     our board of directors may, from time to time, declare dividends or distributions out of our lawfully available funds. No dividends shall be declared by the board out of our company except the following:

•        profits; or

•        “share premium account,” which represents the excess of the price paid to our company on the issue of its shares over the par or “nominal” value of those shares, which is similar to the U.S. concept of additional paid in capital.

(b)    our shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the board of directors.

Subject to the requirements of the Cayman Companies Act regarding the application of a company’s share premium account, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

However, no dividend shall bear interest against our company unless otherwise provided by the rights attached to a share.

Voting Rights.    Holders of our ordinary shares vote as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. Holders of Class A ordinary shares have the right to one (1) vote per Class A ordinary share and holders of Class B ordinary shares have the right to twenty (20) votes per Class B ordinary share held on any resolution of members. At any general meeting a resolution put to the vote of the meeting shall be decided by a poll.

As a matter of Cayman Islands law, (i) an ordinary resolution requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company; and (ii) a special resolution requires the affirmative vote of a majority of at least two-thirds or such higher percentage as set forth in the memorandum and articles of association, of the shareholders being entitled to attend and vote at a general meeting of the company, or by unanimous written consent of shareholders entitled to vote at a general meeting. The Companies Act defines “special resolutions” only. A company’s memorandum and articles of association can therefore tailor the definition of “ordinary resolutions” as a whole, or with respect to specific provisions. Under our amended and restated articles of association an ordinary resolution must be passed at a general meeting by a simple majority of shareholders who (being entitled to do so) vote in person or by proxy at that meeting.

For the protection of shareholders, certain matters must be approved by special resolution of the shareholders as a matter of Cayman Islands law, including alteration of the memorandum or articles of association, appointment of inspectors to examine company affairs, reduction of share capital (subject, in relevant circumstances, to court approval), change of name, authorization of a plan of merger (other than a merger between a parent and a subsidiary), or consolidation or voluntary winding up of the company.

There are no limitations on non-residents or foreign shareholders to hold or exercise voting rights on the ordinary shares imposed by foreign law or by the charter or other constituent documents of our company. However, no person will be entitled to vote at any general meeting or at any separate meeting of the holders of the ordinary shares unless the person is registered as of the record date for such meeting and unless all calls or other sums presently payable by the person in respect of our ordinary shares have been paid.

Winding Up; Liquidation.    Under Cayman Islands law, the Company may be wound up by a special resolution of our shareholders, or, if our Company is unable to pay its debts, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Upon the winding up of our company, after the full amount that holders of any issued shares ranking senior to the ordinary shares as to distribution on liquidation or winding up are entitled to receive has been paid or set aside for payment, the holders of our ordinary shares are entitled to receive any remaining assets of our company available for distribution as determined by the liquidator. The assets received by the holders of our ordinary shares in a liquidation may consist in whole or in part of a property, which is not required to be of the same kind for all shareholders.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares.    Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least 14 days’ written notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of ten percent per annum. The directors may waive payment of the interest wholly or in part.

We have a first and paramount lien on all shares (whether fully paid up or not) registered in the name of a shareholder (whether solely or jointly with others). The lien is for all monies payable to us by the shareholder or the shareholder’s estate:

(a)     either alone or jointly with any other person, whether or not that other person is a shareholder; and

(b)    whether or not those monies are presently payable.

At any time the directors may declare any share to be wholly or partly exempt from the lien on shares provisions of the amended and restated articles of association.

We may sell, in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the amended and restated articles of association) and, within 14 days of the date on which the notice is deemed to be given under the amended and restated articles of association, such notice has not been complied with.

Redemption of Ordinary Shares.    We may issue shares that are, or at our option or at the option of the holders are, subject to redemption on such terms and in such manner as it may, before the issue of the shares, determine. Under the Companies Act, shares of a Cayman Islands company may be redeemed or repurchased out of profits of the company, out of the proceeds of a fresh issue of shares made for that purpose or out of capital, provided the memorandum and articles of association authorize this and it has the ability to pay its debts as they come due in the ordinary course of business.

No Preemptive Rights.    Holders of ordinary shares will have no preemptive or preferential right to purchase any securities of our company.

Variation of Rights Attaching to Shares.    If at any time the share capital is divided into different classes of shares, the rights attaching to any class (unless otherwise provided by the terms of issue of the shares of that class) may, subject to the memorandum and articles of association, be varied or abrogated in a manner that is materially adverse to the interests of the holders of such class with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class. Our board of directors may vary or abrogate the rights attaching to any class of shares at their discretion where they determine that the variation or abrogation is not materially adverse to the interests of the holders of such class of shares. The rights attaching to any class will not, where those shares were issued with preferred or other rights, be deemed to be materially adversely varied or abrogated by the creation or issue of further shares ranking equally with or subsequent to those shares or the redemption or purchase of shares of any other class by the Company (subject to any rights or restrictions attached to the applicable shares) or by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Rights Attaching to Class A Ordinary Shares.    Each Class A ordinary share confers on the holder: (a) the right to one (1) vote on any resolution of shareholders; (b) the right to an equal share in any dividend paid by the Company in accordance with the Act; and (c) the right to an equal share in the distribution of the surplus assets of the Company.

Rights Attaching to Class B Ordinary Shares.    Each Class B ordinary share confers on the holder: (a) the right to twenty (20) votes on any resolution of shareholders; (b) the right to an equal share in any dividend paid by the Company in accordance with the Act; (c) the right to an equal share in the distribution of the surplus assets of the Company; and (d) the conversion rights.

Each Class B ordinary share is convertible into one Class A ordinary share at the option of the holder of such Class B ordinary share at any time, provided that the foregoing Conversion Rate will be adjusted to account for any subdivision or combination or similar reclassification or recapitalization of the Class A ordinary shares in issue into a greater or lesser number of shares without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalization of the Class B ordinary shares in issue. Class A ordinary shares shall not be convertible into Class B ordinary shares under any circumstances. Upon any transfer of Class B ordinary shares by a holder to any person or entity other than holders of Class B ordinary shares or their affiliates, such Class B ordinary shares shall be automatically and immediately converted into a corresponding number of Class A ordinary share(s) calculated at the Conversion Rate. Where the Class B ordinary share concerned was fully paid and non-assessable, the Class A ordinary share into which it converted shall be fully paid and non-assessable. A written notice to the Company may specify that the intended conversion shall take effect subject to and with effect from a transfer of the Class B ordinary share concerned, in which case any conversion of such Class B ordinary share shall take effect concurrent with the transfer of the Class B ordinary share.

Alteration of Share Capital.    Subject to the Companies Act, we may, by ordinary resolution:

(a)     increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

(b)    consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)     convert all or any of our paid-up shares into stock, and reconvert that stock into paid up shares of any denomination;

(d)    sub-divide our shares or any of them into shares of an amount smaller than that fixed, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

(e)     cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

Subject to the Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, we may, by special resolution, reduce our share capital in any way.

Conversion Rights.    Each Class B ordinary share of the Company is convertible into one (1) Class A ordinary share, at the option of the holder of such Class B ordinary share, at any time, provided that the foregoing Conversion Rate will be adjusted to account for any subdivision or combination or similar reclassification or recapitalization of the Class A ordinary shares in issue into a greater or lesser number of shares without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalization of the Class B ordinary shares in issue. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any transfer of Class B ordinary shares by a holder to any person or entity other than holders of Class B ordinary shares or their affiliates, such Class B ordinary shares shall be automatically and immediately converted into a corresponding number of Class A ordinary share(s) calculated at the Conversion Rate.

Transfer of Class A Ordinary Shares.    Provided that a transfer of Class A ordinary shares complies with applicable rules of the Nasdaq Capital Market, a Class A shareholder may transfer ordinary shares to another person by completing an instrument of transfer in the usual or common form, with respect to Class A ordinary shares, or in a form prescribed by Nasdaq, or in any other form approved by the directors, executed:

(a)     where the Class A ordinary shares are fully paid, by or on behalf of that shareholder; and

(b)    where the Class A ordinary shares are nil or partly paid, by or on behalf of that shareholder and the transferee.

The transferor shall be deemed to remain the holder of a Class A ordinary share until the name of the transferee is entered into the register of members of the Company.

Our board of directors may, in its absolute discretion, decline to register any transfer of any Class A ordinary share that has not been fully paid up or is subject to a company lien. Our board of directors may also decline to register any transfer of such Class A ordinary share unless:

(a)     the instrument of transfer is lodged with the Company, accompanied by the certificate (if any) for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

(b)    the instrument of transfer is in respect of only one class of shares;

(c)     the instrument of transfer is properly stamped, if required;

(d)    the Class A ordinary share transferred is fully paid and free of any lien in favor of us;

(e)     any fee related to the transfer has been paid to us; and

(f)     in the case of a transfer to joint holders, the transfer is not to more than four joint holders.

If our directors refuse to register a transfer, they are required, within three months after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

This, however, is unlikely to affect market transactions of the Class A ordinary shares purchased by investors in the public offering. Once the Class A ordinary shares have been listed, the legal title to such Class A ordinary shares and the registration details of those Class A ordinary shares in our register of members will be maintained by our transfer agent. All market transactions with respect to those Class A ordinary shares will then be carried out without the need for any kind of registration by the directors, as the market transactions will all be conducted through the transfer agent’s systems.

The registration of transfers may be suspended at such times and for such periods as our board of directors may, from time to time determine, provided always that such registration of transfers shall not be suspended for more than 45 days in any year.

Anti-Takeover Provisions.    Some provisions of our amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.

Special Considerations for Exempted Companies.    We are an exempted company limited liability by shares under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•        an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies of the Cayman Islands (the “Registrar”);

•        an exempted company’s register of members is not open to inspection;

•        an exempted company does not have to hold an annual general meeting;

•        an exempted company may issue shares with no par value;

•        an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•        an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        an exempted company may register as a limited duration company; and

•        an exempted company may register as a segregated portfolio company.

Register of Members.    Under the Companies Act, we must keep a register of members and there should be entered therein:

•        the names and addresses of the members of the Company, a statement of the shares held by each member, which: distinguishes each share by its number (so long as the share has a number); confirms the amount paid, or agreed to be considered as paid, on the shares of each member; confirms the number and category of shares held by each member; and confirms whether each relevant category of shares held by a member carries voting rights under the Articles, and if so, whether such voting rights are conditional;

•        the date on which the name of any person was entered on the register as a member; and

•        the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our Company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the completion of this offering, the register of members will be immediately updated to record and give effect to the issuance of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by the company should be rectified, where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands courts.

Preference Shares

The board of directors is empowered to designate and issue from time to time one or more classes or series of preference shares and to fix and determine the relative rights, preferences, designations, qualifications, privileges, options, conversion rights, limitations and other special or relative rights of each such class or series so authorized. Such action could adversely affect the voting power and other rights of the holders of our ordinary shares or could have the effect of discouraging any attempt by a person or group to obtain control of us.

Comparison of Cayman Islands Corporate Law and U.S. Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English law but does not follow recent English law statutory enactments, and accordingly there are significant differences between the Companies Act and the current Companies Act of England and Wales. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the comparable laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

In certain circumstances the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction). For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property, and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated combined company and the vesting of the undertaking, property and liabilities of such companies into the consolidated company.

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by (a) a special resolution of the shareholders of each constituent company; and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with, among other documents, a declaration as to the solvency of the consolidated or surviving company, a declaration of the assets and liabilities of each constituent company, and (unless the surviving or consolidated company is to be a non-Cayman Islands company) an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares entitled to vote of each class in a subsidiary company) and its subsidiary company, provided that a copy of the plan of merger is given to every member of each subsidiary company to be merged unless the member agrees otherwise.

The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Registrar is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the director of the Cayman Islands company is required to make a declaration to the effect that, having made due enquiry, he is of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands company, the director of the Cayman Islands company is further required to make a declaration to the effect that, having made due enquiry, he is of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree on the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; (e) if the company and the shareholder fail to agree on a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not be available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law also has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedure of which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by (a) a majority in number of the creditors or class of creditors, who must, in addition, represent at least three-fourths in value of each such creditors or class of creditors; and/or (b) shareholders or a class of shareholders representing at least three-fourths in value of the shareholders or class of shareholders, in each case, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

•        we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

•        the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•        the arrangement is such that a business person would reasonably approve; and

•        the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Squeeze-out Provisions

The Companies Act contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares to whom the offer is made within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through other means to these statutory provisions, such as a share capital exchange, asset acquisition or control, through contractual arrangements, of an operating business.

Shareholders’ Suits

Mourant Ozannes (Cayman) LLP, our Cayman Islands legal counsel, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•        a company is acting, or proposing to act, illegally or beyond the scope of its authority and is therefore incapable of ratification by the shareholders;

•        an irregularity in the passing of a resolution which requires a qualified majority;

•        an act purporting to abridge or abolish the individual rights of a member; and

•        those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against fraud or the consequences of committing a crime, or against the indemnified person’s own fraud. Our amended and restated articles of association provide that to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)     all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by the existing or former director (including alternate director), secretary, or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities, or discretions; and

(b)    without limitation to paragraph (a) above, all costs, expenses, losses, or liabilities incurred by the existing or former director (including alternate director), secretary, or officer in defending (whether successfully or otherwise) any civil, criminal, administrative, or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary, or officer, however, shall be indemnified in respect of any matter arising out of his own actual fraud, willful default, dishonesty or willful neglect.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan, or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary, or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary, or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary, or that officer for those legal costs.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, our offer letters to our independent directors and our employment agreements with our executive officers provide such persons with additional indemnification beyond that provided in our amended and restated memorandum and articles of association, as amended from time to time.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware General Corporation Law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

Under Cayman Islands law, all of our directors owe three types of duties to us: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Companies Act (Revised) of the Cayman Islands imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however, the courts of the Cayman Islands have held that a director owes the following fiduciary duties: (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our articles of association. We have the right to seek damages if a duty owed by any of our directors is breached.

The functions and powers of our board of directors include, among others:

•        appointing officers and determining the term of office of the officers;

•        exercising the borrowing powers of the Company and mortgaging the property of the Company; and

•        managing the business of the Company and exercising all such powers of the Company as are not by the Companies Act or by the Company’s amended and restated memorandum and articles of association required to be exercised by the Company in general meeting.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent in its certificate of incorporation. Our articles of association contemplate that a special resolution may be passed by written resolution, however such written resolution must be signed by all of the members entitled to vote at a general meeting.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual general meeting, provided it complies with the notice provisions in the governing documents. An extraordinary general meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our amended and restated articles of association provide that general meetings shall be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than 30 percent of the rights to vote at such general meeting in accordance with the notice provisions in the amended and restated articles of association, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than 21 days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within 30 days after the end of such period of 21 days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us. Our amended and restated articles of association provide no other right to put any proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the Companies Act but our amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any fewer protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Subject to the provisions of our amended and restated articles of association (which include the removal of a director by ordinary resolution), the office of a director may be terminated forthwith if (a) he is prohibited by the laws of the Cayman Islands from acting as a director, (b) he is made bankrupt or makes an arrangement or composition with his creditors generally, (c) he resigns his office by notice to us, (d) he only held office as a director for a fixed term and such term expires, (e) in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director, (f) he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director), (g) he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise, or (h) without the consent of the other directors, he is absent from meetings of directors for continuous period of six months.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute in its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, the Company may be wound up by a special resolution of our shareholders, or, if our Company is unable to pay its debts, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our amended and restated articles of association, if our share capital is divided into more than one class of shares, the rights attaching to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied or abrogated in a manner that is materially adverse to the interests of the holders of such class with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class. Our board of directors may vary or abrogate the rights attaching to any class of shares at their discretion where they determine that the variation or abrogation is not materially adverse to the interests of the holders of such class of shares. The rights attaching to any class of shares will not, where those shares were issued with preferred or other rights, be deemed to be materially adversely varied or abrogated by the creation or issue of further shares ranking equally with or subsequent to those shares or the redemption or purchase of shares of any other class by the Company (subject to any rights or restrictions attached to the applicable shares) or by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our amended and restated memorandum and articles of association may only be amended with a special resolution of our shareholders.

Anti-Money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering and terrorist financing, we may be required to adopt and maintain anti-money laundering procedures and will require subscribers to provide information and evidence to verify their identity, address and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information and evidence as is necessary to verify the identity, address and source of funds of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited. We will not be liable for any loss suffered by a subscriber arising as a result of a refusal of, or delay in processing, an application from a subscriber if such information and documentation requested has not been provided by the subscriber in a timely manner.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to the Financial Reporting Authority or a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

By subscribing for shares, the subscriber consents to the disclosure of any information about them to regulators and others upon request in connection with money laundering and similar matters both in the Cayman Islands and in other jurisdictions.

Economic Substance Legislation of The Cayman Islands

The Cayman Islands, together with several other non-European Union jurisdictions, have introduced legislation aimed at addressing concerns raised by the Council of the European Union and the OECD as to offshore structures engaged in certain activities which attract profits without real economic activity. The International Tax Co-operation (Economic Substance) Act (Revised) (the “Substance Act”) came into force in the Cayman Islands in January 2019, introducing certain economic substance requirements for in-scope Cayman Islands entities which are engaged in certain geographically mobile business activities (“relevant activities”). As we are a Cayman Islands exempted company, compliance obligations include filing annual notifications, in which need to state whether we are carrying out any relevant activities and if so, whether we have satisfied economic substance tests to the extent required under the Substance Act. It is anticipated that our company will not be engaging in any “relevant activities” and will therefore not be required to meet the economic substance requirements tests or will otherwise be subject to more limited substance requirements. However, it is anticipated that the Substance Act will evolve and be subject to further clarification and amendments. Failure to satisfy applicable requirements may subject us to penalties under the Substance Act.

Data Protection — Cayman Islands

We have certain duties under the Data Protection Act (Revised) of the Cayman Islands (as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto, the “DPA”) based on internationally accepted principles of data privacy.

Data Protection in the Cayman Islands — Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about investors of the Company pursuant to the DPA.

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal data for their own lawful purposes in connection with services provided to us. For the purposes of this privacy notice, “you” or “your” shall mean the subscriber and shall also include any individual connected to the subscriber.

By virtue of your investment in the Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified. We may combine personal data that you provide to use with personal data that we collect from, or about you. This may include personal data collected in an online or offline context including from credit reference agencies and other available public databases or data sources, such as news outlines, websites and other media sources and international sanctions lists.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed, or (d) where you otherwise consent to the processing of personal data for any specific purpose. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by the Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into the Company, this will be relevant for those individuals and you should transmit this prospectus to those individuals for their awareness and consideration.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you do not wish to provide us with requested personal data or subsequently withdraw your consent, you may not be able to invest in the Company or remain invested in the Company as it will affect the Company’ ability to manage your investment.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by email at info@ombudsman.ky or by accessing their website at ombudsman.ky.

History of Share Issuances

The following is a summary of our securities issuances in the past three years.

On its incorporation on October 3, 2024, the Company issued one ordinary share as subscriber share at par value to Harneys Fiduciary (Cayman) Limited, which was transferred to NJCSL HOLDING LIMITED on the same day. Also on the same day, the Company issued ordinary shares as follows:

Shareholder	Date of Sale or Issuance	Number of Shares	Consideration
NJCSL HOLDING LIMITED	October 3, 2024	12,681,841 ordinary shares	$0.0001 per share
NJQWX HOLDING LIMITED	October 3, 2024	8,317,979 ordinary shares	$0.0001 per share
NJZL HOLDING LIMITED	October 3, 2024	4,909,099 ordinary shares	$0.0001 per share
NJZT HOLDING LIMITED	October 3, 2024	3,272,733 ordinary shares	$0.0001 per share
NJRYZ HOLDING LIMITED	October 3, 2024	2,290,913 ordinary shares	$0.0001 per share
NJMKM HOLDING LIMITED	October 3, 2024	1,999,967 ordinary shares	$0.0001 per share
NJSLH HOLDING LIMITED	October 3, 2024	1,999,967 ordinary shares	$0.0001 per share
BJZY HOLDING LIMITED	October 3, 2024	1,909,313 ordinary shares	$0.0001 per share
NJYB HOLDING LIMITED	October 3, 2024	1,636,367 ordinary shares	$0.0001 per share
NJLZ HOLDING LIMITED	October 3, 2024	654,547 ordinary shares	$0.0001 per share
NJZWH HOLDING LIMITED	October 3, 2024	327,273 ordinary shares	$0.0001 per share

On February 12, 2025, the Company reclassified its authorized share capital into Class A ordinary shares, Class B ordinary shares and preference shares. Following this reclassification, the issued and outstanding 12,681,842 ordinary shares held by NJCSL HOLDING LIMITED were re-designated as the same number of Class B ordinary shares, and the remaining 27,318,158 ordinary shares held by other shareholders were re-designated as 27,318,158 Class A ordinary shares.

Listing

We have applied to list our Class A ordinary shares on the Nasdaq Capital Market under the symbol “BLTG.” We cannot guarantee that we will be successful in listing our Class A ordinary shares on the Nasdaq Capital Market; however, we will not complete this offering unless we are so listed.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is ______. The transfer agent and registrar’s address is ______.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have 33,968,158 Class A ordinary shares outstanding, assuming the underwriters do not exercise their over-allotment option to purchase additional Class A ordinary shares. All of the Class A ordinary shares sold in this offering will be freely transferable by persons other than by our “affiliates” without restriction or further registration under the Securities Act. Sales of substantial amounts of our Class A ordinary shares in the public market could adversely affect prevailing market prices of our Class A ordinary shares. Prior to this offering, there has been no public market for our Class A ordinary shares. We have applied to list our Class A ordinary shares on the Nasdaq Capital Market, but we cannot assure you that we will be successful in listing our Class A ordinary shares on the Nasdaq Capital Market and that a regular trading market will develop.

Lock-up Agreements

We have agreed not to, for a period of six (6) months after the closing of this offering, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale, lend or otherwise dispose of, except in this offering, any of our ordinary shares or securities that are substantially similar to our ordinary shares, including but not limited to any options or warrants to purchase our ordinary shares, or any securities that are convertible into or exchangeable for, or that represent the right to receive, our ordinary shares or any such substantially similar securities (other than pursuant to employee share option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date such lock-up agreement was executed), without the prior written consent of the representatives of the underwriters.

Furthermore, each of our directors, executive officers and certain holders of our Class A ordinary shares has also entered into a lock-up agreement for a period of six (6) months after the closing of this offering, subject to certain exceptions, with respect to our Class A ordinary shares and securities that are substantially similar to our Class A ordinary shares. The sole holder of our issued and outstanding Class B ordinary shares has also entered into a similar lock-up agreement for a period of twelve (12) months after the closing of this offering, subject to certain exceptions, with respect to our Class B ordinary shares and securities that are substantially similar to our Class B ordinary shares. The 1,909,313 Class A ordinary shares being offered pursuant to the Resale Prospectus may be sold at any time after the closing of this offering and such shares will not be subject to a lock-up agreement.

Rule 144

All of our ordinary shares that will be outstanding upon the completion of this offering, other than those ordinary shares sold in this offering, are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act. In general, beginning 90 days after the date of this prospectus, a person (or persons whose shares are aggregated) who at the time of a sale is not, and has not been during the three months preceding the sale, an affiliate of ours and has beneficially owned our restricted securities for at least six months will be entitled to sell the restricted securities without registration under the Securities Act, subject only to the availability of current public information about us, and will be entitled to sell restricted securities beneficially owned for at least one year without restriction. Persons who are our affiliates and have beneficially owned our restricted securities for at least six months may sell a number of restricted securities within any three-month period that does not exceed the greater of the following:

•        1% of the then outstanding ordinary shares which will equal 466,500 ordinary shares, assuming the underwriters do not exercise their over-allotment option; or

•        the average weekly trading volume of our ordinary shares during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by our affiliates under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our ordinary shares from us in connection with a compensatory share plan or other written agreement executed prior to the completion of this offering is eligible to resell those ordinary shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

TAXATION

The following discussion of material Cayman Islands, PRC and United States federal income tax consequences of an investment in our Class A ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This discussion does not deal with all possible tax consequences relating to an investment in our Class A ordinary shares, such as the tax consequences under state, local and other tax laws. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Mourant Ozannes (Cayman) LLP, our Cayman Islands counsel. To the extent that the discussion relates to matters of PRC tax law, it represents the opinion of Grandall Law Firm (Nanjing), our PRC counsel. To the extent the discussion relates to the matters of U.S. tax law, it represents the opinion of Ellenoff Grossman & Schole LLP.

The following summary contains a description of certain Cayman Islands and U.S. federal income tax consequences of the acquisition, ownership and disposition of Class A ordinary shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase Class A ordinary shares. The summary is based upon the tax laws of the Cayman Islands and regulations thereunder and on the tax laws of the United States and regulations thereunder as of the date hereof, which are subject to change.

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling any Shares under the laws of their country of citizenship, residence or domicile.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation, and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us or holders of our ordinary shares levied by the government of the Cayman Islands, except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on the issue of shares by, or any transfers of shares of, Cayman Islands companies (except those which hold interests in land in the Cayman Islands). The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of the Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of interest and principal or a dividend or capital to any holder of the Shares, as the case may be, nor will gains derived from the disposal of the Shares be subject to Cayman Islands income or corporation tax. The Cayman Islands currently have no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.

People’s Republic of China Taxation

Income Tax and Withholding Tax

Under the EIT Law, an enterprise established outside the PRC with a “de facto management body” within the PRC is considered a PRC resident enterprise for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income as well as tax reporting obligations. Under the Implementation Rules, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise.

In addition, State Administration of Taxation (SAT) Circular 82 issued in April 2009 specifies that certain offshore-incorporated enterprises controlled by PRC enterprises or PRC enterprise groups will be classified as PRC resident enterprises if all of the following conditions are met: (a) senior management personnel and core management departments in charge of the daily operations of the enterprises have their presence mainly in the PRC; (b) their financial and human resources decisions are subject to determination or approval by persons or bodies in the PRC; (c) major assets, accounting books and company seals of the enterprises, and minutes and files of their board’s and shareholders’ meetings are located or kept in the PRC; and (d) half or more of the enterprises’ directors or senior management personnel with voting rights habitually reside in the PRC. Further to SAT Circular 82, the SAT issued Announcement of the State Administration of Taxation on Printing and Distributing the Administrative Measures for Income Tax on Chinese-controlled Resident Enterprises Incorporated Overseas (Trial Implementation) (the “SAT Bulletin 45”) on July 27, 2011, which took effect on September 1, 2011, to provide more guidance on the implementation of SAT Circular 82. SAT Bulletin 45 provides for procedures and administration details of determination on PRC resident enterprise status and administration on post-determination matters.

We believe that the Cayman Islands holding company, Boundless Group, is not a PRC resident enterprise for PRC tax purposes. Boundless Group is a company incorporated outside China. As a holding company, its key assets are its ownership interests in its subsidiaries, and its key assets are located, and its records (including the resolutions of its board of directors and the resolutions of its shareholders) are maintained, outside China. As such, we do not believe that our company meets all of the conditions above or is a PRC resident enterprise for PRC tax purposes. For the same reasons, we believe our other entities outside China are not PRC resident enterprises either. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” There can be no assurance that the PRC government will ultimately take a view that is consistent with our position and there is a risk that the PRC tax authorities may deem our company as a PRC resident enterprise since a substantial majority of the members of our management team are located in China, in which case we would be subject to the EIT at the rate of 25% on worldwide income. If the PRC tax authorities determine that the Cayman Islands holding company is a “resident enterprise” for EIT purposes, a number of unfavorable PRC tax consequences could follow.

One example is a 10% withholding tax would be imposed on dividends we pay to our non-PRC enterprise shareholders and with respect to gains derived by our non-PRC enterprise shareholders from transferring our ordinary shares.

It is unclear whether, if we are considered a PRC resident enterprise, holders of our shares or ordinary shares would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas. See “Risk Factors — Risk Factors Related to Doing Business in China — If we are classified as a PRC resident enterprise for PRC enterprise income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.”

The SAT and the Ministry of Finance issued the Notice of Ministry of Finance and State Administration of Taxation on Several Issues relating to Treatment of Corporate Income Tax Pertaining to Restructured Business Operations of Enterprises (the “SAT Circular 59”) in April 2009, which became effective on January 1, 2008. On October 17, 2017, the SAT issued the SAT Circular 37, which became effective on December 1, 2017 and was amended on June 15, 2018. By promulgating and implementing the SAT Circular 59 and the SAT Circular 37, the PRC tax authorities have enhanced their scrutiny over the direct or indirect transfer of equity interests in a PRC resident enterprise by a non-PRC resident enterprise.

Pursuant to the Arrangement between the Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income (the “Tax Arrangement”), where a Hong Kong resident enterprise which is considered a non-PRC tax resident enterprise directly holds at least 25% of a PRC enterprise, the withholding tax rate in respect of the payment of dividends by such PRC enterprise to such Hong Kong resident enterprise is reduced to 5% from a standard rate of 10%, subject to approval of the PRC local tax authority.

Pursuant to the Circular of the State Administration of Taxation on the Issues concerning the Application of the Dividend Clauses of Tax Agreements (“Circular 81”), a resident enterprise of the counter-party to such Tax Arrangement should meet all of the following conditions, among others, in order to enjoy the reduced withholding tax under the Tax Arrangement: (i) it must take the form of a company; (ii) it must directly own the required percentage of equity interests and voting rights in such PRC resident enterprise; and (iii) it should directly own such percentage of capital in the PRC resident enterprise anytime in the 12 consecutive months prior to receiving the dividends. Furthermore, the Administrative Measures for Non-Resident Enterprises to Enjoy Treatments under Treaties (the “Administrative Measures”), which became effective in January 2020, requires that the non-resident taxpayer shall determine whether it may enjoy the treatments under relevant tax treaties and file the tax return or withholding declaration subject to further monitoring and oversight by the tax authorities. Accordingly, Boundless may be able to enjoy the 5% withholding tax rate for the dividends it receives from Boundless Development, if it satisfies the conditions prescribed under Circular 81 and other relevant tax rules and regulations. However, according to Circular 81, if the relevant tax authorities consider the transactions or arrangements we have are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future.

Value-added Tax

Pursuant to the Value-Added Tax Law of the People’s Republic of China, which was promulgated by the Standing Committee of the National People’s Congress on December 25, 2024 and effective on January 1, 2026, and the Regulation on the Implementation of the Value-Added Tax Law of the People’s Republic of China, which was promulgated by the State Council on December 25, 2025 and effective on January 1, 2026, entities and individuals (including individual industrial and commercial households) that sell goods, services, intangible assets, or immovables, or import goods within the territory of the PRC are taxpayers of VAT, and shall pay VAT.

Unless provided otherwise, the rate of VAT is:

(i)     13%, for taxpayers’ sale of goods, labor services of processing, repairs or replacement, or tangible movable property leasing services or import of goods, except for those specified in subparagraphs (ii), (iv) and (v) herein;

(ii)    9%, for taxpayers’ sale of transportation, postal, basic telecommunications, construction, or immovable leasing services, sale of immovables, transfer of the rights to use land, or sale or import of the following goods, except for those specified in subparagraphs (iv) and (v) herein: (1) agricultural products, edible vegetable oil, and edible salt; (2) tap water, heating, cooling, hot water, coal gas, liquefied petroleum gas, natural gas, dimethyl ether, methane, and coal products for residential use; (3) books, newspapers, magazines, audio-visual recordings, and electronic publications; and (4) feeds, fertilizers, pesticide, agricultural machineries, and agricultural films;

(iii)   6%, for taxpayers’ sale of services or intangible assets, except for those specified in subparagraphs (i), (ii) and (v) herein;

(iv)   zero, for taxpayers’ export of goods, except it is otherwise provided for by the State Council; and

(v)    Zero, for the sale of services or intangible assets within the scope as prescribed by the State Council by domestic entities and individuals across national borders.

Material United States Federal Income Tax Considerations

The following is a discussion of certain material United States federal income tax considerations relating to the acquisition, ownership, and disposition of our ordinary shares by a U.S. Holder, as defined below, that acquires our Class A ordinary shares in this offering and holds our Class A ordinary shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based on existing United States federal income tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (such as, for example, certain financial institutions, insurance companies, regulated investment companies, real estate investment trusts, broker-dealers, traders in securities that elect mark-to-market treatment, partnerships (or other entities treated as partnerships for United States federal income tax purposes) and their partners, tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors that own (directly, indirectly, or constructively) 5% or more of our voting Class A ordinary shares, investors that hold their Class A ordinary shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction), investors that are subject to the applicable financial statement accounting rules under Section 451 of the Code, or investors that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not address any tax laws other than the United States federal income tax laws, including any state, local, alternative minimum tax or non-United States tax considerations, or the Medicare tax on unearned income. Each potential investor is urged to consult its tax advisor regarding the United States federal, state, local and non-United States income and other tax considerations of an investment in our ordinary shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our ordinary shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a United States person under the Code.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of our ordinary shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our ordinary shares are urged to consult their tax advisors regarding an investment in our ordinary shares.

The discussion set forth below is addressed only to U.S. Holders that purchase ordinary shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of U.S. federal income tax law to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our ordinary shares.

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the passive foreign investment company rules discussed below, distributions of cash or other property made by us to you with respect to the ordinary shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the ordinary shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our ordinary shares, including the effects of any change in law after the date of this prospectus.

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your ordinary shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the ordinary shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the ordinary shares for more than one year, you may be eligible for reduced tax rates on any such capital gains. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company

A non-U.S. corporation is considered a PFIC for any taxable year if either:

•        at least 75% of its gross income for such taxable year is passive income; or

•        at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the shares. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our ordinary shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

We must make a separate determination each year as to whether we are a PFIC. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we treat our consolidated affiliated entities as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their operating results in our consolidated financial statements. In particular, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our ordinary shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our ordinary shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the ordinary shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our ordinary shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold ordinary shares, we will continue to be treated as a PFIC for all succeeding years during which you hold ordinary shares. However, if we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the ordinary shares.

If we are a PFIC for your taxable year(s) during which you hold ordinary shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the ordinary shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the ordinary shares will be treated as an excess distribution. Under these special tax rules:

•        the excess distribution or gain will be allocated ratably over your holding period for the ordinary shares;

•        the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

•        the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ordinary shares cannot be treated as capital, even if you hold the ordinary shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for the first taxable year during which you hold (or are deemed to hold) ordinary shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the ordinary shares as of the close of such taxable year over your adjusted basis in such ordinary shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the ordinary shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the ordinary shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ordinary shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the ordinary shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such ordinary shares. Your basis in the ordinary shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on Our Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including Nasdaq. If the ordinary shares are regularly traded on Nasdaq and if you are a holder of ordinary shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold ordinary shares in any taxable year in which we are a PFIC, you will be required to file IRS Form 8621 in each such year and provide certain annual information regarding such ordinary shares, including regarding distributions received on the ordinary shares and any gain realized on the disposition of the ordinary shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our ordinary shares, then such ordinary shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such ordinary shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the ordinary shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your ordinary shares for tax purposes.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our ordinary shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our ordinary shares and proceeds from the sale, exchange or redemption of our ordinary shares may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our ordinary shares, subject to certain exceptions (including an exception for ordinary shares held in accounts maintained by certain financial institutions), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold ordinary shares.

UNDERWRITING

Subject to the terms and conditions of the underwriting agreement, the underwriters named below for whom US Tiger Securities, Inc. is acting as the representative (the “Representative”) have severally agreed to purchase from us on a firm commitment basis the following respective number of Class A ordinary shares at the public price less the underwriting discounts set forth on the cover page of this prospectus:

Underwriters	Number of Class A ordinary shares
US Tiger Securities, Inc.
Total

The underwriters are offering the Class A ordinary shares subject to their acceptance of the Class A ordinary shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Class A ordinary shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to take and pay for all of the Class A ordinary shares offered by this offering (other than those covered by the over-allotment option described below) if any of the Class A ordinary shares are taken by them. The underwriters may retain other brokers or dealers to act as sub-agents on its behalf in connection with this offering and may pay any sub-agent a solicitation fee with respect to any securities placed by it.

If the underwriters sell more Class A ordinary shares than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 45 days from the closing of this offering, to purchase up to 997,500 additional Class A ordinary shares at the public offering price less the underwriting discount (the “Over-Allotment Option”). The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional shares approximately proportionate to that underwriter’s initial purchase commitment. Any Class A ordinary shares issued or sold under the option will be issued and sold on the same terms and conditions as the other Class A ordinary shares that are the subject of this offering.

In connection with the offering, the underwriters may purchase and sell shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the Over-Allotment Option, and stabilizing purchases.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Class A ordinary shares. They may also cause the price of the Class A ordinary shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Discounts and Expenses

The following table shows the underwriting discounts payable to the underwriters by us in connection with this offering (assuming both the exercise and non-exercise of the Over-Allotment Option that we have granted to the underwriters):

	Per Share	Total Without Exercise of Over-Allotment Option	Total With Full Exercise of Over-Allotment Option
Public offering price	$	$	$
Underwriting discounts(1)(2)	$	$	$

____________

(1)      Represents underwriting discounts equal to seven percent (7.0%) (or $__ per share) of the gross proceeds of this offering.

(2)      Does not include (i) a non-accountable expense allowance equal to one percent (1%) of the gross proceeds received by us from the sale of our Class A ordinary shares in the offering, or (ii) the reimbursement of certain expenses of the underwriters.

We have agreed to pay the underwriters a non-accountable expense, equal to one percent (1.0%) of the gross proceeds received by us from the sale of our Class A ordinary shares. In addition, we agree to reimburse the Representative up to $350,000 for out-of-pocket accountable expenses, including, but not limited to travel, due diligence expenses, reasonable fees and expenses of its legal counsel, roadshow, and background check of the Company’s principals.

Listing

We have applied to list our Class A ordinary shares on the Nasdaq Capital Market under the symbol “BLTG.” There is no assurance that such application will be approved, and if our application is not approved, this offering will not be completed.

Right of Participation

We agree to grant the Representative the right to participate (the “Right of Participation”), for twelve (12) months from the closing date of this offering, as an investment banker, joint book-runner and/or joint placement agent for every future public and private equity and/or debt offering, including all equity linked financings, for the Company or any successor or subsidiary of the Company on terms customary to the Representative. The Right of Participation shall be subject to FINRA Rule 5110(g)(5).

Lock-Up Agreements

We agree, subject to certain exceptions, that we will not without the prior written consent of the underwriters, during the six (6) months after the closing of the offering:

•        offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of our Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of our Company, except for the shares or options issued under the Company’s incentive plan;

•        file or cause to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of our Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of our Company; or

•        enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of our Company whether any such transaction described above is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise.

Each of our directors and officers named in the section “Management,” and certain holders of our Class A ordinary shares agrees that, subject to certain exceptions, such director, executive officer or shareholder will not, without the prior written consent of the underwriters, for six (6) months after the closing of this offering:

•        offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any capital stock of our Company including any securities convertible into or exercisable or exchangeable for such capital stock, or

•        enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such capital stock whether any such transaction described above is to be settled by delivery of such capital stock, in cash or otherwise.

The sole holder of our issued and outstanding Class B ordinary shares has agreed to a similar lock-up agreement for a period of twelve (12) months after the closing of this offering, subject to certain exceptions, with respect to our Class B ordinary shares and securities that are substantially similar to our Class B ordinary shares.

The 1,909,313 Class A ordinary shares being offered pursuant to the Resale Prospectus may be sold at any time after the closing of this offering and such shares will not be subject to a lock-up agreement.

Pricing of this Offering

Prior to this offering, there has been no public market for our Class A ordinary shares. The initial public offering price of our Class A ordinary shares will be determined through negotiations between us and the Representative. The factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the Representative believe to be comparable to us, estimate of our business potential and earning prospects, the present state of our development and other factors deemed relevant. The initial public offering price of our Class A ordinary shares in this offering does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of our Company.

Based on the above valuation factors and the number of Class A ordinary shares outstanding, we set the offering price of our Class A ordinary share to $4.00 per share.

An active trading market for our Class A ordinary shares may not develop. It is possible that after this offering the Class A ordinary shares will not trade in the public market at or above the initial offering price.

Potential Conflicts of Interest

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Price Stabilization, Short Positions and Penalty Bids

To facilitate this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our Class A ordinary shares during and after the offering. Specifically, the underwriters may over-allot or otherwise create a short position in our Class A ordinary shares for their own account by selling more Class A ordinary shares than we have sold to the underwriters. The underwriters may close out any short position by either exercising its option to purchase additional shares or purchasing shares in the open market.

In addition, the underwriters may stabilize or maintain the price of our Class A ordinary shares by bidding for or purchasing shares or warrants in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to broker-dealers participating in this offering are reclaimed if shares previously distributed in this offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of our Class A ordinary shares at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of our Class A ordinary shares to the extent that it discourages resales of our Class A ordinary shares. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Class A ordinary shares. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Passive Market Making

In connection with this offering, the underwriters may engage in passive market making transactions in our Class A ordinary shares on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the Class A ordinary shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Affiliations

Each underwriter and its respective affiliates are a full-service financial institution engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriters may in the future receive customary fees and commissions for these transactions. We have not engaged the underwriters to perform any services for us in the previous 180 days, nor do we have any agreement to engage the underwriters to perform any services for us in the future, subject to the right to act as an advisor as described above.

In the ordinary course of its various business activities, each underwriter and its respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers, and such investment and securities activities may involve securities and/or instruments of the issuer. Each underwriter and its respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Offer, Sale and Distribution

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members. The underwriters may agree to allocate a number of securities to selling group members for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors. In connection with the offering, the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

EXPENSES OF THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts that we expect to incur in connection with this offering. With the exception of the SEC registration fee, Nasdaq listing fee and the FINRA filing fee, all amounts are estimates.

SEC Registration Fee	$5,279
Nasdaq Listing Fee	5,000
FINRA Filing Fee	6,234
Legal Fees and Expenses	550,000
Accounting Fees and Expenses	630,000
Printing and Engraving Expenses	25,000
Miscellaneous Expenses	48,364
Total	$1,269,877

LEGAL MATTERS

We are being represented by Ellenoff Grossman & Schole LLP with respect to certain legal matters as to United States federal securities and New York State law. The underwriters are being represented by VCL Law LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Class A ordinary shares offered in this offering will be passed upon for us by Mourant Ozannes (Cayman) LLP. Certain legal matters as to PRC law will be passed upon for us by Grandall Law Firm (Nanjing). Legal matters as to PRC law are passed upon for the underwriters by Allbright Law Offices. Ellenoff Grossman & Schole LLP may rely upon Mourant Ozannes (Cayman) LLP with respect to matters governed by Cayman Islands law and Grandall Law Firm (Nanjing) with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements of our company as of June 30, 2025 and 2024, and for each of the years in the period then ended included in this prospectus have been so included in reliance on the report of ZH CPA, LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The office of ZH CPA, LLC is located at 999 18th Street, Suite 3000, Denver, CO 80202.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement, including relevant exhibits, with the SEC on Form F-1 under the Securities Act with respect to underlying Class A ordinary shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statements and their exhibits and schedules for further information with respect to us and our Class A ordinary shares.

Immediately upon the effectiveness of the registration statement on Form F-1 to which this prospectus is a part, we will become subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also request a copy of these filings, at no cost, by writing to us at Room 2001, Building 1, Xincheng Science Park, 69 Aoti Avenue, Jianye District, Nanjing City, Jiangsu Province, China 210000, or call us at +86 2558715810. We also maintain a website at https://www.boundlesstech.com.cn, at which, following the completion of this offering, you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, and that can be accessed through, our website is not incorporated into and is not part of this prospectus.

BOUNDLESS GROUP AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN U.S. DOLLARS, EXCEPT SHARES DATA)

	As of
	December 31, 2025 (Unaudited)	June 30, 2025
ASSETS
Current Assets
Cash	$4,637,856	$4,482,292
Accounts receivable, net of allowance for credit losses of $19,200 and $0, respectively	2,382,927	3,906,133
Advance to suppliers	399,828	448,446
Inventories, net	1,744,689	1,420,291
Deferred offering costs	526,726	467,500
Prepayments and other current assets net	63,520	88,318
Total Current Assets	9,755,546	10,812,980
Non-current Assets
Long-term accounts receivable, net of allowance for credit losses of $24,000 and $0, respectively	430,335	—
Property, plant and equipment, net	106,034	158,527
Intangible assets, net	108,620	152,603
Right-of-use assets – operating leases	154,854	120,196
Other non-current assets	55,485	54,165
Total Non-current Assets	855,328	485,491
TOTAL ASSETS	$10,610,874	$11,298,471

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$3,651,067	$3,008,644
Contract liabilities	11,490	—
Income tax payable	101,752	101,957
Other payables and accrued liabilities	294,566	339,635
Short-term bank borrowings	6,148,918	6,491,150
Lease liabilities – operating lease	30,943	—
Total Current Liabilities	10,238,736	9,941,386
Non-current Liabilities
Lease liabilities – operating lease	24,280	—
Deferred government grant	215,983	206,674
Total Non-current Liabilities	240,263	206,674
TOTAL LIABILITIES	10,478,999	10,148,060

COMMITMENTS AND CONTINGENCIES	—	—

SHAREHOLDERS’ EQUITY
Class A ordinary shares, 467,318,158 shares authorized, $0.0001 par value, 27,318,158 shares and 27,318,158 shares issued and outstanding as of December 31, 2025 and June 30, 2025*	2,732	2,732
Class B ordinary shares, 12,681,842 shares authorized, $0.0001 par value, 12,681,842 shares and 12,681,842 shares issued and outstanding as of December 31, 2025 and June 30, 2025*	1,268	1,268
Additional paid-in capital	4,242,414	4,242,414
Statutory reserve	52,383	52,383
Accumulated deficits	(3,960,202)	(3,011,400)
Accumulated other comprehensive loss	(206,720)	(136,986)
Total Shareholders’ Equity	131,875	1,150,411
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$10,610,874	$11,298,471

____________

*        The shares are presented on a retroactive basis to reflect the share issuance and reclassification.

The accompanying notes are an integral part of these condensed consolidated financial statements.

BOUNDLESS GROUP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE LOSS
(IN U.S. DOLLARS, EXCEPT SHARES DATA)

	For the six months ended December 31,
	2025 (Unaudited)	2024 (Unaudited)
Revenues	$11,904,923	$15,088,019
Cost of revenues	(11,545,721)	(13,891,750)
Gross profit	359,202	1,196,269

Operating expenses:
Selling and marketing	(406,244)	(369,939)
General and administrative	(542,401)	(528,113)
Research and development	(283,473)	(1,258,771)
Total operating expenses	(1,232,118)	(2,156,823)

Operating loss	(872,916)	(960,554)

Other income (expenses):
Interest expenses, net	(67,020)	(84,467)
Other (expenses) income, net	(8,866)	26,851
Total other expenses, net	(75,886)	(57,616)

Loss before income taxes	(948,802)	(1,018,170)
Income tax expenses	—	—
Net loss	(948,802)	(1,018,170)

Other comprehensive income (loss):
Foreign currency translation (loss) gain	(69,734)	2,195
Comprehensive loss	(1,018,536)	(1,015,975)

Loss per ordinary share
Basic and diluted	$(0.02)	$(0.03)
Weighted average number of ordinary shares outstanding
Basic and diluted*	40,000,000	40,000,000

____________

*        The shares are presented on a retroactive basis to reflect the share issuance and reclassification.

The accompanying notes are an integral part of these condensed consolidated financial statements.

BOUNDLESS GROUP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE SIX MONTHS ENDED DECEMBER 31, 2025 AND 2024 (UNAUDITED)
(IN U.S. DOLLARS, EXCEPT SHARES DATA)

	Ordinary shares*	Ordinary shares amount	Additional paid-in capital	Statutory reserve	Accumulated deficits	Accumulated other comprehensive loss	Total equity
Balance as of June 30, 2024	40,000,000	$4,000	$2,344,881	$52,383	$(1,218,145)	$(128,210)	$1,054,909
Capital contribution from major shareholders	—	—	1,897,533	—	—	—	1,897,533
Net loss	—	—	—	—	(1,018,170)	—	(1,018,170)
Foreign currency translation adjustment	—	—	—	—	—	2,195	2,195
Balance as of December 31, 2024 (Unaudited)	40,000,000	$4,000	$4,242,414	$52,383	$(2,236,315)	$(126,015)	$1,936,467

Balance as of June 30, 2025	40,000,000	$4,000	$4,242,414	$52,383	$(3,011,400)	$(136,986)	$1,150,411
Net loss	—	—	—	—	(948,802)	—	(948,802)
Foreign currency translation adjustment	—	—	—	—	—	(69,734)	(69,734)
Balance as of December 31, 2025 (Unaudited)	40,000,000	$4,000	$4,242,414	$52,383	$(3,960,202)	$(206,720)	$131,875

____________

*        The shares are presented on a retroactive basis to reflect the share issuance and reclassification.

The accompanying notes are an integral part of these condensed consolidated financial statements.

BOUNDLESS GROUP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN U.S. DOLLARS)

	For the six months ended December 31,
	2025 (Unaudited)	2024 (Unaudited)
Cash Flows from Operating Activities:
Net loss from operations	$(948,802)	$(1,018,170)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expenses	99,487	59,362
Non-cash operating lease expenses	59,302	63,081
Expected credit losses for accounts receivable	43,200	—
Inventory provision	198,609	216,191

Changes in operating assets and liabilities:
Accounts receivable, current	1,530,191	4,523,435
Advance to suppliers	50,480	(7,013)
Inventories	(498,332)	10,279,508
Prepayments and other current assets	25,400	862,114
Long-term accounts receivable	(454,335)	—
Other non-current assets	—	83,740
Accounts payable	604,564	(14,242,027)
Contract liabilities	11,280	(3,862,846)
Income tax payable	162	—
Lease liabilities – operating lease	(32,046)	(27,428)
Other payables and accrued liabilities	(52,741)	2,804
Net cash provided by (used in) operating activities	636,419	(3,067,249)

Cash Flows from Investing Activities:
Purchase of property, plant and equipment	—	(125,107)
Purchase of intangible assets	—	(329)
Net cash used in investing activities	—	(125,436)

Cash Flows from Financing Activities:
Proceeds from bank borrowings	3,088,369	4,249,864
Repayment of bank borrowings	(3,579,701)	(2,786,796)
Proceeds from shareholders’ contribution	—	1,897,533
Payment of deferred costs related to initial public offering	(59,226)	(300,000)
Net cash (used in) provided by financing activities	(550,558)	3,060,601
Effect of exchange rate changes on cash	69,703	634
Net increase (decrease) in cash	155,564	(131,450)
Cash at the beginning of period	4,482,292	3,281,691
Cash at the end of period	$4,637,856	$3,150,241

Supplemental disclosures of cash flows information:
Cash paid for interest expense	$87,960	$86,675
Cash paid for income taxes	$162	$—
Non-cash transactions:
Right-of-use assets obtained in exchange for lease liabilities	84,789	—

The accompanying notes are an integral part of these condensed consolidated financial statements.

BOUNDLESS GROUP AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 — ORGANIZATION AND PRINCIPAL ACTITIVIES

Boundless Group (“Boundless,” the “Group,” or the “Company”) is a holding company incorporated in Cayman Islands on October 3, 2024. The authorized number of the Company’s ordinary shares is 500,000,000 shares with par value of $0.0001 each. On October 3, 2024, the Company issued 40,000,000 ordinary shares to its shareholders.

On February 12, 2025, the Company reclassified its authorized share capital into three classes: Class A ordinary shares, Class B ordinary shares and preference shares. Following this reclassification, the Company authorized 467,318,158 Class A ordinary shares, 12,681,842 Class B ordinary shares and 20,000,000 preference shares. The previously issued 40,000,000 ordinary shares were re-designated as 27,318,158 Class A ordinary shares and 12,681,842 Class B ordinary shares.

As of December 31, 2025 and June 30, 2025, the Company had 27,318,158 Class A ordinary shares and 12,681,842 Class B ordinary shares issued and outstanding, respectively. The shares are presented on a retroactive basis to reflect the share issuance and reclassification.

Operation and principal activities

Boundless is an optical display technology company in China, specializing in designing and providing optical display modules and whole sets of optical display products to its customers. The Company currently generates its revenue from sales of optical display modules and components through its subsidiaries Nanjing Boundless Technology Co., Ltd. (“Boundless Nanjing”) in Mainland China and Boundless Technology (Hong Kong) Co., Limited (“Boundless HK”) in Hong Kong.

The unaudited condensed consolidated financial statements include the financial statements of Boundless and its subsidiaries. Details of the Company’s subsidiaries after reorganization are set out below:

Subsidiaries	Date of incorporation	Place of incorporation	Percentage of control	Percentage of economic interest
Boundless Vision Limited (“Boundless BVI”)	October 8, 2024	British Virgin Islands	100%	100%
Boundless Vision Holding Limited (“HK Holding”)	October 18, 2024	Hong Kong	100%	100%
Nanjing Boundless Technology Development Co., Ltd. (“Boundless Development”)	December 4, 2024	Mainland China	100%	100%
Boundless Nanjing	June 23, 2022	Mainland China	100%	100%
Boundless HK	September 2, 2022	Hong Kong	100%	100%
Zhangjiagang Baituo Technology Development Co., Ltd. (“Zhangjiagang Baituo”)	July 31, 2024	Mainland China	100%	100%
Beijing Ningtuo Technology Co., Ltd. (“Beijing Ningtuo”)	August 19, 2024	Mainland China	100%	100%

Reorganization

On December 4, 2024, the Company incorporated Boundless Development under the laws of PRC. On December 27, 2024, Boundless Development entered into a serial of equity interest transfer agreements to acquire 100% equity interest of Boundless Nanjing from its former shareholders to be satisfied by the issue and allotment by Boundless of 40,000,000 ordinary shares of par value $0.0001 each. After the reorganization, Boundless Development owned 100% of Boundless Nanjing.

Throughout the reorganization, Mr. Senlin Chen, Mr. Xiaoshu Chen and his wife Ms. Wenxia Qiu, and Beijing Zijun Technology Co., Ltd. maintained control over Boundless Nanjing with the majority of voting interests under a coalition agreement. During the reporting periods presented in these unaudited condensed consolidated financial

BOUNDLESS GROUP AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 — ORGANIZATION AND PRINCIPAL ACTITIVIES (cont.)

statements, the control of the entities has never changed (always under the control of Mr. Senlin Chen, Mr. Xiaoshu Chen and his wife Wenxia Qiu, and Beijing Zijun Technology Co., Ltd.). Accordingly, the reorganization has been treated as a corporate restructuring (reorganization) of entities under common control and thus the current capital structure has been retroactively presented in prior periods as if such structure existed at that time and in accordance with ASC 805-50-45-5, the entities under common control are presented on a combined basis for all periods to which such entities were under common control. Since all of the subsidiaries were under common control for the entirety of the six months ended December 31, 2025 and 2024, the results of these subsidiaries are included in the unaudited condensed consolidated financial statements for both periods.

The discussion and presentation of the unaudited condensed consolidated financial statements herein assume the completion of the Reorganization, which is accounted for retroactively as if it occurred on July 1, 2024.

Going Concern Assessment

The unaudited condensed consolidated financial statements for the six months ended December 31, 2025 and 2024 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.

As reflected in the unaudited condensed consolidated financial statements, the Company reported net loss of $948,802 and $1,018,170 for the six months ended December 31, 2025 and 2024, respectively, and accumulated deficits of $3,960,202 and $3,011,400 as of December 31, 2025 and June 30, 2025, respectively. The Company had negative working capital of $483,190 as of December 31, 2025, and used funds in operating activities of $3,067,249 for the six months ended December 31, 2024. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is in the process of expanding its customer base to generate more revenues as well as cutting expenses, and the Company is seeking to raise working capital through additional borrowings from banks, shareholder contributions and borrowings from shareholders, and other equity financings to fund its operations. However, there can be no assurance that these plans and arrangements will be sufficient to fund the Company’s ongoing capital expenditure, working capital, and other requirements. The accompanying unaudited condensed consolidated financial statements do not include any adjustments related to the recoverability or classification of asset and the amounts or classification of liabilities that may result from the outcome of this uncertainty. If the going concern assumption is not appropriate, material adjustments to the unaudited condensed consolidated financial statements could be required.

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation and principles of consolidation

The accompanying unaudited condensed consolidated financial statements of the Company has been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The accompanying unaudited condensed consolidated financial statements include our accounts and those of our wholly owned subsidiaries. Accordingly, all intercompany balances and transactions have been eliminated through the consolidation process.

In the opinion of management, these unaudited condensed consolidated interim financial statements reflect all adjustments, consisting of normal recurring adjustments, which are necessary to present fairly, in all material respects, the Company’s condensed consolidated financial position, results of operations, cash flows and changes in equity for the interim periods presented. These unaudited condensed consolidated financial statements do not include certain information and footnote disclosures as required by the U.S. GAAP for complete annual consolidated financial statements. Therefore, these unaudited condensed consolidated interim financial statements should be read in conjunction with the consolidated financial statements and related notes included in the Company’s Registration Statement on Form F-1 for the years ended June 30, 2025 and 2024.

BOUNDLESS GROUP AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

Foreign currency translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

The reporting and functional currencies of the Company, Boundless BVI, HK Holding and Boundless HK are the United States Dollars (“US$”) and the accompanying unaudited condensed consolidated financial statements have been expressed in US$. In addition, Boundless Development, Boundless Nanjing, Zhangjiagang Baituo and Beijing Ningtuo maintain their books and records in their respective local currency, Renminbi (“RMB”), which is also the respective functional currency for each subsidiary as they are the primary currency of the economic environment in which each subsidiary operates.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not the US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of a foreign subsidiary are recorded as a separate component of accumulated other comprehensive loss within the statement of shareholders’ equity. Other equity items are translated using the exchange rates on the transaction date. Cash flows are also translated at average translation rates for the periods; therefore, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets.

Translation of amounts from the local currencies of the Company into US$ has been made at the following exchange rates for the respective periods:

	December 31, 2025 (Unaudited)	June 30, 2025	December 31, 2024 (Unaudited)
Balance sheet items, except for equity accounts	6.9931	7.1636	7.2993
Items in the statements of operations and comprehensive income (loss), and statements of cash flows	7.1235	7.2143	7.1767

Measurement of credit losses on financial instruments

On July 1, 2022, the Company adopted ASU 2016-13, “Financial Instruments — Credit Losses (Topic 326) — Measurement of Credit Losses on Financial Instruments,” for financial assets at amortized cost including accounts receivable, refundable deposits, other receivables and long-term accounts receivable. This guidance replaced the “incurred loss” impairment methodology with an approach based on “expected losses” to estimate credit losses on certain types of financial instruments and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The guidance requires financial assets to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the cost of the financial asset to present the net carrying value at the amount expected to be collected on the financial asset.

Use of estimates

The preparation of unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. On an ongoing basis, management reviews these estimates and assumptions using the currently available information.

BOUNDLESS GROUP AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

Changes in facts and circumstances may cause the Company to revise its estimates. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. The following are some of the areas requiring significant judgments and estimates as of December 31, 2025 and June 30, 2025: determinations of the useful lives and residual value of long-lived assets, estimates of expected credit loss for accounts receivable, estimates of discount for financing component of accounts receivable, estimates of inventory provision, estimate of valuation allowance for deferred tax assets, and the discount rate used for right-of-use assets and lease liabilities calculation.

Fair values of financial instruments

The Company measures the fair value of financial assets and liabilities based on the guidance of ASC 820 “Fair Value Measurements and Disclosures” (“ASC 820”). ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

•        Level 1 — Quoted prices (unadjusted) in active markets for identical assets or liabilities.

•        Level 2 — Observable, market-based inputs, other than quoted prices, in active markets for identical assets or liabilities.

•        Level 3 — Unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

As of December 31, 2025 and June 30, 2025, financial instruments of the Company primarily comprised of cash, accounts receivables, other current assets, long-term accounts receivable, short-term bank borrowings, accounts payable, other payables and accrued liabilities, lease liabilities and deferred government grant. For lease liabilities and deferred government grant, fair value approximates their carrying value at the year-end as the interest rates used to discount the host contracts approximate market rates. For long-term accounts receivables, fair value approximates their carrying value at the year-end, as such receivables are discounted using interest rates that reflect current market rates and the credit risk of the counterparties. The carrying amounts of all other financial instruments approximated their fair values because of their generally short maturities.

The Company noted no transfers between levels during any of the periods presented. The Company did not have any instruments that were measured at fair value on a recurring nor non-recurring basis as of December 31, 2025 and June 30, 2025.

Cash

The Company maintains most of the bank accounts in mainland China and Hong Kong. Cash balances in bank accounts in mainland China are protected under the Deposit Insurance Scheme, which insures deposits up to RMB 500,000 per depositor per scheme member. Cash balances in bank accounts in Hong Kong are protected under the Deposit Protection Scheme in accordance with the Deposit Protection Scheme Ordinance, which insures deposits up to HKD 800,000 per depositor per scheme member.

Accounts receivable

Accounts receivable are recorded at the invoiced amount, adjusted for the effects of any significant financing component, and reduced by allowance for expected credit losses. Accounts receivable represent the Company’s unconditional right to consideration, which becomes due based solely on the passage of time or contractual terms, and generally do not bear stated interest.

BOUNDLESS GROUP AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

Accounts receivable are classified as current or non-current based on the expected timing of collection. The Company expects to collect the outstanding balance of current accounts receivable, net of the allowance for expected credit losses, within one year. Long-term accounts receivable represent amounts expected to be collected beyond one year from the balance sheet date.

For accounts receivable subject to installment payment arrangements extending beyond one year, the Company assesses whether such arrangements include a significant financing component in accordance with applicable accounting guidance. When a significant financing component exists, accounts receivable are initially recognized at their present value, with the difference between the nominal amount and the present value recorded as an unearned financing component. The unearned financing component is subsequently recognized as interest income over the installment period using the effective interest method and is presented as a reduction of accounts receivable, classified between current and non-current based on the timing of the related cash flows.

Management reviews the adequacy of the allowance of expected credit loss on an ongoing basis. The estimate is based on historical collection trends, the current condition of receivables, and reasonable and supportable forecasts of factors that may affect collectability. The carrying value of such receivable, net of the expected credit loss, represents its estimated realizable value.

The Company uses loss rate method and individual evaluation method to estimate the allowance for credit losses. Balances past due beyond the contractual credit period, which ranges from 30 days to 90 days, and receivables with higher risk identified by the Company are reviewed individually for collectability. The Company evaluates the expected credit loss of accounts receivable based on historical collection experience, the financial condition of its customers and assumptions for the future movement of different economic drivers and how these drivers will affect each other. The Company writes off potentially uncollectible accounts receivable against the allowance for credit losses if it is determined that the amounts will not be collected or if a settlement with respect to a disputed receivable is reached for an amount that is less than the carrying value.

Advance to suppliers

Advance to suppliers represent amounts advanced to suppliers for future purchases of goods and services. The suppliers usually require advance payments when the Company makes purchase or orders service, and the advanced payments will be utilized to offset the Company’s future payments. These amounts are unsecured, non-interest bearing and generally short-term in nature.

Allowances are recorded when utilization and collection of amounts due are in doubt. Delinquent prepayments are written-off after management has determined that the likelihood of utilization or collection is not probable and known bad debts are written off against the allowances when identified. As of December 31, 2025 and June 30, 2025, the Company recorded no allowances for advance to suppliers balances, respectively.

Inventories

Inventories mainly consist of finished goods the Company purchased and manufactured through third-party suppliers. Inventories are stated at the lower of cost or net realizable value. Cost is determined by the weighted-average method. Net realizable value represents the anticipated selling price less estimated costs to sell or dispose. The Company assesses the realizability of inventories based on product characteristics, post-balance sheet sales orders, and recent selling prices by inventory category.

Deferred offering costs

Deferred offering costs consist principally of incremental costs direct attributable to new shares offering incurred by the Company, such as underwriting, legal, accounting, consulting, printing, and other registration-related costs in connection with the public offering of the Company’s common stock. Such costs are deferred until the closing of the offering, at which time the deferred costs are offset against the offering proceeds. In the event the offering is unsuccessful or aborted, the costs will be expensed.

BOUNDLESS GROUP AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

Property, plant and equipment, net

Property, plant and equipment are stated at cost less accumulated depreciation and impairment. The straight-line depreciation method is used to compute depreciation over the estimated useful lives of the assets, as follows:

	Residual value rate	Useful Lives
Machinery and equipment	5%	5 years
Electronic equipment	5%	3 years
Office equipment	5%	5 years
Leasehold improvement	0%	Over shorter of the lease term and the remining useful life

The Company reviews property, plant and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An asset is considered impaired if its carrying amount exceeds the future net undiscounted cash flows that the asset is expected to generate. If such asset is considered to be impaired, the impairment recognized is the amount by which the carrying amount of the asset, if any, exceeds its fair value determined using a discounted cash flow model.

Costs of repairs and maintenance are expensed as incurred, and asset improvements are capitalized. The cost and related accumulated depreciation and amortization of assets disposed of or retired are removed from the accounts, and any resulting gain or loss is reflected in the consolidated income statements.

Intangible assets, net

Intangible assets with finite lives are stated at cost less accumulated amortization and impairment. The straight-line amortization method is used to compute amortization over the estimated useful lives of the assets, as follows:

	Residual value rate	Useful Lives
Software	0%	3 years
Patent	0%	3 years

Impairment of long-lived assets

Long-lived assets primarily include property, plant and equipment, and intangible assets. In accordance with the provision of ASC Topic 360-10-5, “Impairment or Disposal of Long-Lived Assets”, the Company generally conducts its impairment evaluation to its long-lived assets, usually in the fourth quarter of each year, or more frequently if indicators of impairment exist, such as a significant sustained change in the business climate. The recoverability of long-lived assets is assessed at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities, in accordance with ASC 360-10. If the total of the expected undiscounted future net cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying amount of the asset. The Company recorded no impairment losses for property, plant and equipment and intangible assets for the six months ended December 31, 2025 and 2024, respectively.

Revenue recognition

The Company adopted ASC Topic 606 Revenue from Contracts with Customers (“ASC 606”) on July 1, 2022, which is a comprehensive new revenue recognition model that requires revenue to be recognized in a manner to depict the transfer of goods or services to a customer at an amount that reflects the consideration expected to be received in exchange for those goods or services. The Company considers revenue realized or realizable and earned when all the

BOUNDLESS GROUP AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

five following criteria are met: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when (or as) the entity satisfies a performance obligation.

Sales of optical display modules and components

The Company generates its revenues primarily from the sale of customized optical display modules and components to third-party customers, mainly in the consumer electronics and industrial equipment sectors. These products are designed and developed in accordance with specific customer requirements, including technical specifications and performance parameters. The Company is responsible for the design and development of the products and engages third-party OEM manufacturers to produce the modules under the Company’s direction and quality supervision.

The Company considers customer sales contracts and related purchase orders to be the contracts with a customer under ASC 606. In evaluating each contract, the Company assesses the customer’s ability and intention to pay (i.e., credit risk) and determines that a contract exists when it is probable that the Company will collect the consideration to which it will be entitled.

For each contract, the Company identifies a single performance obligation: the delivery of customized optical display modules. All design, engineering, and customization activities performed by the Company are not separately identifiable from the final product and do not represent distinct performance obligations under ASC 606. These services are integrated with the manufacturing and delivery of the customized product, and therefore, the entire transaction price is allocated to the delivery of the final product. There are no material additional promises in the contracts that would be considered distinct and accounted for as separate performance obligation under ASC 606.

In determining the transaction price, the Company evaluates whether the price is subject to variable consideration, including potential refunds, pricing adjustments, or warranty-related costs. The Company does not offer material price concessions, rebates, or other discounts that would significantly impact the transaction price.

The Company provides customers with a warranty for defective products, generally ranging from one to two years from the date of delivery. This warranty is considered an assurance-type warranty under ASC 606, and therefore, does not represent a separate performance obligation. Under the terms of customer contracts, the Company offers repair or replacement for defects in excess of the agreed-upon defective rate. Based on historical experience and the nature of warranty claims to date, warranty-related adjustments to the transaction price have been immaterial.

Revenue is recognized when control of the product is transferred to the customer (i.e., when the Company’s performance obligation is satisfied at a point in time), which typically occurs at the point of delivery, as defined by the shipping terms specified in the contract. Revenues are reported net of all value-added tax (“VAT”).

In general, the Company expects that the period between the transfer of control of goods or services and customer payment is one year or less. Accordingly, for such contracts, the Company has elected the practical expedient under ASC 606-10-32-18 and does not assess whether a contract contains a significant financing component. This assessment is based on the expected timing of payments in practice, rather than solely on standard payment terms. For certain contracts that include installment payment arrangements or extended payment terms where the period between the Company’s performance and customer payment exceeds one year, the Company assesses whether such contracts contain a significant financing component. When a significant financing component is identified, the Company adjusts the transaction price for the time value of money using a discount rate that reflects the credit characteristics of the customer and market conditions at contract inception. The resulting interest income or expense is recognized separately from revenue in the consolidated statements of operations and comprehensive loss.

For the six months ended December 31, 2025, the Company entered into certain contracts in which payment terms extend beyond 16 months to 38 months from the date of delivery. These arrangements primarily relate to a limited number of customer contracts with negotiated extended payment terms. In such cases, the extended payment terms provide the customer with a significant benefit of financing, and accordingly, the Company has determined that a significant financing component exists within these contracts.

BOUNDLESS GROUP AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

Technical services

For the six months ended December 31, 2024, the Company generated technical service revenue solely from a contract with a third-party customer. In accordance with ASC 606, Revenue from Contracts with Customers, revenue is recognized when control of the promised service is transferred to the customer.

Under the agreement with the customer, the Company provided test and verification services to the customer, which were assessed to constitute a single performance obligation.

Revenue was recognized at a point in time, upon the customer’s acceptance of the test and verification results. This acceptance represented the transfer of control of the service output and fulfillment of the Company’s performance obligation. The Company concluded that point-in-time recognition was appropriate because the customer obtains control of the service output only upon final acceptance, and the Company did not have an enforceable right to payment until that point.

For the six months ended December 31, 2025 and 2024, the Company did not have any significant incremental costs of obtaining contracts with customers incurred or costs incurred in fulfilling contracts with customers within the scope of ASC 606, that shall be recognized as an asset and amortized to expenses in a pattern that matches the timing of the revenue recognition of the related contract.

Contract liabilities

The contract liabilities of the Company consist of advance payments from customers. Contract liabilities represent the Company’s obligation to transfer goods or services to a customer for which the Company has received consideration, or an amount of consideration is due from the customer. The Company recognizes contract liabilities when it receives payments from customers before the related performance obligation is satisfied and recognizes revenue and reduces the corresponding contract liabilities when the performance obligations are satisfied.

As of December 31, 2025 and June 30, 2025, the Company recorded contract liabilities of $11,490 and Nil, respectively, which represented the Company’s obligation to transfer goods to its customers for which the Company has received consideration. For the six months ended December 31, 2025 and 2024, the Company recognized Nil and $3,862,846 of revenues, which were included in the contract liabilities balances at the beginning of the periods, respectively.

The Company assesses the disclosure requirement of information related to remaining performance obligation required in ASC 606-10-50-13. The Company determines that the Company qualifies for the exemption under ASC 606-10-50-14 (1), as the performance obligations are part of contract with an original expected duration of one year or less.

Cost of revenues

Cost of revenues primarily consists of the purchase costs of manufactured goods procured from suppliers based on the Company’s requirements, as well as provision for inventory write-down.

Advertisement costs

Advertisement costs mainly consist of expenditures on market development and advertisements of our products. For the six months ended December 31, 2025 and 2024, advertisement costs were $32,469 and $3,784, respectively, which were included in selling expenses on the consolidated statements of operations and comprehensive loss.

BOUNDLESS GROUP AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

Research and development costs

Research and development costs primarily consist of salaries and benefits for personnel engaged in research and product development activities, costs of supplies and products used in development, fees paid to third-party consultants and contract research organizations, and costs associated with prototype development and testing. For the six months ended December 31, 2025 and 2024, the Company recorded research and development costs of $283,473 and $1,258,771, respectively, which were included in operating expenses on the unaudited condensed consolidated statements of operations and comprehensive loss.

Government grants

Government grants are recognized when there is reasonable assurance that the Company will comply with the conditions of the grant and the grant will be received.

Government grants related to reimbursement of past or current expenses are recognized as other income in the period in which the related expenses are incurred. For the six months ended December 31, 2025 and 2024, the Company recognized no government grants related to reimbursement of past or current expenses as other income.

Government grants related to the acquisition of property, plant, and equipment or other long-term assets are recorded as deferred government grants in the balance sheet and will not be amortized into other income until the conditions for the grant are met. As of December 31, 2025 and June 30, 2025, the Company recorded deferred government grant of $215,983 and $206,674 related to the operating lease of Nanjing Office — Xincheng Science and Technology Park (Note 5), respectively. For the six months ended December 31, 2025 and 2024, the Company recognized no amortization of the deferred government grant, as the conditions for the grant were not met based on the information available and management’s estimates.

Income Taxes

Current income tax expenses are provided for in accordance with the laws of the relevant taxing authorities. As part of the process of preparing financial statements, the Company is required to estimate its income taxes in each of the jurisdictions in which it operates. The Company accounts for income taxes using the liability method, under which deferred income taxes are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred taxes of a change in tax rates is recognized as income or expense in the period that includes the enactment date. Valuation allowance is provided on deferred tax assets to the extent that it is more likely than not that the asset will not be realizable in the foreseeable future.

The Company adopts ASC 740-10-25 “Income Taxes” which prescribes a more likely than not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. It also provides guidance on derecognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods and income tax disclosures. The Company did not have significant unrecognized uncertain tax positions, or any unrecognized liabilities, interest or penalties associated with unrecognized tax benefit as of December 31, 2025 and June 30, 2025.

Comprehensive income (loss)

Comprehensive income (loss) includes net income (loss) and foreign currency adjustments. Comprehensive income (loss) is reported in the consolidated statements of operations and comprehensive income (loss). Accumulated other comprehensive income (loss), as presented on the balance sheets are the cumulative foreign currency translation adjustments. As of December 31, 2025 and June 30, 2025, the Company recorded accumulated other comprehensive loss balances of $206,720 and $136,986, respectively.

BOUNDLESS GROUP AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

Leases

Leases are classified at lease commencement date as either a finance lease or an operating lease. A lease is a finance lease if it meets any of the following criteria: (a) the lease transfers ownership of the underlying asset to the lessee by the end of the lease term. (b) the lease grants the lessee an option to purchase the underlying asset that the lessee is reasonably certain to exercise, (c) the lease term is for the major part of the remaining economic life of the underlying asset, (d) the present value of the sum of the lease payments and any residual value guaranteed by the lessee that is not already reflected in the lease payments equals or exceeds substantially all of the fair value of the underlying asset or (e) the underlying asset is of such a specialized nature that it is expected to have no alternative use to the lessor at the end of the lease term. When none of the criteria meets, the lease shall be classified as an operating lease.

For lessee, a lease is recognized as a right-of-use asset with a corresponding liability at lease commencement date. The lease liability is calculated at the present value of the lease payments not yet paid by using the lease term and discount rate determined at lease commencement. The discount rate used for calculating the present value of lease liabilities under operating leases is based on the applicable interest rates published by the People’s Bank of China for loans of comparable maturity at the lease commencement date. The right-of-use asset is calculated as the lease liability, increased by any initial direct costs and prepaid lease payments, reduced by any lease incentives received before lease commencement. The right-of-use asset itself is amortized on a straight-line basis, reflecting how the underlying asset will be used by and benefits the lessee over the lease term.

The Company had no short-term leases, defined as leases with an initial term of 12 months or less, for the six months ended December 31, 2025 and 2024.

Commitments and contingencies

In the normal course of business, the Company is subject to commitments and contingencies, including operating lease commitments, legal proceedings and claims arising out of its business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss will occur, and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments on liability for contingencies, including historical and the specific facts and circumstances of each matter.

Segment reporting

The Company follows ASC 280, “Segment Reporting”, which requires disclosures based on how management organizes the Company to make operating decisions and assess performance. The Company has determined that it operates as a single reportable segment.

The Chief Executive Officer functions as the Company’s Chief Operating Decision Maker (“CODM”) and is responsible for key operating decisions, resource allocation, and performance assessment. In executing these responsibilities, the CODM regularly reviews consolidated financial information, including total revenue, gross profit, key operational metrics, and cash flow, on a Company-wide basis. The CODM does not review or receive discrete financial information by business function, product category, or geographic region. Consequently, decisions about resource allocation and performance evaluation are made based solely on consolidated results.

Although the Company operates multiple business functions, including design, engineering, and distribution of optical display modules and components for various applications, these functions are integrated and managed on a consolidated basis. Internal management reports used by the CODM do not disaggregate financial performance or asset information by business line or geographic location.

Accordingly, management has concluded that the Company has one operating segment and one reportable segment: the design, engineering, and distribution of customized optical display modules and components.

BOUNDLESS GROUP AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

In accordance with ASC 280-10-50, the following disclosures are provided:

•        Nature of the segment’s activities:    The Company provides customized optical display modules and components, including design, engineering, and distribution of the products, for its customers in industries such as consumer electronics, automotive, and industrial applications.

•        Measurement basis:    The Company’s segment accounting policies are consistent with those applied in the consolidated financial statements. The measure of profit or loss used by the CODM is consolidated net income.

•        Geographic and customer disclosures:    The Company’s revenue is primarily generated from customers in Mainland China and Hong Kong. Additional disaggregated revenue information, including revenue by major product categories and by geographical location of customers, is disclosed in Note 11 — Disaggregated Revenue. Information regarding major customers is disclosed in Note 2 — Significant risks and uncertainties — Concentration risk.

•        Asset information:    All assets, including long-lived assets, are associated with the single reportable segment. The Company’s long-lived assets are wholly located in the People’s Republic of China.

Earnings per share

Earnings (loss) per share is calculated in accordance with ASC 260 Earnings per Share. Basic earnings (loss) per share is computed by dividing the net income (loss) attributable to shareholders of the Company by the weighted average number of ordinary shares outstanding during the year. Diluted earnings per share is computed in accordance with the treasury stock method and based on the weighted average number of ordinary shares and dilutive ordinary share equivalents. Dilutive ordinary share equivalents are excluded from the computation of diluted earnings per share if their effects would be anti-dilutive. There were no dilutive ordinary share equivalents outstanding during the six months ended December 31, 2025 and 2024.

The Company has two classes of ordinary shares, Class A and Class B, which are identical in all respects except for voting rights. Because the two classes share equally in the Company’s net income (loss) and no participating rights exist that would require a different allocation of earnings, the two-class method of calculating earnings per share is not applicable and has not been presented.

Related party transactions

In general, related parties exist when there is a relationship that offers the potential for transactions at less than arm’s-length, favorable treatment, or the ability to influence the outcome of events different from that which might result in the absence of that relationship. A related party may be any of the following: a) an affiliate, which is a party that directly or indirectly controls, is controlled by, or is under common control with another party; b) a principle owner, owner of record or known beneficial owner of more than 10% of the voting interest of an entity; c) management, which are persons having responsibility for achieving objectives of the entity and requisite authority to make decision; d) immediate family of management or principal owners; e) a parent company and its subsidiaries; and f) other parties that have ability to significant influence the management or operating policies of the entity.

Related party transactions include, but are not limited to, transactions involving sales, purchases, services, or financing arrangements with related parties. Additionally, the entity discloses employee benefits provided to management and other related parties. These benefits may include salaries, bonuses, stock-based compensation, pension plans, and other employee benefit arrangements.

BOUNDLESS GROUP AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

Significant risks and uncertainties

Credit risk

Assets that potentially subject the Company to significant concentration of credit risk primarily consist of cash, accounts receivable, advances to suppliers, other current assets and other non-current assets. The maximum exposure of such assets to credit risk is their carrying amount as at the balance sheet dates. As of December 31, 2025 and June 30, 2025, the Company held cash of $4,637,856 and $4,482,292, respectively, which were primarily deposited in financial institutions located in Mainland China and Hong Kong. Cash balances in bank accounts in mainland China are protected under Deposit Insurance Scheme. The maximum protection is up to RMB 500,000 per depositor per scheme member, including both principal and interest. As of December 31, 2025 and June 30, 2025, cash balances in mainland China were $2,819,082 and $3,517,549, respectively. Cash balances in bank accounts in Hong Kong are protected under Deposit Protection Scheme in accordance with the Deposit Protection Scheme Ordinance. The maximum protection is up to HKD 800,000 per depositor per scheme member, including both principal and interest, As of December 31, 2025 and June 30, 2025, cash balances in Hong Kong were $1,818,774 and $964,743, respectively.

To limit exposure to credit risk relating to deposits, the Company primarily place cash deposits with large financial institutions in Mainland China and Hong Kong which management believes are of high credit quality. The Company’s operations are carried out in Mainland China and Hong Kong. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic, and legal environments in the PRC as well as by the general state of the PRC’s economy. In addition, the Company’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other factors.

The Company conducts credit evaluations of its customers and suppliers and generally does not require collateral or other security from them. The Company uses loss rate method and individual evaluation method to estimate the allowance for credit losses. For those past due balances over one year and other higher risk receivables identified by the Company are reviewed individually for collectability. The Company evaluates the expected credit loss of receivables based on historical collection experience, the financial condition of its customers and assumptions for the future movement of different economic drivers and how these drivers will affect each other. The Company writes off potentially uncollectible receivables against the allowance for credit losses if it is determined that the amounts will not be collected or if a settlement with respect to a disputed receivable is reached for an amount that is less than the carrying value. As of December 31, 2025, the Company recorded allowance for credit losses of $19,200 and $24,000 related to current accounts receivable and long-term accounts receivable, respectively. As of June 30, 2025, the Company recorded no expected credit loss for accounts receivable. As of December 31, 2025 and June 30, 2025, the Company record expected credit loss of $34,025 and $33,215 for prepayments and other current assets, respectively. As of December 31, 2025 and June 30, 2025, the Company record expected credit loss of $1,855 and $1,811 for other non-current assets, respectively.

Liquidity risk

The Company is also exposed to liquidity risk which is risk that it is unable to provide sufficient capital resources and liquidity to meet its commitments and business needs. In assessing the liquidity, the Company monitor and analyze its cash on-hand, ability to generate sufficient revenues in the future, and operating and capital expenditure commitments. Historically, the Company have funded its operation through a combination of contributions from its shareholders and borrowings from banks. As of December 31, 2025 and June 30, 2025, the Company had cash of $4,637,856 and $4,482,292, respectively.

BOUNDLESS GROUP AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company’s liquidity needs are to meet its working capital requirements, operating expenses, and capital expenditure obligations. The Company’s current cash on hand, proceeds from this offering and other financing activities will be sufficient to meet the current and anticipated needs for general corporate purposes for at least the next 12 months from the date of this prospectus. If this offering is not completed within the next 12 months, the Company expects to rely more heavily on other financing channels, including shareholder loans or capital contributions, and borrowings from banks, to meet our funding needs. The Company may also need additional cash resources in the future if it experiences changes in business conditions or other developments. If the Company determines that the cash requirements exceed the amount of cash on hand, it may seek to issue equity or equity linked securities or obtain debt financing. The issuance and sale of additional equity would result in further dilution to its shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict the Company’s operations. However, the management are engaging to obtain the necessary financing to meet its obligations and pay the liabilities arising from normal business operations when they come due.

Interest Rate Risks

The Company’s exposure to interest rate risk primarily relates to the potential changes in interest rates upon the renewal of its short-term borrowings, which have maturities of less than one year and bear fixed interest rates ranging from 2.60% to 3.10%. The Company has not used any derivative instruments to mitigate its exposure associated with interest rate risk.

Foreign exchange risk

For the six months ended December 31, 2025 and 2024, 52.0% and 73.9% of the Company’s revenue were generated in RMB, respectively. For the six months ended December 31, 2025 and 2024, 73.8% and 43.7% of the Company’s expense transactions were denominated in RMB, respectively. As of December 31, 2025, 47.4% and 80.3% of the Company’s assets and liabilities were denominated in RMB, respectively. As of June 30, 2025, 63.6% and 81.6% of the Company’s assets and liabilities were denominated in RMB, respectively. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). Remittances in currencies other than RMB by subsidiaries in China must be processed through the PBOC or other China foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the RMB and the U.S. dollar in the future. The change in the value of RMB relative to U.S. dollar may affect our financial results reported in the U.S. dollar terms without giving effect to any underlying changes in the Company’s business or results of operations. As of December 31, 2025, a majority of the Company’s assets and liabilities were dominated in RMB, and for the six months ended December 31, 2025, a majority of the Company’s revenues and costs and substantially all of the Company’s expenses were denominated in RMB. To the extent that we need to convert U.S. dollars into RMB for capital expenditures and working capital and other business purposes, appreciation of RMB against U.S. dollar would have an adverse effect on the RMB amount the Company would receive from the conversion. Conversely, if the Company decide to convert RMB into U.S. dollar for the purpose of making payments for dividends, strategic acquisition or investments or other business purposes, appreciation of U.S. dollar against RMB would have a negative effect on the U.S. dollar amount available to the Company.

Concentration risk

Significant customers and suppliers are those that account for greater than 10% of the Company’s revenues and purchases, respectively. The loss of any of the Company’s significant supplier or the failure to purchase key products could have a material adverse effect on our business, consolidated results of operations and financial condition.

BOUNDLESS GROUP AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

For the six months ended December 31, 2025 and 2024, there were two customers and two customers generated sales which accounted for over 10% of total revenues generated for that period, respectively. The details are as follows:

	For the six months ended, December 31,
	2025 (Unaudited)	2024 (Unaudited)
Customer A	48.9%	73.2%
Customer B	20.7%	—%
Customer C	—%	24.7%

As of December 31, 2025 and June 30, 2025, accounts receivable due from these customers as a percentage of consolidated accounts receivable balances, including current and non-current, were as follows:

	As of
	December 31, 2025 (Unaudited)	June 30, 2025
Customer A	22.9%	43.9%
Customer B	—%	49.0%
Customer D	37.0%	—%
Customer E	30.8%	—%

For the six months ended December 31, 2025 and 2024, there were two suppliers and one supplier which accounted for over 10% of total purchase for that period, respectively. The details are as follows:

	For six months ended, December 31,
	2025	2024
Supplier A	65.1%	92.1%
Supplier B	24.4%	—%

As of December 31, 2025 and June 30, 2025, accounts payable due to these suppliers as a percentage of consolidated accounts payable balances were as follows:

	As of
	December 31, 2025 (Unaudited)	June 30, 2025
Supplier A	99.2%	43.6%
Supplier B	—%	55.1%

Recently issued accounting standards

The Jumpstart Our Business Startups Act (“JOBS Act”) provides that an emerging growth company (“EGC”) as defined therein can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an EGC to delay adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company has adopted the extended transition period.

In November 2024, FASB issued ASU 2024-03 Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”). Under ASU 2024-03, a public entity would be required to disclose information about purchases of inventory, employee compensation, depreciation, intangible asset amortization, and depletion for each income statement line item that contains those expenses. ASU 2024-03 is effective for annual reporting periods beginning

BOUNDLESS GROUP AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

after December 15, 2026 and interim reporting periods beginning after December 15, 2027. ASU 2024-03 allows for early adoption and requires either prospective adoption to financial statements issued for reporting periods after the effective date of ASU 2024-03 or retrospectively to any or all prior periods presented in the financial statements. The Company’s management is in the process of assessing the impact on its consolidated financial statements and disclosures.

The Company does not believe other recently issued but not yet effective accounting statements, if recently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of operations and comprehensive income (loss) and statements of cash flows.

NOTE 3 — ACCOUNTS RECEIVABLE, NET

Current portion and non-current portion of accounts receivable as of December 31, 2025 and June 30, 2025 were as following:

	As of
	December 31, 2025 (Unaudited)	June 30, 2025
Accounts receivable, current, net	$2,382,927	$3,906,133
Long-term accounts receivable, net	430,335	—
Total accounts receivable, net	$2,813,262	$3,906,133

Accounts receivable, current, net consisted of the following as of December 31, 2025 and June 30, 2025:

	As of
	December 31, 2025 (Unaudited)	June 30, 2025
Accounts receivable, current	$2,443,328	$3,906,133
Less: unearned financing component	(41,201)	—
Less: allowance for credit losses	(19,200)	—
Accounts receivable, current, net	$2,382,927	$3,906,133

Long-term accounts receivable, net consisted of the following as of December 31, 2025 and June 30, 2025:

	As of
	December 31, 2025 (Unaudited)	June 30, 2025
Long-term accounts receivable	$500,000	$—
Less: unearned financing component	(45,665)	—
Less: allowance for credit losses	(24,000)	—
Long-term accounts receivable, net	$430,335	$—

As of December 31, 2025, accounts receivable subject to installment payment arrangements with significant financing components had a gross carrying amount of $900,000, of which $400,000 was classified as current and $500,000 was classified as long-term.

For the six months ended December 31, 2025, interest income recognized from significant financing components was $16,624.

BOUNDLESS GROUP AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 3 — ACCOUNTS RECEIVABLE, NET (cont.)

Changes of allowance for credit losses for accounts receivable, current, for the six months ended December 31, 2025 and the year ended June 30, 2025 were as follows:

	For the six months ended December 31, 2025 (Unaudited)	For the year ended June 30, 2025
Beginning balance	$—	$—
Additional provision	19,200	—
Ending balance	$19,200	$—

Changes of allowance for credit losses for long-term accounts receivable for the six months ended December 31, 2025 and the year ended June 30, 2025 were as follows:

	For the six months ended December 31, 2025 (Unaudited)	For the year ended June 30, 2025
Beginning balance	$—	$—
Additional provision	24,000	—
Ending balance	$24,000	$—

For the six months ended December 31, 2025, the Company recorded credit loss provision of $19,200 and $24,000 for current portion of accounts receivable and long-term accounts receivable, respectively. For the six months ended December 31, 2024, the Company recorded no credit loss provision for accounts receivable.

NOTE 4 — INVENTORIES, NET

Inventories, net as of December 31, 2025 and June 30, 2025 consisted of the following:

	As of
	December 31, 2025 (Unaudited)	June 30, 2025
Finished goods	$2,373,809	$1,843,068
Provision for inventory	(629,120)	(422,777)
Total inventories, net	$1,744,689	$1,420,291

Changes of impairment provision for inventories for the six months ended December 31, 2025 and the year ended June 30, 2025 were as follows:

	For the six months ended December 31, 2025 (Unaudited)	For the year ended June 30, 2025
Beginning balance	$422,777	$383,455
Additional provision	198,609	317,556
Utilization	(816)	(282,081)
Exchange rate difference	8,550	3,847
Ending balance	$629,120	$422,777

BOUNDLESS GROUP AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 4 — INVENTORIES, NET (cont.)

The Company performed a review of its inventories as of each period end and assessed the recoverability by product category. The assessment considered post-period sales orders to determine whether they sufficiently cover the ending inventory and also evaluated if there were any observable price declines. Based on this analysis, the Company recorded impairment provision of inventories for lower of cost or net realizable value adjustments of $197,793 and $47,112 for the six months ended December 31, 2025 and 2024, respectively.

NOTE 5 — OPERATING LEASES

Shanghai Office

On July 1, 2022, the Company entered into a lease agreement with a third-party company to obtain the right of use for office of 185.92 square meters for 3 years with a rent-free period of 2 months (“Shanghai Office”). On July 1, 2025, the Company renewed the lease agreement for 2 years with a rent-free period of 2 months. The Company recorded right-of-use asset and lease liability based on the fair value for the lease. As the leases do not provide an implicit rate, the Company used an incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments.

Nanjing Office — Xincheng Science and Technology Park

On May 1, 2024, the Company entered into a lease agreement with a third-party company in relation to the local government to obtain the right to use 763 square meters of office space for a term of three years (“Nanjing Office — Xincheng Science and Technology Park”). Under the terms of the agreement, the local government and the lessor granted contingent full rental exemption upon the Company fulfilling the following conditions: a) The Company commits to maintaining an average annual tax payment of no less than RMB 2.5 million from January 1, 2024 to December 31, 2027; or b) The Company commits to completing an overseas listing by December 31, 2027. If the Company fails to meet either of these conditions, it will be required to pay the full rental amount of RMB 1,670,970 by June 30, 2028.

Based on the information available and management’s estimates, the Company recognized a right-of-use asset and a corresponding deferred government grant of $215,983. As the leases do not provide an implicit rate, the Company used an incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. Deferred government grant related to this lease will not be amortized into other income until the conditions for the grant are met, consistent with the Company’s accounting policy and applicable U.S. GAAP guidance. For the six months ended December 31, 2025 and 2024, the Company did not recognize amortization as other income related to the deferred government grant, since the Company did not meet either of the conditions outlined in the cooperation agreement.

The Company’s lease agreements do not contain any material guarantees or restrictive covenants. The Company does not have any sublease activities.

Operating lease right-of-use assets as of December 31, 2025 and June 30, 2025 were as follows:

	As of
	December 31, 2025 (Unaudited)	June 30, 2025
Nanjing Office – Xincheng Science and Technology Park	$202,076	$197,267
Shanghai Office	86,370	127,851
Total right-of-use assets, at cost	288,446	325,118
Less: accumulated depreciation	(133,592)	(204,922)
Total right-of-use assets, net	$154,854	$120,196

BOUNDLESS GROUP AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 5 — OPERATING LEASES (cont.)

The Company recognized lease expenses for the operating lease right-of-use assets over the agreed lease periods. For the six months ended December 31, 2025 and 2024, the operating lease expenses were $59,302 and $63,081, respectively.

Operating lease liabilities as of December 31, 2025 and June 30, 2025 consisted of the following:

	As of
	December 31, 2025 (Unaudited)	June 30, 2025
Shanghai Office	$55,223	$—
Total operating lease liabilities, net	$55,223	$—

Current portion and non-current portion of operating lease liabilities as of December 31, 2025 and June 30, 2025:

	As of
	December 31, 2025 (Unaudited)	June 30, 2025
Non-current portion of operating lease liabilities	$24,280	$—
Current portion of operating lease liabilities	30,943	—
Total operating lease liabilities	$55,223	$—

The discount rate used for the offices was 4.00%. The weighted average remaining lease term for the operating leases as of December 31, 2025 and June 30, 2025 were 1.4 years and 1.8 years, respectively.

Maturity analysis of operating lease liabilities as of December 31, 2025 is as follows:

Operating lease payment	Shanghai Office	Total
Discount rate at commencement	4.00%
One year	$32,643	$32,643
Two years	24,482	24,482
Total undiscounted cash flows	57,125	57,125
Less: imputed interest	(1,902)	(1,902)
Present value of lease liabilities	$55,223	$55,223

The Company had no other operating or financing lease agreements or short-term leases, defined as leases with an initial term of 12 months or less, for the six months ended December 31, 2025 and 2024.

The following table presents cash flow information related to the Company’s operating leases for the six months ended December 31, 2025, and 2024:

	For the six months ended December 31,
	2025	2024
Cash paid for amounts included in the measurement of lease liabilities (included in operating cash flows)	$(32,046)	$(27,428)
Right-of-use assets obtained in exchange for lease liabilities	84,789	—

BOUNDLESS GROUP AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 6 — SHORT-TERM BANK BORROWINGS

Short-term borrowings consisted of the following as of December 31, 2025:

Bank Name	Amount – RMB	Amount – USD	Issuance Date	Expiration Date	Interest Rate
Bank of Nanjing*	5,000,000	714,990	2025/01/17	2026/01/14	3.10%
Bank of Nanjing*	5,000,000	714,990	2025/11/13	2026/11/13	2.70%
Bank of China***	5,000,000	714,990	2025/06/11	2026/06/09	2.85%
Bank of China***	5,000,000	714,990	2025/06/18	2026/06/14	2.85%
China Minsheng Bank****	1,500,000	214,497	2025/06/27	2026/06/03	2.60%
Bank of Communications*	4,500,000	643,492	2025/06/29	2026/03/27	2.60%
Bank of Jiangsu**	10,000,000	1,429,982	2025/09/25	2026/09/24	2.70%
Industrial Bank*	7,000,000	1,000,987	2025/11/25	2026/11/24	2.50%
Total	43,000,000	$6,148,918

Short-term borrowings consisted of the following as of June 30, 2025:

Bank Name	Amount – RMB	Amount – USD	Issuance Date	Expiration Date	Interest Rate
Bank of Jiangsu**	10,000,000	1,395,947	2024/09/25	2025/09/24	3.05%
Bank of Nanjing*	5,000,000	697,973	2024/09/27	2025/09/19	3.30%
Industrial Bank*	7,000,000	977,162	2024/12/05	2025/12/04	2.60%
China Minsheng Bank****	3,500,000	488,581	2024/12/13	2025/12/05	2.60%
Bank of Nanjing*	5,000,000	697,973	2025/01/17	2026/01/14	3.10%
Bank of China***	5,000,000	697,973	2025/06/11	2026/06/09	2.85%
Bank of China***	5,000,000	697,973	2025/06/18	2026/06/14	2.85%
China Minsheng Bank****	1,500,000	209,392	2025/06/27	2026/06/03	2.60%
Bank of Communications*	4,500,000	628,176	2025/06/29	2026/03/27	2.60%
Total	46,500,000	$6,491,150

____________

*        The balances of these bank borrowings were guaranteed by the Company’s major shareholder, Mr. Senlin Chen. See Note 9 — Related Party Transactions for more information on guarantee provided by Mr. Senlin Chen. The bank borrowing from Bank of Nanjing of $714,990 that expired on January 14, 2026 was fully paid off and renewed.

**      The balances of the Company’s bank borrowings from Bank of Jiangsu were guaranteed by Mr. Senlin Chen. Jiangsu Credit Insurance Nanjing Credit Financing Guarantee Co., Ltd. has provided a counter-guarantee and assumes joint repayment responsibility for up to 80% of the outstanding balance of these borrowings.

***    The balance of the bank borrowing from Bank of China is guaranteed by Mr. Senlin Chen and Jiangsu Kedan Jiangnan Financing Guarantee Co., Ltd.

****  The balance of the bank borrowing from China Minsheng Bank is guaranteed by Mr. Senlin Chen and Nanjing Zijin Financing Guarantee Co., Ltd.

The Company recorded interest expenses of $87,960 and $86,675 on these short-term loans for the six months ended December 31, 2025 and 2024, respectively.

NOTE 7 — SHAREHOLDERS’ EQUITY

Ordinary Shares

On October 3, 2024, the Company authorized 500,000,000 ordinary shares with par value of $0.0001 each on its incorporation. On October 3, 2024, the Company issued 40,000,000 ordinary shares to its shareholders.

BOUNDLESS GROUP AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 7 — SHAREHOLDERS’ EQUITY (cont.)

On February 12, 2025, the Company reclassified its authorized share capital into three classes: Class A ordinary shares, Class B ordinary shares and preference shares. Following this reclassification, the Company authorized 467,318,158 Class A ordinary shares, 12,681,842 Class B ordinary shares and 20,000,000 preference shares. The previously issued 40,000,000 ordinary shares were re-designated as 27,318,158 Class A ordinary shares and 12,681,842 Class B ordinary shares.

As of December 31, 2025 and June 30, 2025, the Company had 27,318,158 Class A ordinary shares and 12,681,842 Class B ordinary shares issued and outstanding, respectively. The shares are presented on a retroactive basis to reflect the share issuance and reclassification.

Statutory Reserve

The Company is required to make appropriations to certain reserve funds, comprising the statutory surplus reserve and the discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the PRC (“PRC GAAP”), after offset by the accumulated deficits. Appropriations to the statutory surplus reserve are required to be at least 10% of the after-tax net income determined in accordance with PRC GAAP until the reserve is equal to 50% of the entity’s registered capital. Appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors. The Company made no statutory surplus reserve for the six months ended December 31, 2025 and 2024.

Under PRC laws and regulations, statutory surplus reserves are restricted to set-off against losses, expansion of production and operation and increasing registered capital of the respective company and are not distributable other than upon liquidation. The reserves are not allowed to be transferred to the Company in terms of cash dividends, loans or advances, nor allowed for distribution except under liquidation. Amounts restricted include paid-in capital, additional paid-in capital and statutory reserve of the Company in PRC totaling $4,294,797 and $4,294,797 as of December 31, 2025 and June 30, 2025, respectively.

Dividends

Dividends declared by the Company are based on the distributable profits as reported in its statutory financial statements reported in accordance with PRC GAAP, which may differ from the results of operations reflected in the unaudited condensed consolidated financial statements prepared in accordance with US GAAP. The Company’s ability to pay dividends is primarily from cash received from its operating activities in the PRC. For the six months ended December 31, 2025 and 2024, the Company declared and paid no dividends to its shareholders, respectively.

NOTE 8 — INCOME TAXES

Corporate income taxes

Boundless Group was incorporated in Cayman Islands as an offshore holding company and is not subject to tax on income or capital gain under the laws of Cayman Islands. Boundless BVI was incorporated in British Virgin Islands as an offshore holding company and is not subject to tax on income or capital gain under the laws of British Virgin Islands.

HK Holding and Boundless HK were established in Hong Kong and are subject to statutory income tax rate of 16.5%. Under the Hong Kong Inland Revenue Ordinance, a group of companies is allowed to elect one entity within the group to apply the two-tiered profits tax rates. The first HKD 2 million of assessable profits of the elected entity is taxed at a reduced rate of 8.25%, while the remaining profits are taxed at the standard rate of 16.5%. The Company has elected Boundless HK to apply the two-tiered profits tax rates for the current reporting period. This election is made in accordance with the group’s internal tax planning strategy and is subject to annual review.

BOUNDLESS GROUP AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 8 — INCOME TAXES (cont.)

Under the Law of the People’s Republic of China on Enterprise Income Tax (“New EIT Law”), which was effective from January 1, 2008, both domestically owned enterprises and foreign-invested enterprises are subject to a uniform tax rate of 25% while preferential tax rates, tax holidays and even tax exemption may be granted on case-by-case basis. Boundless Nanjing, the Company’s main operating entity in PRC, and its subsidiaries Zhangjiagang Baituo and Beijing Ningtuo are subject to income tax rate of 25% under the New EIT Law. As of December 31, 2025, the tax years ended December 31, 2022 through December 31, 2025 for the Company’s entities remain open for statutory examination by PRC tax authorities.

Preferential income tax treatment

In accordance with the PRC Corporate Income Tax Law and the related implementation rules, enterprises that qualify as “small low-profit enterprises” are entitled to a preferential income tax treatment, under which eligible enterprises are taxed at 5% of their taxable income under the preferential tax policy effective through December 31, 2027. The Company’s subsidiaries, Zhangjiagang Baituo, Beijing Ningtuo, and Boundless Development, qualified for this preferential treatment for the six months ended December 31, 2025 and applied the reduced tax rate in calculating their current income tax expenses.

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of December 31, 2025 and June 30, 2025, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income tax expenses for the six months ended December 31, 2025 and 2024, respectively, and also did not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from December 31, 2025.

For the six months ended December 31, 2025 and 2024, income tax expenses (benefits) consisted of the following:

For the six months ended December 31,
	2025 (Unaudited)	2024 (Unaudited)
Current income tax provision	$—	$—
Deferred income tax provision	—	—
Total income tax expenses	$—	$—

The following is a reconciliation of the Company’s total income tax expenses to the amount computed by applying the Cayman Islands statutory income tax rate of 0% to its income (loss) from operations before income taxes for the six months ended December 31, 2025 and 2024:

	For the six months ended December 31,
	2025 (Unaudited)	2024 (Unaudited)
Loss before income taxes	$(948,802)	$(1,018,170)
Income tax expense at the Cayman Islands statutory rate	—	—
Tax effect of rate differences in various jurisdictions	(213,717)	(217,521)
Tax effect of non-deductible expenses	24,871	6,656
Tax effect of non-taxable income	—	(60)
Valuation allowance for deferred tax assets	188,846	210,925
Total income tax expenses	$—	$—

BOUNDLESS GROUP AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 8 — INCOME TAXES (cont.)

Deferred income tax

Deferred income tax was measured using the enacted income tax rates for the periods in which they are expected to be reversed. Significant components of the Company’s deferred income tax assets as of December 31, 2025 and June 30, 2025 consisted of follows:

	As of
	December 31, 2025 (Unaudited)	June 30, 2025
Tax loss carry forward	$1,022,483	$851,276
Credit loss provision for doubtful account – accounts receivable	7,128	—
Credit loss provision for doubtful account – other current assets	8,506	8,304
Credit loss provision for doubtful account – other non-current assets	464	453
Impairment provision for inventory	134,338	99,565
Valuation allowance for deferred tax assets	(1,172,919)	(959,598)
Total	$—	$—

As of December 31, 2025 and June 30, 2025, the Company and its subsidiaries had accumulated net operating loss (“NOL”) carryforwards in various tax jurisdictions, primarily in the People’s Republic of China (“PRC”) and Hong Kong. These NOLs may be used to offset future taxable income, subject to applicable limitations under the respective tax laws. Under the PRC Enterprise Income Tax Law, tax losses may be carried forward for five years following the year in which they are incurred, after which any unutilized losses expire. In contrast, under current Hong Kong Profits Tax regulations, tax losses may be carried forward indefinitely, provided there is no substantial change in shareholding or business that would disallow such utilization.

As of December 31, 2025, the Company had approximately $4,230,970 of NOL carryforwards, of which $3,880,731 (RMB 27,138,339) relate to PRC subsidiaries and begin to expire in 2028 and 2029, and $350,239 relate to Hong Kong subsidiaries and have no expiration period. As of June 30, 2025, the Company had approximately $3,533,916 of NOL carryforwards, of which $3,183,677 (RMB 22,806,589) relate to PRC subsidiaries and begin to expire in 2028 and 2029, and $350,239 relate to Hong Kong subsidiaries and have no expiration period.

The Company assesses the likelihood that deferred tax assets will be realized. ASC 740, “Income Taxes” requires that a valuation allowance be established when it is “more likely than not” that all, or a portion of, deferred tax assets will not be realized. A review of all available positive and negative evidence needs to be considered, including the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies. After consideration of all the information available, management believes that uncertainty exists with respect to future realization of its deferred tax assets and has, therefore, established a full valuation allowance as of December 31, 2025 and June 30, 2025.

NOTE 9 — RELATED PARTY TRANSACTIONS

As of December 31, 2025 and June 30, 2025, a total of $6,148,918 and $6,491,150 short-term bank borrowings were guaranteed by the Company’s major shareholder, Mr. Senlin Chen. No fees were charged by Mr. Senlin Chen for the guarantees for the six months ended December 31, 2025 and 2024.

For the six months ended December 31, 2025 and 2024, the Company paid aggregate compensation of $168,900 and $166,168 (RMB 1,203,162 and RMB 1,192,534) to its executive officers through Boundless Nanjing, respectively.

The Company did not engage into other transactions with its related parties for the six months ended December 31, 2025 and 2024 except for the above mentioned. There were no outstanding balances with related parties as of December 31, 2025 and June 30, 2025.

BOUNDLESS GROUP AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 10 — COMMITMENTS AND CONTINGENCIES

In the ordinary course of business, the Company is involved in various legal proceedings, claims and other disputes arising from commercial operations, employees, and other matters which, in general, are subject to uncertainties and in which the outcomes are not predictable. The Company determines whether an estimated loss from a contingency should be accrued by assessing whether a loss is deemed probable and can be reasonably estimated. Although the Company can give no assurances about the resolution of pending claims, litigation or other disputes and the effect such outcomes may have on the Company, the Company believes that any ultimate liability resulting from the outcome of such proceedings to the extent not otherwise provided or covered by insurance, will not have a material adverse effect on our consolidated financial position or results of operations or liquidity. As of December 31, 2025 and June 30, 2025, and through the issuance date of these unaudited condensed consolidated financial statements, the Company had no pending legal proceedings. In addition, the Company’s commitment to make lease payments is disclosed in Note 5 — Operating Leases.

NOTE 11 — DISAGGREGATED REVENUE

The following table presents revenue by major product categories for the six months ended December 31, 2025 and 2024, respectively:

Revenue category	December 31, 2025		December 31, 2024
	Revenue amount	As % of revenues	Revenue amount	As % of revenues
Sales of optical display modules and components*	$10,979,941	92.2%	$14,984,819	99.3%
– Near-eye display product	9,380,712	78.8%	11,250,596	74.6%
– Display components	1,342,602	11.3%	3,734,223	24.7%
– VR-dedicated LCD	256,627	2.2%	—	—%
Sales of other products	924,982	7.8%	2,700	—%
Technical services	—	—%	100,500	0.7%
Total	$11,904,923	100.0%	$15,088,019	100.0%

____________

*        The Company’s in-vehicle display product line and color e-paper product line are still under development and have not generated revenue as of December 31, 2025. These product lines are expected to be launched in future periods.

The following table presents revenue by geographical distribution based on location of customers for the six months ended December 31, 2025 and 2024, respectively:

Revenue category	December 31, 2025		December 31, 2024
	Revenue amount	As % of revenues	Revenue amount	As % of revenues
Mainland China	$6,191,226	52.0%	$11,147,934	73.9%
Hong Kong	5,713,697	48.0%	3,940,085	26.1%
Total	$11,904,923	100.0%	$15,088,019	100.0%

NOTE 12 — SUBSEQUENT EVENTS

Repayment of bank borrowings

Upon expiration, the bank borrowing from Bank of Nanjing of $714,990 (RMB 5 million) was fully paid off and renewed.

The Company evaluated all events and transactions that occurred after December 31, 2025 up through the date the Company issued these unaudited condensed consolidated financial statements on April 2, 2026 and concluded that no other material subsequent events except for the disclosed above.

BOUNDLESS GROUP AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 13 — CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY

The Company performed a test on the restricted net assets of consolidated subsidiary in accordance with Securities and Exchange Commission Regulation S-X Rule 4-08 (e) (3), “General Notes to Financial Statements” and concluded that it was applicable for the Company to disclose the financial statements for the parent company.

The subsidiary did not pay any dividends to the Company for the periods presented. For the purpose of presenting parent only financial information, the Company records its investment in its subsidiary under the equity method of accounting. Such investment is presented on the separate condensed balance sheets of the Company as “Investment in subsidiary” and the income of the subsidiary is presented as “share of income of subsidiary”. Certain information and footnote disclosures generally included in financial statements prepared in accordance with U.S. GAAP have been condensed and omitted.

The Company did not have significant capital and other commitments, long-term obligations, or guarantees as of December 31, 2025 and June 30, 2025.

BOUNDLESS GROUP
BALANCE SHEETS

	As of
	December 31, 2025 (Unaudited)	June 30, 2025
ASSETS
Investment in subsidiaries	$131,875	$1,150,411
Total assets	$131,875	$1,150,411

LIABILITIES AND SHAREHOLDERS’ EQUITY
Total liabilities	$—	$—

SHAREHOLDERS’ EQUITY
Class A ordinary shares, 467,318,158 shares authorized, $0.0001 par value, 27,318,158 shares and 27,318,158 shares issued and outstanding as of December 31, 2025 and June 30, 2025*	2,732	2,732
Class B ordinary shares, 12,681,842 shares authorized, $0.0001 par value, 12,681,842 shares and 12,681,842 shares issued and outstanding as of December 31, 2025 and June 30, 2025*	1,268	1,268
Additional paid-in capital	4,242,414	4,242,414
Statutory reserve	52,383	52,383
Accumulated deficits	(3,960,202)	(3,011,400)
Accumulated other comprehensive loss	(206,720)	(136,986)
Total shareholders’ equity	131,875	1,150,411
Total liabilities and shareholders’ equity	$131,875	$1,150,411

____________

*        The shares are presented on a retroactive basis to reflect the share issuance and reclassification.

BOUNDLESS GROUP AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 13 — CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY (cont.)

BOUNDLESS GROUP
STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the six months ended December 31,
	2025 (Unaudited)	2024 (Unaudited)
Operating expenses:
Total operating expenses	$—	$—
Operating income	—	—

Other income (expenses):
Share of loss from equity method investees	(948,802)	(1,018,170)
Total other expense	(948,802)	(1,018,170)

Net loss	(948,802)	(1,018,170)
Other comprehensive income	(69,734)	2,195
Comprehensive loss	$(1,018,536)	$(1,015,975)
Loss per common share – basic and diluted	$(0.02)	$(0.03)
Weighted average number of common shares outstanding – basic and diluted*	40,000,000	40,000,000

____________

*        The shares are presented on a retroactive basis to reflect the share issuance and reclassification.

BOUNDLESS GROUP AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 13 — CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY (cont.)

BOUNDLESS GROUP
STATEMENTS OF CASH FLOWS

For the six months ended December 31,
	2025 (Unaudited)	2024 (Unaudited)
Cash flows from operating activities
Net loss	$(948,802)	$(1,018,170)
Adjustments to reconcile net loss to net cash provided by operating activities:
Equity in loss of subsidiaries	948,802	1,018,170
Net cash used in operating activities	—	—

Cash flows from financing activities
Net cash provided by financing activities	—	—

Cash flows from financing activities
Net cash used in financing activities	—	—
Increase in cash	—	—
Cash, beginning of period	—	—
Cash, end of period	$—	$—

Supplemental Cash Flows Information:
Income tax paid	$—	$—
Interest paid	$—	$—
Non-cash investing and financing activities:	$—	$—

(a)     Basis of presentation

The condensed financial information of Boundless Group has been prepared using the same accounting policies as set out in the accompanying unaudited condensed consolidated financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted by reference to the unaudited condensed consolidated financial statements.

Each of the Company’s PRC subsidiaries has restrictions on its ability to pay dividends to the Company under PRC laws and regulations. The subsidiaries did not pay any dividends to the Company for the periods presented.

(b)    Shareholders’ equity

On October 3, 2024, the Company authorized 500,000,000 ordinary shares with par value of $0.0001 each on its incorporation. On October 3, 2024, the Company issued 40,000,000 ordinary shares to its shareholders.

On February 12, 2025, the Company reclassified its authorized share capital into three classes: Class A ordinary shares, Class B ordinary shares and preference shares. Following this reclassification, the Company authorized 467,318,158 Class A ordinary shares, 12,681,842 Class B ordinary shares and 20,000,000 preference shares. The previously issued 40,000,000 ordinary shares were re-designated as 27,318,158 Class A ordinary shares and 12,681,842 Class B ordinary shares.

As of December 31, 2025 and June 30, 2025, the Company had 27,318,158 Class A ordinary shares and 12,681,842 Class B ordinary shares issued and outstanding, respectively. The shares are presented on a retroactive basis to reflect the share issuance and reclassification.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Boundless Group

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Boundless Group and its subsidiaries (the “Company”) as of June 30, 2025, and 2024, and the related consolidated statements of operations and comprehensive loss, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended June 30, 2025, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2025 and 2024, and the results of its operations and its cash flows for each of the years in the two-year period ended June 30, 2025, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph — Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company’s recurring net losses, negative cash flows from operations and accumulated deficit raised substantial doubt about its ability to continue as a going concern. The management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ ZH CPA, LLC

We have served as the Company’s auditor since 2024.

Denver, Colorado

October 10, 2025

BOUNDLESS GROUP AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN U.S. DOLLARS, EXCEPT SHARES DATA)

	As of June 30,
	2025	2024
ASSETS
Current Assets
Cash	$4,482,292	$3,281,691
Accounts receivable, net	3,906,133	4,897,818
Advance to suppliers	448,446	205,596
Inventories, net	1,420,291	14,479,172
Deferred offering costs	467,500	—
Prepayments and other current assets, net	88,318	1,076,368
Total Current Assets	10,812,980	23,940,645
Non-current Assets
Property, plant and equipment, net	158,527	42,239
Intangible assets, net	152,603	37,740
Right-of-use assets – operating leases	120,196	252,881
Prepayment for equipment	—	62,748
Other non-current assets	54,165	104,520
Total Non-current Assets	485,491	500,128
TOTAL ASSETS	$11,298,471	$24,440,773

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$3,008,644	$14,214,838
Contract liabilities	—	3,816,890
Income tax payable	101,957	101,795
Other payables and accrued liabilities	339,635	180,268
Short-term bank borrowings	6,491,150	4,816,160
Lease liabilities – operating lease – current	—	38,157
Total Current Liabilities	9,941,386	23,168,108
Non-current Liabilities
Deferred government grant – non-current	206,674	217,756
Total Non-current Liabilities	206,674	217,756
TOTAL LIABILITIES	10,148,060	23,385,864

COMMITMENTS AND CONTINGENCIES	—	—

SHAREHOLDERS’ EQUITY
Class A ordinary shares, 467,318,158 shares authorized, $0.0001 par value, 27,318,158 shares and 27,318,158 shares issued and outstanding as of June 30, 2025 and 2024*	2,732	2,732
Class B ordinary shares, 12,681,842 shares authorized, $0.0001 par value, 12,681,842 shares and 12,681,842 shares issued and outstanding as of June 30, 2025 and 2024*	1,268	1,268
Additional paid-in capital	4,242,414	2,344,881
Statutory reserve	52,383	52,383
Accumulated deficits	(3,011,400)	(1,218,145)
Accumulated other comprehensive loss	(136,986)	(128,210)
Total Shareholders’ Equity	1,150,411	1,054,909
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$11,298,471	$24,440,773

____________

*        The shares are presented on a retroactive basis to reflect the share issuance and reclassification.

The accompanying notes are an integral part of these consolidated financial statements.

BOUNDLESS GROUP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(IN U.S. DOLLARS, EXCEPT SHARES DATA)

	For the years ended June 30,
	2025	2024
Revenues	$26,197,216	$10,920,314
Cost of revenues	(24,476,341)	(10,304,084)
Gross profit	1,720,875	616,230

Operating expenses:
Selling and marketing	(675,291)	(653,721)
General and administrative	(1,059,165)	(470,654)
Research and development	(1,634,685)	(990,082)
Total operating expenses	(3,369,141)	(2,114,457)

Operating loss	(1,648,266)	(1,498,227)

Other income (expenses):
Interest expenses, net	(152,517)	(86,926)
Other income (expenses), net	7,688	(880)
Total other expenses, net	(144,829)	(87,806)

Loss before income taxes	(1,793,095)	(1,586,033)
Income tax expenses	(160)	(101,795)
Net loss	(1,793,255)	(1,687,828)

Other comprehensive income (loss):
Foreign currency translation adjustment	(8,776)	6,355
Comprehensive loss	(1,802,031)	(1,681,473)

Loss per ordinary share
Basic and diluted	$(0.04)	$(0.04)
Weighted average number of ordinary shares outstanding
Basic and diluted*	40,000,000	40,000,000

____________

*        The shares are presented on a retroactive basis to reflect the share issuance and reclassification.

The accompanying notes are an integral part of these consolidated financial statements.

BOUNDLESS GROUP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE YEARS ENDED JUNE 30, 2025 AND 2024
(IN U.S. DOLLARS, EXCEPT SHARES DATA)

	Ordinary shares*	Ordinary shares amount	Additional paid-in capital	Statutory reserve	Retained earnings (Accumulated deficits)	Accumulated other comprehensive income (loss)	Total equity
Balance as of June 30, 2023	40,000,000	$4,000	$1,970,872	$52,383	$469,683	$(134,565)	$2,362,373
Capital contribution from major shareholders	—	—	374,009	—	—	—	374,009
Net loss	—	—	—	—	(1,687,828)	—	(1,687,828)
Foreign currency translation adjustment	—	—	—	—	—	6,355	6,355
Balance as of June 30, 2024	40,000,000	$4,000	$2,344,881	$52,383	$(1,218,145)	$(128,210)	$1,054,909
Capital contribution from major shareholders	—	—	1,897,533	—	—	—	1,897,533
Net loss	—	—	—	—	(1,793,255)	—	(1,793,255)
Foreign currency translation adjustment	—	—	—	—	—	(8,776)	(8,776)
Balance as of June 30, 2025	40,000,000	$4,000	$4,242,414	$52,383	$(3,011,400)	$(136,986)	$1,150,411

____________

*        The shares are presented on a retroactive basis to reflect the share issuance and reclassification.

The accompanying notes are an integral part of these consolidated financial statements.

BOUNDLESS GROUP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN U.S. DOLLARS)

	For the years ended June 30,
	2025	2024
Cash Flows from Operating Activities:
Net loss from operations	$(1,793,255)	$(1,687,828)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expenses	166,575	134,715
Non-cash operating lease expenses	118,414	110,720
Gain from lease modification	—	(3,929)
Expected credit loss	32,057	923
Inventory provision	317,556	384,561

Changes in operating assets and liabilities:
Accounts receivable	1,004,645	(4,756,266)
Advance to suppliers	(241,526)	(191,670)
Inventories	12,855,228	(5,452,599)
Prepayments and other current assets	963,986	(32,697)
Other non-current assets	51,502	(73,683)
Accounts payable	(11,283,184)	6,099,017
Contract liabilities	(3,844,139)	3,822,914
Income tax payable	160	101,795
Change in lease liabilities – operating lease	(35,598)	(94,539)
Other payables and accrued liabilities	155,659	59,298
Net cash used in operating activities	(1,531,920)	(1,579,268)

Cash Flows from Investing Activities:
Purchase of property, plant and equipment	(125,562)	(2,389)
Purchase of intangible assets	(207,154)	(23,508)
Net cash used in investing activities	(332,716)	(25,897)

Cash Flows from Financing Activities:
Proceeds from bank borrowings	7,831,668	4,995,017
Repayment of bank borrowings	(6,237,611)	(3,605,354)
Payment of deferred costs related to initial public offering	(467,500)	—
Proceeds from shareholders’ contribution	1,897,533	374,009
Net cash provided by financing activities	3,024,090	1,763,672
Effect of exchange rate changes on cash	41,147	(4,872)
Net increase in cash	1,200,601	153,635
Cash at the beginning of year	3,281,691	3,128,056
Cash at the end of year	$4,482,292	$3,281,691

Supplemental disclosures of cash flows information:
Cash paid for interest expenses	$170,416	$136,852
Cash paid for income taxes	$—	$—
Non-cash transactions:
Right-of-use assets derecognized for modification of operating lease liabilities	$—	$(57,238)
Right-of-use assets obtained in exchange for deferred government grant	$—	$217,603

The accompanying notes are an integral part of these consolidated financial statements.

BOUNDLESS GROUP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND PRINCIPAL ACTITIVIES

Boundless Group (“Boundless,” the “Group,” or the “Company”) is a holding company incorporated in Cayman Islands on October 3, 2024. The authorized number of the Company’s ordinary shares is 500,000,000 shares with par value of $0.0001 each. On October 3, 2024, the Company issued 40,000,000 ordinary shares to its shareholders.

On February 12, 2025, the Company reclassified its authorized share capital into three classes: Class A ordinary shares, Class B ordinary shares and preference shares. Following this reclassification, the Company authorized 467,318,158 Class A ordinary shares, 12,681,842 Class B ordinary shares and 20,000,000 preference shares. The previously issued 40,000,000 ordinary shares were re-designated as 27,318,158 Class A ordinary shares and 12,681,842 Class B ordinary shares.

As of June 30, 2025 and 2024, the Company had 27,318,158 Class A ordinary shares and 12,681,842 Class B ordinary shares issued and outstanding. The shares are presented on a retroactive basis to reflect the share issuance and reclassification.

Operation and principal activities

Boundless is an optical display technology company in China, specializing in designing and providing optical display modules and whole sets of optical display products to its customers. The Company currently generates its revenue from sales of optical display modules and components through its subsidiaries Nanjing Boundless Technology Co., Ltd. (“Boundless Nanjing”) and Beijing Ningtuo Technology Co., Ltd. (“Beijing Ningtuo”) in mainland China and Boundless Technology (Hong Kong) Co., Limited (“Boundless HK”) in Hong Kong.

The consolidated financial statements include the financial statements of Boundless and its subsidiaries. Details of the Company’s subsidiaries after reorganization are set out below:

Subsidiaries	Date of incorporation	Place of incorporation	Percentage of control	Percentage of economic interest
Boundless Vision Limited (“Boundless BVI”)	October 8, 2024	British Virgin Islands	100%	100%
Boundless Vision Holding Limited (“HK Holding”)	October 18, 2024	Hong Kong	100%	100%
Nanjing Boundless Technology Development Co., Ltd. (“Boundless Development”)	December 4, 2024	Mainland China	100%	100%
Boundless Nanjing	June 23, 2022	Mainland China	100%	100%
Boundless HK	September 2, 2022	Hong Kong	100%	100%
Zhangjiagang Baituo Technology Development Co., Ltd. (“Zhangjiagang Baituo”)	July 31, 2024	Mainland China	100%	100%
Beijing Ningtuo	August 19, 2024	Mainland China	100%	100%

Reorganization

On December 4, 2024, the Company incorporated Boundless Development under the laws of PRC. On December 27, 2024, Boundless Development entered into a serial of equity interest transfer agreements to acquire 100% equity interest of Boundless Nanjing from its former shareholders to be satisfied by the issue and allotment by Boundless of 40,000,000 ordinary shares of par value $0.0001 each. After the reorganization, Boundless Development owned 100% of Boundless Nanjing.

Throughout the reorganization, Mr. Senlin Chen, Mr. Xiaoshu Chen and his wife Ms. Wenxia Qiu, and Beijing Zijun Technology Co., Ltd. maintained control over Boundless Nanjing with the majority of voting interests under a coalition agreement. During the years presented in these consolidated financial statements, the control of the entities has never changed (always under the control of Mr. Senlin Chen, Mr. Xiaoshu Chen and his wife Wenxia Qiu, and

BOUNDLESS GROUP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND PRINCIPAL ACTITIVIES (cont.)

Beijing Zijun Technology Co., Ltd.). Accordingly, the reorganization has been treated as a corporate restructuring (reorganization) of entities under common control and thus the current capital structure has been retroactively presented in prior periods as if such structure existed at that time and in accordance with ASC 805-50-45-5, the entities under common control are presented on a combined basis for all periods to which such entities were under common control. Since all of the subsidiaries were under common control for the entirety of the years ended June 30, 2025 and 2024 the results of these subsidiaries are included in the consolidated financial statements for both periods.

The discussion and presentation of the consolidated financial statements herein assumes the completion of the Reorganization, which is accounted for retroactively as if it occurred on July 1, 2023.

Going Concern Assessment

The consolidated financial statements for the years ended June 30, 2025 and 2024 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.

As reflected in the consolidated financial statements, the Company reported net loss of $1,793,255 and $1,687,828 for the years ended June 30, 2025 and 2024, respectively, and accumulated deficits of $3,011,400 and $1,218,145 as of June 30, 2025 and 2024, respectively. The Company used funds in operating activities of $1,531,920 and $1,579,268 for the years ended June 30, 2025 and 2024, respectively. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is in the process of expanding its customer base to generate more revenues as well as monitoring its expenses continuously, and the Company is seeking to raise working capital through additional borrowings from banks, shareholder contributions and borrowings from shareholders, and other equity financings to fund its operations. However, there can be no assurance that these plans and arrangements will be sufficient to fund the Company’s ongoing capital expenditure, working capital, and other requirements. The accompanying consolidated financial statements do not include any adjustments related to the recoverability or classification of asset and the amounts or classification of liabilities that may result from the outcome of this uncertainty. If the going concern assumption is not appropriate, material adjustments to the consolidated financial statements could be required.

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation and principles of consolidation

The accompanying consolidated financial statements have been presented in U.S. Dollars and conformity with accounting principles generally accepted in the United States of America (the “GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (the “SEC”). The consolidated financial statements include the financial statements of Boundless and its subsidiaries. Subsidiaries are those entities in which Boundless, directly or indirectly, controls more than one half of the voting power; or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors. All inter-company transactions and balances among Boundless and its subsidiaries have been eliminated upon consolidation.

Evaluation of prior period presentation

In the consolidated financial statements for the year ended June 30, 2024, the Company presented the entire amount of a subscribed capital transaction on a net basis under “Capital contribution from major shareholders” in the consolidated statements of changes in shareholders’ equity. The unpaid portion as of June 30, 2024 was not separately disclosed as a capital contribution receivable. During the year ended June 30, 2025, the Company received the remaining $1,897,533 related to this transaction, which has been recorded as an increase in additional paid-in capital in the current period. Management evaluated this presentation under the guidance in SAB 99 and SAB 108

BOUNDLESS GROUP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

and concluded that the impact was immaterial to the previously issued consolidated financial statements. As the total balance of additional paid-in capital and shareholders’ equity was not affected, the Company determined that no correction or restatement of the consolidated financial statements for the year ended June 30, 2024 was necessary.

Foreign currency translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

The reporting and functional currencies of the Company, Boundless BVI, HK Holding and Boundless HK are the United States Dollars (“US$”) and the accompanying financial statements have been expressed in US$. In addition, Boundless Development, Boundless Nanjing, Zhangjiagang Baituo and Beijing Ningtuo maintain their books and records in their respective local currency, Renminbi (“RMB”), which is also the respective functional currency for each subsidiary as they are the primary currency of the economic environment in which each subsidiary operates.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not the US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of a foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statement of shareholders’ equity. Other equity items are translated using the exchange rates on the transaction date. Cash flows are also translated at average translation rates for the periods; therefore, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets.

Translation of amounts from the local currencies of the Company into US$ has been made at the following exchange rates for the respective periods:

	June 30, 2025	June 30, 2024
Balance sheet items, except for equity accounts	7.1636	7.2672
Items in the statements of operations and comprehensive loss, and statements of cash flows	7.2143	7.2248

Measurement of credit losses on financial instruments

On July 1, 2022, the Company adopted ASU 2016-13, “Financial Instruments — Credit Losses (Topic 326) — Measurement of Credit Losses on Financial Instruments,” for financial assets at amortized cost including accounts receivable, refundable deposits and other receivables. This guidance replaced the “incurred loss” impairment methodology with an approach based on “expected losses” to estimate credit losses on certain types of financial instruments and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The guidance requires financial assets to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the cost of the financial asset to present the net carrying value at the amount expected to be collected on the financial asset.

Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. On an ongoing basis, management reviews these estimates and assumptions using the currently available information.

BOUNDLESS GROUP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

Changes in facts and circumstances may cause the Company to revise its estimates. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. The following are some of the areas requiring significant judgments and estimates as of June 30, 2025 and 2024: determinations of the useful lives and residual value of long-lived assets, estimates of expected credit loss for accounts receivable and other current assets, estimates of inventory provision, estimate of valuation allowance for deferred tax assets, and the discount rate used for right-of-use assets and lease liabilities calculation.

Fair values of financial instruments

The Company measures the fair value of financial assets and liabilities based on the guidance of ASC 820 “Fair Value Measurements and Disclosures” (“ASC 820”). ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

•        Level 1 — Quoted prices (unadjusted) in active markets for identical assets or liabilities.

•        Level 2 — Observable, market-based inputs, other than quoted prices, in active markets for identical assets or liabilities.

•        Level 3 — Unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

As of June 30, 2025 and 2024, financial instruments of the Company primarily comprised of cash, accounts receivables, other current assets, short-term bank borrowings, accounts payable, other payables and accrued liabilities, lease liabilities and deferred government grant. For lease liabilities and deferred government grant, fair value approximates their carrying value at the year-end as the interest rates used to discount the host contracts approximate market rates. The carrying amounts of all other financial instruments approximated their fair values because of their generally short maturities.

The Company noted no transfers between levels during any of the periods presented. The Company did not have any instruments that were measured at fair value on a recurring nor non-recurring basis as of June 30, 2025 and 2024.

Cash

The Company maintains most of the bank accounts in mainland China and Hong Kong. Cash balances in bank accounts in mainland China are protected under the Deposit Insurance Scheme, which insures deposits up to RMB 500,000 per depositor per scheme member, including both principal and interest. Cash balances in bank accounts in Hong Kong are protected under the Deposit Protection Scheme in accordance with the Deposit Protection Scheme Ordinance, which insures deposits up to HKD 800,000 per depositor per scheme member, including both principal and interest.

Accounts receivable

Accounts receivable are recorded at the invoiced amount less an allowance for expected credit loss, which do not bear interest and represent the Company’s unconditional right to consideration, which becomes due based solely on the passage of time or contractual terms. Management reviews the adequacy of the allowance of expected credit loss on an ongoing basis. The estimate is based on historical collection trends, the current condition of receivables, and reasonable and supportable forecasts of factors that may affect collectability. The carrying value of such receivable, net of the expected credit loss, represents its estimated realizable value. The Company expect to collect the outstanding balance of current accounts receivable, net within one year.

BOUNDLESS GROUP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company uses loss rate method and individual evaluation method to estimate the allowance for credit losses. Balances past due beyond the contractual credit period, which ranges from 30 days to 90 days, and receivables with higher risk identified by the Company are reviewed individually for collectability. The Company evaluates the expected credit loss of accounts receivable based on historical collection experience, the financial condition of its customers and assumptions for the future movement of different economic drivers and how these drivers will affect each other. The Company writes off potentially uncollectible accounts receivable against the allowance for credit losses if it is determined that the amounts will not be collected or if a settlement with respect to a disputed receivable is reached for an amount that is less than the carrying value.

As of June 30, 2025 and 2024, the Company assessed the recoverability of its accounts receivable and recorded no allowance for credit loss for its accounts receivable, respectively.

Advance to suppliers

Advance to suppliers represent amounts advanced to suppliers for future purchases of goods and services. The suppliers usually require advance payments when the Company makes purchase or orders service, and the advanced payments will be utilized to offset the Company’s future payments. These amounts are unsecured, non-interest bearing and generally short-term in nature.

Allowances are recorded when utilization and collection of amounts due are in doubt. Delinquent prepayments are written-off after management has determined that the likelihood of utilization or collection is not probable and known bad debts are written off against the allowances when identified. As of June 30, 2025 and 2024, the Company recorded no allowances for advance to suppliers balances, respectively.

Inventories

Inventories mainly consist of finished goods the Company purchased and manufactured through third-party suppliers. Inventories are stated at the lower of cost or net realizable value. Cost is determined by the weighted-average method. Net realizable value represents the anticipated selling price less estimated costs to sell or dispose. The Company assesses the realizability of inventories based on product characteristics, post-balance sheet sales orders, and recent selling prices by inventory category. As of June 30, 2025 and 2024, the Company assessed the net realizable value of its inventories and recorded a provision of $422,777 and $383,455, respectively.

Deferred offering costs

Deferred offering costs consist principally of incremental costs direct attributable to new shares offering incurred by the Company, such as underwriting, legal, accounting, consulting, printing, and other registration-related costs in connection with the public offering of the Company’s common stock. Such costs are deferred until the closing of the offering, at which time the deferred costs are offset against the offering proceeds. In the event the offering is unsuccessful or aborted, the costs will be expensed.

Property, plant and equipment, net

Property, plant and equipment are stated at cost less accumulated depreciation and impairment. The straight-line depreciation method is used to compute depreciation over the estimated useful lives of the assets, as follows:

	Residual value rate	Useful Lives
Machinery and equipment	5%	5 years
Electronic equipment	5%	3 years
Office equipment	5%	5 years
Leasehold improvement	0%	Over shorter of the lease term and the remining useful life

BOUNDLESS GROUP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company reviews property, plant and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An asset is considered impaired if its carrying amount exceeds the future net undiscounted cash flows that the asset is expected to generate. If such asset is considered to be impaired, the impairment recognized is the amount by which the carrying amount of the asset, if any, exceeds its fair value determined using a discounted cash flow model.

Costs of repairs and maintenance are expensed as incurred and asset improvements are capitalized. The cost and related accumulated depreciation and amortization of assets disposed of or retired are removed from the accounts, and any resulting gain or loss is reflected in the consolidated statement of operations.

Intangible assets, net

Intangible assets with finite lives are stated at cost less accumulated amortization and impairment. The straight-line amortization method is used to compute amortization over the estimated useful lives of the assets, as follows:

	Residual value rate	Useful Lives
Software	0%	3 years
Patent	0%	3 years

Impairment of long-lived assets

The Company accounts for long-lived assets in accordance with the provisions of ASC 360-10-35, Property, Plant and Equipment, Impairment or Disposal of Long-lived Assets. This accounting standard requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. The Company record no impairment losses for property, plant and equipment and intangible assets for the years ended June 30, 2025 and 2024.

Revenue recognition

The Company adopted ASC Topic 606 Revenue from Contracts with Customers (“ASC 606”) on July 1, 2022, which is a comprehensive new revenue recognition model that requires revenue to be recognized in a manner to depict the transfer of goods or services to a customer at an amount that reflects the consideration expected to be received in exchange for those goods or services. The Company considers revenue realized or realizable and earned when all the five following criteria are met: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when (or as) the entity satisfies a performance obligation.

Sales of optical display modules and components

The Company generates its revenues primarily from the sale of customized optical display modules to third-party customers, mainly in the electronics and industrial equipment sectors. These products are designed and developed in accordance with specific customer requirements, including technical specifications and performance parameters. The Company is responsible for the design and development of the products and engages third-party OEM manufacturers to produce the modules under the Company’s direction and quality supervision.

The Company considers customer sales contracts and related purchase orders to be the contracts with a customer under ASC 606. In evaluating each contract, the Company assesses the customer’s ability and intention to pay (i.e., credit risk), and determines that a contract exists when it is probable that the Company will collect the consideration to which it will be entitled.

BOUNDLESS GROUP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

For each contract, the Company identifies a single performance obligation: the delivery of customized optical display modules. All design, engineering, and customization activities performed by the Company are not separately identifiable from the final product and do not represent distinct performance obligations under ASC 606. These services are integrated with the manufacturing and delivery of the customized product, and therefore, the entire transaction price is allocated to the delivery of the final product. There are no material additional promises in the contracts that would be considered distinct and accounted for as separate performance obligation under ASC 606.

In determining the transaction price, the Company evaluates whether the price is subject to variable consideration, including potential refunds, pricing adjustments, or warranty-related costs. The Company does not offer material price concessions, rebates, or other discounts that would significantly impact the transaction price.

The Company provides customers with a warranty for defective products, generally ranging from one to two years from the date of delivery. This warranty is considered an assurance-type warranty under ASC 606, and therefore, does not represent a separate performance obligation. Under the terms of customer contracts, the Company offers repair or replacement for defects in excess of the agreed-upon defective rate. Based on historical experience and the nature of warranty claims to date, warranty-related adjustments to the transaction price have been immaterial.

Revenues are reported net of all value-added tax (“VAT”). As the time between the Company’s performance and expected customer payment is one year or less, the Company has elected the practical expedient under ASC 606-10-32-18 to not assess whether a contract contains a significant financing component. This assessment is based on the expected timing of payments in practice, rather than solely on standard payment terms.

Revenue is recognized when control of the product is transferred to the customer (i.e., when the Company’s performance obligation is satisfied at a point in time), which typically occurs at the point of delivery, as defined by the shipping terms specified in the contract.

Technical services

For the year ended June 30, 2025, the Company generated technical service revenue solely from a contract with a third-party customer. In accordance with ASC 606, Revenue from Contracts with Customers, revenue is recognized when control of the promised service is transferred to the customer.

Under the agreement with the customer, the Company provided test and verification services to the customer, which were assessed to constitute a single performance obligation.

Revenue was recognized at a point in time, upon the customer’s acceptance of the test and verification results. This acceptance represented the transfer of control of the service output and fulfillment of the Company’s performance obligation. The Company concluded that point-in-time recognition was appropriate because the customer obtains control of the service output only upon final acceptance, and the Company did not have an enforceable right to payment until that point.

For the years ended June 30, 2025 and 2024, the Company did not have any significant incremental costs of obtaining contracts with customers incurred or costs incurred in fulfilling contracts with customers within the scope of ASC 606, that shall be recognized as an asset and amortized to expenses in a pattern that matches the timing of the revenue recognition of the related contract.

Contract liabilities

The contract liabilities of the Company consist of advance payments from customers. Contract liabilities represent the Company’s obligation to transfer goods or services to a customer for which the Company has received consideration, or an amount of consideration is due from the customer. The Company recognizes contract liabilities when it receives payments from customers before the related performance obligation is satisfied and recognizes revenue and reduces the corresponding contract liabilities when the performance obligations are satisfied.

BOUNDLESS GROUP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company assesses the disclosure requirement of information related to remaining performance obligation required in ASC 606-10-50-13. The Company determines that the Company qualifies for the exemption under ASC 606-10-50-14 (1), as the performance obligations are part of contract with an original expected duration of one year or less.

Cost of revenues

Cost of revenues primarily consists of the purchase costs of manufactured goods procured from suppliers based on the Company’s requirements, as well as provision for inventory write-down.

Advertisement costs

Advertisement costs mainly consist of expenditures on market development and advertisements of our products. For the years ended June 30, 2025 and 2024, advertisement costs were $14,844 and $18,131, respectively, which were included in selling expenses on the consolidated statements of operations and comprehensive loss.

Research and development costs

Research and development costs primarily consist of salaries and benefits for personnel engaged in research and product development activities, costs of supplies and products used in development, fees paid to third-party consultants and contract research organizations, and costs associated with prototype development and testing. For the years ended June 30, 2025 and 2024, the Company recorded research and development costs of $1,634,685 and $990,082, respectively, which were included in operating expenses on the consolidated statements of operations and comprehensive loss.

Government grants

Government grants are recognized when there is reasonable assurance that the Company will comply with the conditions of the grant and the grant will be received.

Government grants related to reimbursement of past or current expenses are recognized as other income in the period in which the related expenses are incurred. For the years ended June 30, 2025 and 2024, the Company recognized $6,931 and Nil government grants related to reimbursement of past or current expenses as other income.

Government grants related to the acquisition of property, plant, and equipment or other long-term assets are recorded as deferred government grants in the balance sheet and will not be amortized into other income until the conditions for the grant are met. As of June 30, 2025 and 2024, the Company recorded deferred government grant of $206,674 and $217,756, respectively, related to the operating lease of Nanjing Office — Xincheng Science and Technology Park (Note 8). For the years ended June 30, 2025 and 2024, the Company recognized no amortization of the deferred government grant, as the conditions for the grant were no met based on the information available and management’s estimates.

Income Taxes

Current income tax expenses are provided for in accordance with the laws of the relevant taxing authorities. As part of the process of preparing financial statements, the Company is required to estimate its income taxes in each of the jurisdictions in which it operates. The Company accounts for income taxes using the liability method, under which deferred income taxes are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred taxes of a change in tax rates is recognized as income or expense in the period that includes the enactment date. Valuation allowance is provided on deferred tax assets to the extent that it is more likely than not that the asset will not be realizable in the foreseeable future.

BOUNDLESS GROUP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company adopts ASC 740-10-25 “Income Taxes” which prescribes a more likely than not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. It also provides guidance on derecognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods and income tax disclosures. The Company did not have significant unrecognized uncertain tax positions, or any unrecognized liabilities, interest or penalties associated with unrecognized tax benefit as of June 30, 2025 and 2024.

Comprehensive income (loss)

Comprehensive income (loss) includes net income (loss) and foreign currency adjustments. Comprehensive income (loss) is reported in the consolidated statements of operations and comprehensive income (loss). Accumulated other comprehensive income (loss), as presented on the balance sheets are the cumulative foreign currency translation adjustments. As of June 30, 2025 and 2024, the Company recorded accumulated other comprehensive loss balances of $136,986 and $128,210, respectively.

Leases

Leases are classified at lease commencement date as either a finance lease or an operating lease. A lease is a finance lease if it meets any of the following criteria: (a) the lease transfers ownership of the underlying asset to the lessee by the end of the lease term. (b) the lease grants the lessee an option to purchase the underlying asset that the lessee is reasonably certain to exercise, (c) the lease term is for the major part of the remaining economic life of the underlying asset, (d) the present value of the sum of the lease payments and any residual value guaranteed by the lessee that is not already reflected in the lease payments equals or exceeds substantially all of the fair value of the underlying asset or (e) the underlying asset is of such a specialized nature that it is expected to have no alternative use to the lessor at the end of the lease term. When none of the criteria meets, the lease shall be classified as an operating lease.

For lessee, a lease is recognized as a right-of-use asset with a corresponding liability at lease commencement date. The lease liability is calculated at the present value of the lease payments not yet paid by using the lease term and discount rate determined at lease commencement. The discount rate used for calculating the present value of lease liabilities under operating leases is based on the applicable interest rates published by the People’s Bank of China for loans of comparable maturity at the lease commencement date. The right-of-use asset is calculated as the lease liability, increased by any initial direct costs and prepaid lease payments, reduced by any lease incentives received before lease commencement. The right-of-use asset itself is amortized on a straight-line basis, reflecting how the underlying asset will be used by and benefits the lessee over the lease term.

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842). The amendments in this ASU require an entity to recognize a right-of-use asset and lease liability for all leases with terms of more than 12 months. Recognition, measurement and presentation of expenses will depend on classification as a finance or operating lease. The amendments also require certain quantitative and qualitative disclosures about leasing arrangements. The Company adopted ASC 842 effective as of the beginning of the year ended June 30, 2023 and the adoption of this standard had no impact on its consolidated financial statements.

The Company had no short-term leases, defined as leases with an initial term of 12 months or less, for the years ended June 30, 2025 and 2024.

Lease modification

A lease modification is recognized when there is a change in the scope or consideration of an existing lease that was not part of the original terms and conditions. The Company evaluates each lease modification to determine whether it should be accounted for as: (a) a separate lease — if the modification grants the Company an additional right-of-use asset that is separate from the original lease and the lease payments reflect the standalone price, the modification is accounted for as a new, separate lease; or, (b) a modification of the existing lease — if the modification

BOUNDLESS GROUP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

does not create a separate lease, the Company reassesses the lease classification and remeasures the lease liability and right-of-use asset based on revised lease term as of the modification date. The revised lease liability is calculated based on the modified lease payments, and any corresponding adjustment is recorded to the right-of-use asset.

The Company did not enter into any lease modifications during the year ended June 30, 2025. For the year ended June 30, 2024, the Company modified the lease of Nanjing Office — Financial City (Note 8) accounted as a modification of the existing lease, and recorded gain from modification of $3,929 in other income on the consolidated statements of operations and comprehensive loss.

Commitments and contingencies

In the normal course of business, the Company is subject to commitments and contingencies, including operating lease commitments, legal proceedings and claims arising out of its business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss will occur, and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments on liability for contingencies, including historical and the specific facts and circumstances of each matter.

Segment reporting

The Company follows ASC 280, “Segment Reporting”, which requires disclosures based on how management organizes the Company to make operating decisions and assess performance. The Company has determined that it operates as a single reportable segment.

The Chief Executive Officer functions as the Company’s Chief Operating Decision Maker (“CODM”) and is responsible for key operating decisions, resource allocation, and performance assessment. In executing these responsibilities, the CODM regularly reviews consolidated financial information, including total revenue, gross profit, key operational metrics, and cash flow, on a Company-wide basis. The CODM does not review or receive discrete financial information by business function, product category, or geographic region. Consequently, decisions about resource allocation and performance evaluation are made based solely on consolidated results.

Although the Company operates multiple business functions, including design, engineering, and distribution of optical display modules and components for various applications, these functions are integrated and managed on a consolidated basis. Internal management reports used by the CODM do not disaggregate financial performance or asset information by business line or geographic location.

Accordingly, management has concluded that the Company has one operating segment and one reportable segment: the design, engineering, and distribution of customized optical display modules and components.

In accordance with ASC 280-10-50, the following disclosures are provided:

•        Nature of the segment’s activities:    The Company provides customized optical display modules and components, including design, engineering, and distribution of the products, for its customers in industries such as consumer electronics, automotive, and industrial applications.

•        Measurement basis:    The Company’s segment accounting policies are consistent with those applied in the consolidated financial statements. The measure of profit or loss used by the CODM is consolidated net income.

•        Geographic and customer disclosures:    The Company’s revenue is primarily generated from customers in Mainland China and Hong Kong. Additional disaggregated revenue information, including revenue by major product categories and by geographical location of customers, is disclosed in Note 15 — Disaggregated Revenue. Information regarding major customers is disclosed in Note 2 — Significant risks and uncertainties — Concentration risk.

•        Asset information:    All assets, including long-lived assets, are associated with the single reportable segment. The Company’s long-lived assets are wholly located in the People’s Republic of China.

BOUNDLESS GROUP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

Earnings per share

Earnings (loss) per share is calculated in accordance with ASC 260 Earnings per Share. Basic earnings (loss) per share is computed by dividing the net income (loss) attributable to shareholders of the Company by the weighted average number of ordinary shares outstanding during the year. Diluted earnings per share is computed in accordance with the treasury stock method and based on the weighted average number of ordinary shares and dilutive ordinary share equivalents. Dilutive ordinary share equivalents are excluded from the computation of diluted earnings per share if their effects would be anti-dilutive. There were no dilutive ordinary share equivalents outstanding during the years ended June 30, 2025 and 2024.

The Company has two classes of ordinary shares, Class A and Class B, which are identical in all respects except for voting rights. Because the two classes share equally in the Company’s net income (loss) and no participating rights exist that would require a different allocation of earnings, the two-class method of calculating earnings per share is not applicable and has not been presented.

Related party transactions

In general, related parties exist when there is a relationship that offers the potential for transactions at less than arm’s-length, favorable treatment, or the ability to influence the outcome of events different from that which might result in the absence of that relationship. A related party may be any of the following: a) an affiliate, which is a party that directly or indirectly controls, is controlled by, or is under common control with another party; b) a principle owner, owner of record or known beneficial owner of more than 10% of the voting interest of an entity; c) management, which are persons having responsibility for achieving objectives of the entity and requisite authority to make decision; d) immediate family of management or principal owners; e) a parent company and its subsidiaries; and f) other parties that have ability to significant influence the management or operating policies of the entity.

Related party transactions include, but are not limited to, transactions involving sales, purchases, services, or financing arrangements with related parties. Additionally, the entity discloses employee benefits provided to management and other related parties. These benefits may include salaries, bonuses, stock-based compensation, pension plans, and other employee benefit arrangements.

Significant risks and uncertainties

Credit risk

Assets that potentially subject the Company to significant concentration of credit risk primarily consist of cash, accounts receivable, advances to suppliers, other current assets and other non-current assets. The maximum exposure of such assets to credit risk is their carrying amount as at the balance sheet dates. As of June 30, 2025 and 2024 the Company held cash of $4,482,292 and $3,281,691, respectively, which were primarily deposited in financial institutions located in mainland China and Hong Kong. Cash balances in bank accounts in mainland China are protected under Deposit Insurance Scheme. The maximum protection is up to RMB 500,000 per depositor per scheme member, including both principal and interest. As of June 30, 2025 and 2024, cash balances in mainland China were $3,517,549 and $1,959,908, respectively. Cash balances in bank accounts in Hong Kong are protected under Deposit Protection Scheme in accordance with the Deposit Protection Scheme Ordinance. The maximum protection is up to HKD 800,000 per depositor per scheme member, including both principal and interest, As of June 30, 2025 and 2024, cash balances in Hong Kong were $964,743 and $1,321,783, respectively.

To limit exposure to credit risk relating to deposits, the Company primarily place cash deposits with large financial institutions in mainland China and Hong Kong which management believes are of high credit quality. The Company’s operations are carried out in mainland China and Hong Kong. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic, and legal environments in the PRC as well as by the general state of the PRC’s economy. In addition, the Company’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other factors.

BOUNDLESS GROUP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company conducts credit evaluations of its customers and suppliers and generally does not require collateral or other security from them. The Company uses loss rate method and individual evaluation method to estimate the allowance for credit losses. For those past due balances over one year and other higher risk receivables identified by the Company are reviewed individually for collectability. The Company evaluates the expected credit loss of receivables based on historical collection experience, the financial condition of its customers and assumptions for the future movement of different economic drivers and how these drivers will affect each other. The Company writes off potentially uncollectible receivables against the allowance for credit losses if it is determined that the amounts will not be collected or if a settlement with respect to a disputed receivable is reached for an amount that is less than the carrying value. As of June 30, 2025 and 2024, the Company recorded no expected credit loss for accounts receivable, respectively. As of June 30, 2025 and 2024, the Company record expected credit loss of $33,215 and $918 for prepayments and other current assets, respectively. As of June 30, 2025 and 2024, the Company record expected credit loss of $1,811 and $1,785 for other non-current assets, respectively.

Liquidity risk

The Company is also exposed to liquidity risk which is risk that it is unable to provide sufficient capital resources and liquidity to meet its commitments and business needs. In assessing the liquidity, the Company monitor and analyze its cash on-hand, ability to generate sufficient revenues in the future, and operating and capital expenditure commitments. Historically, the Company have funded its operation through a combination of contributions from its shareholders and borrowings from banks. As of June 30, 2025 and 2024, the Company had cash of $4,482,292 and $3,281,691, respectively.

The Company’s liquidity needs are to meet its working capital requirements, operating expenses, and capital expenditure obligations. The Company’s current cash on hand, proceeds from this offering and other financing activities will be sufficient to meet the current and anticipated needs for general corporate purposes for at least the next 12 months from the date of this prospectus. If this offering is not completed within the next 12 months, the Company expects to rely more heavily on other financing channels, including shareholder loans or capital contributions, and borrowings from banks, to meet our funding needs. The Company may also need additional cash resources in the future if it experiences changes in business conditions or other developments. If the Company determines that the cash requirements exceed the amount of cash on hand, it may seek to issue equity or equity linked securities or obtain debt financing. The issuance and sale of additional equity would result in further dilution to its shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict the Company’s operations. However, the management are engaging to obtain the necessary financing to meet its obligations and pay the liabilities arising from normal business operations when they come due.

Interest Rate Risks

The Company’s exposure to interest rate risk primarily relates to the potential changes in interest rates upon the renewal of its short-term borrowings, which have maturities of less than one year and bear fixed interest rates ranging from 2.6% to 3.3%. The Company has not used any derivative instruments to mitigate its exposure associated with interest rate risk.

Foreign exchange risk

For the years ended June 30, 2025 and 2024, 64.6% and 24.8% of the Company’s revenue were generated in RMB, respectively. For the years ended June 30, 2025 and 2024, 59.6% and 95.3% of the Company’s expense transactions were denominated in RMB, respectively. As of June 30, 2025, 63.6% and 81.6% of the Company’s assets and liabilities were denominated in RMB, respectively. As of June 30, 2024, 73.0% and 78.1% of the Company’s assets and liabilities were denominated in RMB, respectively. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). Remittances in currencies other than RMB by subsidiaries in China must be processed through the PBOC or other China foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

BOUNDLESS GROUP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the RMB and the U.S. dollar in the future. The change in the value of RMB relative to U.S. dollar may affect our financial results reported in the U.S. dollar terms without giving effect to any underlying changes in the Company’s business or results of operations. As of June 30, 2025, a majority of the Company’s assets and liabilities were dominated in RMB, and for the year ended June 30, 2025, a majority of the Company’s revenues and costs and expenses were denominated in RMB. To the extent that we need to convert U.S. dollars into RMB for capital expenditures and working capital and other business purposes, appreciation of RMB against U.S. dollar would have an adverse effect on the RMB amount the Company would receive from the conversion. Conversely, if the Company decide to convert RMB into U.S. dollar for the purpose of making payments for dividends, strategic acquisition or investments or other business purposes, appreciation of U.S. dollar against RMB would have a negative effect on the U.S. dollar amount available to the Company.

Concentration risk

Significant customers and suppliers are those that account for greater than 10% of the Company’s revenues and purchases, respectively. The loss of any of the Company’s significant supplier or the failure to purchase key products could have a material adverse effect on our business, consolidated results of operations and financial condition.

For the years ended June 30, 2025 and 2024, there were three customers and three customer generated sales which accounted for over 10% of total revenues generated for that year, respectively. The details are as follows:

	For the years ended, June 30,
	2025	2024
Customer A	63.2%	23.3%
Customer B	17.7%	29.5%
Customer C	14.3%	22.1%

As of June 30, 2025 and 2024, accounts receivable due from these customers as a percentage of consolidated accounts receivable balances were as follows:

	As of June 30,
	2025	2024
Customer A	43.9%	—%
Customer B	49.0%	50.3%
Customer C	—%	49.3%

For the years ended June 30, 2025 and 2024, there were two suppliers and three supplier which accounted for over 10% of total purchase for that year, respectively. The details are as follows:

	For the years ended, June 30,
	2025	2024
Supplier A	63.6%	35.1%
Supplier B	26.1%	19.8%
Supplier C	—%	18.6%

As of June 30, 2025 and 2024, accounts payable due to these suppliers as a percentage of consolidated accounts payable balances were as follows:

	As of June 30,
	2025	2024
Supplier A	43.6%	81.1%
Supplier B	55.1%	16.2%

BOUNDLESS GROUP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

Recently issued accounting standards

The Jumpstart Our Business Startups Act (“JOBS Act”) provides that an emerging growth company (“EGC”) as defined therein can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an EGC to delay adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company has adopted the extended transition period.

The Company does not believe other recently issued but not yet effective accounting statements, if recently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of operations and comprehensive loss and statements of cash flows.

NOTE 3 — ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consisted of the following as of June 30, 2025 and 2024:

	As of June 30,
	2025	2024
Accounts receivable, gross	$3,906,133	$4,897,818
Less: allowance for credit loss	—	—
Accounts receivable, net	$3,906,133	$4,897,818

For the years ended June 30, 2025 and 2024, the Company recorded no credit loss provision for accounts receivable, respectively.

NOTE 4 — INVENTORIES, NET

Inventories, net as of June 30, 2025 and 2024 consisted of the following:

	As of June 30,
	2025	2024
Finished goods	$1,843,068	$14,862,627
Provision for inventory	(422,777)	(383,455)
Total inventories, net	$1,420,291	$14,479,172

Changes of provision for inventories for the years ended June 30, 2025 and 2024 were as follows:

	For the years ended June 30,
	2025	2024
Beginning balance	$383,455	$—
Additional provision	317,556	384,561
Utilization	(282,081)	—
Exchange rate difference	3,847	(1,106)
Ending balance	$422,777	$383,455

For the years ended June 30, 2025 and 2024, the Company recorded provision of inventories for lower of cost or net realizable value adjustments of $317,556 and $384,561 in cost of revenues, respectively.

BOUNDLESS GROUP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 — PREPAYMENTS AND OTHER CURRENT ASSETS, NET

Prepayments and other current assets, net consisted of the following as of June 30, 2025 and 2024:

	As of June 30,
	2025	2024
VAT receivable	$—	$1,009,207
Prepaid professional fee	74,000	—
Income tax receivable	32,284	31,823
Deposits and others	15,249	36,256
Total prepayments and other current assets, gross	121,533	1,077,286
Less: allowance for credit loss	(33,215)	(918)
Total prepayments and other current assets, net	$88,318	$1,076,368

VAT receivable represents the input VAT paid by the Company on purchases of goods and services, which exceeds the output VAT collected on sales during the reporting period. The excess input VAT is carried forward and can be used to offset output VAT in future periods, in accordance with applicable tax regulations. VAT receivable is recorded at its recoverable amount and is subject to regular assessment to ensure it remains realizable.

Changes of credit loss provision for prepayments and other current assets for the years ended June 30, 2025 and 2024 were as follows:

	For the years ended June 30,
	2025	2024
Beginning balance	$918	$—
Additional provision	32,057	923
Exchange rate difference	240	(5)
Ending balance	$33,215	$918

For the years ended June 30, 2025 and 2024, the Company recorded credit loss provision of $32,057 and $923 for prepayments and other current assets, respectively.

NOTE 6 — PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment consisted of the following as of June 30, 2025 and 2024:

	As of June 30,
	2025	2024
Leasehold improvement	$247,027	$126,868
Electronic equipment	63,133	54,311
Machinery and equipment	64,025	—
Office equipment	3,072	3,304
Total property plant and equipment, at cost	377,257	184,483
Less: accumulated depreciation	(218,730)	(142,244)
Total property, plant and equipment, net	$158,527	$42,239

Depreciation expenses were $73,904 and $115,863 for the years ended June 30, 2025 and 2024, respectively. For the years ended June 30, 2025 and 2024, the Company recorded no impairment provision for property, plant and equipment, respectively.

BOUNDLESS GROUP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 — INTANGIBLE ASSETS, NET

Intangible assets consisted of the following as of June 30, 2025 and 2024:

	As of June 30,
	2025	2024
Software	$269,902	$61,851
Patent	2,711	2,672
Total intangible assets, at cost	272,613	64,523
Less: accumulated amortization	(120,010)	(26,783)
Total intangible assets, net	$152,603	$37,740

Amortization expenses were $92,671 and $18,852 for the years ended June 30, 2025 and 2024, respectively.

Estimated future amortization expenses as of June 30, 2025 are as follows:

Years ending June 30,	Amortization expense
2026	$82,761
2027	69,842
$152,603

NOTE 8 — OPERATING LEASES

Shanghai Office

On July 1, 2022, the Company entered into a lease agreement with a third-party company to obtain the right of use for office of 185.92 square meters for 3 years with a rent-free period of 2 months (“Shanghai Office”). The Company recorded right-of-use asset and lease liability based on the fair value for the lease. As the leases do not provide an implicit rate, the Company used an incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments.

Nanjing Office — Financial City

On September 6, 2022, the Company entered into a lease agreement with a third-party company to obtain the right of use for office of 359 square meters for 3 years with a rent-free period of 2 months (“Nanjing Office — Financial City”). The Company recorded right-of-use asset and lease liability based on the fair value for the lease. As the leases do not provide an implicit rate, the Company used an incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments.

On May 29, 2024, the Company agreed with the lessor to shorten the lease agreement with the modified termination date of July 26, 2024. The Company assessed the lease modification under ASC842 and determined the modified lease contract was not accounted for a separate lease contract. The Company remeasured and reallocated the remaining consideration and recorded right-of-use asset and lease liability modification of $57,238 based on the modified lease contract. For the year ended June 30, 2024, the Company recorded gain from lease modification of $3,929 in other income on the consolidated statement of operations and comprehensive loss.

Nanjing Office — Xincheng Science and Technology Park

On May 1, 2024, the Company entered into a lease agreement with a third-party company in relation to the local government to obtain the right to use 763 square meters of office space for a term of three years (“Nanjing Office — Xincheng Science and Technology Park”). Under the terms of the agreement, the local government and the lessor granted contingent full rental exemption upon the Company fulfilling the following conditions: a) The Company commits to maintaining an average annual tax payment of no less than RMB 2.5 million from January 1, 2024 to December 31, 2027; or b) The Company commits to completing an overseas listing by December 31, 2027. If the Company fails to meet either of these conditions, it will be required to pay the full rental amount of RMB 1,670,970 by June 30, 2028.

BOUNDLESS GROUP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 — OPERATING LEASES (cont.)

Based on the information available and management’s estimates, the Company recognized a right-of-use asset and a corresponding deferred government grant of $ 206,674 and $217,756 as of June 30, 2025 and 2024, respectively. As the leases do not provide an implicit rate, the Company used an incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. Deferred government grant related to this lease will not be amortized into other income until the conditions for the grant are met, consistent with the Company’s accounting policy and applicable U.S. GAAP guidance. For the years ended June 30, 2025 and 2024, the Company did not recognize amortization as other income related to the deferred government grant, respectively, since the Company did not meet either of the conditions outlined in the cooperation agreement.

The Company’s lease agreements do not contain any material guarantees or restrictive covenants. The Company does not have any sublease activities.

Operating lease right-of-use assets as of June 30, 2025 and 2024 were as follows:

	As of June 30,
	2025	2024
Nanjing Office – Xincheng Science and Technology Park	$197,267	$216,334
Nanjing Office – Financial City	—	93,890
Shanghai Office	127,851	126,029
Total right-of-use assets, at cost	325,118	436,253
Less: accumulated depreciation	(204,922)	(183,372)
Total right-of-use assets, net	$120,196	$252,881

The Company recognized lease expenses for the operating lease right-of-use assets over the agreed lease periods. For the years ended June 30, 2025 and 2024, the operating lease expenses were $118,414 and $110,720, respectively.

Operating lease liabilities as of June 30, 2025 and 2024 consisted of the following:

	As of June 30,
	2025	2024
Shanghai Office	$—	$34,642
Nanjing Office – Financial City	—	3,515
Total operating lease liabilities, net	$—	$38,157

Current portion and non-current portion of operating lease liabilities as of June 30, 2025 and 2024:

	As of June 30,
	2025	2024
Non-current portion of operating lease liabilities	$—	$—
Current portion of operating lease liabilities	—	38,157
Total operating lease liabilities	$—	$38,157

The discount rate used for the offices was 4.00%. The weighted average remaining lease term for the operating leases as of June 30, 2025 and 2024 were 1.8 years and 2.5 years, respectively.

As of June 30, 2025, there was no further payment related to the Company’s operating leases, other than the rental amount of RMB 1,670,970 related to Nanjing Office — Xincheng Science and Technology Park to be paid by June 30, 2028 if the Company does not meet the agreed conditions by December 31, 2027.

The Company had no other operating or financing lease agreements or short-term leases, defined as leases with an initial term of 12 months or less, for the years ended June 30, 2025 and 2024.

BOUNDLESS GROUP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 — OPERATING LEASES (cont.)

The following table presents cash flow information related to the Company’s operating leases for the years ended June 30, 2025, and 2024:

	For the years ended June 30,
	2025	2024
Cash paid for amounts included in the measurement of lease liabilities (included in operating cash flows)	$(35,598)	$(94,539)
Right-of-use assets derecognized for modification of operating lease liabilities	—	(57,238)
Right-of-use assets obtained in exchange for deferred government grant	$—	$217,603

NOTE 9 — SHORT-TERM BANK BORROWINGS

Short-term borrowings consisted of the following as of June 30, 2025:

Bank Name	Amount – RMB	Amount – USD	Issuance Date	Expiration Date*****	Interest Rate
Bank of Jiangsu**	10,000,000	1,395,947	2024/09/25	2025/09/24	3.05%
Bank of Nanjing*	5,000,000	697,973	2024/09/27	2025/09/19	3.30%
Industrial Bank*	7,000,000	977,162	2024/12/05	2025/12/04	2.60%
China Minsheng Bank****	3,500,000	488,581	2024/12/13	2025/12/05	2.60%
Bank of Nanjing*	5,000,000	697,973	2025/01/17	2026/01/14	3.10%
Bank of China***	5,000,000	697,973	2025/06/11	2026/06/09	2.85%
Bank of China***	5,000,000	697,973	2025/06/18	2026/06/14	2.85%
China Minsheng Bank****	1,500,000	209,392	2025/06/27	2026/06/03	2.60%
Bank of Communications*	4,500,000	628,176	2025/06/29	2026/03/27	2.60%
Total	46,500,000	$6,491,150

Short-term borrowings consisted of the following as of June 30, 2024:

Bank Name	Amount – RMB	Amount – USD	Issuance Date	Expiration Date	Interest Rate
Bank of Jiangsu**	8,000,000	1,100,836	2023/11/27	2024/09/26	3.50%
Industrial Bank*	10,000,000	1,376,046	2023/11/29	2024/11/27	3.10%
Bank of Jiangsu**	2,000,000	275,209	2024/02/29	2024/09/28	3.50%
Bank of Nanjing*	5,000,000	688,023	2024/03/05	2025/02/19	3.30%
Bank of China***	10,000,000	1,376,046	2024/03/14	2025/03/12	3.05%
Total	35,000,000	$4,816,160

____________

*        The balances of these bank borrowings were guaranteed by the Company’s major shareholder, Mr. Senlin Chen. See Note 13 — Related Party Transactions for more information on guarantee provided by Mr. Senlin Chen. The bank borrowing from Bank of Nanjing of $697,973 that expired on September 19, 2025 was also pledged by Jiangsu Credit Financing Guarantee Co., Ltd.

**      The balances of the Company’s bank borrowings from Bank of Jiangsu were guaranteed by Mr. Senlin Chen. Jiangsu Credit Insurance Nanjing Credit Financing Guarantee Co., Ltd. has provided a counter-guarantee and assumes joint repayment responsibility for up to 80% of the outstanding balance of these borrowings.

***    The balance of the bank borrowing from Bank of China is guaranteed by Mr. Senlin Chen and Jiangsu Kedan Jiangnan Financing Guarantee Co., Ltd.

****  The balance of the bank borrowing from China Minsheng Bank is guaranteed by Mr. Senlin Chen and Nanjing Zijin Financing Guarantee Co., Ltd.

*****Upon expiration, the bank borrowing as of June 30, 2025 from Bank of Nanjing of $697,973 (RMB 5 million) was fully paid off without renewal. Upon expiration, the bank borrowing as of June 30, 2025 from Bank of Jiangsu of $1,395,947 (RMB 10 million) was fully paid off and under renewal process.

The Company recorded interest expenses of $170,416 and $136,852 on these short-term loans for the years ended June 30, 2025 and 2024, respectively.

BOUNDLESS GROUP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 — CONTRACT LIABILITIES

As of June 30, 2025 and 2024, the Company recorded contract liabilities of $Nil and $3,816,890, respectively, which represented the Company’s obligation to transfer goods to its customers for which the Company has received consideration. As of June 30, 2024, contract liabilities primarily consisted of the contract prepayment of $3,713,978 received from one of our major customers, which was fully recognized in revenues by May 2025.

For the years ended June 30, 2025 and 2024, the Company recognized $3,844,139 and $14,886 of revenues, which were included in the contract liabilities balances at the beginning of the years, respectively.

NOTE 11 — SHAREHOLDERS’ EQUITY

Ordinary Shares

On October 3, 2024, the Company authorized 500,000,000 ordinary shares with par value of $0.0001 each on its incorporation. On October 3, 2024, the Company issued 40,000,000 ordinary shares to its shareholders.

On February 12, 2025, the Company reclassified its authorized share capital into three classes: Class A ordinary shares, Class B ordinary shares and preference shares. Following this reclassification, the Company authorized 467,318,158 Class A ordinary shares, 12,681,842 Class B ordinary shares and 20,000,000 preference shares. The previously issued 40,000,000 ordinary shares were re-designated as 27,318,158 Class A ordinary shares and 12,681,842 Class B ordinary shares.

As of June 30, 2025 and 2024, the Company had 27,318,158 Class A ordinary shares and 12,681,842 Class B ordinary shares issued and outstanding. The shares are presented on a retroactive basis to reflect the share issuance and reclassification.

Statutory Reserve

The Company is required to make appropriations to certain reserve funds, comprising the statutory surplus reserve and the discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the PRC (“PRC GAAP”), after offset by the accumulated deficits. Appropriations to the statutory surplus reserve are required to be at least 10% of the after-tax net income determined in accordance with PRC GAAP until the reserve is equal to 50% of the entity’s registered capital. Appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors. The Company made no statutory surplus reserve for the years ended June 30, 2025 and 2024.

Under PRC laws and regulations, statutory surplus reserves are restricted to set-off against losses, expansion of production and operation and increasing registered capital of the respective company and are not distributable other than upon liquidation. The reserves are not allowed to be transferred to the Company in terms of cash dividends, loans or advances, nor allowed for distribution except under liquidation. Amounts restricted include paid-in capital, additional paid-in capital and statutory reserve of the Company in PRC totaling $4,294,797 and $2,397,264 as of June 30, 2025 and 2024, respectively.

Dividends

Dividends declared by the Company are based on the distributable profits as reported in its statutory financial statements reported in accordance with PRC GAAP, which may differ from the results of operations reflected in the consolidated financial statements prepared in accordance with US GAAP. The Company’s ability to pay dividends is primarily from cash received from its operating activities in the PRC. For the years ended June 30, 2025 and 2024, the Company declared and paid no dividends to its shareholders.

BOUNDLESS GROUP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 — INCOME TAXES

Corporate income taxes

Boundless Group was incorporated in Cayman Islands as an offshore holding company and is not subject to tax on income or capital gain under the laws of Cayman Islands. Boundless BVI was incorporated in British Virgin Islands as an offshore holding company and is not subject to tax on income or capital gain under the laws of British Virgin Islands.

HK Holding and Boundless HK were established in Hong Kong and are subject to statutory income tax rate of 16.5%. Under the Hong Kong Inland Revenue Ordinance, a group of companies is allowed to elect one entity within the group to apply the two-tiered profits tax rates. The first HKD 2 million of assessable profits of the elected entity is taxed at a reduced rate of 8.25%, while the remaining profits are taxed at the standard rate of 16.5%. The Company has elected Boundless HK to apply the two-tiered profits tax rates for the current reporting period. This election is made in accordance with the group’s internal tax planning strategy and is subject to annual review.

Under the Law of the People’s Republic of China on Enterprise Income Tax (“New EIT Law”), which was effective from January 1, 2008, both domestically owned enterprises and foreign-invested enterprises are subject to a uniform tax rate of 25% while preferential tax rates, tax holidays and even tax exemption may be granted on case-by-case basis. The Company’s subsidiaries in PRC, Boundless Nanjing, Zhangjiagang Baituo, Beijing Ningtuo and Boundless Development, are subject to income tax rate of 25% under the New EIT Law. As of June 30, 2025, the tax years ended December 31, 2022 through December 31, 2024 for the Company’s entities remain open for statutory examination by PRC tax authorities.

Preferential income tax treatment

In accordance with the PRC Corporate Income Tax Law and the related implementation rules, enterprises that qualify as “small low-profit enterprises” are entitled to a preferential income tax treatment, under which eligible enterprises are taxed at 5% of their taxable income under the preferential tax policy effective through December 31, 2027. The Company’s subsidiaries, Zhangjiagang Baituo, Beijing Ningtuo, and Boundless Development, qualified for this preferential treatment for the year ended June 30, 2025 and applied the reduced tax rate in calculating their current income tax expenses.

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of June 30, 2025 and 2024, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income tax expenses for the years ended June 30, 2025 and 2024, and also did not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from June 30, 2025.

For the year ended June 30, 2025 and 2024, income tax expenses consisted of the following:

	For the years ended June 30,
	2025	2024
Current income tax provision	$160	$101,795
Deferred income tax provision	—	—
Total income tax expenses	$160	$101,795

BOUNDLESS GROUP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 — INCOME TAXES (cont.)

The following is a reconciliation of the Company’s total income tax expenses to the amount computed by applying the Cayman Islands statutory income tax rate of 0% to its loss from operations before income taxes for the years ended June 30, 2025 and 2024:

	For the years ended June 30,
	2025	2024
Loss before income taxes	$(1,793,095)	$(1,586,033)
Income tax expense at the Cayman Islands statutory rate	—	—
Tax effect of rate differences in various jurisdictions	(427,202)	(467,107)
Tax effect of non-deductible expenses	29,785	19,604
Tax effect of non-taxable income	—	(4,813)
Tax reduction	(60)	(385)
Valuation allowance for deferred tax assets	397,637	554,496
Total income tax expenses	$160	$101,795

Deferred income tax

Deferred income tax was measured using the enacted income tax rates for the periods in which they are expected to be reversed. Significant components of the Company’s deferred income tax assets as of June 30, 2025 and 2024 consisted of follows:

	As of June 30,
	2025	2024
Tax loss carry forward	$851,276	$471,926
Credit loss provision for doubtful account – prepayments and other current assets	8,304	230
Credit loss provision for doubtful account – other non-current assets	453	449
Impairment provision for inventory	99,565	79,293
Valuation allowance for deferred tax assets	(959,598)	(551,898)
Total	$—	$—

As of June 30, 2025 and 2024, the Company and its subsidiaries had accumulated net operating loss (“NOL”) carryforwards in various tax jurisdictions, primarily in the People’s Republic of China (“PRC”) and Hong Kong. These NOLs may be used to offset future taxable income, subject to applicable limitations under the respective tax laws. Under the PRC Enterprise Income Tax Law, tax losses may be carried forward for five years following the year in which they are incurred, after which any unutilized losses expire. In contrast, under current Hong Kong Profits Tax regulations, tax losses may be carried forward indefinitely, provided there is no substantial change in shareholding or business that would disallow such utilization.

As of June 30, 2025, the Company had approximately $3,533,916 of NOL carryforwards, of which $3,183,677 (RMB 22,806,589) relate to PRC subsidiaries and begin to expire in 2028 and 2029, and $350,239 relate to Hong Kong subsidiaries and have no expiration period. As of June 30, 2024, the Company had approximately $1,915,003 (RMB 13,718,318) of NOL carryforwards relate to PRC subsidiaries and begin to expire in 2028.

The Company assesses the likelihood that deferred tax assets will be realized. ASC 740, “Income Taxes” requires that a valuation allowance be established when it is “more likely than not” that all, or a portion of, deferred tax assets will not be realized. A review of all available positive and negative evidence needs to be considered, including the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies. After consideration of all the information available, management believes that uncertainty exists with respect to future realization of its deferred tax assets and has, therefore, established a full valuation allowance as of June 30, 2025 and 2024.

NOTE 13 — RELATED PARTY TRANSACTIONS

As of June 30, 2025 and 2024, a total of $6,491,150 and $4,816,160 short-term bank borrowings were guaranteed by the Company’s major shareholder, Mr. Senlin Chen. No fees were charged by Mr. Senlin Chen for the guarantees for the years ended June 30, 2025, and 2024.

BOUNDLESS GROUP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 — RELATED PARTY TRANSACTIONS (cont.)

For the years ended June 30, 2025 and 2024, the Company paid technical consulting service fees of $Nil and $33,108, respectively, to Mr. Xiaoshu Chen, a major shareholder of the Company (who had the control of the Company together with his wife Ms. Wenxia Qiu, Mr. Senlin Chen, and Beijing Zijun Technology Co., Ltd.), through Boundless Nanjing.

For the years ended June 30, 2025 and 2024, the Company paid aggregate compensation of $339,452 and $332,303 to its executive officers through Boundless Nanjing, respectively.

The Company did not engage into other transactions with its related parties for the years ended June 30, 2025 and 2024 except for the above mentioned. There were no outstanding balances with related parties as of June 30, 2025 and 2024.

NOTE 14 — COMMITMENTS AND CONTINGENCIES

In the ordinary course of business, the Company is involved in various legal proceedings, claims and other disputes arising from commercial operations, employees, and other matters which, in general, are subject to uncertainties and in which the outcomes are not predictable. The Company determines whether an estimated loss from a contingency should be accrued by assessing whether a loss is deemed probable and can be reasonably estimated. Although the Company can give no assurances about the resolution of pending claims, litigation or other disputes and the effect such outcomes may have on the Company, the Company believes that any ultimate liability resulting from the outcome of such proceedings to the extent not otherwise provided or covered by insurance, will not have a material adverse effect on our consolidated financial position or results of operations or liquidity. As of June 30, 2025 and 2024, and through the issuance date of these consolidated financial statements, the Company had no pending legal proceedings. In addition, the Company’s commitment to make lease payments is disclosed in Note 8 — Operating Leases.

NOTE 15 — DISAGGREGATED REVENUE

The following table presents revenue by major product categories for the years ended June 30, 2025 and 2024:

Revenue category	June 30, 2025		June 30, 2024
	Revenue amount	As % of revenues	Revenue amount	As % of revenues
Sales of optical display modules*	$25,763,280	98.3%	$10,849,147	99.3%
– Near-eye display product	20,547,546	78.4%	7,320,118	67.0%
– Display components	4,800,611	18.3%	1,820,488	16.7%
– VR-dedicated LCD	415,123	1.6%	1,708,541	15.6%
Sales of other products	333,436	1.3%	71,167	0.7%
Technical services	100,500	0.4%	—	—
Total	$26,197,216	100.0%	$10,920,314	100.0%

____________

*        The Company’s in-vehicle display product line and color e-paper product line were still under development and had not generated revenue as of June 30, 2025. These product lines are expected to be launched in future periods.

The following table presents revenue by geographical distribution based on location of customers for the years ended June 30, 2025 and 2024:

Revenue category	June 30, 2025		June 30, 2024
	Revenue amount	As % of revenues	Revenue amount	As % of revenues
Mainland China	$21,192,946	80.9%	$5,038,663	46.1%
Hong Kong	5,004,270	19.1%	5,881,651	53.9%
Total	$26,197,216	100.0%	$10,920,314	100.0%

BOUNDLESS GROUP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 — SUBSEQUENT EVENTS

The Company evaluated all events and transactions that occurred after June 30, 2025 up through the date the Company issued these financial statements on October 10, 2025 and concluded that there were no material subsequent events.

NOTE 17 — CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY

The Company performed a test on the restricted net assets of consolidated subsidiary in accordance with Securities and Exchange Commission Regulation S-X Rule 4-08 (e) (3), “General Notes to Financial Statements” and concluded that it was applicable for the Company to disclose the financial statements for the parent company.

The subsidiary did not pay any dividends to the Company for the years presented. For the purpose of presenting parent only financial information, the Company records its investment in its subsidiary under the equity method of accounting. Such investment is presented on the separate condensed balance sheets of the Company as “Investment in subsidiary” and the income of the subsidiary is presented as “share of income of subsidiary”. Certain information and footnote disclosures generally included in financial statements prepared in accordance with U.S. GAAP have been condensed and omitted.

The Company did not have significant capital and other commitments, long-term obligations, or guarantees as of June 30, 2025 and 2024.

BOUNDLESS GROUP
BALANCE SHEETS

	As of June 30,
	2025	2024
ASSETS
Investment in subsidiaries	$1,150,411	$1,054,909
Total assets	$1,150,411	$1,054,909

LIABILITIES AND SHAREHOLDERS’ EQUITY
Total liabilities	$—	$—

SHAREHOLDERS’ EQUITY
Class A ordinary shares, 467,318,158 shares authorized, $0.0001 par value, 27,318,158 shares and 27,318,158 shares issued and outstanding as of June 30, 2024 and 2023*	2,732	2,732
Class B ordinary shares, 12,681,842 shares authorized, $0.0001 par value, 12,681,842 shares and 12,681,842 shares issued and outstanding as of June 30, 2024 and 2023*	1,268	1,268
Additional paid-in capital	4,242,414	2,344,881
Statutory reserve	52,383	52,383
(Accumulated deficits) Retained earnings	(3,011,400)	(1,218,145)
Accumulated other comprehensive loss	(136,986)	(128,210)
Total shareholders’ equity	1,150,411	1,054,909
Total liabilities and shareholders’ equity	$1,150,411	$1,054,909

____________

*        The shares are presented on a retroactive basis to reflect the share issuance and reclassification.

BOUNDLESS GROUP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17 — CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY (cont.)

BOUNDLESS GROUP
STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the years ended June 30,
	2025	2024
Operating expenses:
Total operating expenses	$—	$—
Operating income	—	—

Other income (expenses):
Share of loss from equity method investees	(1,793,255)	(1,687,828)
Total other expense	(1,793,255)	(1,687,828)

Net loss	(1,793,255)	(1,687,828)
Other comprehensive income (loss)	(8,776)	6,355
Comprehensive loss	$(1,802,031)	$(1,681,473)
Loss per common share – basic and diluted	$(0.04)	$(0.04)
Weighted average number of common shares outstanding – basic and diluted*	40,000,000	40,000,000

____________

*        The shares are presented on a retroactive basis to reflect the share issuance and reclassification.

BOUNDLESS GROUP
STATEMENTS OF CASH FLOWS

For the years ended June 30,
	2025	2024
Cash flows from operating activities
Net (loss) income	$(1,793,255)	(1,687,828)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Equity in loss (gain) of subsidiaries	1,793,255	1,687,828
Net cash used in operating activities	$—	$—

Cash flows from financing activities

Net cash provided by financing activities	$—	$—

Cash flows from financing activities

Net cash used in financing activities	$—	$—
Increase in cash	—	—
Cash, beginning of year	—	—
Cash, end of year	$—	$—

Supplemental Cash Flows Information:
Income tax paid	$—	$—
Interest paid	$—	$—
Non-cash investing and financing activities:	$—	$—

BOUNDLESS GROUP AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17 — CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY (cont.)

(a)     Basis of presentation

The condensed financial information of Boundless Group has been prepared using the same accounting policies as set out in the accompanying consolidated financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted by reference to the consolidated financial statements.

Each of the Company’s PRC subsidiaries has restrictions on its ability to pay dividends to the Company under PRC laws and regulations. The subsidiaries did not pay any dividends to the Company for the years presented.

(b)    Shareholders’ equity

On October 3, 2024, the Company authorized 500,000,000 ordinary shares with par value of $0.0001 each on its incorporation. On October 3, 2024, the Company issued 40,000,000 ordinary shares to its shareholders.

On February 12, 2025, the Company reclassified its authorized share capital into three classes: Class A ordinary shares, Class B ordinary shares and preference shares. Following this reclassification, the Company authorized 467,318,158 Class A ordinary shares, 12,681,842 Class B ordinary shares and 20,000,000 preference shares. The previously issued 40,000,000 ordinary shares were re-designated as 27,318,158 Class A ordinary shares and 12,681,842 Class B ordinary shares.

As of June 30, 2025 and 2024, the Company had 27,318,158 Class A ordinary shares and 12,681,842 Class B ordinary shares issued and outstanding. The shares are presented on a retroactive basis to reflect the share issuance and reclassification.

6,650,000 Class A ordinary shares

Boundless Group

_______________

PROSPECTUS

_______________

______, 2026

Until ________, 2026 (25 days after the date of this prospectus), all dealers that buy, sell or trade our Class A ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to its unsold allotments or subscriptions.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JUNE 3, 2026

1,909,313 Class A Ordinary Shares

Boundless Group

This prospectus relates to the resale of 1,909,313 Class A ordinary shares, $0.0001 par value per share, of Boundless Group, a Cayman Islands exempted company, that are held by the selling shareholder named in this prospectus and none of these shares are subject to lock-up restrictions.

Boundless Group is a holding company with no material operations of its own, which conducts substantially all of its operations through its operating subsidiaries established in the People’s Republic of China (the “PRC” or “China”), including Nanjing Boundless Technology Development Co., Ltd., Nanjing Boundless Technology Co., Ltd., Zhangjiagang Baituo Technology Development Co., Ltd. and Beijing Ningtuo Technology Co., Ltd. (collectively, the “PRC Subsidiaries”). Throughout this prospectus, unless the context indicates otherwise, references to “Boundless” are to Boundless Group, our Cayman Islands holding company, and references to “our company,” the “Company,” “we,” “us,” “our,” “ourselves”, or similar terms are to Boundless Group and its subsidiaries.

Prior to our initial public offering, which will occur concurrently with the resale of Class A ordinary shares by the selling shareholder, there has been no public market for our Class A ordinary shares. We have applied to list our Class A ordinary shares on the Nasdaq Capital Market (“Nasdaq”) under the symbol “BLTG” and the listing of our Class A ordinary shares on the Nasdaq is a condition to our initial public offering.

The Class A ordinary shares offered hereby by the selling shareholder may be sold from time to time by such selling shareholder or by its permitted transferees. The distribution of Class A ordinary shares offered hereby may be effected in one or more transactions that may take place in ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated price. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholder.

The selling shareholder, and intermediaries through whom such shares are sold, may be deemed underwriters within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares offered hereby, and any profits realized or commissions received may be deemed underwriting compensation. We have agreed to indemnify the selling shareholder against certain liabilities, including liability under the Securities Act.

We will not receive any proceeds from the sale of Class A ordinary shares by the selling shareholder.

On _________, 2026, a registration statement under the Securities Act with respect to our initial public offering of 6,650,000 Class A ordinary shares was declared effective by the Securities and Exchange Commission. We expect to receive approximately $_______ million in net proceeds from the initial public offering (assuming no exercise of the underwriters’ over-allotment option) after payment of underwriting discounts and commissions and estimated expenses of the offering.

Each Class A ordinary share is entitled to one (1) vote and each Class B ordinary share is entitled to twenty (20) votes. Each Class B ordinary share is convertible into one Class A ordinary share at the option of the holder of such Class B ordinary share at any time, provided that the foregoing conversion rate will be adjusted to account for any subdivision or combination (or similar reclassification or recapitalization of the Class A ordinary shares in issue into a greater or lesser number of shares) without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalization of the Class B ordinary shares in issue (such adjusted conversion rate being the “Conversion Rate”). Class A ordinary shares shall not be convertible into Class B ordinary shares under any circumstances. Upon any transfer of Class B ordinary shares by a holder to any person or entity other than holders of Class B ordinary shares or their affiliates, such Class B ordinary shares shall be automatically and immediately converted into a corresponding number of Class A ordinary share(s) calculated at the Conversion Rate. Holders of Class A ordinary shares and Class B ordinary shares will vote together as a single class on all matters submitted to a vote of our shareholders, unless otherwise required by law or our amended and restated memorandum and articles of association. For more detailed description of risks related to the dual-class structure, please see “Risk Factors — Risks Related to this Offering and Ownership of Class A Ordinary Shares — Our Chairman of the board of directors and Chief Executive Officer, Mr. Senlin Chen, beneficially owns 12,681,842 Class B ordinary shares, representing approximately 89.0% of the voting power of our outstanding share capital immediately after the completion of this offering, assuming that he does not purchase any Class A ordinary shares in this offering and that the underwriters do not exercise their over-allotment option, and will have significant influence over all corporate matters for which shareholder approval is required.”

Investors are cautioned that Boundless is not a PRC operating company but a Cayman Islands holding company with operations conducted by our PRC Subsidiaries in China, and that you are purchasing shares of Boundless Group, a Cayman Islands holding company in this initial public offering instead of purchasing equity securities of our PRC Subsidiaries that have business operations in China and you may never hold any equity interests in our PRC Subsidiaries in China. We do not have, nor have we ever had, a variable interest entity structure. Our corporate structure, i.e., a Cayman Islands holding company with operations conducted by our PRC Subsidiaries, involves unique risks to investors. The PRC regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including a significant decline in the value of such securities or such securities becoming worthless.

There are significant legal and operational risks associated with having substantially all of operations conducted by our PRC Subsidiaries in China, including changes in the legal, political and economic policies of the PRC government, the relations between China and the United States, or Chinese or United States regulations, which risks could result in a material change in our operations and/or the value of the securities we are registering for sale, or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

The PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. In the opinion of our PRC counsel, Grandall Law Firm (Nanjing), as of the date of this prospectus, we are not directly subject to the regulatory actions or statements related to anti-monopoly enforcement or cybersecurity review, as we have not implemented any monopolistic behavior and neither Boundless Group nor any of its PRC Subsidiaries qualifies as a critical information infrastructure operator or has conducted any data processing activities that affect or may affect national security or holds personal information of more than one million users. We cannot assure you that regulators in China will not take a contrary view or will not subsequently require us to undergo the anti-monopoly investigation or cybersecurity review and subject us to fines or penalties for non-compliance.

We are, however, subject to the regulatory actions related to the PRC government’s oversight on offshore securities offerings.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) with five interpretive guidelines (together with the Trial Measures, collectively, the “New Overseas Listing Rules”), effective on March 31, 2023, which requires the filing of the overseas offering and listing plan by PRC domestic companies with the CSRC under certain conditions, and the filing with the CSRC by their underwriters associated with such companies’ overseas securities offering and listing. In the opinion of our PRC counsel, Grandall Law Firm (Nanjing), we are subject to the filing requirements of the New Overseas Listing Rules in connection with this offering. We submitted our filings with CSRC on March 18, 2025. However, we cannot assure you that we will be able to get the clearance on our filing under the New Overseas Listing Rules on a timely basis, or at all.

As of the date of this prospectus, these new laws and guidelines have not impacted the Company’s ability to conduct its business, accept foreign investments, or continue to list on a U.S. or other foreign exchange. We may be required to obtain approval from any other PRC governmental authorities besides the CSRC in the future, such as the National Financial Regulatory Administration. In addition, any actions by the PRC government to exert more control over offerings that are conducted overseas and foreign investment in China-based issuers or any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our securities, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Class A ordinary shares to significantly decline in value or become worthless. See “Risks Related to Doing Business in China — The CSRC released the New Overseas Listing Rules for China-based companies seeking to conduct overseas offering and listing in foreign markets, effective as of March 31, 2023. Under the New Overseas Listing Rules, the PRC government exerts more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer our Class A ordinary shares to investors and could cause the value of our Class A ordinary shares to significantly decline or such shares to become worthless” beginning on page 32 for a description of the New Overseas Listing Rules and how they may impact our company.

Given the PRC government’s authority, oversight may also extend to Boundless Technology (Hong Kong) Co., Limited (“Boundless HK”), and Boundless Vision Holding Limited, each a subsidiary in Hong Kong (“HK Holding”), and the legal and operational risks associated with operating in mainland China could also apply to Boundless HK and HK Holding. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” We cannot assure you that there will not be any changes in the economic, political and legal environment in Hong Kong. We may be subject to uncertainty about any future actions of the PRC government and it is possible that most of the legal and operational risks associated with operating in the PRC may also apply to our operations in Hong Kong. The PRC government may intervene or influence our operations in Hong Kong at any time and exert more influence over the manner in which the PRC Subsidiaries must conduct their business activities. Such government actions, if and when they occur, could result in a material change in their operations in Hong Kong. As of the date of this prospectus, HK Holding is only a holding company with no business operations since its incorporation in Hong Kong; however, Boundless HK is engaged in the business of importing and exporting various commodities and technologies. We believe the Hong Kong laws and ordinances have no impact on our ability to conduct our business, accept foreign investment or listing on an U.S. exchange. For a description of our corporate structure as well as related risks, see “Corporate History and Structure” beginning on page 68, and “Risk Factors — The PRC government exerts substantial influence over the manner in which we conduct our business activities. The PRC government may also intervene or influence our operations and this offering at any time, which could result in a material change in our operations and our Class A ordinary shares could decline in value or become worthless” beginning on page 25.

We rely on dividends and other distributions on equity paid by our PRC Subsidiaries for our cash and financing requirements and we expect that our distribution of earnings or settlement of amounts owed will be done through our PRC Subsidiaries. If any of our PRC Subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to us. For the six months ended December 31, 2025, Boundless Nanjing provided capital contributions of $1,500,000 to Boundless HK. For the years ended June 30, 2025 and 2024,

Boundless Nanjing provided capital contributions of $1,001,004 and $996,936, respectively, to Boundless HK. For the year ended June 30, 2025, Boundless Nanjing provided capital contributions of RMB 1,000,000 (approximately $138,614) to Beijing Ningtuo. See “Prospectus Summary — Dividend and Other Distributions or Assets Transfer among Boundless and Its Subsidiaries.” Other than that, as of the date of this prospectus, no transfers, loans, or capital contributions have been made from our Cayman Islands holding company to any of our subsidiaries, and no transfers, dividends or other distributions have been made from our subsidiaries to our Cayman Islands holding company or the investors out of the PRC, including U.S. investors. We are currently in the process of adopting our formal cash management policies. We intend to keep any future earnings to re-invest in and finance the expansion of our business, and we do not anticipate that any cash dividends will be paid or any assets will be transferred in the foreseeable future.

Based on the advice of our Cayman counsel, Mourant Ozannes (Cayman) LLP, there are currently no limitations imposed by Cayman Islands law on Boundless’ ability to declare and pay dividends and distributions to its investors, other than as set out under “Dividend Policy,” and we do not expect that there are any additional limitations on Boundless’ ability to declare and pay dividends and distributions to its investors going forward. However, there is no assurance that the Cayman Islands government will not intervene or impose restrictions in future on Boundless’ ability to declare and pay dividends and distributions to its investors. We have not been notified of any restriction which could limit our PRC Subsidiaries’ ability to transfer cash between PRC Subsidiaries within the PRC. We believe that as of the date of this prospectus, there is no restriction imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except transfer of funds involving money laundering and criminal activities. To the extent cash or assets in our business are in mainland China or Hong Kong or a mainland China or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of mainland China or Hong Kong in the event of any interventions in or the imposition of restrictions and limitations on the ability of our company and our subsidiaries by the PRC government to transfer cash or assets.

The PRC government also imposes limitations on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to transfer cash out of mainland China, and pay dividends in foreign currencies to our shareholders. There can be no assurance that the PRC government will not intervene or impose restrictions on our ability to transfer or distribute cash within our organization or to foreign investors, which could result in an inability or prohibition on making transfers or distributions outside of China and may adversely affect our business, financial condition and results of operations. For a description of factors that may affect the ability of our PRC subsidiaries to make divisions or other distributions or transfer cash or assets to us, see “Prospectus Summary — Dividend and Other Distributions or Assets Transfer among Boundless and Its Subsidiaries” on page 8. See also “Risk Factors — Risks Related to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC Subsidiaries to fund any cash and financing requirements we may have, and the restrictions on the ability of our PRC Subsidiaries to pay dividends or make other payments to us could restrict our ability to satisfy our liquidity requirements and have a material and adverse effect on our ability to conduct our business” on page 31.

Furthermore, as more stringent criteria have been imposed by the SEC and the Public Company Accounting Oversight Board (the “PCAOB”) recently, our securities may be prohibited from trading if our auditor cannot be fully inspected. On December 16, 2021, the PCAOB issued its determination that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong.

This list did not include ZH CPA, LLC, our independent registered public accounting firm that issues the audit report included elsewhere in this prospectus and has its headquarters in Denver, CO. ZH CPA, LLC, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspection to assess its compliance with the applicable professional standards.

On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. On December 29, 2022, the Consolidated Appropriations Act, 2023, was signed into law, which amended the Holding Foreign Companies Accountable Act (the “HFCA Act”) (i) to reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two, and (ii) so that any foreign jurisdiction could be the reason why the PCAOB does not have complete access to inspect or investigate a company’s auditor. As it was originally enacted, the HFCA Act applied only if the PCAOB’s inability to inspect or investigate was due to a position taken by an authority in the foreign jurisdiction where the relevant public accounting firm is located. As a result of the Consolidated Appropriations Act, 2023, the HFCA Act now also applies if the PCAOB’s inability to inspect or investigate the relevant accounting firm is due to a position taken by an authority in any foreign jurisdiction. The denying jurisdiction does not need to be where the accounting firm is located. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCA Act. See “Risk Factors — Risks Related to Doing Business in China — Our Class A ordinary shares may be delisted under the HFCA Act if the PCAOB is unable to inspect our auditor. The delisting of our Class A ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment” on page 20.

We are both an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company,” and “Prospectus Summary — Implications of Being a Foreign Private Issuer” of the primary offering prospectus that forms a part of this registration statement.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 20.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2026.

Summary of the Resale Offering

Class A ordinary shares offered by the selling shareholder	1,909,313 shares.
Class A ordinary shares outstanding immediately before this offering	27,318,158 Class A ordinary shares.
Class A ordinary shares to be outstanding immediately after this offering	33,968,158 shares (34,965,658 shares if the underwriters exercise their option to purchase additional shares in full).
Use of proceeds	We will not receive any proceeds from the sale of Class A ordinary shares held by the selling shareholder being registered in this prospectus.
Risk factors

You should carefully read the “Risk Factors” section of the primary offering prospectus that forms a part of this registration statement for a discussion of factors that you should consider before deciding to invest in our Class A ordinary shares.

Proposed ticker symbol	“BLTG”

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USE OF PROCEEDS

We will not receive any proceeds from the sale of the Class A ordinary shares held by the selling shareholder named in this prospectus. In addition, the underwriters will not receive any compensation from the sale of Class A ordinary shares by the selling shareholder. The selling shareholder will receive all of the net proceeds from the sales of Class A ordinary shares offered by it under this prospectus. We have agreed to bear the expenses relating to the registration of Class A ordinary shares for the selling shareholder.

Expenses expected to be incurred by us in connection with this prospectus are estimated at approximately $_______. The selling shareholder is responsible for its own underwriting commissions and discounts and counsel fees and expenses.

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SELLING SHAREHOLDER

The following table sets forth the name of the selling shareholder, the number of Class A ordinary shares beneficially owned by the selling shareholder as of the date of this prospectus, and the number of Class A ordinary shares that may be offered by the selling shareholder pursuant to this prospectus. The table and the other information contained herein and under the caption “Plan of Distribution” have been prepared based upon information furnished to us by or on behalf of the selling shareholder. The following table sets forth, as to the selling shareholder, the number of Class A ordinary shares beneficially owned, the number of shares being sold, the number of shares beneficially owned upon completion of the offering and the percentage beneficial ownership upon completion of the offering.

After Sale of Shares in Offering
Name	Shares Beneficially Owned	Shares Being Sold	Shares Beneficially Owned	Percent of Outstanding Class A Ordinary Shares
BJZY Holding Limited(1)	1,909,313 Class A ordinary shares	1,909,313 Class A ordinary shares	—	—

____________

(1)      Represents 1,909,313 Class A ordinary shares held by BJZY Holding Limited. Bo Yuan is the sole director of BJZY Holding Limited, and the sole director and sole shareholder of NJYB Holding Limited, the sole shareholder of BJZY Holding Limited. Accordingly, Bo Yuan holds the voting and dispositive power over the Class A ordinary shares held by BJZY Holding Limited. The address of BJZY Holding Limited is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands. The selling shareholder has not had any position, office or material relationship with us or with any of our predecessors or affiliates within the past three years.

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PLAN OF DISTRIBUTION

The selling shareholder and any of its pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of its ordinary shares at market prices prevailing at the time of sale or at negotiated prices. The selling shareholder will not sell any shares pursuant to this prospectus until such time as our Class A ordinary shares are traded on Nasdaq. The selling shareholder may use any one or more of the following methods when selling or otherwise transferring shares:

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        block trades in which a broker-dealer will attempt to sell the shares as agent but may purchase a position and resell a portion of the block as principal to facilitate the transaction;

•        sales to a broker-dealer as principal and the resale by the broker-dealer of the shares for its account;

•        an exchange distribution in accordance with the rules of the applicable exchange if we are listed on an exchange at the time of sale;

•        privately negotiated transactions, including gifts;

•        covering short sales made after the date of this prospectus;

•        pursuant to an arrangement or agreement with a broker-dealer to sell a specified number of such shares at a stipulated price per share;

•        a combination of any such methods of sale; and

•        any other method of sale permitted pursuant to applicable law.

To the extent permitted under Rule 144, the selling shareholder may also sell Class A ordinary shares owned by it pursuant to Rule 144 rather than pursuant to this prospectus.

Broker-dealers engaged by the selling shareholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved. The selling shareholder is not an affiliate of any broker-dealer.

The selling shareholder may from time to time pledge or grant a security interest in some or all of the shares owned by it and, if the selling shareholder defaults in the performance of the secured obligations, the pledgees or secured parties may offer and sell the ordinary shares from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholder to include the pledgee, transferee or other successors in interest as selling shareholder under this prospectus.

In connection with the sale of our Class A ordinary shares or interests therein, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions which may in turn engage in short sales of our Class A ordinary shares in the course of hedging the positions it assumes. The selling shareholder may, after the date of this prospectus, also sell our Class A ordinary shares short and deliver these securities to close out its short positions, or lend or pledge its Class A ordinary shares to broker-dealers that in turn may sell these securities. The selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of ordinary shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholder also may transfer the Class A ordinary shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owner for purposes of this prospectus.

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The selling shareholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, they will be subject to the prospectus delivery requirements of the Securities Act, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act, and federal securities laws, including Regulation M, may restrict the timing of purchases and sales of our Class A ordinary shares by the selling shareholder and any other persons who are involved in the distribution of the Class A ordinary shares pursuant to this prospectus. The selling shareholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Class A ordinary shares.

We may be required to amend or supplement this prospectus in the event that (a) a selling shareholder transfers securities under conditions which require the purchaser or transferee to be named in the prospectus as a selling shareholder, in which case we will be required to amend or supplement this prospectus to name the selling shareholder, or (b) the selling shareholder sells shares to an underwriter, in which case we will be required to amend or supplement this prospectus to name the underwriter and the method of sale.

We are paying all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling shareholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

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LEGAL MATTERS

The validity of the Class A ordinary shares offered by this prospectus will be passed upon for us by Mourant Ozannes (Cayman) LLP.

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You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus.

Additional risks and uncertainties not presently known or that are currently deemed immaterial may also impair our business operations. The risks and uncertainties described in this prospectus and other risks and uncertainties which we may face in the future will have a greater impact on those who purchase our Class A ordinary shares. These purchasers will purchase our Class A ordinary shares at the market price or at a privately negotiated price and will run the risk of losing their entire investment.

1,909,313 Class A Ordinary Shares

Boundless Group

_______________________________

PROSPECTUS

_______________________________

______, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated articles of association provide that, to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and other officers and their personal representatives against:

(a)     all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and

(b)    without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own actual fraud, willful default, dishonesty or willful neglect.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs.

Pursuant to our offer letters to directors and employment agreements with executive officers, we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

The form of underwriting agreement to be filed as Exhibit 1.1 to this registration statement will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

As of the date of this prospectus, 40,000,000 ordinary shares are issued and outstanding, of which 12,681,842 are Class B ordinary shares and 27,318,158 are Class A ordinary shares.

During the past three years, we have issued the following ordinary shares. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering, or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of ordinary shares.

On its incorporation on October 3, 2024, the Company issued one ordinary share as subscriber share at par value to Harneys Fiduciary (Cayman) Limited, which was transferred to NJCSL HOLDING LIMITED on the same day. Also on the same day, the Company issued ordinary shares as follows:

Shareholder	Date of Sale or Issuance	Number of Shares	Consideration
NJCSL HOLDING LIMITED	October 3, 2024	12,681,841 ordinary shares	$0.0001 per share
NJQWX HOLDING LIMITED	October 3, 2024	8,317,979 ordinary shares	$0.0001 per share
NJZL HOLDING LIMITED	October 3, 2024	4,909,099 ordinary shares	$0.0001 per share
NJZT HOLDING LIMITED	October 3, 2024	3,272,733 ordinary shares	$0.0001 per share
NJRYZ HOLDING LIMITED	October 3, 2024	2,290,913 ordinary shares	$0.0001 per share
NJMKM HOLDING LIMITED	October 3, 2024	1,999,967 ordinary shares	$0.0001 per share
NJSLH HOLDING LIMITED	October 3, 2024	1,999,967 ordinary shares	$0.0001 per share
BJZY HOLDING LIMITED	October 3, 2024	1,909,313 ordinary shares	$0.0001 per share
NJYB HOLDING LIMITED	October 3, 2024	1,636,367 ordinary shares	$0.0001 per share
NJLZ HOLDING LIMITED	October 3, 2024	654,547 ordinary shares	$0.0001 per share
NJZWH HOLDING LIMITED	October 3, 2024	327,273 ordinary shares	$0.0001 per share

On February 12, 2025, the Company reclassified its authorized share capital into Class A ordinary shares, Class B ordinary shares and preference shares. Following this reclassification, the issued and outstanding 12,681,842 ordinary shares held by NJCSL HOLDING LIMITED were re-designated as the same number of Class B ordinary shares, and the remaining 27,318,158 ordinary shares held by other shareholders were re-designated as 27,318,158 Class A ordinary shares.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

a)      Exhibits

See Exhibit Index beginning on page II-6 of this registration statement.

b)      Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in our consolidated financial statements or the notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)    For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Nanjing, China, on the 3rd day of June, 2026.

Boundless Group
By:	/s/ Senlin Chen
Name: Senlin Chen
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Senlin Chen	Chief Executive Officer and Chairman	June 3, 2026
Senlin Chen	(principal executive officer)
/s/ Xiang Zhang	Chief Financial Officer	June 3, 2026
Xiang Zhang	(principal financial and accounting officer)
/s/ Shunxuan Gan	Chief Marketing Officer and Director	June 3, 2026
Shunxuan Gan

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Boundless Group, has signed this registration statement or amendment thereto in Newark, Delaware on June 3, 2026.

Puglisi & Associates
By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director

Boundless Group

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1*	Form of Underwriting Agreement
3.1**	Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect
4.1*	Registrant’s Specimen Certificate for Class A Ordinary Shares
5.1*	Opinion of Mourant Ozannes (Cayman) LLP regarding the validity of the Class A ordinary shares being registered
8.1*	Opinion of Mourant Ozannes (Cayman) LLP regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
8.2*	Opinion of Ellenoff Grossman & Schole LLP regarding certain U.S. tax matters
10.1*#	Employment Agreement, dated February 12, 2025, by and between the Registrant and Senlin Chen
10.2*#	Employment Agreement, dated February 12, 2025, by and between the Registrant and Xiang Zhang
10.3*#	Employment Agreement, dated February 12, 2025, by and between the Registrant and Shunxuan Gan
10.4*#	Employment Agreement, dated February 12, 2025, by and between the Registrant and Yu-Lung Shen
10.5*#	English Translation of Labor Contract, dated July 1, 2022, by and between Nanjing Boundless Technology Co., Ltd. and Senlin Chen
10.6*#	English Translation of Labor Contract, dated July 28, 2022, by and between Nanjing Boundless Technology Co., Ltd. and Xiang Zhang
10.7*#	English Translation of Labor Contract, dated June 5, 2024, by and between Nanjing Boundless Technology Co., Ltd. and Shunxuan Gan
10.8*#	English Translation of Labor Contract, dated August 1, 2022, by and between Nanjing Boundless Technology Co., Ltd. and Yu-Lung Shen
10.9*	English Translation of Procurement Framework Contract, dated July 27, 2022, by and between Nanjing Boundless Technology Co., Ltd. and Qingdao Chuangjian Weilai Technology Co., Ltd
10.10*	English Translation of Sales Agreement, dated June 1, 2022, by and between Nanjing Boundless Technology Co., Ltd. and Wuxi Sharp Display Technology Co., Ltd.
10.11*	English Translation of Purchase Agreement, dated February 27, 2025, by and between Boundless Technology (Hong Kong) Co., Limited and Keywe Trading Limited
10.12*

English Translation of Product Development Agreement, dated July 6, 2022 and amended on December 30, 2024, by and between Nanjing Boundless Technology Co., Ltd. and Zhongshan United Optoelectronics Technology Co., Ltd.

10.13*	English Translation of Lease Agreement, dated April 2, 2024, by and between Nanjing Zhongling Asset Management Co., Ltd. and Nanjing Boundless Technology Co., Ltd.
10.14*	English Translation of Lease Agreement, dated June 28, 2022, by and between Shanghai Qiaohe Real Estate Co., Ltd. and Nanjing Boundless Technology Co., Ltd.
21.1*	List of Subsidiaries
23.1***	Consent of ZH CPA, LLC
23.2*	Consent of Mourant Ozannes (Cayman) LLP (included in Exhibit 5.1)
23.3*	Consent of Grandall Law Firm (Nanjing) (included in Exhibit 99.2)
23.4*	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 8.2)
23.5*	Consent of CINNO Research
24.1**	Powers of Attorney (included on signature page to Registration Statement on Form F-1)
99.1*	Code of Business Conduct and Ethics of the Registrant
99.2*	Opinion of Grandall Law Firm (Nanjing) regarding certain PRC law matters
99.3**	Consent of Tianqi Hu
99.4**	Consent of Jerry Zhu
99.5**	Consent of Emma Li
99.6*	Form of Audit Committee Charter
99.7*	Form of Compensation Committee Charter
99.8*	Form of Nominating and Corporate Governance Committee Charter
99.9*	Form of Executive Compensation Clawback Policy
107***	Filing Fee Table

____________

*        To be filed by amendment.

**      Previously filed.

***    Filed herewith.

#        Indicates a management contract or any compensatory plan, contract or arrangement.